REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER, ISSUING BANK AND AGENT)

WITH

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(AS BORROWER)

Dated as of December 22, 2000

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List of Exhibits and Schedules

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REVOLVING CREDIT, TERM LOAN
AND
SECURITY AGREEMENT

Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000 (the "Agreement"), among Perma-Fix Environmental Services, Inc., a corporation organized under the laws of the State of Delaware ("Borrower"); each of the financial institutions that is now or that hereafter becomes a party hereto (collectively, "Lenders" and each, individually, a "Lender"); and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as agent for Lenders (PNC, in such capacity, "Agent"), and as Issuing Bank.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders, Agent and Guarantors (as defined below) hereby agree as follows:

1. DEFINITIONS.

1.1 Accounting Terms. As used in this Agreement, any Loan Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied and in effect in preparation of the audited financial statements of Borrower for the fiscal year ended December 31, 1999.

1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

"Acceptable Government Agency Receivable" shall mean any Receivable as to which the account debtor is the United States of America, or any state thereof, or any department, agency or instrumentality of any of them which has approved the assignment to Agent of monies owing by it to a Credit Party and as to which there has been compliance with applicable statutes and ordinances with respect to such assignment, to the extent that such Receivable would otherwise be an Eligible Receivable.

"Acceptable Unbilled Amounts" shall mean amounts representing services actually rendered and which would constitute an Eligible Receivable but for the fact that required documentation for billing such amounts (in the form attached hereto as Schedule 1.2(a)) has not yet been received; provided that such amount has not remained so unbilled for a period of not more than sixty (60) days after the services were rendered.

"Accountants" shall have the meaning set forth in Section 9.7.

"Advance Rates" shall have the meaning set forth in Section 2.2(a).

"Advances" shall mean and include the Revolving Credit Facility Advances and the Term Loan.

"Affiliate" of any Person shall mean (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, if such Person is not a Credit Party or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote fifteen percent (15%) or more of the securities having ordinary voting power for the election of directors of such Person, excluding the Guarantors, or (y) to

direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

"Agreement" shall have the meaning set forth in the preamble hereto.

"Alternate Base Rate" shall mean, for any day, the rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (0.50%).

"Applicable Interest Rate" shall mean an interest rate per annum equal to (a) for the Revolving Credit Facility, (i) the sum of the Domestic Rate plus one percent (1.00%) with respect to Domestic Rate Loans and (ii) the sum of the Eurodollar Rate plus three and one-half percent (3.50%) with respect to Eurodollar Rate Loans and (b) for the Term Loan, (i) the sum of the Domestic Rate plus one and one-half percent (1.50%) with respect to Domestic Rate Loans and (ii) the sum of the Eurodollar Rate plus four percent (4.00%) with respect to Eurodollar Rate Loans.

"Authority" shall have the meaning set forth in Section 4.19(d).

"Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

"Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

"Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all successors and permitted assigns of such Person.

"Borrowing Base Certificate" shall mean a certificate duly executed by the chief executive officer, chief financial officer, secretary or assistant secretary of Borrower appropriately completed and in substantially the form of Exhibit A.

"Borrower's Account" shall have the meaning set forth in Section 2.8.

"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York, East Brunswick, New Jersey or Los Angeles, California and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

"Capital Expenditures" means the expenditures of any Person that should be capitalized on the balance sheet of such Person in accordance with GAAP (but only that portion of Capitalized Lease Obligations paid in cash during the relevant period) and that are made in connection with the purchase, construction, development or improvement of items properly classified on such balance sheet as Property, plant, equipment or other fixed assets or intangibles; provided that Capital Expenditures shall not include the portion of any such expenditures paid for with the Net Cash Proceeds of (a) any property insurance or condemnation award, (b) any sale of Property permitted hereunder to the extent used within twelve (12) months after such sale to purchase like or similar Property, (c) any purchase money Indebtedness or Capitalized Leases permitted hereunder for the purpose of financing such expenditures (provided that payments of principal amounts in respect of such purchase money Indebtedness or

Capitalized Leases shall nevertheless constitute Capital Expenditures hereunder), or (d) the issuance and sale of equity securities of Borrower.

"Capitalized Lease" means any lease of Property that in accordance with GAAP should be capitalized on the balance sheet of the lessee thereunder.

"Capitalized Lease Obligation" means the amount of the liability of any Person that, in accordance with GAAP, should be capitalized or disclosed on the balance sheet of such Person in respect of a Capitalized Lease.

"Cash Collateralize" means to pledge and deposit with or deliver to Agent, for the benefit of Agent, the Issuing Bank and the ratable benefit of the other Lenders (on a ratable basis), as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Agent and the Issuing Bank. Derivatives of such term shall have corresponding meanings. Borrower hereby grants, to Agent, for the benefit of Agent, the Issuing Bank and the other Lenders (on a ratable basis), a security interest in all such cash and deposit account balances. Cash Collateral shall be maintained in blocked accounts maintained with Agent and invested solely in investments otherwise permitted hereunder, provided that all necessary steps are taken to perfect and preserve Agent's first-priority Lien in such investments.

"Cash Flow" for any period, shall mean (without duplication) the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation and amortization and all other non-cash charges, and the net after tax effect of any inventory write-down attributable to a purchase accounting write-up of inventory as of the Closing Date, that were deducted in determining net income for such period, minus (iii)(a) scheduled repayments of the Term Loan to the extent actually paid in cash during the period, (b) non cash credits that were taken into account in determining Earnings Before Interest and Taxes for such period, (c) Subordinated Debt Payments and Preferred Stock dividends paid in cash during such period to the extent otherwise permitted hereunder.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., as amended from time to time.

"Change of Control" shall mean the occurrence of any event (whether in one or more transactions) that results in (a) Louis F. Centofanti or Richard T. Kelecy ceasing to serve as a senior executive officer of Borrower in substantially the same capacity in which such Person served as of the Closing Date or (b) Persons who are members of Borrower's board of directors on the Closing Date ceasing to constitute at least fifty percent (50%) of Borrower's board of directors, provided, however, that in any event no such director shall include Louis F. Centofanti, provided, further, however that a 50% change in Persons who are members of Borrower's Board of Directors may be permitted on a one-time only basis concurrent with a new subordinated debt or equity capital infusion to Borrower.

"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

"Closing Date" means the earlier of the date of the initial Advance or Issuance hereunder, in each case upon the satisfaction of the conditions set forth in Section 8.1, but in no event later than December 22, 2000. The execution and delivery of documents and the consummation of such other transactions as may be required to effect the Closing Date shall take place at the offices of Manatt,

Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California (90064) or at such other location as Borrower and Agent may determine.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

"Collateral" shall mean and include all of the following assets, properties, rights and interests of each Credit Party, whether now owned and existing or hereafter arising, acquired or created, and wherever located:

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Investment Property;

(f) all Real Property and fixtures and improvements, including the Leasehold Interests;

(g) all Subsidiary Stock as listed on Schedule 1.2(b);

(h) any and all balances, credits, deposits, accounts or moneys of or in such Person's name in the possession or control of, or in transit to, Agent or any other financial institution (including, without limitation, all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

(i) all of such Person's right, title and interest in and to (i) its respective goods and other Property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) other Property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Person's contract rights, rights of payment that have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, and Investment Property; (vi) all real and personal Property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal Property or real Property now owned or hereafter acquired in which such Person has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Person;

(j) all of such Person's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software, computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i); and

(k) all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, including, without limitation, amounts due from any Person and tax refunds, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

"Commercial Broker Receivable" shall mean any Eligible Receivable due from an account debtor listed on Schedule 1.2(c) who is a third party intermediary with whom a Credit Party does business but who is not the Person benefitted by the services of the Credit Party.

"Commercial Receivable" shall mean any Eligible Receivable due from an account debtor that is not a Commercial Broker Receivable or an Acceptable Government Agency Receivable.

"Commitment" means each commitment of a Lender under this Agreement to advance funds under the Revolving Loan and Term Loan to Borrower and to participate in the L/C Commitment.

"Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereto, as such percentage may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b).

"Commitment Transfer Supplement" shall mean a document in the form of Exhibit B, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

"Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Code.

"Credit Parties" means, collectively, Borrower and the Guarantors.

"Current Assets" at a particular date, shall mean on a consolidated basis all cash, cash equivalents, accounts and inventory of Borrower and all other items that would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of Borrower, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower, or (c) the cash surrender value of any life insurance policy.

"Current Liabilities" at a particular date, shall mean on a consolidated basis all amounts that would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, including, without limitation, the amounts as reflected on such balance sheet, of: (a) all Indebtedness of Borrower payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period, as long as (a), (b), (c) and (d) of this paragraph are each deemed a current liability under GAAP.

"Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract

right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which it is to deliver any personal Property or perform any services.

"Default" shall mean an event that, with the giving of notice or passage of time or both, would constitute an Event of Default.

"Default Rate" shall have the meaning set forth in Section 3.1.

"Defaulting Lender" shall have the meaning set forth in Section 2.13(a).

"Depository Accounts" shall have the meaning set forth in Section 4.15(h).

"Dollar" and the sign "$" shall mean lawful money of the United States of America.

"Domestic Rate" shall mean the rate per annum equal to the Alternate Base Rate.

"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

"Early Termination Date" shall have the meaning set forth in Section 13.1.

"Earnings Before Interest and Taxes" shall mean, for any period, the sum of (i) net income (or loss) of Borrower on a consolidated basis for such period (excluding extraordinary gains and losses), plus (ii) all interest expense of Borrower on a consolidated basis for such period, plus (iii) all charges against income of Borrower on a consolidated basis for such period for federal, state and local income taxes actually paid.

"EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

"Effective Balance" means, as of any date of determination, the sum of the then-outstanding balance of the Revolving Credit Facility plus the then outstanding L/C Obligations.

"Eligible Receivables" shall mean and include with respect to each Credit Party, each Receivable of such Credit Party arising in the ordinary course of such Credit Party's business and that Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Credit Party to any other Credit Party or to an Affiliate of any Credit Party or to a Person controlled by an Affiliate of a Credit Party, unless it arose in connection with the sale of goods or rendition of services in the ordinary course of business, on an arms' length basis, and would otherwise constitute a current asset in conformity with GAAP;

(b) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's reasonable discretion, be increased or decreased from time to time based on the Customer's financial condition;

(c) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(d) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent under such bankruptcy laws by a court of competent jurisdiction, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition that is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(e) other than permitted Foreign Accounts Receivable, the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion;

(f) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(g) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

(h) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Receivable is an Acceptable Government Agency Receivable;

(i) the goods giving rise to such Receivable have not been shipped to the Customer or the services giving rise to such Receivable have not been performed by one of the Credit Parties or the Receivable otherwise does not represent a final sale, other than Acceptable Unbilled Amounts;

(j) the Receivables of the Customer exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit and such limit is reasonably determined by Agent based upon Customers financial condition;

(k) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of each Credit Party or the Receivable is contingent in any respect or for any reason;

(l) any Credit Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(m) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed; or

(n) such Receivable is not payable to any Credit Party.

"Environmental Complaint" shall have the meaning set forth in Section 4.19(d).

"Environmental Laws" shall mean (a) all federal, state and local environmental, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment, health and safety and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, (b) the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto and (c) any common law or equitable

doctrine that may impose material liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substances.

"Environmental Indemnity" shall mean an environmental indemnity agreement in form and substance of Exhibit C.

"Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

"Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

"Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the [British Bankers' Association] as set forth on Dow Jones Markets Service (formerly known as Telrate) (or appropriate successor or, if [the British Banker's Association] or its successor ceases to provide such quotes, a comparable replacement determined by PNC) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

$$\text{Eurodollar Rate} = \frac{\text{Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor}}{\text{1.00 - Reserve Percentage}}$$

"Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X.

"Excess Cash Flow" for any fiscal year, shall mean EBITDA of Borrower on a consolidated basis for such fiscal year minus Unfinanced Capital Expenditures made by Borrower on a consolidated basis during such fiscal year minus federal, state and local income taxes actually paid by Borrower during such fiscal year less scheduled Senior Debt Payments, Subordinated Debt Payments and Preferred Stock dividends paid in cash during such fiscal year.

"Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

"Fee Letter" shall mean the fee letter of even date herewith, between Borrower and PNC.

"Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA to (b) the sum (without duplication) of (i) all Senior Debt Payments, Subordinated Debt Payments and Preferred Stock dividends paid during such period plus (ii) Unfinanced Capital

Expenditures made during such period plus (iii) federal, state and local income taxes actually paid during such period.

"Foreign Receivables" shall mean those Receivables of each Credit Party that would otherwise satisfy all of the applicable criteria for Eligible Receivables but the account debtor of such Receivable is not a resident of the United States of America or Canada.

"Formula Amount" shall have the meaning set forth in Section 2.2(a).

"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

"General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade names, domain names, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, permits, consents, customer lists, tax refunds, tax refund claims, computer programs, source code, object code, all other intellectual property or proprietary rights, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible Property of every kind and nature (other than Receivables).

"Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

"Guarantor" shall mean each Subsidiary of Borrower and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

"Guaranty" shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.

"Hazardous Discharge" shall have the meaning set forth in Section 4.19(d).

"Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or hazardous substances as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, the Clean Water Act, as amended (33 U.S.C. Sections 1251 et seq.), and in the regulations adopted pursuant thereto or any other applicable Environmental Law.

"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous radioactive waste handling, transportation, recycling, treatment, storage and/or disposal.

"Indebtedness" of a Person at a particular date shall mean all obligations of such Person that, in accordance with GAAP, would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on Property owned by such Person (including, without limitation, Capitalized Leases), whether or not such indebtedness actually shall have been created, assumed or

incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

"Ineligible Security" shall mean any security that may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

"Intercompany Receivables" means all assets and liabilities, however arising, which are due to any Credit Party from, which are due from any Credit Party to, or which otherwise arise from any transaction by any Credit Party with any Affiliate of any Credit Party.

"Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.3(b).

"Inventory" shall mean and include all of each Credit Party's now owned or hereafter acquired goods, merchandise and other personal Property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description that are or might be used or consumed in any Credit Party's business or used in selling or furnishing such goods, merchandise and other personal Property, and all documents of title or other documents representing them.

"Investment Account" shall have the meaning provided in Section 7.4.

"Investment Basket" shall mean a cumulative account balance measuring any additional subordinated debt or equity cash infusions to Borrower minus amounts paid for scheduled debt as permitted under this Agreement made after the Closing, deducting (i) any amounts used in connection with any acquisitions permitted under Section 7.1 plus (ii) any Capital Expenditures as permitted by Section 7.6 plus (iii) any Investments permitted under Section 7.4, provided, however, in no event shall such amount be less than zero.

"Investment Property" shall mean and include all of each Credit Party's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

"Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

"Issuing Bank" means Agent, in its capacity as the Letter of Credit issuing bank hereunder, and any party succeeding to the duties of such Person in that capacity hereunder.

"Landlord Waiver" means a landlord waiver executed by a landlord of any of the premises occupied by any Credit Party, substantially in the form of Exhibit D.

"L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Commitment Percentage.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit that shall not have been reimbursed on the date when made nor converted into an Advance under Section 2.14(d).

"L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or

outstanding as provided herein, in an aggregate amount not to exceed on any date the sum of $500,000; provided that the L/C Commitment is a part of the Revolving Commitment Facility, rather than a separate, independent commitment.

"L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings but excluding such drawings that have been converted into Advances under Section 2.14(d).

"L/C-Related Document" means any document or instrument executed and delivered in connection with a Letter of Credit.

"Leasehold Interests" shall mean all of any Credit Party's right, title and interest in and to the premises listed on Schedule 1.2(d).

"Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person that becomes a transferee, successor or assign of any Lender.

"Letter of Credit" means any commercial documentary letter of credit issued by the Issuing Bank pursuant to Section 2.14.

"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

"Loan Documents" shall mean this Agreement, the Notes, the Questionnaire, the Secured Subsidiaries Guaranty, the Mortgages, the Copyright Mortgages, Trademark Security Agreements, Patent Security Agreements and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Credit Party and delivered to Agent or any Lender in respect of the Transactions.

"Loan Year" shall mean each calendar year commencing on the day of Closing and ending on the same calendar day of the subsequent calendar year.

"Material Adverse Effect" shall mean a material adverse effect on: (a) the condition, operations, assets, business or prospects of Borrower on a consolidated or unconsolidated basis; (b) the ability of any Credit Party to pay the Obligations in accordance with the terms thereof; (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien; or (d) the Agent's and each Lender's ability to receive the benefits intended by this Agreement and the other Loan Documents.

"Maximum Term Loan Amount" shall mean $7,000,000 minus the sum (without duplication) of all actual and required repayments thereof as of the date of determination;

"Mortgage" shall mean any mortgage on the Real Property of any Credit Party securing Agent and the Lenders, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof in form and substance of Exhibit E.

"Mortgaged Property" shall mean any Credit Party's real property located at 1940 NW 67th Place, Suite A, Gainesville, Florida; 300 S. West End Avenue, Dayton, Ohio; 18550 Allen Road,

Brownstown, Michigan; and 10100 Rocket Boulevard, Orlando, Florida, each as described in more detail on Schedule 4.19.

"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

"Net Cash Proceeds" means, with respect to (a) any sale, lease, transfer or other voluntary or involuntary disposition of any Property of Borrower or any of its Subsidiaries (other than sales or other dispositions of Inventory in the ordinary course of business, but including, without limitation, a sale or disposition of any capital stock of any such Subsidiary) or (b) any receipt of fire, property, casualty or similar insurance proceeds or condemnation awards in respect of Property of any Credit Party or other insurance proceeds received in respect of a loss incurred by any Credit Party (other than insurance proceeds used or to be used by a Credit Party to repair or replace damaged property as permitted herein), in each case, the aggregate amount of such cash consideration received by any Credit Party in connection with such transaction after deduction of (i) all reasonable fees, costs and expenses directly incurred by any Credit Party in connection therewith, including, without limitation, underwriting discount, brokerage or selling commissions, if any, (ii) federal, state and local income taxes actually paid or payable in cash in connection with such transaction within two (2) years thereafter (iii) in the case of any sale, lease, transfer or disposition of Property, the amount of Indebtedness secured by such Property required to be repaid in connection with such transaction, and (iv) the reasonable fees and disbursements of counsel paid by any Credit Party in connection therewith and (v) appropriate amounts to be provided by any Credit Party as a reserve, in accordance with GAAP, against any liabilities associated therewith and retained by any Credit Party after such sale, lease, transfer, or disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated therewith except that such reserves shall become Net Cash Proceeds when released.

"Notes" shall have mean, collectively, the Revolving Credit Facility Note and the Term Note.

"Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by each Credit Party to any Lender or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to each Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the other Loan Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of each Credit Party's Indebtedness and/or liabilities under this Agreement, the other Loan Documents or under any other agreement between Agent or Lenders and each Credit Party and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of each Credit Party to Agent or Lenders to perform acts or refrain from taking any action.

"Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

"Participant" shall mean each Person who, in accordance with Section 15.3(b), shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

"Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey (08816); thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

"Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the applicable Credit Party; provided that, the Lien shall have no effect on the priority of the Liens in favor of Agent and provided that such Lien does not have a Material Adverse Effect; (c) Liens disclosed in the financial statements referred to in Section 5.5; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the applicable Credit Party's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of the applicable Credit Party's business with respect to obligations that are not overdue more than 30 days or that are being contested in good faith by the applicable Credit Party; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; provided that (x) any such Lien shall not encumber any other Property of such Credit Party and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct a Credit Party's business or the ownership of its Property that were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and that do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of any Credit Party's Property or that do not materially impair the use thereof in the operation of any Credit Party's business; (i) Liens disclosed on Schedule 1.2(e); (j) existing Liens of a Person merged into or with any Credit Party; (k) Liens arising from precautionary filings regarding operating leases entered into by any Credit Party in the ordinary course of business; and (m) purchase money security interests (including Capital Leases).

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

"Preferred Stock" means Borrower's Series 9 Class I Convertible Preferred Stock, Series 14 Class N Convertible Preferred Stock, Series 15 Class O Convertible Preferred Stock and Series 16 Class P Convertible Preferred Stock.

"Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a).

"Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b).

"Projections" shall have the meaning set forth in Section 5.5(b).

"Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal, or mixed, tangible or intangible.

"Purchasing Lender" shall have the meaning set forth in Section 15.3.

"Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as the same may be amended from time to time.

"Real Property" shall mean all of each Credit Party's right, title and interest in and to the Mortgaged Property and any other owned and leased premises identified on Schedule 4.19 hereto and shall include the Leasehold Interests.

"Receivables" shall mean and include, as to any Credit Party, all of such Credit Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Credit Party by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Credit Party arising out of or in connection with the sale or lease of Inventory or the rendition of services pursuant to term contracts or otherwise, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

"Releases" shall have the meaning set forth in Section 5.7(c)(i).

"Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

"Required Lenders" shall mean Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the Commitment Percentages.

"Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

"Revolving Credit Facility" shall have the meaning set forth in Section 2.1.

"Revolving Credit Facility Advances" shall mean any Advances to Borrower under the Revolving Credit Facility in accordance with Section 2.2(a).

"Revolving Credit Facility Note" shall mean the secured promissory note(s) referred to in Section 2.1.

"Revolving Credit Limit" shall have the meaning set forth in Section 2.1.

"Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

"Secured Subsidiaries Guaranty" shall mean a Secured Subsidiaries Guaranty in form and substance of Exhibit F to be executed by each Subsidiary of Borrower existing now or in the future.

"Senior Debt Payments" shall mean and include all cash actually expended by any Credit Party to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan, plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) Capitalized Lease payments, plus (e) payments with respect to any other Indebtedness for borrowed money, including purchase money indebtedness.

"Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day, in which case it shall be the next succeeding Business Day.

"Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Loans.

"Subordinated Loans" shall mean the Indebtedness identified on Schedule 1.2(f).

"Subordinated Loan Documentation" means each of that certain Stock Purchase Agreement and Promissory Notes and Mortgages in favor of the Borrower held by the Thomas P. Sullivan Living Trust dated September 6, 1998 and by the Ann L. Sullivan Living Trust dated September 6, 1998.

"Subordination Agreement" shall mean a Subordination Agreement in form and substance reasonably satisfactory to Agent among Agent, and each of the Thomas P. Sullivan Living Trust dated September 6, 1978 and by the Ann L. Sullivan Living Trust dated September 6, 1978.

"Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"Subsidiary Stock" shall mean all of the issued and outstanding shares of stock owned by Schreiber, Yonley and Associates, Inc., a Missouri corporation, Perma-Fix Treatment Services, Inc., an Oklahoma corporation, Perma-Fix, Inc., an Oklahoma corporation, Perma-Fix of New Mexico, Inc., a New Mexico corporation, Perma-Fix of Florida, Inc., a Florida corporation Perma-Fix of Memphis, Inc., a Tennessee corporation, Perma-Fix of Dayton, Inc., an Ohio corporation, Perma-Fix of Ft. Lauderdale, Inc., a Florida corporation, Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation, Inc., a Florida corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation of Georgia, Inc., a Georgia corporation, Perma-Fix of Michigan, Inc. fka Chem-Met Services, Inc., a Michigan corporation, Diversified Scientific Services, Inc., a Tennessee corporation, Industrial Waste Management, Inc., a Missouri corporation, Mintech, Inc., an Oklahoma corporation, and Reclamation Systems, Inc., an Oklahoma corporation and any other Subsidiary of Borrower.

"Tangible Adjusted Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower on a consolidated basis, as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as goodwill assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower on a consolidated basis. For purposes of this definition, any amounts noted in Borrower's books and records for "Acquired Permits" shall not be deemed "goodwill."

"Termination Date" shall have the meaning set forth in Section 13.1.

"Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition that might (a) constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or (b) result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

"Term Loan" shall have the meaning set forth in Section 2.5.

"Term Note" shall mean the secured promissory note(s) described in Section 2.5.

"Total Financing Amount" shall mean the sum of the Revolving Credit Limit plus the Maximum Term Loan Amount.

"Toxic Substance" shall mean and include any material that has been shown to have significant adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

"Transactions" shall have the meaning set forth in Section 5.5.

"Undrawn Revolving Credit Facility Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Revolving Credit Limit, minus (b) the sum of (i) the Effective Balance plus (ii) all amounts due and owing to any Credit Party's trade creditors that are sixty (60) days or more past due, plus (iii) fees and expenses for which any Credit Party is liable but that have not been paid or charged to its Account.

"Unfinanced Capital Expenditures" shall mean the aggregate amount of capital expenditures minus cash amounts spent for capital expenditures that are deducted from the Investment Basket, provided, however, in no event shall such amount be less than zero.

"Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

"Working Capital" at a particular date, shall mean the difference, if any, of Current Assets minus Current Liabilities at such date, provided, however, such amount shall not include payment obligations to Agent and Lenders with respect to the Revolving Credit Facility and current subordinated debt payments made to other creditors.

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments thereto and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent

is a party, including, without limitation, references to any of the other Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. ADVANCES, PAYMENTS.

2.1 Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, agrees to make available to Borrower a sum equal to such Lender's Commitment Percentage a revolving line of credit (the "Revolving Credit Facility") in the maximum principal amount outstanding at any one time of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (the "Revolving Credit Limit"), which revolving line of credit shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Facility Note") substantially in the form attached hereto as Exhibit G.

2.2 Advances.

(a) Advances under Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement, Agent, on behalf of Lenders, will make Revolving Credit Facility Advances to Borrower outstanding to the extent that the Effective Balance does not exceed, at any time, the lesser of:

(x) the Revolving Credit Limit minus such reserves as Agent may reasonably deem proper and necessary from time to time; and

(y) an amount up to the sum (without duplication) of (i) up to 85% of Commercial Receivables aged 60 days or less from invoice date, (ii) up to 85% of Commercial Broker Receivables aged up to 90 days from the due date, up to 120 days from invoice date, (iii) up to 85% of Acceptable Government Agency Receivables aged 60 days or less from the due date, up to 150 days from invoice date, and (iv) up to 50% of Acceptable Unbilled Amounts aged 60 days (the foregoing applicable percentages being referred to as the "Advance Rates") subject, in each case, to clause (b) of the definition of "Eligible Receivables", minus (v) such reserves as Agent may reasonably deem proper and necessary from time to time. The amount determined pursuant to this Section 2.2(a)(y) at any time and from time to time shall be referred to as the "Formula Amount".

(b) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in evaluating specific Receivables in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrower. Agent shall give Borrower five (5) days prior written notice of its intention to decrease the Advance Rates.

2.3 Procedure for Advances Borrowing.

(a) Borrower may notify Agent prior to 11:00 a.m. Eastern time on a Business Day of Borrower's request to incur, on that day, an Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for an Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event that Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall

be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

(c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in Section 2.3(b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.3(b) or by its notice of conversion given to Agent pursuant to Section 2.3(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.3(d).

(d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than $25,000 in Eurodollar Rate Loans, in the aggregate.

(e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances that are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.3(f).

(f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

(g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this Section 2.3(g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or

maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

2.4 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.3 shall, with respect to requested Advances to the extent Lenders make such Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.5 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan (the "Term Loan") to Borrower in the sum equal to such Lender's Commitment Percentage of the Maximum Term Loan Amount. The Term Loan shall be advanced on the Closing Date and, subject to earlier payment due to acceleration upon the occurrence of (i) an Event of Default under this Agreement or termination of this Agreement or (ii) any refinancing of any portion of the Revolving Credit Facility, the initial principal amount of the Term Loan shall be payable in 59 equal monthly installments of $83,333.33, payable on the first day of each month, commencing on February 1, 2001. The entire unpaid principal balance of the Term Loan shall be due and payable in full on the last day of the Term. The Term Loan and shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached as Exhibit H.

2.6 Repayment of Advances.

(a) The Revolving Credit Facility Advances shall be due and payable in full on the last day of the Term, subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.5 and in the Term Note.

(b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after the Business Day that Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment that is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment that is returned to Agent unpaid.

(c) All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal

funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.3.

(d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time under the Revolving Credit Facility in excess of the maximum amount of Advances permitted under the Revolving Credit Facility, shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, that the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9 Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1, may be charged to Borrower's Account as a Revolving Credit Facility Advance and added to the Obligations.

2.10 Manner of Borrowing and Payment.

(a) Each borrowing of Revolving Credit Facility Advances shall be advanced according to the applicable Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Commitment Percentages of Lenders.

(b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Credit Facility Advances, shall be applied to the Revolving Credit Facility Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

(c) Notwithstanding anything to the contrary contained in Sections 2.10(a) and (b), commencing with the first Business Day following the Closing Date, each borrowing of Revolving Credit Facility Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Credit Facility Advances shall be applied first to those Revolving Credit Facility Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows:

(I) if the aggregate amount of new Revolving Credit Facility Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Credit Facility Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Credit Facility Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Credit Facility Advances during such Week exceeds the aggregate amount of new Revolving Credit Facility Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Credit Facility Advances.

(i) Each Lender shall be entitled to earn interest at the Applicable Interest Rate on outstanding Advances that such Lender has funded.

(ii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

(d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount that would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of three hundred and sixty (360) days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Credit Facility Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

2.11 Mandatory Prepayments.

(a) Subject to Section 4.3, when any Credit Party sells or otherwise disposes of any Collateral and such disposition involves more than $5,000 other than Inventory in the ordinary course of

business, Borrower shall repay the Advances in an amount equal to the Net Cash Proceeds. In each case, such repayments are to be made promptly, but in no event more than three (3) Business Days following receipt of such net proceeds, and, until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied, (i) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, and (ii) second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Credit Facility Advances in accordance with the terms hereof.

(b) Upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for each fiscal year, but in any event not later than ninety (90) days after the end of each such fiscal year, Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year, which prepayment amount shall be applied to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this Section 2.11(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrower to deliver such financial statement.

(c) No fees or charges shall apply to such prepayments other than those set forth in Section 13.1.

2.12 Use of Proceeds. Borrower shall apply the proceeds of Advances to (i) repay existing indebtedness listed on Schedule 2.12, (ii) pay fees and expenses relating to this transaction, and (iii) to provide for Borrower's working capital needs.

2.13 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event that any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13 while such Lender Default remains in effect.

(b) Advances shall be incurred pro rata from Lenders that are not Defaulting Lenders (collectively, the "Non-Defaulting Lenders") based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided that such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents. All amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

(d) Other than as expressly set forth in this Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the other Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights that Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that a Defaulting Lender retroactively cures, to the satisfaction of Agent, the breach that caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Non-Defaulting Lender under this Agreement.

2.14 Letters of Credit.

(a) Subfacility. On the terms and conditions set forth herein and subject to any limitations that may be imposed by applicable laws and regulations, (i) the Issuing Bank agrees, (A) from time to time at Borrower's request as provided herein to Issue (or cause to be Issued) Letters of Credit for the account of Borrower and to amend or renew Letters of Credit previously Issued by it pursuant to this Agreement, and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit so Issued; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Balance exceeds (or after giving effect to the proposed Issuance would exceed) the Revolving Credit Limit or (2) the outstanding L/C Obligations exceed (or after giving effect to the proposed Issuance would exceed) the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Borrower may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For each Letter of Credit, at its option the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount that may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and/or the acceleration of the maturity of the Obligations, provided that, if payment of such amount is not then due to the beneficiary, the Issuing Bank shall deposit funds in such amount in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if, as and when all conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all of the Obligations (except for indemnity and other contingent obligations, other than Guaranties) shall have been paid in full in cash, to Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit, and the Issuing Bank shall be entitled to require Borrower to Cash Collateralize such L/C Borrowing.

(b) Limitations. The Issuing Bank is under no obligation to, and shall not, without the consent of the Lenders, Issue any Letter of Credit if:

(i) any Order of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any legal or regulatory requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the Issuing Bank deems material to it;

(ii) one or more of the applicable conditions contained in Section 8.1 at Closing and Section 8.2 at the time of each Advance is not then satisfied;

(iii) the requested expiry date of such Letter of Credit is (A) more than three hundred and sixty (360) days after the date of Issuance, unless the Lenders have approved such expiry date in writing, or (B) after the tenth (10th) calendar day preceding the Termination Date;

(iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Bank, or the Issuance thereof shall violate any applicable policies of the Issuing Bank;

(v) such Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

(vi) such Letter of Credit is in a face amount less than $25,000 or to be denominated in a currency other than United States Dollars; or

(vii) the Borrower has not delivered to the Issuing Bank such other documents as may be customarily required of account parties by the Issuing Bank in connection with the issuance of letters of credit.

(c) Issuance, Amendment and Renewal of Letters of Credit.

(i) Each Letter of Credit shall be Issued upon the written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to Agent) at least five (5) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance, which request may be later revoked, provided that Borrower shall nonetheless be required to pay all Issuance fees even though the Letter of Credit originally requested was not issued. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (A) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (B) the face amount of the Letter of Credit; (C) the expiry date of the Letter of Credit; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (F) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Bank may reasonably require. Unless such Issuance is not then permitted under the terms of this Agreement, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue the requested Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

(ii) From time to time while a Letter of Credit is outstanding, the Issuing Bank will, upon the written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to Agent) at least five (5) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment or renewal, amend or renew any Letter of Credit issued by it. Each such request for amendment or renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, made in the form of an application for amendment or renewal, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (A) the Letter of Credit to be amended or renewed; (B) the proposed date of amendment or renewal (which shall be a Business Day); (C) the nature of the proposed amendment or duration of the proposed renewal; and (D) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend or renew any Letter of Credit if: (x) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended or renewed form under the terms of this Agreement; or (y) the beneficiary of any such Letter of Credit does not accept the proposed amendment to or renewal of the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any such request for amendment or renewal. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the

Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 2.14(c)(ii) upon the request of Borrower but the Issuing Bank shall not have received a request with respect to such renewal, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and Borrower and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received a request for renewal from Borrower.

(iii) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Lenders), cause Borrower to take such action as may be necessary or appropriate, at any time and from time to time, in order to effectuate the purposes of Section 2.14(c)(ii).

(d) Risk Participations, Drawings and Reimbursements.

(i) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (A) such Lender's percentage of the aggregate Revolving Credit Limit, times (B) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of this Section 2.14, each Issuance of a Letter of Credit shall be deemed to utilize each Lender's portion of the Revolving Credit Limit by an amount equal to the amount of such participation.

(ii) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify Borrower. Borrower shall reimburse the Issuing Bank prior to 12:00 noon (New York time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon (New York time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and Borrower shall be deemed to have requested that Advances that are Domestic Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Limit and subject to the conditions set forth in Section 8.1 at Closing and Section 8.2 for each Advance. Any notice given by the Issuing Bank or the Agent pursuant to this Section 2.14(d)(ii) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii) Each Lender shall upon any notice pursuant to Section 2.14(d)(ii) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)(iv)) each be deemed to have made an Advance consisting of a Domestic Rate Loan to Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Issuing Bank the amount equal to the product of such Lender's percentage of the Revolving Credit Limit multiplied by the amount of the drawing by no later than 5:00 p.m. (New York time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(d) (except, to the extent applicable, such Lender's obligation to pay interest pursuant to the preceding sentence).

(iv) With respect to any unreimbursed drawing that is not converted into Advances consisting of Domestic Rate Loans to Borrower in whole or in part, because of Borrower's failure to satisfy the conditions set forth in Section 8.2 or for any other reason (other than the wrongful failure of Agent or a Lender to convert such drawing into an Advance), Borrower shall be deemed to have

incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the highest Default Rate, and each Lender's payment to the Issuing Bank pursuant to Section 2.14(d)(iii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.14(d).

(v) Each Lender's obligation in accordance with this Agreement to make the Advances or L/C Advances, as contemplated by this Section 2.14(d), as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Bank, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Advances under this Section 2.14(d) is subject to the conditions set forth in Section 8.2.

(e) Repayment of Participations.

(i) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from Borrower: (A) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to Section 2.14(d) or (B) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount equal to the product of such Lender's percentage of the Revolving Credit Limit multiplied by the amount of such funds, and the Issuing Bank shall receive for the account of the Issuing Bank the amount of such funds attributable to any Lender that did not so pay the Agent.

(ii) If the Agent or the Issuing Bank is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by Borrower to the Agent for the account of the Issuing Bank pursuant to Section 2.14(e)(i) above in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its percentage of the Revolving Credit Limit of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at the Federal Funds Rate in effect from time to time.

(f) Role of the Issuing Bank.

(i) Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(ii) Neither Agent or any of its Affiliates nor Issuing Bank or any of its correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (A) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Lenders, as applicable); (B) any action taken or omitted in the absence of gross negligence or willful misconduct; or (C) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(iii) Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither Agent or any of its Affiliates, nor Issuing Bank or any of its correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.14(g); provided, however, anything in such clauses to the contrary notwithstanding, that Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower that Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence in determining whether the drafts and other documents presented under a Letter of Credit comply with the terms thereof or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Obligations Absolute. The obligations of Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into an Advance, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any non-payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit (and Borrower hereby agrees to indemnify and hold harmless Issuing Bank from any liability arising from such non-payment); or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any bankruptcy or Insolvency proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Borrower in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor.

(h) Cash Collateral Pledge. Upon the request of the Agent, (i) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (ii) if, upon the maturity of the Obligations, whether at the Maturity Date, by acceleration or otherwise, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then Borrower shall immediately Cash Collateralize such L/C Borrowing or the L/C Obligations (as the case may be) in an amount equal to such L/C Borrowing or L/C Obligations (as the case may be).

(i) Letter of Credit Fees.

(i) Borrower shall pay to the Agent for the account of the Lenders a letter of credit fee with respect to the Letters of Credit equal to the rate per annum equal to three percent (3%) per annum (which rate shall be increased by 2% per annum at any time when an Event of Default shall have occurred and be continuing) of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by Agent, such computation to be made on the basis of actual days elapsed in a 360-day year. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

(ii) Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

(j) Change in Law, Etc. If by reason of (i) any change after the Closing Date in applicable law, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law but with which the Issuing Bank or other Lender complies on a non-discriminatory basis among its borrowers) by any Governmental Body, or (ii) compliance by the Issuing Bank or any other Lender with any direction, request or requirement (whether or not having the force of law but with which the Issuing Bank or other Lender complies on a non-discriminatory basis among its borrowers) issued after the Closing Date by any Governmental Body or monetary authority (including any change whether or not proposed or published prior to the Closing Date), including, without limitation, any modifications to Regulation D issued by the Board of Governors of the Federal Reserve System occurring after the Closing Date:

(i) the Issuing Bank or any other Lender shall be subject to any tax, levy, duty, fee, charge, deduction or withholding with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, charge, fee, deduction or withholding (I) that is measured with respect to the overall net income or capital of the Issuing Bank or such other Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Lender is incorporated or in which the Issuing Bank or such other Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (II) that is imposed solely by reason of the Issuing Bank or such other Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such other Lender may properly make such declaration or claim or so establish non-residence or otherwise comply);

(ii) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed (except as limited in paragraph (i) above);

(iii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

(iv) there shall be imposed on the Issuing Bank or any other Lender any other condition regarding this Section 2.14, any Letter of Credit or any participation therein;

(v) and the result of the foregoing is to increase the actual cost to the Issuing Bank or any other Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any other Lender, in each case by or in an amount that the Issuing Bank or any other Lender shall reasonably deems material, then and in any such case the Issuing Bank or such other Lender may, at any time, notify Borrower, and Borrower shall pay within fifteen (15) days of demand such amounts as the Issuing Bank or such other Lender may specify to be necessary to compensate the Issuing Bank or such other Lender for such additional cost or reduced receipt. Without limiting the foregoing, Sections 3.5, 3.6, 3.7 and 3.8 shall in all instances apply to any Letter of Credit drawing that is converted into an Advance. The determination by the Issuing Bank or any other Lender, as the case may be, of any amount due pursuant to this Section 2.14 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall be presumptively accurate.

(k) Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

3. INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to the Applicable Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Applicable Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations, other than Eurodollar Rate Loans, shall bear interest at the Applicable Interest Rate for Domestic Rate Loans plus two percent (2.00%) per annum and (ii) Eurodollar Rate Loans shall bear interest at the Applicable Interest Rate for Eurodollar Rate Loans plus two percent (2.00%) per annum (as applicable, the "Default Rate").

3.2 Facility and Other Fees. If, for any month during the Term, the average daily unpaid balance of the Revolving Credit Facility Advances for each day of such month does not equal the Revolving Credit Limit, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one-half of one percent (0.5%) per annum on the amount by which the Revolving Credit Limit exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each quarter and shall be calculated as provided in Section 3.3. In addition, Borrower shall pay the fees set forth in the Fee Letter.

3.3 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Applicable Interest Rate for Domestic Rate Loans during such extension.

3.4 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event that interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.5 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.5, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any of the other Loan Documents or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any other Loan Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any of the other Loan Documents;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be; provided that the foregoing shall not apply to increased costs that are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

3.6 Basis for Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have reasonably determined that:

(a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 for any Interest Period; or

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan,

then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan that was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.7 Capital Adequacy.

(a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.7 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

(b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.7(a) when delivered to Borrower shall be conclusive absent manifest error, provided, that such certificate shall set forth reasonably detailed calculations.

3.8 Funding Losses. In the event that any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any loan into, a Eurodollar Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, for any reason, or (b) any loans not being made as Eurodollar Rate Loans in accordance with Borrower's request therefor; then, upon the written notice of such Lender to Borrower and Agent, Borrower shall, within ten days of its receipt thereof, pay directly to such Lender such amount as will (in such Lender's reasonable determination) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be presumptively accurate.

4. COLLATERAL: GENERAL TERMS

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants (and shall cause each of its Subsidiaries to assign, pledge and grant) to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall, and shall cause each of its Subsidiaries to, mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

4.2 Perfection of Security Interest. Borrower shall (and shall cause each of its Subsidiaries to) take, or cause to be taken, any and all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Landlord Waivers or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with Section 9402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Credit Facility Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

4.3 Disposition of Collateral. Borrower shall (and shall cause each of its Subsidiaries to) safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value, based upon Agent's reasonable estimation, of not more than $300,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment that is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.11.

4.4 Preservation of Collateral. Following the occurrence of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Credit Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Real Property. Each Credit Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Credit Facility Advance of a Domestic Rate Loan and added to the Obligations.

4.5 Ownership of Collateral. With respect to the Collateral, at the time that the Collateral becomes subject to Agent's security interest: (a) a Credit Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by a Credit Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of a Credit Party that appear on such documents and agreements shall be genuine and such Credit Party shall have full capacity to execute same; and (d) the Credit Parties' Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3.

4.6 Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not (and shall not permit any of its Subsidiaries to), without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall (and shall cause each of its Subsidiaries to) defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall (and shall cause each of its Subsidiaries to), and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent or subject to Agent's order and if they shall come into a Credit Party's possession, they, and each of them, shall be held by such Credit Party in trust as Agent's trustee, and such Credit Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7 Books and Records. Borrower shall (and shall cause each of its Subsidiaries to) (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

4.8 Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning any Credit Party's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to Borrower or any of its Subsidiaries, whether made by Borrower or any such Subsidiary or otherwise.

4.9 Compliance with Laws. Borrower shall (and shall cause each of its Subsidiaries to) comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of any Credit Party's business the non-compliance with which could have a Material Adverse Effect. The Credit Parties may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral, at all times, shall be maintained in accordance with the requirements of all insurance carriers that provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

4.10 Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Credit Parties' books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Credit Parties' business. Agent, any Lender and their agents may enter upon any of the Credit Parties' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of the Credit Parties' business.

4.11 Insurance. The Credit Parties shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At their own cost and expense in amounts and with carriers acceptable to Agent, the Credit Parties shall (a) keep all its insurable properties and properties in which Borrower has an interest (including leased premises) insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in similar businesses including, without limitation, business interruption insurance; (b) maintain a bond or insurance policy in such amounts as is customary in the case of companies engaged in similar businesses insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Credit Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Credit Party is engaged in business; (e) furnish Agent with (i) copies of all policies or certificates of insurance by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent or the applicable Credit Party, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least twenty (20) days' prior written notice is given to Agent. Without limiting the foregoing, Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance of such types and in such amounts as may be required by applicable law or regulation. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above, provided, however, the applicable Credit Party shall have 6 months from the date of the loss to adjust and compromise such claims prior to such authorization for any such claim. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its reasonable discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower insurance proceeds

received by Agent during any calendar year under insurance policies procured and maintained by Borrower that insure the Credit Parties' insurable properties to the extent such insurance proceeds do not exceed $250,000 in the aggregate. In the event that the amount of insurance proceeds received by Agent for any occurrence exceeds $250,000, Agent shall not be obligated to remit the insurance proceeds to Borrower unless Borrower shall provide Agent with evidence reasonably satisfactory to Agent that such insurance proceeds will be used by the applicable Credit Party to repair, replace or restore the insured Property that was the subject of the insurable loss. In the event that the Credit Parties have previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds that equal or exceed $250,000 in the aggregate, Agent may, in its reasonable discretion, either remit the insurance proceeds to Borrower upon Borrower providing Agent with evidence reasonably satisfactory to Agent that such insurance proceeds will be used by the applicable Credit Party to repair, replace or restore the insured Property that was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject, in each instance, to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, and (y) the applicable Credit Party shall use such insurance proceeds to repair, replace or restore the insurable Property that was the subject of the insurable loss and for no other purpose.

4.12 Failure to Pay Insurance. If any Credit Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower. If Agent so elects to obtain and pay for insurance, Agent may charge Borrower's Account therefor as a Revolving Credit Facility Advance of a Domestic Rate Loan and such expenses so paid shall thereinafter become part of the Obligations.

4.13 Payment of Taxes. Each Credit Party shall pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal Property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except for such taxes, assessments and other Charges contested in good faith provided that adequate reserves are maintained for such amounts provided, nevertheless, that in no event shall such amount exceed $75,000.00 at any one time. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Credit Party and Agent or any Lender that Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made that, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Credit Party pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Credit Facility Advance of a Domestic Rate Loan and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.14 Payment of Leasehold Obligations. Borrower shall (and shall cause each of its Subsidiaries to) at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

4.15 Receivables.

(a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Credit Party, or work, labor or services theretofore rendered by Borrower

as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Credit Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent. The Acceptable Unbilled Amounts shall relate to work done, Inventory sold or services rendered which would constitute Eligible Receivables but for the fact that the amount in question has not yet been billed.

(b) Solvency of Customers. Each Customer, to each Credit Party's reasonable knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Locations of Borrower. Borrower's chief executive office is located at 1940 N.W. 67th Place, Gainesville, Florida, 32653. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Collection of Receivables. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default that has not been waived or cured or a Default or when Agent in its sole discretion deems it to be in the best interest of Lenders to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's Property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default that has not been waived or cured, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

(f) Power of Agent to Act on Borrower's Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts

of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

(g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default, Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept, following the occurrence of an Event of Default or Default, the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

(h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by each Credit Party into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent. Each Credit Party shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent on a daily basis, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Accounts shall immediately become the Property of Agent, and each Credit Party shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such Blocked Accounts arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds, and each Credit Party shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

(i) Adjustments. No Credit Party will permit, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of the Credit Parties.

4.16 Inventory Held for Sale or Lease. To the extent Inventory held for sale or lease has been produced by a Credit Party, it has been and will be produced by such Credit Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower will not, and will not permit any Other Credit Party, to use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower and the Other Credit Parties shall have the right to sell Equipment to the extent set forth in Section 4.3.

4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as agent of any Credit Party for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any

Lender, whether by anything herein or in any assignment or otherwise, assume any Credit Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Credit Party of any of the terms and conditions thereof.

4.19 Environmental Matters.

(a) Except as disclosed on Schedule 5.7, Borrower shall, and shall cause each other Credit Party to, ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on or in any Real Property owned in its operations except as permitted by applicable law or appropriate governmental authorities or other than where such failure to comply could have a Material Adverse Effect.

(b) Borrower shall, and shall cause each of the Other Credit Parties to, establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws, which system shall include periodic reviews of such compliance.

(c) Borrower shall cause each of the Other Credit Parties to, (i) employ in connection with the use of the Real Property and its operations reasonable technology necessary to maintain compliance with any applicable Environmental Laws and (ii) treat, store and/or again dispose of any and all Hazardous Waste generated, handled or received at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws the failure of which could have a Material Adverse Effect. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by any Credit Party in connection with the transport or treatment, storage or disposal of any Hazardous Waste generated, handled or received at the Real Property.

(d) In the event that any Credit Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property or operations, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Credit Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person other than that could have a Material Adverse Effect, including any private party or state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower or any Other Credit Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility that could have a Material Adverse Effect with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Credit Party to handle, treat, store or dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Credit Party and the Authority regarding such claims to Agent until the claim is resolved. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Credit Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

(f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint that could have a Material Adverse Effect and take all necessary action in order to safeguard the health and safety of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Credit party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Credit Party shall fail to comply with any of the requirements of any Environmental Laws that could have a Material Adverse Effect, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

(g) Promptly upon the written request of Agent from time to time, Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent upon the occurrence of a Material Adverse Effect, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with investigation, abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower or any other Credit Party, as applicable, to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.20 Collateral Reporting. Borrower shall provide Agent with the following statements at the following times in form satisfactory to Agent: (a) not less frequently than once per week, a schedule of Borrower's Receivables created since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 15th day of the following month, or more frequently if requested reasonably by Agent, an aging of Borrower's Receivables, together with a reconciliation to the previous month's aging of Borrower's Receivables and to Borrower's general ledger; (c) on a monthly basis by the 20th day of the following month, or more frequently if requested by Agent, an aging of Borrower's accounts payable; (d) on a weekly basis (or more frequently if requested by Agent), Inventory reports by category and location, with additional detail showing additions to and deletions from the Inventory, together with a reconciliation to Borrower's general ledger; (e) upon request, copies of invoices in connection with Borrower's Receivables, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with Borrower's Receivables and for Inventory and Equipment acquired by Borrower, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Receivables; (g) on a daily basis, sales and collections reports,

together with summary roll-forward report, detailed sales journal and detailed cash receipts journal, (h) such other reports as to the Collateral of Borrower as Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to Agent, for distribution to the Lenders.

4.21 Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

5. REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Agent and Lenders as follows:

5.1 Authority. Each Credit Party has full power, authority and legal right to enter into this Agreement and the other Loan Documents to which it is a party and to perform all of its Obligations hereunder and thereunder, in each case to the extent that such Person is a party thereto. This Agreement and each other Loan Documents to which any Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium, fraudulent transfer or conveyance or similar laws affecting creditors' rights generally and limits imposed by equitable principles. The execution, delivery and performance by each Credit Party of the other Loan Documents to which it is a party, (a) are within such Credit Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Credit Party's by-laws, certificate of incorporation or other applicable documents relating to each Credit Party formation or to the conduct of such Credit Party's business or of any material agreement or undertaking to which such Credit Party is a party or by which such Credit Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Credit Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Credit Party is a party or by which it or its Property may be bound.

5.2 Formation and Qualification.

(a) Each Credit Party is duly organized and in good standing under the laws of the jurisdiction of its formation and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a), which constitute all states in which qualification and good standing are necessary for such Credit Party to conduct its business and own its Property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Credit Party has delivered to Agent true and complete copies of its certificate of incorporation and by-laws (or equivalent governing documents) and will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of Borrower are listed on Schedule 5.2(b).

5.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto.

5.4 Tax Returns. Borrower's federal tax identification number is 58-1954497. Each Credit Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable other than those contested in good faith for which reserves have been established. Federal, state and local

income tax returns of each Credit Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1999. The provision for taxes on the books of the Credit Parties is adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on such books.

5.5 Financial Statements.

(a) The pro forma consolidated balance sheet of Borrower (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the "Transactions") and fairly reflects the consolidated financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b) The twelve-month consolidated cash flow projections of Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Schedule 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions that provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

(c) The consolidated balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 1999 and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Since December 31, 1999, there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse or has had a Material Adverse Effect.

5.6 Corporate Name. Except as set forth on Schedule 5.6, neither Borrower nor any of its Subsidiaries has not been known by any other corporate name in the past five (5) years and does not sell Inventory under any other name nor has any of such persons been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7 O.S.H.A. and Environmental Compliance.

(a) Except as disclosed on Schedule 5.7, each Credit Party has duly complied with, and its operations, facilities, business, Property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws, the failure of which could have a Material Adverse Effect and all judgments, decrees and other enforcement orders and directives relating thereto; there have been and are no outstanding or threatened citations, investigations, notices, other

attestations or orders of non-compliance issued to any Credit Party relating to such Person's business, Property, leaseholds or Equipment under any such laws, rules or regulations that could have a Material Adverse Effect.

(b) Except as disclosed on Schedule 5.7, each Credit Party has been issued for the conduct of its business and activities all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, each of which is in effect, the failure of which could have a Material Adverse Effect.

(c) (i) Except as disclosed on Schedule 5.7, there are no facts which suggest, and no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property that could have a Material Adverse Effect.

5.8 Solvency; No Litigation, Violation, Indebtedness or Default.

(a) Each Credit Party is now and, after giving effect to the Transactions will be, solvent, able to pay its debts as they mature, has and, after giving effect to the Transactions, will have, capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, on a consolidated basis, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of the Borrower and its Subsidiaries assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b) Except as disclosed in Schedule 5.8(b), no Credit Party has any (i) pending or threatened litigation, arbitration, actions or proceedings that could have a Material Adverse Effect, and (ii) liabilities or indebtedness for borrowed money other than the Obligations.

(c) Except as described in Schedule 5.8(c), no Credit Party is in violation of any applicable statute, regulation or ordinance in any respect that could have a Material Adverse Effect, nor is any Credit Party in violation of any order of any court, governmental authority or arbitration board or tribunal that could have a Material Adverse Effect.

(d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments that have become due that are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence that would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances that would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists that could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action that

would constitute or result in a Termination Event with respect to any such Plan that is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR § 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.9 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, domain names, trade secrets and licenses owned or utilized by each Credit Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights that are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by each Credit Party and all trade secrets used by each Credit Party consist of original material or Property developed by such Credit Party or was lawfully acquired by such Credit Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Credit Party, such Credit Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9.

5.10 Licenses and Permits. Except as set forth in Schedule 5.10, each Credit Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11 Default of Indebtedness. No Credit Party is in default in the payment of the principal of or interest on any Indebtedness (exclusive of trade debt) or under any instrument or agreement under or subject to which any Indebtedness (exclusive of trade debt) has been issued and no event has occurred under the provisions of any such instrument or agreement that, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12 No Default. No Credit Party is in default in the payment or performance of any of its contractual obligations and no event has occurred which would constitute such a default.

5.13 No Labor Disputes. No Credit Party is involved in any labor dispute; there are no strikes or walkouts or union organization of its employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14.

5.14 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

5.15 Investment Company Act. No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.16 Disclosure. No representation or warranty made by any Credit Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading that could have a Material Adverse Effect. There is no fact known to any Credit Party or that reasonably should be known to any Credit Party that any Credit Party has not disclosed to Agent in writing with respect to the Transactions that could reasonably be expected to have a Material Adverse Effect.

5.17 Swaps. No Credit Party is a party to, nor will it be a party to, any swap agreement whereby such Credit Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

5.18 Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Credit Party or affecting the Collateral conflicts with, or requires any Consent that has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the other Loan Documents.

5.19 Application of Certain Laws and Regulations. No Credit Party is subject to any statute, rule or regulation that regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.20 Business and Property. Upon and after the Closing Date, no Credit Party proposes to engage in any business other than providing treatment, storage, and disposal facility services in compliance with applicable Environmental Laws and consulting services with respect to toxic, radioactive and Hazardous Waste, and activities that are necessary to conduct the foregoing. On the Closing Date, each Credit Party will own or have the right to use all the Property and possess all of the rights and Consents necessary for the conduct of its business.

5.21 Section 20 Subsidiaries. No Credit Party intends to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

5.22 Landlord Waivers. No Inventory generated from or located on any new premises leased by any Credit Party will be included as Eligible Inventory for purposes of this Agreement unless and until the lessor thereof executes and delivers to Agent, for the benefit of Lenders, a Landlord Waiver, in form and substance of Exhibit D unless such premises contain less than $5,000 of Collateral or $100,000 in the aggregate.

5.23 Bank Accounts. Borrower and its Subsidiaries will not open or suffer to exist any banking or depositary account unless such account is either maintained with Agent or made subject to a first-priority security interest in favor of Agent pursuant to an account take-over letter in form and substance satisfactory to Agent executed by the institution at which such account is maintained, except as set forth in Schedule 5.23.

5.24 Year 2000 Compliance. None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used, relied on (directly or indirectly), created, developed, marketed, sold, licensed, or otherwise provided by any Credit Party in the conduct of their business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when

processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries other than that which could have a Material Adverse Effect ("Year 2000 Compliant"), and each Credit Party will not be required to incur any further expense in order to become Year 2000 Compliant. Borrower and its Subsidiaries will not be subject to any liability or claims by its vendors, independent contractors, customers or employees due to their failure to be Year 2000 Complaint. Borrower and its Subsidiaries have developed reasonable contingency plans to deal with the possibility that some of their vendors, independent contractors, customers and suppliers may not be Year 2000 Compliant.

5.25 Future Subsidiaries. Promptly upon any Person becoming a direct or indirect Subsidiary of the Borrower, the Borrower shall immediately provide written notice thereof to Agent, setting forth with specificity a description of the proposed locations, business and Property of such Subsidiary and of all material real and personal Property owned and leased by it. Borrower shall also promptly cause such Subsidiary and each Person holding any capital stock of such Subsidiary to execute and deliver to Agent a Secured Subsidiaries Guaranty, together with such financing statements and other documents as shall in the reasonable opinion of the Agent be necessary or advisable in order that Agent receive valid and perfect first-priority Liens in all of the ownership interests and (subject to Permitted Liens) substantially all of the Property (including, without limitation, leasehold interests) of such Subsidiary, together with certificates representing all of the ownership interests of such Subsidiary, accompanied by appropriate instruments of transfer duly executed in blank. Borrower or such Subsidiary shall also deliver one or more opinions of counsel to the Borrower or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such agreements and other instruments and documents as the Agent may reasonably request. All of such agreements, instruments, opinions and documents shall be reasonably satisfactory in form and substance in all respects to counsel to the Agent.

6. AFFIRMATIVE COVENANTS.

Borrower shall, and shall cause each of its Subsidiaries to:

6.1 Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses that Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could have a Material Adverse Effect.

6.3 Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Credit Party that could have a Material Adverse Effect.

6.4 Government Agency Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with

any Receivable arising out of contracts between any Credit Party and the United States, any state or any department, agency or instrumentality of any of them.

6.5 Tangible Adjusted Net Worth. Maintain Tangible Adjusted Net Worth in an amount not less than $13,000,000 for the fiscal quarter ending March 31, 2001, $14,000,000 for the fiscal quarter ending June 30, 2001, $15,000,000 for the fiscal quarter ending September 30, 2001, $16,000,000 for the fiscal quarter ending December 31, 2001, $17,500,000 for the fiscal quarter ending March 31, 2002, and $18,500,000 at all times thereafter until and including the Termination Date.

6.6 Fixed Charged Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than: 0.7 : 1.0 for the fiscal quarter ending March 31, 2001 as measured on a trailing one quarter basis, 1.0 : 1.0 for the fiscal quarter ending June 30, 2001 as measured on a trailing two quarters basis, 1.1 : 1.0 for the fiscal quarter ending September 30, 2001 as measured on a trailing three quarters basis, 1.2 : 1.0 for the fiscal quarter ending December 31, 2001 and 1.25 : 1 for all fiscal quarters thereafter, provided that such ratio shall at all other times be calculated on a trailing four quarters basis.

6.7 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.8 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.9 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to which GAAP is applicable to fairly represent in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.10 Hedging. Borrower shall enter into and maintain in effect interest rate hedging arrangements satisfactory to Agent in form and substance with respect to not less than $3,500,000 in principal amount of the Obligations.

6.11 Operating Accounts. Borrower shall have established all of its principal operating accounts at Agent by not later than 90 days following the Closing Date.

6.12 Environmental Matters. Each Credit Party shall comply in all material respects with applicable Environmental Laws where the failure to comply could have a Material Adverse Effect. Each Credit Party shall take all appropriate and necessary measures to timely investigate and cleanup any Releases at any Property where the failure could have a Material Adverse Effect. In addition, Borrower shall, and shall cause each Credit Party, where applicable, to comply with the requests set forth in Schedule 6.12.

6.13 Michigan Mortgage. Borrower shall cause for the Mortgaged Property located in the State of Michigan to have the Mortgage and Environmental Indemnity related thereto and any other instruments, certificates or documents, within three weeks from the closing.

7. NEGATIVE COVENANTS.

Borrower shall not, and shall not permit any other Credit Party to:

7.1 Merger, Consolidation, Acquisition and Sale of Assets.

(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it, except with the express written consent of Agent and (i) among Credit Parties or (ii) as may be permitted under Section 7.4, provided, however, that any such merger, consolidation, reorganization, acquisition of stock or assets shall be (A) for a person in the same line of business; (B) subsequent to delivering pro-forma and projected compliance for the current and immediately preceding fiscal quarter in compliance with the terms of this Agreement based upon financial statements prepared by an independent auditor reasonably acceptable to Agent and in form and substance satisfactory to Agent; (C) at such time $2,500,000 in excess availability exists under the Revolving Credit Limit in compliance with the terms of this Agreement after giving effect to any such transaction at Closing and after payment of any and all fees related thereto; and (D) that any cash applied therefor shall be subtracted from the Investment Basket.

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) in the ordinary course of its business, and (ii) as provided in Section 4.3.

7.2 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its Property now owned or hereafter acquired, except Permitted Encumbrances.

7.3 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3; (b) the endorsement of checks in the ordinary course of business; and (c) guarantees of any Credit Party for another Credit Party.

7.4 Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than one hundred and eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred and eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) as set forth on Schedule 7.4, (f) the stock of any Credit Party, (g) as allowed under Section 7.1, (h) by and among Credit Parties to other Credit Parties, and (i) notwithstanding any other limitation of this Section, an aggregate amount not to exceed the greater of $100,000 per year or to the extent deducted from the Investment Basket. Notwithstanding the foregoing, Borrower shall deposit all proceeds of issuances of equity and Indebtedness into an account maintained with Agent (the "Investment Account") and pledged as Collateral. Property in the Investment Account may be invested at Borrower's direction so long as no Event of Default exists; provided that no such Property shall be invested outside of Agent and its Affiliates at any time when there is an outstanding balance under the Revolving Credit Facility.

7.5 Loans. Make advances, loans or extensions of credit to any Person, except with respect to loans to its employees in the ordinary course of business not to exceed the aggregate amount of $1,000,000 at any time outstanding, other than as set forth on Schedule 7.5.

7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including Capitalized Leases) in any fiscal year commencing with the fiscal year

ending 2001 in an aggregate amount for all Credit Parties in excess of: (a) in the case of Unfinanced Capital Expenditures, the sum of (i) $2,000,000.00, plus (ii) one-half of the amount of the cash proceeds of any issuances of subordinated debt or equity used to pay any obligations to RBB Bank A.G., which obligations shall not exceed $3,750,000.00, provided that during such Loan Year such proceeds are received, and plus (iii) the second-half of such amount of cash proceeds of any issuances of subordinated debt or equity used to pay any obligations to RBB A.G. in any Loan Year succeeding a Loan Year when such proceeds were received, and (b) in the case of all capital expenditures (whether financed or unfinanced), the sum of (i) the amount available under the Investment Basket or the amount of capital expenditures financed by capital lessors and (ii) the amount set forth in clause (a) above.

7.7 Dividends; Distributions. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, Property to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower now or hereafter outstanding, except as set forth on Schedule 7.7.

7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders and (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6; (iii) Indebtedness set forth on Schedule 7.8, (iv) Indebtedness under Subordinated Loans, (v) refinancing of any existing Indebtedness set forth on Schedule 7.8 or as permitted under this Section 7.8, (vi) Indebtedness between any of the Credit Parties, (vii) Indebtedness not otherwise permitted by this Section 7.8 in an amount not to exceed $1,500,000 outstanding at any one time, provided, however, excluding amounts for each Credit Party's accounts payable, accrued amounts payable, any debt payments to Waste Management Holdings, Inc., RBB A.G. and to either of the Sullivan Trusts provided, that any such obligations shall not increase in any manner whatsoever; Indebtedness issued or assumed by a Credit Party in connection with either Section 7.1 or Section 7.4, (viii) Indebtedness resulting from a judgment having been rendered against a Credit Party for which reserves have been established, or (ix) Indebtedness with respect to guarantees permitted by Section 7.3.

7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any Property other than in the ordinary course of business for Property that are useful in, necessary for and are to be used in its business as presently conducted.

7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any Property from, or sell, transfer or lease any Property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms that would have been obtainable from a Person other than an Affiliate.

7.11 Leases. Enter as lessee into any lease arrangement for real or personal Property (unless capitalized and permitted under Section 7.6 if after giving effect thereto, aggregate annual rental payments for all leased Property would exceed $250,000 in any one fiscal year in the aggregate for Borrower.

7.12 Subsidiaries.

(a) Form or acquire any Subsidiary unless (i) such Subsidiary expressly joins Agreement as a Credit Party executes a joinder and joins the Secured Subsidiaries Guaranty and under any other agreement between any Credit Party and Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

(b) Enter into any partnership, joint venture or similar arrangement.

7.13 Fiscal Year and Accounting Changes. Change its fiscal year from December 31st or make any significant change in (i) accounting treatment and reporting practices, except as required by GAAP, or (ii) tax reporting treatment, except as required by law.

7.14 Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

7.15 Amendment of Governing Documents. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws (or equivalent governing documents) except as permitted by law and with the prior written consent of Agent or its counsel.

7.16 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a Lien on the Property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17 Prepayment of Indebtedness. Except as permitted pursuant to Section 7.18, at any time, directly or indirectly, prepay any Indebtedness (other than to Agent or Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower.

7.18 Subordinated Loans. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Subordinated Loan, except as expressly permitted in the applicable Subordination Agreement.

7.19 Other Agreements. Enter into any material amendment, waiver or modification of the Rights, Privileges and Preferences to any of Borrower's Preferred Stock, any agreement with the Thomas P. Sullivan Living Trust or the Ann L. Sullivan Living Trust, Waste Management Holdings, Inc., RBB A.G. or any related agreements.

8. CONDITIONS PRECEDENT.

8.1 Conditions to Initial Advances. The obligation of Lenders to make the initial Advance under the Revolving Loan, to make the Term Loan and to make the initial Issuance (whichever occurs first) is subject to the fulfillment, to the satisfaction of Agent, Issuing Bank Lenders and their counsel, of each of the following conditions:

(a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of Borrower;

(b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c) Corporate Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Boards of Directors of Borrower and each of the other Credit Parties authorizing (i) the execution, delivery and performance of this Agreement, the other Loan Documents and any related agreements and (ii) the granting by Borrower and each of the other Credit Parties of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower and each of the other Credit Parties as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each of the other Credit Parties, dated the Closing Date, as to the incumbency and signature of the officers of Borrower and each of the other Credit Parties executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

(e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower and each of the other Credit Parties, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and each of the other Credit Parties and all agreements of the shareholders of Borrower and each of the other Credit Parties certified as accurate and complete by the Secretary of each such Person;

(f) Good Standing Certificates. Agent shall have received good standing certificates for Borrower and each of the other Credit Parties, dated not more than ten (10) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of the jurisdiction of incorporation and each jurisdiction where the conduct of each such Person's business activities or the ownership of its properties necessitates qualification;

(g) Legal Opinion. Agent shall have received the executed legal opinion of Conner & Winters, a professional corporation in form and substance satisfactory to Agent that shall cover such matters incident to the Transactions, the Notes, the Secured Subsidiaries Guaranty, the other Loan Documents and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Credit Party or against its officers or directors (A) in connection with the Loan Documents or any of the Transactions and that, in the reasonable opinion of Agent, is deemed material or (B) that could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Credit Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(i) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit I.

(j) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which (including, without limitation, an enterprise valuation of Borrower and its Subsidiaries) shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of the Credit Parties and all books and records in connection therewith;

(k) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Section 3 and the Fee Letter;

(l) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements that shall be satisfactory in all respects to Lenders;

(m) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of the Credit Parties' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured, the terms and amount of which shall be acceptable to Agent;

(n) Title Insurance. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions that Agent shall not have approved in writing and no survey exceptions;

(o) Environmental Reports. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by the Credit Parties;

(p) Payment Instructions; Discharge of Indebtedness. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement and concurrently with the disbursement of the initial Advances the Indebtedness listed on Schedule 2.12 shall have been discharged and all Liens securing such Indebtedness shall have been terminated of record;

(q) Controlled Accounts. Agent shall have received (i) duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and (ii) duly executed agreements establishing the Investment Account;

(r) Consents; Compliance. Agent shall have received any and all Consents necessary to permit the Credit Parties to conduct their respective businesses and to effect the Transactions; Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary; and Agent shall have received evidence to its satisfaction of compliance by Borrower and its Subsidiaries with applicable laws and regulations;

(s) No Adverse Material Change. (i) since December 31, 1999, there shall not have occurred any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

(t) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman lien waiver satisfactory to Agent with respect to all premises leased by any Credit Party at which Inventory is located;

(u) Mortgages. Agent shall have received in form and substance satisfactory to Lenders (i) the executed Mortgages substantially in conformity with Exhibit E and (ii) a title policies for the Real Property and (iii) surveys for each Mortgaged Property;

(v) Subordinated Loan Documentation. Agent shall have received final executed copies of the Subordinated Loan Documentation in form and substance of Exhibit J;

(w) Environmental Indemnity. Agent shall have received the Environmental Indemnity in form of Exhibit C for each Mortgaged Property;

(x) Secured Subsidiaries Guaranty and Other Loan Documents. Agent shall have received (i) the executed Secured Subsidiaries Guaranty, and (ii) executed copies of all of the other Loan Documents (where execution of such other Loan Documents is required), all in form and substance satisfactory to Agent;

(y) Contract Review. Agent shall have reviewed all material contracts of the Credit Parties including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(z) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of such date, (ii) each Credit Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(aa) Borrowing Base. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

(bb) Undrawn Revolving Credit Facility Availability. After giving effect to the initial Advances hereunder, Borrower shall have Undrawn Revolving Credit Facility Availability of at least $3,000,000.00, after giving effect to the payment of fees and expenses and the deduction of an amount equal to the sum of all trade payables that are 60 days or more past due, all as demonstrated by a Borrowing Base Certificate dated the Closing Date;

(cc) Interest Rate Protection Agreements. Borrower shall have entered into such interest rate swap, hedge or protection agreements with respect to the loan facilities provided herein, each of which shall be in form and substance of Exhibit K;

(dd) Intellectual Property Agreements. Borrower shall have executed and delivered to Agent the Mortgage of Copyright in form and substance of Exhibit L, the Trademark Security Agreement in form and substance of Exhibit M and the Patent Security Agreement in form and substance of Exhibit N.

(ee) Government Receivables. Borrower shall have completed, executed and delivered to Agent the Government Contract Assignment and Government Receivables Instrument of Assignment in form and substance of Exhibits O and P, respectively.

(ff) Intercreditor Agreement with Waste Management. Borrower shall have caused to be executed and delivered to Agent the Intercreditor Agreement with Waste Management Holdings, Inc. in form and substance of Exhibit Q.

(gg) Standstill Agreement with RBB A.G. Borrower shall have caused to be executed and delivered to Agent the Standstill Agreement by RBB A.G. in form and substance of Exhibit R.

(hh) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2 Initial Funding and All Borrowings. The obligation of Lenders to make the initial funding and any Advance hereunder and the obligation of the Issuing Bank to make any Issuance (including the initial Advance and Issuance) are further subject to the fulfillment, to the satisfaction of Agent, the Issuing Bank, the Lenders and their counsel, of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that Agent, on behalf of Lenders, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c) Maximum Advances. In the case of any Advance or Issuance requested to be made, after giving effect thereto, the Effective Balance shall not exceed (i) the maximum amount of Revolving Credit Facility Advances permitted under Section 2.2(a) for the Revolving Credit Facility and (ii) the Maximum Term Loan Amount for the Term Loan.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

9. INFORMATION AS TO BORROWER.

Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Credit Party's reclamation or repossession of, or the return to any Credit Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2 Schedules. Deliver to Agent on or before the twentieth (20th) day of each month, as and for the prior month: (a) accounts receivable agings, (b) accounts payable schedules, and (c) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, Borrower will deliver to Agent, at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices if reasonably requested, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require

including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

9.3 Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrower, or its Chief Financial Officer, stating, to the best of his knowledge, that each Credit Party is in compliance in all material respects with all Environmental Laws applicable to the Credit Parties except as otherwise discussed in Schedule 5.7. To the extent that any Credit Party is not in compliance with the foregoing laws, the certificate shall briefly set forth with specificity all areas of non-compliance and the proposed action such Credit Party will implement in order to achieve full compliance to the best of such individual's knowledge after due inquiry.

9.4 Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Credit Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect (without regard to any such insurance).

9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the consolidated financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency that, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Credit Party to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower that might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Credit Party that could reasonably be expected to have a Material Adverse Effect and including, in any event, any revocation, intended revocation, non-renewal or intended non-renewal of any Contract; in each case describing the nature thereof and the action such Credit Party proposes to take with respect thereto.

9.6 Public Filings. Furnish Agent concurrently with the filing thereof, copies of all filings and information statements submitted by Borrower to the Securities Exchange Commission, any equivalent State authority, any stock exchange or to Borrower's securityholders.

9.7 Annual Financial Statements. Furnish Agent within one hundred and twenty (120) days after the end of each fiscal year of Borrower, consolidated financial statements of Borrower including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). Each such report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) the Accountants have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based, either no information came to their attention that, to their knowledge, constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain, or have appended thereto, calculations that set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11. In addition, the reports shall be

accompanied by a certificate of Borrower's Chief Financial Officer that shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations that set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11.

9.8 Quarterly Financial Statements. Furnish Agent within fifty (50) days after the end of each fiscal quarter, an unaudited consolidated and consolidating balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, in his personal capacity, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations that set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11.

9.9 Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations that set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 7.6 and 7.11.

9.10 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders.

9.11 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the other Loan Documents have been complied with by Borrower and the other Credit Parties including, without limitation, and without the necessity of any request by Agent: (a) copies of all environmental audits and reviews; (b) at least thirty (30) days prior thereto, notice of any Credit Party's opening of any new office or place of business or any Credit Party's closing of any existing office or place of business; and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Credit Party is a party or by which any Credit Party is bound.

9.12 Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of Borrower's fiscal years commencing with fiscal year 2001, a month by month projected consolidated operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower, in his personal capacity, to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such

officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13 Notice of Suits, Adverse Events. Furnish Agent with (i) prompt notice of any (A) lapse or other termination of any Consent issued to any Credit Party by any Governmental Body or any other Person which could have a Material Adverse Effect that is material to the operation of any Credit Party's business or (B) refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (ii) copies of any (A) periodic or special reports filed by any Credit Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of a Credit Party, or if copies thereof are requested by Lender, and (B) material notices and other communications from any Governmental Body or Person that specifically relate to a Credit Party.

9.14 ERISA Notices and Requests. Furnish Agent with prompt written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action that Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.15 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

10. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an "Event of Default":

10.1 failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any other Loan Document provided that as to interest payments only is not cured within 5 days of such failure;

10.2 any representation or warranty made or deemed made by any Credit Party in this Agreement, any other Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3 failure by Borrower or any other Credit Party to (i) furnish financial information when due or when requested or (ii) permit the inspection of its books or records;

10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Credit Party's Property;

10.5 except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Credit Party and Agent or any Lender except for a failure or neglect of any Credit Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.1, 6.3, 6.4, 9.4 or 9.6 that is cured within five (5) Business Days from the occurrence of such failure or neglect;

10.6 any judgment or judgments are rendered or judgment liens filed against any Credit Party for an aggregate amount in excess of $250,000 on a cumulative basis from the Closing Date, which, within thirty (30) days of such rendering or filing, is not either satisfied, stayed or discharged of record, unless any such judgement is contested in good faith and Borrower establishes reserves for such judgement that are satisfactory to Agent;

10.7 Any Credit Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

10.8 Any Credit Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9 any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

10.10 an event or occurrence shall occur under any other agreement governing Indebtedness of Borrower and or any other Credit Party (except for trade payables) more than $20,000 or $100,000 in the aggregate, the effect of which is to permit the holder of such Indebtedness to declare such Indebtedness to be immediately due and payable;

10.11 a default of the obligations of any Credit Party under any other agreement (except for agreements relating to trade payables) to which it is a party shall occur that adversely affects its condition, affairs or prospects (financial or otherwise) by more than $20,000 or $100,000 in the aggregate, which default is not cured within any applicable grace period;

10.12 termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

10.13 any Change of Control shall occur;

10.14 any material provision of any Loan Document shall, for any reason, cease to be valid and binding on any Credit Party, or any Credit Party shall so claim in writing to Agent;

10.15 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Credit Party, the continuation of which is material to the continuation of any Credit Party's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Credit Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; or (ii) any agreement that is necessary or material to the operation of any Credit Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect any Credit Party ;

10.16 any portion of the Collateral shall be seized or taken by a Governmental Body, or any Credit Party or the title and rights of any Credit Party that is the owner of any material portion of the Collateral shall have become the subject matter of litigation that might, in the reasonable opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the other Loan Documents;

10.17 an event or condition specified in Sections 7.16 or 9.15 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) that, in the reasonable judgment of Agent, would have a Material Adverse Effect.

11. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

11.1 Rights and Remedies. Upon the occurrence of (i) an Event of Default that has not been cured or waived pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured or waived), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances or (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default that has not been cured or waived, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to

such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's (a) trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights that are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; third, to the principal of any Revolving Credit Facility Advances; and fourth, to the principal of the Term Loan. If any deficiency shall arise, Borrower and any Guarantor shall remain liable to Agent and Lenders therefor.

11.2 Agent's Discretion. Agent shall have the right, in its reasonable discretion, to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

11.3 Setoff. In addition to any other rights that Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply Borrower's Property held by Agent and such Lender to reduce the Obligations.

11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

12. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13. EFFECTIVE DATE AND TERMINATION.

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December ___, 2005 (the "Termination Date") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (60) days' prior written notice upon payment in full of the Obligations. In the event that the Obligations are prepaid in full prior to the Termination Date (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) one and one-half percent (1.50%) of the Total Financing Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) one percent (1.00%) of the Total Financing Amount if the Early Termination Date occurs on or after the first anniversary of the Closing Date but prior to the third anniversary of the Closing Date and (z) three-quarters of one percent (0.75%) of the Total Financing Amount if the Early Termination Date occurs on or after the third anniversary of the Closing Date.

13.2 Termination. The termination of the Agreement shall not affect Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights that it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

14. REGARDING AGENT.

14.1 Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter) charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action that exposes Agent to liability or that is contrary to this Agreement or the other Loan Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither Agent nor any of its officers,

directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the other Loan Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the other Loan Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, or any other Loan Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters

pertaining to this Agreement and the other Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the other Loan Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, attorneys' fees) resulting from Agent's gross (not mere) negligence or willful misconduct.

14.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9 Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, and 9.9 from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

14.10 Borrower's Undertaking to Agent. Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

15. MISCELLANEOUS.

15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all

process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens. Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

15.2 Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Agent, with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the other Loan Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

(i) increase the Commitment Percentage or maximum dollar commitment of any Lender;

(ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement;

(iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b);

(iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000;

(v) change the rights and duties of Agent;

(vi) except as provided in the last paragraph of this Section 15.2, permit any Advance or Issuance to be made if after giving effect thereto the Effective Balance would exceed the lesser of the Formula Amount and the Revolving Credit Limit; or

(vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default that was waived), or impair any right consequent thereon.

In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event that Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Credit Facility Advances at any time to exceed the Formula Amount by up to one hundred ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Credit Facility Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event that Agent involuntarily permits the outstanding Revolving Credit Facility Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Credit Facility Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

15.3 Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant"). Each Participant may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrower shall not be required to pay to any Participant more than the amount that it would have been required to pay to Lender that granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such

Participant. Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other Property actually or constructively held by such Participant as security for the Participant's interest in the Advances.

(c) Any Lender may with the consent of Agent, which consent shall not be unreasonably withheld or delayed, sell, assign or transfer all or any part of its rights under this Agreement and the other Loan Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(e) Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender and any prospective Participant or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower that has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

15.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and, to the extent permitted under this Agreement, any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment, or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, that is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

15.5 Indemnity. Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) that may be

imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

15.6 Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A) If to Agent or PNC at:

PNC Bank, National Association
Two Tower Center Boulevard
East Brunswick, New Jersey 08816
Attention: Mr. Wing Louie
Telephone: (732) 220-4339
Facsimile: (732) 220-4393

with copies to:

Barry Gilman, Esq.
Two Tower Center
East Brunswick, New Jersey 08816
Telephone: (732) 220-3136
Facsimile: (732) 220-3687

and

Manatt, Phelps & Phillips, LLP
11355 Olympic Boulevard
Los Angeles, California 90064
Attention: Harold P. Reichwald, Esq.
Telephone: (310) 312-4000
Facsimile: (310) 312-4224

(B) If to a Lender other than Agent, as specified on the signature pages hereof

(C) If to Borrower:

Perma-Fix Environmental Services, Inc.
1940 N.W. 67th Place
Gainsville, Florida 32653
Attention: Dr. Louis F. Centofanti, President and CEO
Telephone: (352) 395-1361
Facsimile: (352) 373-0777

with a copy to: Irwin H. Steinhorn, Esq.
Conner & Winters, a Professional Corporation
211 North Robinson, Suite 1700
Oklahoma City, Oklahoma 73102
Telephone: (405) 272-5750
Facsimile: (405) 232-2695

15.7 Survival. The obligations of Borrower under Sections 2.3(f), 3.5, 3.6, 3.7, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the other Loan Documents and payment in full of the Obligations.

15.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

15.9 Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders in (a) all efforts made to enforce payment of any Obligation or effect collection of any Collateral; (b) connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments; (c) instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise; (d) defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower; or (e) connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

15.10 Injunctive Relief. Borrower recognizes that, in the event that Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

15.11 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

15.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

15.13 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

15.15 Confidentiality; Sharing Information. (a) Agent, each Lender and each Participant shall hold all non-public information obtained by Agent, such Lender or such Participant pursuant to the

requirements of this Agreement in accordance with Agent's, such Lender's and such Participant's customary procedures for handling confidential information of this nature; provided, however, that Agent, each Lender and each Participant may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Participants and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further, that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Participant shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Participant by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Participant be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

15.16 Publicity. Each Credit Party, Agent and each Lender hereby authorizes Agent and Borrower to make appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements that are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

[remainder of page intentionally left blank; signature page follows]

Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST:

____
[SEAL]

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: ______________________
Richard T. Kelecy
Chief Financial Officer and Secretary

1940 N.W. 67th Place
Gainsville, Florida, 32653

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By: ______________________

Name: ______________________

Title: ______________________

465 North Halstead, Suite 940
Pasadena, California 91107

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By: ______________________

Name: ______________________

Title: ______________________

____
Address

Commitment Percentage: 100%

Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST:

____

[SEAL]

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: ______________________________

Richard T. Kelecy

Chief Financial Officer and Secretary

1940 N.W. 67th Place

Gainsville, Florida, 32653

PNC BANK, NATIONAL ASSOCIATION,

as Agent

By: ______________________________

Name: Ilan Yehros

Title: Vice President

2 North Lake, Suite 940

Pasadena, California 91101

PNC BANK, NATIONAL ASSOCIATION,

as Lender

By: ______________________________

Name: Ilan Yehros

Title: Vice President

____

Address

Commitment Percentage: 100%

EXHIBIT A

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

FORM OF BORROWING BASE CERTIFICATE

Pursuant to that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000 (the "Agreement"), among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Borrower"), each of the financial institutions that is now or that thereafter becomes a party thereto (collectively, Lenders and each, individually, a Lender), and PNC BANK, NATIONAL ASSOCIATION, a national banking corporation, as Agent for the Lenders, I, Richard T. Kelecy, Chief Financial Officer of Borrower, do hereby certify as follows (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement):

(a) Attached hereto as Schedule A is a true and complete copy of the calculation of the Formula Amount at the close of business on ______________ ___, _____.

(b) Attached hereto as Schedule B is a true and complete copy of an aged trial balance of all Commercial Receivables of Borrower at the close of business on ______________ ___, _____, indicating which Accounts are current, up to 60 days, and 60 days or more past the invoice date.

(c) Attached hereto as Schedule C is a true and complete copy of all Commercial Product Receivables of Borrower at the close of business on ______________ ___, _____, indicating which are current, up to 90 days, and up to 120 days from the invoice date.

(d) Attached hereto as Schedule D is a true and complete copy of all Acceptable Government Agency Receivables indicating which are, up to 60 days, and 150 days.

(e) Attached hereto as Schedule E is a true and complete copy of all Acceptable Unbilled Amounts, up to 60 days.

(f) Schedule F hereto sets forth calculations demonstrating that, after giving effect to the requested Advance, the aggregate outstanding principal amount of the Loan will not exceed the Revolving Credit Limit.

IN WITNESS WHEREOF, I have signed my name and executed this Borrowing Base Certificate on this _____ day of ______________, _____.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:______________________________

Print Name :______________________

Chief Financial Officer

FORM OF COMMITMENT TRANSFER SUPPLEMENT

This COMMITMENT TRANSFER SUPPLEMENT (this "Supplement"), dated as of December 22, 2000, is made between PNC Bank, National Association, a national banking association ("Transferor") and ________________________ ("Transferee").

RECITALS

WHEREAS, Transferor is party to that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000 ("Agreement"), among Perma-Fix Environmental Services, Inc., a corporation organized under the laws of the State of Delaware ("Borrower"); each of the financial institutions that is now or that hereafter becomes a party thereto (including Transferor, collectively "Lenders" and each, individually, a "Lender"); and PNC Bank, National Association, a national banking association as agent for the Lenders (in such capacity "Agent"), and as Issuing Bank. Any terms defined in the Agreement and not defined in this Supplement are used herein as defined in the Agreement;

WHEREAS, as provided under the Agreement, Transferor has committed to making Loans (the "Committed Loans") to Borrower in an aggregate amount not to exceed $22,000,000.00 (the "Commitment");

WHEREAS, Transferor has made Committed Loans in the aggregate principal amount of $__________ to Borrower; and

WHEREAS, Transferor wishes to transfer and assign to Transferee some of the rights and obligations of Transferor under the Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and Transferee wishes to accept transfer and assignment of such rights and to assume such obligations from Transferor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Supplement.

(a) Subject to the terms and conditions of this Supplement, (i) Transferor hereby sells, transfers and assigns to Transferee, and (ii) Transferee hereby purchases, assumes and undertakes from Transferor, without recourse and without representation or warranty (except as provided in this Supplement) __________ percent (__%) (the "Transferee's Percentage Share") of (A) the Commitment, the Committed Loans of Transferor and (B) all related rights, benefits, obligations, liabilities and indemnities of Transferor under and in connection with the Agreement and the Loan Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Transferee shall be a party to the Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. Transferee agrees that it will perform in

accordance with their terms all of the obligations that, by the terms of the Agreement, are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Transferor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and Transferor shall relinquish its rights and be released from its obligations under the Agreement to the extent such obligations have been assumed by Transferee; provided, however, Transferor shall not relinquish its rights under Sections __ and __ of the Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Transferee's Commitment will be $__________.

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Transferor's Commitment will be $__________.

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Transferee shall pay to Transferor on the Effective Date in immediately available funds an amount equal to $__________, representing Transferee's Pro Rata Share of the principal amount of all Committed Loans.

(b) Transferee further agrees to pay to Agent a processing fee in the amount specified in Section 15.3(d) of the Agreement.

3. Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Committed Loans shall be for the account of Transferor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of Transferee. Each of Transferor and Transferee agrees that it will hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

4. Independent Credit Decision.

Transferee (a) acknowledges that it has received a copy of the Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Supplement; and (b) agrees that it will, independently and without reliance upon Transferor, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Agreement.

5. Effective Date; Notices.

(a) As between Transferor and Transferee, the effective date for this Supplement shall be __________, 20__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Supplement shall be executed and delivered by Transferor and Transferee;

(ii) the consent of Agent required for an effective assignment of the Assigned Amount by Transferor to Transferee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii) Transferee shall pay to Transferor all amounts due to Transferor under this Supplement;

(iv) Transferee shall have complied with Sections 14 and 15 of the Agreement (if applicable);]

(v) the processing fee referred to in Section 2(b) hereof and in Section 15.3(d) of the Agreement shall have been paid to Agent; and

(b) Promptly following the execution of this Supplement, Transferor shall deliver to Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. Agent.

(a) Transferee hereby appoints and authorizes Transferor to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to Agent by the Lenders pursuant to the terms of the Agreement.

(b) Transferee shall assume no duties or obligations held by Transferor in its capacity as Agent under the Agreement.

7. Withholding Tax.

Transferee (a) represents and warrants to the Lender, Agent and Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to Transferee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrower prior to the time that Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Transferee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Transferee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Transferor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Supplement and any other documents required or permitted to be executed or delivered by it in connection with this Supplement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Supplement, and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or

notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Supplement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

(b) Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto. Transferor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower, or the performance or observance by Borrower, of any of its respective obligations under the Agreement or any other instrument or document furnished in connection therewith.

(c) Transferee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Supplement and any other documents required or permitted to be executed or delivered by it in connection with this Supplement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Supplement; and apart from any agreements or undertakings or filings required by the Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Supplement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Transferee.

9. Further Assurances.

Transferor and Transferee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Supplement, including the delivery of any notices or other documents or instruments to Borrower or Agent, that may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Supplement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Supplement shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Transferor and Transferee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Supplement.

(d) This Supplement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Transferor and Transferee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the Central District of California over any suit, action or proceeding arising out of or relating to this Supplement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Supplement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) TRANSFEROR AND TRANSFEREE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SUPPLEMENT, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Transferor and Transferee have caused this Supplement to be executed and delivered by their duly authorized officers as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION,
a national banking association

By: ______________________________

Print Name: ______________________

Title: ____________________________

By: ______________________________

Print Name: ______________________

Title: ____________________________

Address: _________________________

____

____

[TRANSFEREE]

By: ______________________________

Print Name: ______________________

Title: ____________________________

By: ______________________________

Print Name: ______________________

Title: ____________________________

Address: _________________________

____

____

SCHEDULE 1

NOTICE OF SUPPLEMENT

_______________, 20__

PNC Bank, National Association
Two Tower Center Boulevard
East Brunswick, New Jersey 08816
Attention: Mr. Wing Louie

Re: Perma-Fix Environmental Services, Inc.
1940 NW 67th Place
Gainesville, Florida 32653

Ladies and Gentlemen:

We refer to the Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000 (from time to time the "Agreement"), among Perma-Fix Environmental Services, Inc. ("Borrower"), the Lenders referred to therein and PNC Bank, National Association, as agent for the Lenders ("Agent"). Terms defined in the Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by _________________ ("Transferor") to _______________ ("Transferee") of __________ percent (__%) of the right, title and interest of Transferor in and to the Agreement (including the right, title and interest of Transferor in and to the Commitments of Transferor, all outstanding Loans made by Transferor and Transferor's participation in the Letters of Credit pursuant to the Supplement Agreement attached hereto (the "Supplement"). We understand and agree that Transferor's Commitment, as of _______, ________, is $ ________, the aggregate amount of its outstanding Loans is $_____________.

2. Transferee agrees that, upon receiving the consent of Agent and, if applicable, Borrower to such assignment, Transferee will be bound by the terms of the Agreement as fully and to the same extent as if Transferee were the Lender originally holding such interest in the Agreement.

3. The following administrative details apply to Transferee:

(a) Notice Address:

Transferee name: ____________________

Address: ____________________________

____

____

Attention: ___________________________

Telephone: (___) _____________________

Telecopier: (___) ____________________

Telex (Answerback): __________________

(b) Payment Instructions:

Account No.: ________________________

At: ________________________________

____

____

Reference: __________________________

Attention: ___________________________

4. You are entitled to rely upon the representations, warranties and covenants of each of Transferor and Transferee contained in the Supplement.

IN WITNESS WHEREOF, Transferor and Transferee have caused this Notice of Supplement to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,
[NAME OF TRANSFEROR]

By: ______________________________

Print Name: ______________________________

Title: ______________________________

[NAME OF TRANSFEREE]

By: ______________________________

Print Name: ______________________________

Title: ______________________________

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By: ______________________________

Print Name: ______________________________

Title: ______________________________

FORM OF ENVIRONMENTAL INDEMNIFICATION AGREEMENT

THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT ("Agreement") is made and given as of December 22, 2000 by PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Indemnitor"), to and for the benefit of PNC BANK, National Association, a national banking association (the "Lender").

WITNESSETH:

WHEREAS, Lender has agreed to make available to Indemnitor a revolving line of credit in the maximum principal amount outstanding at any one time of Fifteen Million Dollars, which revolving credit line ("Revolving Credit Facility") shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Facility Note") and whereas Lender has agreed to make a term loan to Indemnitor in the amount of Seven Million Dollars, which term loan ("Term Loan") shall be evidenced by one or more secured promissory notes (collectively, the "Term Note"). The Revolving Credit Facility and the Term Loan shall be collectively referred to as the "Loan," and the Revolving Credit Facility Note and the Term Note shall collectively be referred to as the "Note." The Note shall be payable to the order of the Lender, providing for the payment of principal with interest thereon at the times and in the manner set forth therein and is secured by, inter alia, various mortgages and deeds of trust constituting liens on those certain parcels of real property identified in Exhibit "A" attached hereto and made a part hereof by this reference, together with all improvements, personal property, easements, rights and appurtenances relating thereto (collectively, the "Property");

WHEREAS, as an inducement for Lender to make the Loan to Indemnitor, Lender requires the Indemnitor to execute and deliver this Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor hereby affirms the following authorizations and make the following agreements, representations, warranties, covenants, and indemnifications to Lender:

1. Definitions

The following capitalized terms used in this Agreement shall have the meanings set forth below. Those capitalized terms not defined below or elsewhere in this Agreement shall have the same meanings as set forth in the Deeds of Trust.

(a) "CAA" - shall mean the Clean Air Act, codified at 42 U.S.C. §§ 7401 et seq., as amended from time to time;

(b) "CERCLA" - shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") (P.L. 96-510), as amended by the Superfund Amendments and Reauthorization Act of 1986 (P.L. 99-499), codified at 42 U.S.C §§ 9601 et seq., as amended from time to time;

(c) "CWA" - shall mean the Clean Water Act, codified at 33 U.S.C. §§ 1251 et seq., as amended from time to time;

(d) "Environmental Permits" - shall mean all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Laws in connection with the ownership, use or operation of the Property, or the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials;

(e) "Environmental Laws" - shall mean CERCLA, HMTA, RCRA, CAA, CWA, TSCA, RHA and the Right-To-Know Act and all other federal, state and local laws, statutes, ordinances and codes relating to health, safety, sanitation, the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, guidelines, decisions, orders and directives of federal, state and local governmental agencies, authorities and courts with respect thereto;

(f) "Hazardous Materials" - shall mean, without limitation, flammables, explosives, radioactive materials, radon, radon daughters, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum or petroleum based or related substances, hydrocarbons or like substances and their additives or constituents, any substances now or hereafter defined as "hazardous substances", "hazardous materials," "toxic substances" or "hazardous waste" in CERCLA, HMTA, RCRA, CAA, CWA, TSCA, RHA, the Right-To-Know Act, or any so-called "superfund" or "superlien" law or in the regulations promulgated pursuant thereto, or any other applicable federal, state or local law, common law, code, rule, regulation, order, or ordinance, presently in effect or hereafter enacted, promulgated or implemented;

(g) "HMTA" - shall mean the Hazardous Materials Transportation Act (P.L. 93-633), codified at 49 U.S.C. §§ 1801 et seq., as amended from time to time;

(h) "Indemnified Parties" - shall mean Lender, its and their successors and assigns, and its and their affiliates, directors, officers, agents, attorneys, contractors, subcontractors, servants, employees and shareholders, and their respective heirs and legal representatives.

(i) "1991 Statute" means California Civil Code Section 2929.5 and California Code of Civil Procedure Sections 564, 726.5 and 736, as added to such Codes or amended by Chapter 1167 of the Laws of 1991, as the same may be subsequently amended.

(j) "RCRA" - shall mean the Resource Conservation and Recovery Act of 1976 (P.L. 94-580), codified at 42 U.S.C. §§ 6901 et seq., as amended from time to time;

(k) "Release" - shall have the same meaning as given to that term in CERCLA, as amended, and the regulations promulgated thereunder;

(l) "RHA" - shall mean the Rivers and Harbors Appropriation Act, codified at 33 U.S.C. §§ 401 et seq., as amended from time to time;

(m) "Right-To-Know Act" - shall mean the Emergency Planning and Community Right-To-Know Act, codified at 42 U.S.C. §§ 11001 et seq., as amended from time to time;

(n) "TSCA" - shall mean the Toxic Substances Control Act (P.L. 94-469), codified at 15 U.S.C. §§ 2601 et seq., as amended from time to time; and

(o) "User" - shall mean any person or entity now, hereafter or heretofore occupying, owning, operating, leasing, subleasing, possessing, using, or controlling the Property or any part or aspect of the Property.

2. Indemnity

Indemnitor hereby agrees to jointly and severally irrevocably and unconditionally indemnify, hold harmless and defend the Indemnified Parties against, and agrees to hold the Indemnified Parties harmless from, any and all claims, losses, damages, liabilities (including, without limitation, strict liabilities), penalties, costs, expenses, demands or fines of whatever kind or nature, in any way relating to or arising out of:

(a) The presence or Release of any Hazardous Materials, in, on, above, or under the Property;

(b) Any activity by any party on or off the Property in connection with the use, handling, treatment, removal, storage, decontamination, clean up, transportation or disposal of any Hazardous Materials at any time located on or under the Property;

(c) The use, handling, treatment, monitoring, removal, storage, decontamination, clean up, testing, transportation or disposal of any Hazardous Materials on, above, within, under, related to, or affected by the Property;

(d) A misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenant made by the Indemnitor in this Agreement;

(e) The performance by Indemnitor or any User during the period Indemnitor owns the Property of any inspection, investigation, study, sampling, testing, removal, containment or other remedial action or other clean up related to Hazardous Materials on, above, within, under, related to, or affected by, the Property;

(f) The imposition, recording or filing of any lien (including, without limitation, a so-called "superlien") against the Property as a result of the incurrence by any party of any claims, expenses, demands, losses, costs, fines or liabilities of whatever kind or nature with respect to any actual, suspected or threatened Release of Hazardous Materials or environmental condition on, above, within, under, related to, or affected by, the Property; and

(g) The violation by Indemnitor or any User of any applicable Environmental Laws or Environmental Permits with respect to the Property.

(h) Any personal injury, death or property damage arising or related to the use, handling, treatment, monitoring, removal, storage, decontamination, clean up, transportation or dispersal of any Hazardous Materials wherever an occurrence causing such harm arises.

The indemnity provisions set forth herein are intended to indemnify each Indemnified Party from its own active or passive negligence or fault when such Indemnified Party is jointly, comparatively or concurrently negligent with Indemnitor or any other party except to the extent such claim arises from the gross negligence or willful misconduct of that Indemnified Party. In the event any action, suit or proceeding is brought against an Indemnified Party by reason of any occurrence listed above, Indemnitor, upon the request of such Indemnified Party and at Indemnitor's expense, will resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel designated by Indemnitor and approved by such Indemnified Party.

3. Representations, Warranties and Covenants

The Indemnitor hereby represents, warrants and covenants to Lender that:

(a) Indemnitor has complied with and has conducted operations in and at the Property in compliance with all applicable Environmental Laws and Environmental Permits, and Indemnitor shall

conduct operations in compliance with, and shall ensure compliance by all Users with, all applicable Environmental Laws;

(b) Except as disclosed in those certain environmental reports (collectively, "Environmental Reports") outlined in Exhibit B attached hereto and made a part hereof by this reference, neither the Indemnitor nor, to the best of Indemnitor's knowledge and belief, any User, has heretofore received any notice or request from any governmental agency, or entity or person, or provided any information or notice to any such agency, entity or person, concerning the presence of Hazardous Materials in, under or in the vicinity of the Property or the removal of Hazardous Materials from the Property;

(c) Except as disclosed in the Environmental Reports, there are no pending or, to the best of Indemnitor's knowledge and belief, threatened actions, suits, proceedings, investigations or other proceedings, of any type or nature, that relate to or arise out of the presence of Hazardous Materials in, under or in the vicinity of the Property or the removal of Hazardous Materials from the Property;

(d) Except as disclosed in the Environmental Reports, the Property and the natural or environmental resources or substances located on, above or within the Property contain no Hazardous Materials except as may be located thereon pursuant to an Environmental Permit issued by the appropriate governmental authority, and, to the best of Indemnitor's knowledge and belief, the surrounding property and the natural or environmental resources or substances located in the vicinity of, related to, or affected by, the Property contain no Hazardous Materials.

(e) Except as disclosed in the Environmental Reports, there are no agreements, consent orders, consent decrees, judgments, licenses, permits or other orders or directives of any applicable federal, state or local court, authority, person or governmental agency which relate to or arise out of the ownership, use or operation of the Property by Indemnitor or any current or, to the best of Indemnitor's knowledge and belief, any former User, that require any work, repair, construction, containment, clean up, investigation, testing, study, inspection or other similar action with respect to Hazardous Materials;

(f) Neither the Indemnitor nor, to the best of Indemnitor's knowledge and belief, any current or former User has violated any Environmental Laws or Environmental Permits in connection with the Property;

(g) Indemnitor shall promptly notify Lender in writing if such Indemnitor or, to Indemnitor's knowledge, any User receives any information, notice or request from any governmental agency, entity or person, concerning any actual, suspected or threatened Release of Hazardous Materials, or any pending or threatened actions, suits, proceedings, investigations or other actions, of any type or nature, that relate to or arise out of the Release or threatened Release of Hazardous Materials on, above, within, in the vicinity of, related to, or affecting, the Property;

(h) The Indemnitor at its sole cost and expense shall allow, participate in, and otherwise assist in (including, without limitation, granting full access to the Property) the conduct and completion of any inspections, investigations, studies, sampling, testing, removal, containment or other remedial action or other clean up related to Hazardous Materials on, above, within, or in the vicinity of the Property, as may be required by any applicable Environmental Law; and

(i) Except as modified in the Easement Agreement, Indemnitor shall undertake and complete all inspections, investigations, studies, sampling, testing and all removal, containment or other remedial action necessary or appropriate to contain, remove and otherwise eliminate and clean up all actual, suspected or threatened Hazardous Materials on, above, within, related to or affecting the Property.

(j) There is no asbestos, PCB or formaldehyde containing materials incorporated into the Improvements on the Property; and

(k) To the best of Indemnitor's knowledge, there are no underground storage tanks on or beneath the Property.

4. Disclaimer

The Indemnitor acknowledges that Lender is not an environmental consultant, engineer, investigator or inspector of any type whatsoever. Receipt, review and/or approval by Lender or any of its agents of any information, reports, studies, audits or other materials concerning the environmental condition of the Property, and the delivery of any such information, reports, studies, audits or other materials to Lender, shall in no event be deemed to be a representation or warranty by Lender or any of its agents as to the content or conclusions of such information, reports, studies, audits or other materials or the accuracy or sufficiency thereof. THE RESPONSIBILITY FOR COMPLIANCE WITH ALL ENVIRONMENTAL LAWS AND REGULATIONS RESTS SOLELY WITH THE INDEMNITOR OR ANY PRESENT OR PREVIOUS OWNER OR USER OF THE PROPERTY.

5. General Provisions

(a) Notwithstanding any real property collateral pledged by Indemnitor as repayment of the Loan, the provisions of this Agreement shall be deemed to be unsecured obligations of Indemnitor and shall be enforceable to the fullest extent permitted by applicable law. Without limiting the foregoing, the obligations of Indemnitor hereunder shall survive the following events, to the maximum extent permitted by law: (i) repayment of the Loan and any judicial or nonjudicial foreclosure under the liens of mortgages or deeds of trust or conveyance in lieu of such foreclosure, notwithstanding that all or and portion of any other obligations secured by the liens of mortgages or deeds of trust shall have been discharged thereby, (ii) any election by Lender to purchase all or any portion of the Property at a foreclosure sale by crediting all or any portion if the obligations secured by the liens of mortgages or deeds of trust against the purchase price therefor (except to the extent and only to the extent that Lender has specifically elected in writing in its sole discretion to credit against the purchase price any losses hereunder which were liquidated in amount at the time of such foreclosure sale, it being presumed for these purposes that the obligations secured by the liens of mortgages or deeds of trust shall be discharged by any such crediting in the order set forth in the mortgages or deeds of trust), (iii) any release or reconveyance of the liens of mortgages or deeds of trust, any waiver of the liens of mortgages or deeds of trust, or any release or waiver of any other security for the Loan, and (iv) any termination or cancellation of the Note, the liens of mortgages or deeds of trust or any other agreement relating to the Loan. Upon and following the occurrence of any of the foregoing, the obligations of Indemnitor hereunder shall be unsecured obligations, and shall be enforceable against Indemnitor to the fullest extent permitted by applicable law. The rights of the Indemnified Parties hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of the Indemnified Parties in connection with the Project prior to the date hereof. The rights of the Indemnified Parties under this Agreement shall be in addition to any other rights and remedies of such Indemnified Parties against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any such rights. Indemnitor agree that each shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any third party unless and until all obligations of Indemnitor have been satisfied.

(c) The Indemnitor (a) waives any right or claim of right to cause a marshaling of their assets or to cause the Lender to proceed against any of the security for the Loan Documents before proceeding under this Agreement against the Indemnitor in any particular order; (b) agrees that any payments required to be made hereunder shall become due on demand; (c) waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal

(d) Waivers. To the full extent permitted by law, Indemnitor does hereby unconditionally waive any and every defense to the enforcement of this Agreement, including, but not by way of limitation:

(i) Statute of Limitations. The defense of any statute of limitations affecting the liability of Indemnitor under any Loan Document, or the enforcement of this Agreement and/or any Loan Document.

(ii) Security Interest. Any failure by Lender or the holder of the Note to perfect or continue the perfection of any lien or security interest in the Mortgaged Property and/or in any other collateral described in any Loan Document.

(e) No delay on the part of the Lender in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any such privilege, right or power.

(f) The Indemnitor, or any other party liable upon or in respect of this Agreement or the Loan, may be released from liability (in whole or in part) under this Agreement or the Loan Documents without affecting the liability hereunder of any of the Indemnitor not so released.

(g) This Agreement shall be binding upon the Indemnitor and their respective heirs, personal representatives, successors and assigns and shall inure to the benefit of the Lender and its successors, affiliates and participants. For purposes of this Agreement the Lender's (i) "successors" shall mean successors by merger, consolidation or acquisition of all or a substantial part of the Lender's assets and business or any special purpose entity formed to participate in asset-backed financing transactions to whom all or a portion of, or a participation in, the Loan (and the Loan Documents) shall be transferred, (ii) "affiliates" shall mean its successors as above defined and any direct or indirect subsidiary and (iii) "participants" shall mean any party, which by agreement with the Lender, is a participant in or purchaser of the Lender's interest in the Loan.

(h) This Agreement shall continue in full force and effect and survive the satisfaction, termination, suspension or cancellation of any and all other obligations and agreements between Lender and Indemnitor (including, the satisfaction in full of all liabilities of the Indemnitor under the Loan Documents in respect of principal, interest, premiums and other amounts and sums) for the longer of: (1) a period of two years following such satisfaction or (2) after Lender has disposed of any interest in the Property whether as mortgagee or owner after acquiring title as a result of foreclosure or deed in lieu thereof.

(i) No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(j) The Indemnitor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by the Lender on this Agreement, any and every right they may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein and (iv) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit the Indemnitor from instituting or maintaining a separate action against the Lender with respect to any asserted claim.

(l) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO THE INTERPRETATION, CONSTRUCTION AND ENFORCEMENT OF INDEMNITIES (WITHOUT GIVING EFFECT TO NEW YORK PRINCIPLES OF CONFLICTS OF LAW). THE EXISTENCE OF HAZARDOUS MATERIALS SHALL BE DETERMINED IN ACCORDANCE WITH FEDERAL, STATE AND LOCAL LAWS.

(m) THE INDEMNITOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY MUNICIPAL, STATE OR FEDERAL COURT SITTING IN THE STATE OF CALIFORNIA, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE INDEMNITOR AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY ABOVE STATED COURT SITTING IN THE STATE OF CALIFORNIA MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE INDEMNITOR AT ITS ADDRESS INDICATED IN SECTION 6 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

6. Notices.

All notices, demands, consents, approvals and other communications (collectively, "Notices") hereunder shall be in writing and shall be sent by hand, or by telecopy (with a duplicate copy sent by ordinary mail, postage prepaid), or by postage prepaid, certified or registered mail, return receipt requested, or by reputable overnight courier service, postage prepaid, addressed to the party to be notified as set forth below:

if to Lender,

PNC Bank, National Association
Two Tower Center
East Brunswick, New Jersey 08816
Attention: Wing Louie
Telephone No.: (732) 220-3801
Telecopy No: (732) 220-3810

with a copy to,

Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
Attention: Harold P. Reichwald, Esq.
Telephone No.: (310) 312-4148
Telecopy No: (310) 312-4224

If to Indemnitor,

Perma-Fix Environmental Services, Inc.
1940 N.W. 67th Place
Gainsville, Florida 32653
Attention: Dr. Louis F. Centofanti
Telephone No.: (352) 395-1361
Telecopy No: (352) 373-0777

with a copy to,

Connors & Winters
204 North Robinson, Suite 950
Oklahoma City, Oklahoma 73102
Attention: Irwin Steinhorn, Esq.
Telephone No.: (405) 272-5750
Telecopy No: (272) 232-2695

Notices shall be deemed given when so delivered by hand or when a legible copy is received by telecopier (with receipt being verified by telephone confirmation) on a business day prior to 4:30 p.m. local time and if received on a nonbusiness day or after such time, upon the next business day thereafter or if mailed, five (5) business days after mailing (or one (1) business day for overnight courier service), with failure to accept delivery constituting delivery for this purpose. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday. Notices may be given in any manner provided by law and shall be deemed delivered or served as provided by the law authorizing delivery of such notice. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days' prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with the following provisions.

IN WITNESS WHEREOF, the undersigned have caused this Environmental Indemnification Agreement to be signed by their duly designated representatives as of the date first set forth above.

Indemnitor:

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation

By: ______________________________
Name:_____________________________
Title: _____________________________

EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY in the City of ________, County of ________, State of _________, described as follows:

EXHIBIT B

ENVIRONMENTAL REPORTS

EXHIBIT D

FORM OF LANDLORD'S WAIVER AND CONSENT

NAME OF LANDLORD:	______________________________,
	a ______________________ (the "Landlord")
ADDRESS OF PREMISES:	______________________________,
	____________, ____________, ______
	(the "Premises")
DESCRIPTION OF LEASE:	Lease between ______________________, as Landlord,
	and ______________________ ("Lessee"),
	as tenant, dated ____________ ____, ______ (as amended, (the "Lease"))

The Premises are more fully described in Exhibit A attached hereto and made part thereof.

WHEREAS, Landlord is the lessor of the Premises and has entered into the Lease described above with Lessee, pursuant to which Lessee acquired a leasehold interest in all or a portion of the Premises; and

WHEREAS, Perma-Fix Environmental Services, Inc. has entered into that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000, with each of the financial institutions that is now or that thereafter becomes a party thereto as lenders (collectively, "Lenders" and each, individually, a "Lender"); and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for Lenders ("Agent") and as Issuing Bank; pursuant to which Lessee has granted to Agent, for the benefit of the Lenders, a security interest in Lessee's personal property, including equipment, accounts and inventory (the "Collateral"); and

WHEREAS, a portion of the Collateral may from time to time be located at the Premises, or may become wholly or partially affixed to the Premises.

NOW THEREFORE, in consideration of any financial accommodation extended by Lenders to, or for the direct or indirect benefit of, Lessee at any time, and other good and valuable consideration, the receipt and sufficiency of which Landlord hereby acknowledges, Landlord hereby agrees as follows:

1. The Collateral may be stored, utilized or installed at the Premises and shall at all times be considered personal property.

Landlord represents that all mortgages, deeds of trust or similar instruments encumbering the premises are listed on Schedule I.

2. Any presently existing, or future landlord's liens or other liens that may exist as a result of a lease or rental of the Premises by Lessee from Landlord shall be, and the same are hereby made to be subordinate, subject and inferior to any security interest or lien held by Lender upon the Collateral.

3. Landlord disclaims any interest in the Collateral, and agrees not to assert any claim against the Collateral for any reason, including, without limitation, any right of levy or distraint for rent and any statutory or possessory lien, all of which Landlord hereby waives.

4. Agent or its representatives may enter upon the Premises at any time until maturity of the Loan Agreement, or if the Collateral remains on the Premises after the termination or expiration of the Lease, during the period ending thirty (30) days after termination or expiration of the Lease, provided that, Agent or Lenders shall pay rent for such thirty-day period. There will be a per diem adjustment for the rent remaining during such thirty-day period from the date (i) the Collateral is removed and (ii) Agent or Lenders notify Landlord that they are waiving any right to further entry upon the Premises. Entry by Agent or Lender to inspect or remove the Collateral and otherwise enforce its security interest in the Collateral located at the Premises, shall be with prior notice to Landlord during normal business hours (or with Landlord's consent if after normal business hours), all without hindrance by Landlord; provided, however, that Lenders shall promptly repair, at their expense, any physical damage to the Premises caused by the removal of the Collateral. Neither Agent nor any Lenders shall be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral.

5. Concurrently with providing notice of default to Lessee, Landlord agrees to provide Agent with simultaneous written notice of any default by Lessee under the Lease and Lenders shall have the same opportunity to cure such default as provided to Lessee under the Lease. Landlord will permit Agent or the Lenders to remain on the Premises for a period of up to 180 days following either (i) receipt by the Agent of written notice from Landlord that Landlord has terminated the Lease, or (ii) in the absence of such notice, from the date that payment to Landlord by the Agent or the Lenders of the rent and other monetary amounts due under the Lease for the period of occupancy by the Agent or the Lenders, pro rated on a per diem basis determined on a 30-day month. The Agent shall deliver to Landlord written notice of its intent to remain on the Premises as provided in the preceding sentence within 30 days following either (i) the Agent's receipt of notice of the termination of the Lease, or (ii) in the absence of such notice, from the date that Agent or the Lenders take possession of the Premises, and Agent or the Lenders shall be responsible for the payment of per diem rent due under the Lease at the rate set forth in the Lease from the date of such notice of intent to remain on the Premises until Agent's or the Lenders' vacation of the Premises. If Lessee shall become a debtor in any proceeding under Title 11 of the United States Code (the "Bankruptcy Code") and, by reason thereof, Agent and Landlord are restrained in accordance with the automatic stay provisions of the Bankruptcy Code or otherwise, Landlord shall not deliver notice of termination of the Lease to Agent, nor shall any such termination be effective, until the Lease has been actually rejected or deemed rejected by Lessee pursuant to the Bankruptcy Code. Neither Agent nor any Lender shall assume or be liable for any unperformed or unpaid obligations of Lessee under the Lease.

6. This Agreement may not be modified or terminated orally and shall inure to the benefit of Lender, Agent and their respective successors and assigns and shall be binding upon Landlord and its heirs, assigns, representatives and successors, upon any successor owner or transferee of the Premises, and upon any purchaser, including any mortgagee, from Landlord. Landlord agrees that this Landlord's Waiver and Consent shall run with the land and consents to the filing of this document in the appropriate records office having jurisdiction over the Premises.

All notices to Agent and Landlord hereunder shall be in writing, sent and addressed to Landlord as provided in the Lease and to Agent at the following address:

PNC Bank, National Association
Two Tower Center
East Brunswick, New Jersey 08816
Attn: Mr. Wing Louie

7. The agreements contained herein shall continue in force until all of Lessee's obligations and liabilities to Agent and Lenders secured by the Collateral are paid and satisfied in full and all financing arrangements between Agent, Lenders and Lessee secured by the Collateral have terminated.

[Remainder of this page intentionally left blank; signatures follow]

Dated this ___ day of _______________, _____.

LANDLORD:

______________________________,

By: ______________________________,

By: ______________________________

Print Name: ______________________

Title: ___________________________

LESSEE:

____

a ______________________________

By: ______________________________,

By: ______________________________

Print Name: ______________________

Title: ___________________________

STATE OF)
) ss:
COUNTY OF)

On this the ____ day of ____________, _____, before me, ____________________, the undersigned Notary Public, personally appeared ____________________, personally known to me (or proved to me on this basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or entity on behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

____
Notary Public

My Commission Expires: (Seal)

____

EXHIBIT A

DEFINITION OF THE PREMISES

EXHIBIT E

FORM OF MORTGAGE

This Mortgage, which contains an Assignment of Rents and Leases, Security Agreement and Fixture Filing ("Mortgage") is made as of the 22nd day of December, 2000 by Perma-Fix of Michigan, Inc., a Michigan corporation, ("Mortgagor"), whose address is 18550 Allen Road, Brownstown, Michigan 48192 in favor of PNC BANK, National Association ("Mortgagee"), whose address is Two Tower Center Boulevard, East Brunswick, New Jersey 08816.

Mortgagee has made available to Perma-Fix Environmental Services, Inc., a Delaware corporation ("Borrower"), a revolving line of credit in the maximum principal amount outstanding at any one time of Fifteen Million Dollars, which revolving credit line ("Revolving Credit Line") shall be evidenced by one or more secured notes (collectively, the "Revolving Credit Facility Note"), and Mortgagee has agreed to make a term loan to Borrower in the amount of Seven Million Dollars, which term loan ("Term Loan") shall be evidenced by one or more secured promissory notes (collectively, the "Term Note"). The Revolving Credit Facility and the Term Loan shall be collectively referred to as the "Loan," and the Revolving Credit Facility Note and the Term Note shall collectively be referred to as the "Note." The Loan and the Note were entered into pursuant to the Revolving Credit, Term Loan and Security Agreement, dated of even date herewith (the "Loan Agreement"), among Borrower, each of the financial institutions that is now or that hereafter becomes a party to the Loan Agreement, and Mortgagee. Terms used in this Mortgage and not defined in this Mortgage shall have the meanings ascribed to them in the Loan Agreement. To secure to Mortgagee repayment of the indebtedness evidenced by the Note, together with interest on unpaid principal, and all renewals, extensions and modifications thereof, the repayment of any future advances made by Mortgagee to Borrower (all such future advances being made with the authority of Act 348 of Public Acts of Michigan 1990 – the Mortgage being a future advance mortgage), the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, the performance of each covenant and obligation of Mortgagor under this Mortgage, and the performance of each covenant and obligation of Borrower under the Loan Agreement and any other instrument, agreement or document executed by Borrower in connection with the Loan, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby irrevocably mortgages, warrants, grants, transfers and assigns to Mortgagee, with power of sale, under and subject to the terms and conditions hereinafter set forth, for the benefit and security of Mortgagee, all of its present and future estate, right, title and interest in and to the real property described in Exhibit A attached hereto (the "Real Property"), together with all fixtures and improvements, including the Leasehold Interests, all Receivables, Equipment, General Intangibles and other items defined in the Loan Agreement as Collateral now or hereafter located on the Real Property or used or intended to be used in connection with, the Real Property, whether or not physically affixed to the Real Property and, subject and subordinate to the absolute assignment set forth in paragraph 14, below, all rents (including room rents, minimum rents, additional rents and percentage rents), cash, income, issues, accounts receivable, royalties, proceeds, profits, service charges, parking and maintenance charges and fees, tax and insurance contributions, proceeds from the sale of utilities and

services, cancellation premiums, and other revenues of or relating to the Real Property (collectively, the "Property").

Mortgagor covenants, represents and warrants for the benefit of Mortgagee as follows:

1. **PAYMENT OF PRINCIPAL AND INTEREST.** Mortgagor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note and all other sums secured by this Mortgage.

2. **APPLICATION OF PAYMENTS.** Except to the extent otherwise required by law, Mortgagee shall apply and credit funds received by Mortgagee pursuant to this Mortgage, the Note or the Loan Agreement in the manner and order of priority set forth in the Loan Agreement, and if the Loan Agreement does not specify the manner and order of priority, funds shall be applied and credited (a) first, to pay or reimburse Mortgagee for amounts advanced by Mortgagee (other than principal of the Loan) pursuant to any provision of this Mortgage the Note or the Loan Agreement, (b) second, to fund any deposits that Mortgagor or Borrower may be required by the terms of this Mortgage, the Note or the Loan Agreement to make with Mortgagee and that Mortgagor or Borrower has in fact failed to make, including any deposits to be used to pay the cost of repairing or constructing any improvements, insurance premiums, property taxes and assessments and utility charges, (c) third, to pay any late payment charges due under the Note or the Loan Agreement, (d) fourth, to pay any other sums due under the Loan Agreement, excluding interest earned or accrued under the Note and principal, (e) fifth, to pay any interest earned or accrued under the Note and not added to principal, and (f) sixth, to pay principal outstanding under the Note (including any accrued interest added to principal).

3. **LIENS, ENCUMBRANCES, AND CHARGES.** Mortgagor shall not create or suffer to exist any liens, encumbrances or charges except as permitted under the terms of the Loan Agreement. Upon the request of Mortgagee, Mortgagor shall promptly furnish to Mortgagee official receipts of the appropriate taxing or assessing authority, or other proof satisfactory to Mortgagee, evidencing the payment thereof.

4. **PRESERVATION, MAINTENANCE AND REPAIR.** Subject to the provisions of the Loan Agreement, Mortgagor (a) shall not commit or permit waste, impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall keep the Property in good condition and repair and, in the event of any damage, injury or loss, shall restore or repair promptly and in a good and workmanlike manner the Property to the equivalent of its condition prior to such damage, injury or loss, or such other condition as Mortgagee may approve in writing, whether or not insurance proceeds are available to cover, in whole or in part, the costs of such restoration or repair, and shall replace fixtures, equipment, machinery and appliances when necessary to keep such items in good repair; (d) shall comply with all, and not suffer or permit to exist any violation of, any laws, ordinances, regulations and requirements of governmental bodies having jurisdiction over the Property, any covenants, conditions and restrictions and servitudes (including those contained in any declaration and constituent documents of any condominium, cooperative, planned development or other common interest project), whether public or private, of every kind and character, and any requirements of insurance companies and all bureaus or agencies that establish standards of insurability; (e) shall, obtain, keep in effect and perform all obligations under all permits, licenses, rights, privileges, franchises, concessions, maps, bonds and other agreements required by applicable Laws or granted to or contracted for by Mortgagor (including zoning variances and other special exceptions, exemptions and permits) for the construction, ownership, use, management, operation, occupancy, leasing, maintenance, repair, improvement, financing, sale, or development of, or conduct of business on the Property; (f) shall not take any action that might invalidate any insurance carried on the Property; and (g) shall give notice in writing to Mortgagee of and, unless otherwise directed in writing by Mortgagee, appear in and defend any action or proceeding purporting to affect the Property, the security, validity or priority of this Mortgage or the rights or powers of Mortgagee. Without limiting the foregoing, Mortgagor shall not remove, demolish or alter any

improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind and value.

5. **USE OF PROPERTY**. Unless required by applicable law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance or zoning classification or conditions of use, or other public or private restrictions limiting the uses that may be made of the Property.

6. **REPRESENTATIONS AND WARRANTIES**. Any representations and warranties made by Borrower in the Loan Agreement shall remain continuing representations and warranties so long as any portion of the indebtedness secured by this Mortgage remains outstanding.

7. **INSURANCE**. Mortgagor shall at all times provide, maintain and keep in force all of the following policies of insurance:

a. Fire and Extended Coverage. Insurance of the type commonly known as the "broad form of extended coverage," insuring the Property against loss or damage by fire, lightning, vandalism, malicious mischief, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and all other risks covered by an all perils endorsement, in an amount sufficient to prevent Mortgagee or Mortgagor from becoming a co-insurer under the terms of the applicable policies and at least equal to 100% of the then full replacement cost of the improvements on the Real Property and personal property included within the definition of the Property, without deduction for physical depreciation, and subject to a deductible reasonably satisfactory to Mortgagee. Each such policy shall contain a replacement cost endorsement;

b. Intentionally Omitted.

c. Comprehensive Public Liability. Comprehensive broad form general public liability insurance, insuring against claims and liability for personal injury, death or property damage arising from the use, occupancy, disuse or condition of the Property and the adjoining areas or ways, with a single limit of coverage in an amount reasonably approved by Mortgagee, but in no event less than $1,000,000;

d. Worker's Compensation. Worker's compensation insurance (including employer's liability insurance, if requested by Mortgagee) for all employees of Mortgagor engaged on or with respect to the Property, in such amount as is reasonably satisfactory to Mortgagee, or, if such limits are established by law, in the amounts so established;

e. Building Risk. During the course of any construction or repair of improvements on the Real Property, builder's "completed value" insurance against all risks of physical loss, including collapse and transit coverage, in nonreporting form, covering the total value of work performed and equipment, supplies, materials, supervision and fixtures furnished, containing the "permission to occupy upon completion of work or occupancy" endorsement and no deletion or restriction in coverage due to occupancy, and covering Mortgagee's interest in the Property, as it may appear;

f. Flood. If reasonably required by Mortgagee, insurance against damage by flood or similar occurrences, in the event such insurance is available pursuant to the provisions of the Flood Disaster Protection Act of 1973 or other similar applicable law, in an amount equal to the lesser of 100% of the insurable value of the Property or the maximum amount obtainable under such law; provided, however, that Mortgagee may require that Mortgagor secure flood insurance in excess of the amount obtainable under such law if such insurance is commercially available;

g. Other. Such other policies of insurance (including boiler, pressure, vessel and machinery, earthquake and plate glass insurance) as, and in such amounts as, under good insurance practices, from time to time, are carried by persons engaged in the same or similar type of business as Mortgagor, and located in the same or similar areas as the Real Property, or any governmental or quasi-governmental authority having jurisdiction over Mortgagor or the Property shall from time to time require.

Each insurance policy required by this paragraph shall: (1) be primary and noncontributory with any other insurance Mortgagor may carry; (ii) name or be endorsed to name Mortgagee as an additional insured and/or loss payee thereunder as its interest may appear; (iii) contain mortgagee and other endorsements reasonably required by Mortgagee in form and substance acceptable to Mortgagee; (iv) be issued by companies authorized to conduct business in the state in which the Real Property is located; (v) be subject to the written reasonable approval of Mortgagee as to insurer; (vi) provide or be endorsed to provide that the policy (including all endorsements thereto) shall not be canceled or modified without at least 20 days' prior written notice to Mortgagee; and (vii) contain waivers of subrogation in form and substance acceptable to Mortgagee.

Mortgagor furnish Mortgagee with (i) copies of all policies or certificates of insurance by the renewal thereof at least thirty (30) days before any expiration date. All such insurance policies shall provide (A) that all proceeds thereunder shall be payable to Mortgagee, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the Property, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least twenty (20) days' prior written notice is given to Mortgagee.

In the event of any loss under the insurance policies required hereunder, the carriers named therein hereby are directed by Mortgagor and Mortgagee to make payment for such loss to Mortgagee and not to Mortgagor and Mortgagee jointly. If any insurance losses are paid by check, draft or other instrument payable to Mortgagor and Mortgagee jointly, Mortgagee may endorse Mortgagor's name thereon and do such other things as Mortgagee may deem advisable to reduce the same to cash. Mortgagee is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above, provided, however, Mortgagor shall have 6 months from the date of the loss to adjust and compromise such claims prior to such authorization for any such claim. All loss recoveries received by Mortgagee upon any such insurance may be applied to the obligations secured by this Mortgage, in such order as Mortgagee in its sole discretion shall determine. Any surplus shall be paid by Mortgagee to Mortgagor or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Mortgagor to Mortgagee, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Mortgagee shall remit to Mortgagor insurance proceeds received by Mortgagee during any calendar year under insurance policies procured and maintained by Mortgagor that insure the Property to the extent such insurance proceeds do not exceed $250,000 in the aggregate. In the event that the amount of insurance proceeds received by Mortgagee exceeds $250,000, Mortgagee shall not be obligated to remit the insurance proceeds to Mortgagor unless Mortgagor shall provide Mortgagee with evidence reasonably satisfactory to Mortgagee that such insurance proceeds will be used by the Mortgagor to repair, replace or restore the Property. In the event that Mortgagor has previously received (or, after giving effect to any proposed remittance by Mortgagee to Mortgagor would receive) insurance proceeds that equal or exceed $250,000 in the aggregate, Mortgagee may, in its sole discretion, either remit the insurance proceeds to Mortgagor upon Mortgagor providing Mortgagee with evidence reasonably satisfactory to Mortgagee that such insurance proceeds will be used by Mortgagor to repair, replace or restore the Property, or apply the proceeds to the obligations secured by this Mortgage, as aforesaid. The agreement of Mortgagee to remit insurance proceeds in the manner above provided shall be subject, in each instance, to satisfaction of each of the following conditions: (x) No event of default under this Mortgage, the Note or the Loan Agreement shall then have occurred, and (y) Mortgagor shall use such insurance proceeds to repair, replace or restore the Property and for no other purpose.

Mortgagor, for itself and on behalf of its insurers, hereby releases Mortgagee from any liability as to which insurance is required to be carried pursuant to any of the Loan Documents, including liability by way of contribution, indemnity, or subrogation.

8. **INSPECTIONS**. Mortgagee and its agents, representatives and workmen are hereby authorized to enter upon the Property to perform such inspections and investigations as are authorized by the Loan Agreement. Mortgagor acknowledges that Mortgagee's rights under this Paragraph shall include, but not be limited to, the right to conduct a site assessment and environmental audit prior to or in connection with the commencement of foreclosure proceedings or acceptance of a deed in lieu of foreclosure and the right to monitor any Remedial Work (as defined in below). Mortgagor agrees to reimburse Mortgagee, upon demand, for all reasonable expenses, costs or other amounts incurred by Mortgagee in performing any inspection, investigation or site assessment and environmental audit in connection with the commencement of foreclosure proceedings or acceptance of a deed in lieu of foreclosure.

9. **PROTECTION OF MORTGAGEE'S SECURITY**. Subject to the provisions of the Loan Agreement, if Mortgagor fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Mortgagee therein, including, but not limited to eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or descendent, then Mortgagee, at Mortgagee's option, without notice to or demand upon Mortgagor, and without releasing Mortgagor from any obligation hereunder, and within such times and in such manner as Mortgagee may deem reasonable, may make such appearances, disburse such sums and take such actions as Mortgagee deems necessary, in its sole discretion, to protect Mortgagee's interests, including, but not limited to, (i) disbursement of attorneys' fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurance as provided in paragraph 7 hereof. Any amounts disbursed by Mortgagee pursuant to this paragraph, with interest thereon, shall become additional indebtedness of Mortgagor secured by this Mortgage. Unless Mortgagor and Mortgagee agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest at the rate and in accordance with the terms of the Revolving Credit Facility Note. Nothing contained in this paragraph shall require Mortgagee to incur any expense or to take any action hereunder.

10. **BOOKS AND RECORDS**. Mortgagor shall keep and maintain at all times, at Mortgagor's address stated on the first page of this Mortgage or at Borrower's principal place of business, or such other place as Mortgagee may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and the business conducted thereon, and copies of all written contracts, budgets, leases and other documents, instruments and agreements that affect the Property or the ownership, operation, use, management, occupancy, maintenance, repair, improvement or development thereof or construction of improvements or conduct of business thereon. Such books, records and documents shall be subject to examination, inspection and copying at reasonable times by Mortgagee and its agents and representatives.

11. **INTENTIONALLY OMITTED.**

12. **COMPLIANCE WITH ENVIRONMENTAL LAWS. Mortgagor shall comply with the terms and conditions with Section 4.19 of the Loan Agreement as the same applies to the Property.**

13. **ASSIGNMENT OF RENTS AND LEASES**. Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee all Rents and all of Mortgagor's rights under and interest in the Leases. This assignment is made concurrently with the granting by Mortgagor to Mortgagee of a security interest in the rents and Leases, which security interest shall be subject and subordinate to this assignment. This assignment is an absolute assignment and not an assignment as

additional security, and Mortgagee's right to Rents is not contingent upon, and may be exercised without Mortgagee's taking possession of, the Property. Neither this assignment nor any action taken by Mortgagee pursuant to this assignment shall: (a) impose upon Mortgagee any duty to produce Rents from the Property; (b) cause Mortgagee to be a "mortgagee in possession" for any purpose unless Mortgagor and Mortgagee, subsequent hereto, shall enter into a written agreement for Mortgagee to enter into possession as a mortgagee in possession; or (c) impose upon Mortgagee any responsibility or liability for the performance of any obligations of the lessor under any Lease, any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, any negligence in the management, maintenance, repair or control of the Property, or any security deposits paid to the lessor under any Lease by the lessee unless such security deposits are delivered to Mortgagee.

To the best knowledge and belief of Mortgagor, and not including any Leases to Mortgagee as tenant, Mortgagor represents and warrants to Mortgagee that: (a) the Leases are in full force and effect and have not been modified or amended; (b) the Rents have not been waived, discounted, compromised, setoff or paid more than one month in advance; (c) there are no other assignments, transfers, pledges or encumbrances of any Leases or Rents; (d) no lessee under the Leases has any defense, set off or counterclaim under any of the Leases; and (e) neither Mortgagor nor the lessees under the Leases are in default under the Leases, nor has any event occurred that with the giving of notice or the passage of time would become a default.

Mortgagor, at Mortgagee's request, shall furnish Mortgagee with executed copies of all Leases now existing or hereafter made. All Leases of non-residential space for terms greater than one month shall specifically provide (a) that they are subordinate to this Mortgage, (b) that the lessee shall attorn to Mortgagee effective upon Mortgagee's acquisition of title to the Property, (c) that the lessee agrees to execute such further evidences of attornment as Mortgagee may from time to time request, (d) that the attornment of the lessee shall not be terminated by foreclosure, and (e) that Mortgagee may, at Mortgagee's option, accept or reject such attornments. Mortgagor shall furnish, from time to time at Mortgagee's request, a rent schedule for the Property, certified by Mortgagor, showing the name of each lessee and, for each lessee, the space occupied, the lease expiration date, the amount of the security deposit and the rent paid.

Mortgagor shall (a) fulfill or perform each and every material term, covenant and provision of the Leases to be fulfilled or performed by the lessor thereunder, (b) furnish to Mortgagee, immediately upon delivery or receipt, a copy of any notice or demand to or from any lessee under the Leases and (c) enforce, short of termination thereof, the performance or observance of each and every material term, covenant and provision of each Lease to be performed or observed by the lessees thereunder. If Mortgagor becomes aware that any lessee proposes to do, or is doing, any act or thing that may give rise to any right of set-off against rent, Mortgagor shall (a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) notify Mortgagee thereof and of the amount of said set-offs, and (c) within 10 days after such accrual, reimburse the lessee who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

Mortgagor, without the prior written consent of Mortgagee, shall not (a) cancel, modify, alter, extend or renew or accept the surrender of, any Lease, except for Leases of one year or less, and then only in good faith, (b) accept any Rents more than one month in advance of the accrual thereof, (c) pledge or assign future Rents or Leases, (d) consent to an assignment of the lessee's interest in any Lease or to any subletting unless all preceding lessees remain liable for the obligations under such Lease, or (e) do or permit any thing, the omission of which could be a material breach or default under the terms of any Lease or a basis for termination thereof.

Mortgagee hereby grants to Mortgagor a license to collect, receive and hold the Rents as they become due and payable, and to exercise the rights of the lessor under the Leases, until the occurrence of an Event of Default. Mortgagor hereby authorizes and directs each and every lessee named in a Lease or any other or future lessee or occupant of the Property or any part thereof, upon receipt of written notice from Mortgagee, to pay all Rents to Mortgagee, and to continue to do so until otherwise notified in writing by Mortgagee. Upon the occurrence of an Event of Default, the license granted pursuant to this paragraph shall automatically terminate, and upon such termination, regardless of the adequacy of Mortgagee's security for the indebtedness secured by this Mortgage, Mortgagee may:

a. Sue for, collect and retain the Rents (including those past due and unpaid) without notice to or demand upon Mortgagor or lessees under any of the Leases, and without taking possession of the Property, and demand payment from Mortgagor of all Rents collected by Mortgagor from the date on which the Event of Default occurred, which shall, from and after the occurrence of an Event of Default, be held by Mortgagor in trust for Mortgagee;

b. In person, by an agent, or by a court appointed receiver, enter upon and take possession of the Property or any part thereof, and in so doing, assume control of the use, operation, repair and maintenance thereof and conduct of business thereon and do any or all of the following: (i) exclude Mortgagor and Mortgagor's agents and employees from the Property; (ii) sue for and collect the Rents; (iii) complete any construction that may be in progress; (iv) do such maintenance and make such repairs and alterations as Mortgagee or the receiver deems necessary; (v) use all stores of materials, supplies and equipment on the Property and replace such items at the expense of the receivership estate; (vi) pay all Impositions, Premiums, Utility Charges and any and all other charges, costs and expenses of operating the Property, and the cost of maintenance and repair of the Property; (vii) execute, cancel or modify Leases or contracts providing for management, maintenance or other services rendered to the Property; and (viii) generally do anything that Mortgagor could legally do if Mortgagor were in possession of the Property, on such terms as Mortgagee shall deem appropriate, in its sole and absolute discretion, to protect and preserve the security of this Mortgage. All expenses incurred by Mortgagee or the receiver shall constitute part of the indebtedness secured hereby. Mortgagee and the receiver shall be entitled to have access to those books and records of Mortgagor that contain information necessary to enable Mortgagee or the receiver to manage and operate the Property. Mortgagor hereby agrees that it will do nothing to impair Mortgagee's or the receiver's ability to collect and retain the Rents and that any lessee occupying the Property or any part thereof may pay any and all rents or other charges directly to Mortgagee or the receiver upon notice from Mortgagee without the necessity of any notice from Mortgagor; and/or

c. Exercise any other rights or remedies available under applicable Law or under the Loan Documents.

The Rents collected by Mortgagee or the receiver shall be applied: (i) first, to payment of the costs and expenses of the receivership, including attorneys' fees incurred by the receiver, borrowings of the receiver, receivers' fees, premiums on receiver's bonds, costs of repairs of the Property, Premiums, Impositions, Utility Charges and other costs, expenses and charges of operating the Property, and the costs of discharging any obligation or liability of Mortgagor as lessor of the Property; (ii) second, to payment of the reasonable attorneys' fees and other expenses incurred by Mortgagee in connection with the action and proceedings in which the receiver was appointed; and (iii) third, to payment of the indebtedness secured by this Mortgage. If the Rents are insufficient in amount to defray all costs and expenses of the receivership, any funds expended by Mortgagee for such purposes shall become indebtedness of Mortgagor to Mortgagee secured by this Mortgage. Neither the entry into possession of the Property by Mortgagee, its agent or a receiver pursuant to this Mortgage nor any application of Rents pursuant hereto shall cure or waive any Event of Default hereunder or invalidate any notice of default under this Mortgage or any action taken pursuant hereto.

Mortgagor shall not execute any assignment of Rents for the benefit of any person or entity other the Mortgagee, and shall give Mortgagee, at any time upon demand, any further or additional forms of assignment or transfer of Rents or Leases, as may be requested by Mortgagee, and deliver to Mortgagee, Mortgagor's executed originals of such Leases. The assignment of Rents herein includes an assignment of all security deposits received by Mortgagor or its agents. After occurrence of an Event of Default, Mortgagor shall, as and when requested by Mortgagee, deliver to Mortgagee all security deposits relating to the Property and execute and deliver to Mortgagee such instruments, documents and agreements in connection therewith as Mortgagee may require. Prior to such request by Mortgagee, Mortgagor shall maintain the security deposits in a separate, identifiable account in a financial institution acceptable to Mortgagee. Any security deposits held by Mortgagee shall not bear interest unless required by applicable law.

The recordation in the official records of the county in which the Real Property is located of a full reconveyance of the Mortgage shall operate an a reassignment of Rents and Leases to the person or persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from Mortgagee's failure to let the Property or any part thereof or from any other act or omission of Mortgagee in managing the Property, unless such loss is caused by the gross negligence or willful misconduct of Mortgagee. Mortgagee shall not be obligated to perform or discharge, nor does Mortgagee undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment, and Mortgagor agrees to indemnify Mortgagee for, and to hold Mortgagee harmless from, any liability, loss or damage that may be incurred under the Leases or under or by reason of this assignment and from any claims and demands that may be asserted against Mortgagee by reason of any alleged obligations or undertakings to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Mortgagee incur any such liability under the Leases or under or by reason of this assignment or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be reimbursed by Mortgagor to Mortgagee immediately upon demand, and upon failure of Mortgagor to make such reimbursement within five days after the date of such demand, the unpaid portion thereof, while still immediately due and payable, shall bear interest at the rate of interest then in effect under the Note.

14. **UNIFORM COMMERCIAL CODE SECURITY AGREEMENT**. Mortgagor hereby grants to Mortgagee a security interest in goods that are or are to become fixtures (as that term is defined in the Uniform Commercial Code) and all other items included among the Property now owned or hereafter acquired by Mortgagor in which a security interest may be granted pursuant to the Uniform Commercial Code (such items shall herein be referred to collectively as the "Personal Property"). Such security interest is subject and subordinate to the absolute assignment to Mortgagee of Rents and Leases pursuant to paragraph 14. Mortgagee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, as well as all other rights and remedies available at law or in equity. The security interest granted in this paragraph shall not be construed to derogate from or impair the lien or any provision of, or any rights of Mortgagee under, this Mortgage with respect to any of the Property that may be real property. Mortgagor and Mortgagee intend that, to the extent permitted by applicable law, all of the Property shall be deemed to be real property, regardless of the means or extent of its affixation to the Real Property. The security interest granted in this paragraph is separate and distinct from the lien of this Mortgage, and there shall be no merger of any lien on the Real Property created by this Mortgage with the security interest granted hereunder by reason of Mortgagee's acquiring title to the Real Property. The address of Mortgagee from which information concerning this security interest may be obtained is the address set forth on the first page of this Mortgage.

Mortgagor shall, from time to time upon the reasonable request of Mortgagee, provide to Mortgagee a current inventory of the Personal Property in such detail as Mortgagee may require.

Except as provided in, and subject to the terms of, the Loan Agreement, Mortgagor shall not, without Mortgagee's prior written consent:

a. Lease, sell, convey, transfer or remove from the Property any Personal Property in which Mortgagee has a security interest, unless (i) such Personal Property is replaced by similar property of at least equivalent value, with respect to which Mortgagee will immediately have a valid security interest of first priority or (ii) such removal is incidental to repair or routine maintenance of such Personal Property; or

b. Assign, pledge or encumber or otherwise permit any liens or security interests (other than purchase-money liens created pursuant to the Commercial Code) to attach to any of the Personal Property or enter into any lease of the Personal Property; or

c. Install on or in the Property any materials, equipment, fixtures or articles of personal property in which any third party holds a security interest or reserves or purports to reserve title or the right of removal or repossession or the right to consider such items personal property after their incorporation into the Property (other than purchase-money liens created pursuant to the Uniform Commercial Code). No consent given by Mortgagee pursuant to this paragraph shall be deemed to constitute an agreement to subordinate any right of Mortgagee in the Personal Property.

Subject to the provisions of the Loan Agreement, Mortgagor covenants to pay all sums and perform all obligations secured by a security interest in the Personal Property in favor of any creditor other than Mortgagee. If Mortgagor fails to make any payment on an obligation secured by such a security interest in the Personal Property, Mortgagee, at its option, upon notice to Mortgagor, may make such payment and such amount shall become part of the indebtedness secured by this Mortgage.

Upon the occurrence of an Event of Default, Mortgagee shall have the right to cause the Personal Property or any part thereof to be sold at any one or more public or private sales as permitted by applicable law, including the Uniform Commercial Code, and Mortgagee shall further have all other rights and remedies, whether at law or in equity, available to secured creditors under applicable law, including the right to use and operate any of the Personal Property in the possession of Mortgagee in connection with the construction, use, ownership, operation, occupancy, maintenance, repair, improvement, development, sale or financing, or conduct of business on, the Real Property. The proceeds of any sale or other disposition of the Personal Property shall be applied: (a) first, to the reasonable expenses of retaking, holding, handling, preparing for sale (or other disposition) of the Personal Property, including the reasonable attorneys fees and court costs, if any, incurred by Mortgagee in so doing; (b) then, to any and all indebtedness secured hereby; and (c) the surplus, if any, shall be delivered to the parties entitled thereto pursuant to the Uniform Commercial Code. Mortgagee may buy at any public sale of the Personal Property and if the Personal Property is of a type customarily sold in a recognized market or in the subject of widely or regularly distributed price quotations, then Mortgagee may buy at any private sale. Any such sale (whether public or private) may be conducted by an auctioneer, or by an officer, attorney or agent of Mortgagee. Mortgagor, upon demand of Mortgagee, shall assemble the Personal Property and make it available to Mortgagee at the Real Property, which is hereby agreed to be a place reasonably convenient to Mortgagee and Mortgagor. Mortgagee shall give Mortgagor at least five days' prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale is to be held, and it is hereby agreed that if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, such notice and such sale shall be deemed commercially reasonable. Mortgagee shall have no obligation to apply any proceeds of any disposition of Personal Property pursuant to the Uniform Commercial Code to reinstate the indebtedness secured by this Mortgage or otherwise to cure any default of Mortgagor hereunder, and may continue to pursue any and all remedies it may have with respect to any other part of the Property. Mortgagee may elect to enforce any of its rights, remedies or interests against the Real Property or the Personal Property or both, or any part of either, as Mortgagee may from time to time deem appropriate.

In the event that Mortgagee elects to sell the Real Property separately from and prior to the Personal Property, the provisions of this Mortgage, insofar as they constitute a security agreement covering the Personal Property, shall survive the extinguishment of the lien of this Mortgage.

This Mortgage constitutes and is filed as a fixture filing under the Uniform Commercial Code. Certain of the Property consists of goods that are or are to become fixtures upon the Real Property, and this Mortgage is to be recorded in the Official Records of the County in which the Real Property is located. This Mortgage shall remain in effect as a fixture filing until released or satisfied of record or its effectiveness otherwise terminates as to the Real Property.

15. **REMEDIES UPON DEFAULT**. An "Event of Default" under this Mortgage shall consist of an Event of Default (as defined in the Loan Agreement), under the Loan Agreement, including, without limitation, the failure or neglect of Mortgagor to perform, keep or observe any term, provision, condition, covenant contained in this Mortgage.

If Mortgagor fails to pay any taxes or assessments levied or assessed upon the Secured Property, or fails to pay any insurance premium upon any insurance policy relating to the Secured Property, or any part thereof, such failure shall constitute waste, and shall entitle Mortgagee, in addition to all other rights and remedies, to exercise the remedies afforded by Section 600.2927 of the Michigan Revised Judicature Act of 1961, as now or hereafter amended, and by any other statute or law now or hereafter in effect, including the appointment of a receiver, to which appointment Mortgagor consents.

Except as provided in, and subject to the terms of, the Loan Agreement, at any time after the occurrence of an Event of Default, Mortgagee may do any one or more of the following, in any order:

a. With or without notice to Mortgagor, declare all indebtedness secured hereby to be immediately due and payable;

b. With or without notice, and without releasing Mortgagor from its obligations relative to such Event of Default, cure such Event of Default, and the costs and expense incurred by Mortgagee in so doing shall become a part of the indebtedness secured hereby;

c. Exercise any remedy afforded by paragraphs 14 or 15;

d. Commence and maintain an action or actions to foreclose this Mortgage, to specifically enforce any rights of Mortgagee hereunder (including rights with respect to possession and sale of any additional security for the Loan), to enjoin any conduct that impairs or threaten to impair the security of this Mortgage, or to obtain such other equitable remedies as may be appropriate;

e. Execute a written declaration of default and demand for sale, and a written notice of default and election to cause the Property or any part thereof to be sold by exercise of Mortgagor's power of sale under this Mortgage, which notice shall be filed for record in the real property records of the county in which the Property in located;

f. Resort to and realize upon the security for the Loan and any other security now or hereafter held by Mortgagee in such order as Mortgagee may, in its sole discretion, determine, concurrently or successively or in one or several consolidated or independent judicial actions or nonjudicial proceedings; and

g. Exercise any and all other remedies at law, including any action for damages suffered by Mortgagee as a result of any Event of Default, or in equity as may be available now or hereafter, as Mortgagee may elect.

Power is granted to Mortgagee upon an Event of Default to sell the Secured Property or any part thereof at public auction, and to convey same to the purchaser after notice as required by the statutes of the State of Michigan for foreclosure of mortgages by advertisement, being Sections 600.3201 et seq., Michigan Revised Judicature Act, as amended.

Should Mortgagee elect to exercise the power of sale herein contained, Mortgagee shall cause to be recorded, published and/or delivered to Mortgagor a written declaration of default and election to sell as may then be required by law and by this Mortgage. After giving notice of default and notice of made, and the lapse of such time period as may be required by Law, Mortgagee may, without demand on Mortgagor, at the time and place of sale fixed in the notice of sale, either as a whole or in separate parcels or items or through two or more successive sales, sell the Property or any part thereof at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Mortgagor shall have no right to direct the order in which the Property is sold. Mortgagee may, in its sole discretion, designate the order in which the Property shall be offered for sale or sold and determine if the Property shall be sold in a single sale or in two or more successive sales or in any other manner Mortgagee deems to be in its best interests. If Mortgagee determines that the Property shall be sold in two or more sales, Mortgagee may, at its option, cause such sales to be conducted simultaneously or successively an the same day or on different days and times and in such order as Mortgagee shall determine, and no such sale shall extinguish or otherwise affect the lien of this Mortgage or any part of the Property not then sold until all indebtedness secured hereby has been fully paid. Mortgagor shall pay the costs and expenses of each such sale and any judicial proceeding in which any such sale may be made. Mortgagee shall deliver to such purchaser its deed conveying the portion of the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Mortgagee, may purchase at such sale. After deducting all costs, fees and expenses of Mortgagee and of the sale, including costs of evidence of title in connection with the sale, Mortgagee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the rate then in effect under the Note, all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

Upon any sale pursuant to this paragraph, Mortgagor shall be completely and irrevocably divested, to the maximum extent permitted by law, of all its right, title, interest, claims and demands at law or in equity in and to the Property sold or any part thereof, and such sale shall be a perpetual bar both at law and in equity against Mortgagor and any and all other persons claiming any such right, title, interest, claims or demands by, through or under Mortgagor.

16. **WAIVER OF OFFSETS AND OTHER MATTERS.** All sums payable by Mortgagor under the Note or this Mortgage shall be paid without notice, demand, or defense, without right of counterclaim, setoff, or deduction, and without abatement, suspension, deferment, diminution or reduction. all of which rights now or hereafter conferred by law are hereby waived by Mortgagor. Without limiting the generality of the foregoing, Mortgagor also waives, to the fullest extent permitted by law: (a) any rights Mortgagor may have under any law hereinafter existing that enables Mortgagor to offset any sums owed by Mortgagor to Mortgagee; (b) any right to require Mortgagee, prior to or as a condition to the enforcement of this Mortgage, to proceed against or exhaust any other security for the obligations secured hereby or pursue any other remedy whatsoever; (c) any defense arising by reason of: (i) any disability or other defense of Mortgagor with respect to the obligations secured hereby; (ii) the unenforceability or invalidity of any security for the indebtedness secured hereby; or the lack of perfection or failure of priority of any security for the indebtedness secured hereby; or (iii) any act or omission of Mortgagee or others that directly or indirectly results in or aide in the discharge or release of Mortgagor or the indebtedness secured hereby or any other security therefor by operation of law or otherwise.

17. **CONDEMNATION.**

a. Immediately upon obtaining knowledge of the commencement or threat of any action in connection with (1) any condemnation, (2) any other taking of the Property or any part thereof by any public authority or private entity having the power of eminent domain, or (3) any conveyance in lieu of such condemnation or taking of the Property or any part thereof ("Condemnation"), Mortgagor shall notify Mortgagee in writing but in no event later than ten (10) days after Mortgagor obtains knowledge of the commencement of or threat of a Condemnation. Mortgagee shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of any claims arising from the Condemnation and no such settlement, adjustment or compromise shall be final or binding upon Mortgagee without Mortgagee's prior consent. All proceeds of any Condemnation, or purchase in lieu thereof, of the Property or any portion thereof ("Condemnation Proceeds") are hereby assigned to and shall be paid to Mortgagee.

b. If all or part of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property, if any, cannot be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then the Condemnation Proceeds shall be paid over to Mortgagee and shall be applied first toward reimbursement of the costs and expenses (including reasonable attorneys' fees) of Mortgagee, if any, in connection with the recovery of such Condemnation Proceeds, and then, in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage, shall be applied against all amounts due herein or under the Note, and any remaining Condemnation Proceeds shall be released to the Mortgagor.

c. If less than all of the Property is taken by Condemnation and the Mortgagee in its reasonable judgment determines that the remainder of the Property can be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then Mortgagor shall diligently restore the Property to a condition and use as close as possible to its condition and use immediately prior to the Condemnation, and that portion of the Condemnation Proceeds as reasonably determined by Mortgagee shall be made available to Mortgagor for such restoration. Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor's expense, to estimate the cost to restore the remaining portion of the Property. If the amount of the Condemnation Proceeds is not sufficient to restore the Property based on the opinion of an independent contractor or engineer, subject to revision as restorations are made, Mortgagor shall be obligated to pay the difference toward the restoration of the Property.

d. If an Event of Default exists at any time from the time of a Condemnation through the completion of restoration and payment of any Condemnation Proceeds, the use of the Condemnation Proceeds shall be governed by the remedies set forth in paragraph 16 herein. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then the Condemnation Proceeds shall be held by Mortgagee pending cure of such event.

18. **GOVERNING LAW**. This Mortgage shall be governed by and construed and enforced under the laws of the state in which the Real Property is located.

19. **TIME OF THE ESSENCE**. Time is of the essence in the performance of each provision of this Mortgage.

20. **STATEMENTS OF ACCOUNT; OTHER CHARGES.** Upon payment to Mortgagee of a sum designated by it, with such sum not in excess of the maximum amount permitted by law, Mortgagee shall issue to any person entitled thereto under applicable law a statement regarding the

obligations secured by this Mortgage. Mortgagor further agrees to pay the reasonable charges of Mortgagee for any other service rendered to Mortgagor or on Mortgagor's behalf in connection with this Mortgage or the indebtedness secured hereby.

21. **ADDITIONAL POWERS OF MORTGAGEE**. Without affecting the liability of any other person liable for the payment of or performance of any indebtedness hereby secured, and without affecting the lien or charge of this Mortgage upon any portion of the Property not then or theretofore released as security for the full amount of all unpaid indebtedness, Mortgagee may, at any time, and from time to time, without notice to or consent of Mortgagor: (i) release or modify the obligations of any person primarily or secondarily liable for payment or performance of any indebtedness secured by this Mortgage; (ii) extend the maturity date of or alter any of the terms of any such indebtedness or accept partial payments thereon; (iii) grant forbearances; (iv) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the indebtedness secured hereby; (v) release or reconvey, or cause to be released or reconveyed, any or all of the Property; (vi) take or release any other or additional security for any indebtedness hereby secured; or (vii) consent to the transfer of any security.

At any time, and from time to time, without liability therefor and without the need for any notice to Mortgagor, upon written request of Mortgagee and presentation of this Mortgage and the Note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Mortgage upon the remainder of the Property, Note may: (i) reconvey all or any part of the Property; (ii) consent in writing to the making of any map or plat thereof; (iii) join in granting any easement thereon; or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

Whenever a power of attorney is conferred upon Mortgagee under this Mortgage, it is understood and agreed that such power is conferred with full power of substitution, and Mortgagee may elect in its sole discretion to delegate such power or any part thereof to one or more sub-agents.

22. **RECONVEYANCE BY MORTGAGEE**. Upon satisfaction of all obligations secured by this Mortgage, Mortgagee shall reconvey the Property or portions thereof then held hereunder, in whole or in part, as designated by Mortgagee and in such portions as designated by Mortgagee to Mortgagor, to the person or persons legally entitled thereto, which reconveyance shall be without recourse or warranty. The recitals in such reconveyance of any matters or facto shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as "the person or persons legally entitled thereto." Mortgagee shall not have any duty to determine the rights of persons claiming to be rightful grantees of any release.

23. **NOTICES**. Except as otherwise required by Law, whenever Mortgagee, Mortgagor shall desire to give or serve any notice, demand, request or other communication with respect to this Mortgage or any other Loan Document ("Notice"), each such Notice shall be in writing and a shall be personally served or sent by a commercial overnight delivery service or by certified mail, return receipt requested, and shall be deemed to have been given on the date actually received if served by messenger or on the next business day after deposit with an overnight delivery service or on the date of receipt as shown on the return receipt if sent by certified mail. The addresses of the parties to which Notices shall be sent (until notice of a change is served as provided in this paragraph) are as set forth on the first page of this Mortgage. Notice of change of address shall be given by written notice in the manner set forth in this paragraph.

24. **REQUEST FOR NOTICE OF DEFAULT**. Mortgagor requests that a copy of any notice of default and any notice of sale hereunder be mailed to it at the address set forth on the first page of this Mortgage.

25. **ESTOPPEL CERTIFICATE.** Within 10 days after any request by Mortgagee, Mortgagor shall deliver to Mortgagee a written statement, duly acknowledged, confirming the outstanding balance of the Loan, acknowledging that no Event of Default exists and that no act, event or circumstance has occurred that, with the giving of notice or the passage of time, would become an Event of Default (or if any such act, event or-circumstance has occurred, specifying the nature thereof), and setting forth such other information concerning the Loan and the Property as Mortgagee may reasonably request.

26. **INVALIDITY OF LIEN.** If Mortgagee makes an advance under the Note or this Mortgage that is determined to be unsecured, if the lien of this Mortgage in invalid or unenforceable as to any part of the indebtedness secured hereby, or if the lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the indebtedness, and all payments made on the indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the indebtedness that is not secured or fully secured by the lien of this Mortgage.

27. **CHANGES IN TAX LAWS.** In the event that following the date of this Mortgage any federal, state or local governmental entity having jurisdiction over the Property enacts any Law that imposes upon Mortgagee the payment of all or any part of the taxes, charges or liens required to be paid by Mortgagor under this Mortgage, then Mortgagor shall pay the full amount of such taxes, charges or liens, therefor. The obligations of Mortgagor under any such agreement shall be secured by this Mortgage.

28. **PARTIAL OR LATE PAYMENT.** The acceptance by Mortgagee of any sum after the same in due shall not constitute a waiver of the right either to require prompt payment, when due, of any other sums then and thereafter secured hereby. The acceptance by Mortgagee of any sum or sums in an amount less than the sums then due shall be deemed an acceptance on account only and upon the condition that it shall not constitute a waiver of the Event of Default existing by virtue of Mortgagor's failure to pay the entire sum then due, or of Mortgagee's right to declare or maintain an acceleration by virtue of such Event of Default. Mortgagor's failure to pay the entire sum then due shall be and continue to be an Event of Default notwithstanding such acceptance of such amount on account, and Mortgagee shall be at all times thereafter until the entire sum then due shall have been paid, and notwithstanding the acceptance by Mortgagee thereafter of further sums or accounts, or otherwise, entitled to exercise all rights in this Mortgage conferred upon them or either of them upon the occurrence of an Event of Default.

29. **SUBROGATION.** To the extent that any proceeds of the Loan or any other amount paid or advanced by Mortgagee is used directly or indirectly to pay, discharge or satisfy, in whole or in part, indebtedness secured by any lien, charge or encumbrance on the Property or any part thereof senior in priority to the lien of this Mortgage, Mortgagee shall be subrogated to such other lien, charge or encumbrance regardless of whether such lien, charge or encumbrance is released.

30. **NO MERGER.** If Mortgagor's and Mortgagee's estates hereunder shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger, and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee hereunder.

31. **WAIVER OF RIGHT TO REQUIRE MARSHALING OF ASSETS.** Mortgagor waives all right to require a marshaling of assets by Mortgagee, and the right to require Mortgagee to resort first to any portion of the Property retained by Mortgagor before resorting to any other portion of the Property that may have been transferred or conveyed subject hereto, whether such resort to security is undertaken by nonjudicial sale or through proceedings in judicial foreclosure.

32. **CAPTIONS**. The captions or headings at the beginning of Articles, Sections and paragraphs hereof are for the convenience of reference only and shall not be used in the interpretation of any provision of this Mortgage.

33. **INCORPORATION BY REFERENCE**. Each Exhibit, Schedule and Rider attached hereto is incorporated herein by the references thereto contained herein.

34. **REFERENCES AND CROSS REFERENCES**. All references and cross-references in this Mortgage to Sections, Exhibits, Schedules and Riders, unless specified otherwise, refer to provisions in, or Exhibits, Schedules or Riders to, this Mortgage.

35. **SEVERABILITY**. Should any provision of this Mortgage be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Mortgage, and the validity, legality and enforceability of the remaining provisions of this Mortgage shall not in any way be affected or impaired thereby and shall remain in full force and effect.

36. **SUCCESSORS AND ASSIGNS**. This Mortgage applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Mortgagee" shall mean the owner and holder (including a pledgee) of the Note, whether or not named a Mortgagee herein. The term "Mortgagor" shall mean all parties executing this Mortgage as Mortgagor, their respective heirs, legatees, devisees, administrators, executors, successors in interest and assigns to the extent permitted by this Mortgage. provided that Mortgagee shall not be obligated to give notice of default or notice of sale hereunder to any person, firm or entity other than the Mortgagor shown on the face page hereof.

37. **GENDER AND NUMBER**. In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

38. **NONLIABILITY OF MORTGAGEE**. Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or any third party to select, review, inspect, examine, supervise, pass judgment upon or inform Mortgagor or any third party of the quality, adequacy or suitability of: (i) any plans and specifications for the construction or alteration of improvement on the Property; (ii) architects, contractors, subcontractors or materialmen employed or utilized in such construction or alteration; (iii) the presence of any Hazardous Materials on the Property; (iv) any appraisal of the Property; (v) the progress or course of construction or its conformance or nonconformance with plans and specifications or any amendments. alterations or changes thereto; (vi) any Environmental Report; or (vii) any other matter or item that Mortgagee has the right to review, inspect, examine or approve under this Mortgage. Any such selection, review, inspection, examination and the like in solely for the purpose of (i) determining whether or not Mortgagor's obligations under this Mortgage are being properly discharged and (ii) protecting Mortgagee's security and preserving Mortgagee's rights under this Mortgage, and such selection, review, inspection, examination and the like shall not render Mortgagee liable to Mortgagor or any third party for the sufficiency, accuracy, completeness, or legality thereof and shall not operate to waive any rights of Mortgagee hereunder.

Mortgagee owes no duty of care to protect or inform Mortgagor or any third party against negligent, faulty, inadequate or defective building or construction, or the existence of any environmentally hazardous condition in any manner arising out of or related to the presence of any Hazardous Materials on the Property, and Mortgagee shall not be responsible or liable to Mortgagor or any other party therefor. Mortgagor shall make or cause to be made such independent inspections as Mortgagor may desire for its own protection.

By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee pursuant hereto, including any financial statement, survey, appraisal or insurance

policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Mortgagee.

Prior to Mortgagee's actual entry upon and taking possession of the Property, nothing in this Mortgage shall operate to impose upon Mortgagee any responsibility for the operation, control, care, management or repair of the Property, and the execution of this Mortgage by Mortgagor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Property is and shall be that of tov prior to Mortgagee's actual entry and taking possession.

Mortgagee is hereby authorized to disclose information concerning Mortgagor, the Property or the indebtedness secured hereby to any insurance agency or company, or to any Authorized Transferee (as defined in the Note).

39. **LIMITATION ON MORTGAGEE'S OBLIGATIONS.** No provision of this Mortgage that grants Mortgagee the right to incur any expense or take any action hereunder shall be construed as requiring Mortgagee to incur such expense or take such action.

40. **RELATIONSHIP OF MORTGAGEE AND MORTGAGOR.** Neither this Mortgage, nor the Loan Documents, nor any agreements, instruments, documents or transactions contemplated hereby or thereby, nor any statements or representations made by Mortgagee pursuant to any of the foregoing or otherwise, shall in any respect be interpreted, deemed or construed as making Mortgagor and Mortgagee partners or joint venturers with one another, or as creating or constituting any partnership, joint venture, association or other such relationship between Mortgagor and Mortgagee other than that of debtor and creditor.

41. **CUMULATIVE RIGHTS AND REMEDIES; NO WAIVER.** The rights, powers and remedies given to Mortgagee pursuant to this Mortgage shall be in addition to, and shall not supersede or preempt, any rights, powers and remedies given to Mortgagee by virtue of any applicable Law. Every power or remedy given by this Mortgage to Mortgagee or to which either of them may be otherwise entitled, may be exercised concurrently, Independently, or successively, in any order whatsoever, from time to time and as often as may be deemed expedient by Mortgagee and either of them may pursue inconsistent remedies. No forbearance, failure or delay by Mortgagee in exercising any right, power or remedy granted to Mortgagee hereunder shall be deemed a waiver of such right, power or remedy, nor shall any such forbearance, failure or delay preclude the further exercise of such right, power or remedy, or any other right, power or remedy; and every such right, power and remedy of Mortgagee shall continue in full force and effect until such right, power or remedy is explicitly waived by Mortgagee in writing. Any consent or approval by Mortgagee to or of any act by Mortgagor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

42. **MODIFICATION.** This Mortgage may be modified, supplemented or amended only by an instrument in writing signed by Mortgagor or and Mortgagee.

43. **SURVIVAL OF REPRESENTATIONS AND WARRANTIES.** All of the representations and warranties made by Mortgagor in this Mortgage shall survive the closing of the Loan and shall continue for so long as any portion of the indebtedness secured hereby remains outstanding.

44. **INTERPRETATION.** In the event of any inconsistency or conflict between the terms of this Mortgage and the Loan Agreement, the terms of the Loan Agreement shall prevail. The use in this Mortgage of the word "including" shall be construed as providing examples only and shall not limit the generality of any provision in which it is used.

45. **SURETYSHIP WAIVERS**. Without hereby acknowledging that Mortgagor is a surety under applicable law, Mortgagor hereby expressly waives and relinquishes all rights, remedies, and defenses accorded by applicable law to sureties and agrees not to assert or to take advantage of any such rights, remedies, or defenses, including but not limited to (a) any right to require Mortgagee, as a condition of enforcement of this mortgage first to proceed against Borrower or any other person or to proceed against or exhaust any security held by Mortgagee, (b) any defense based upon the failure to make, give, or serve demand, notice or default or nonpayment, presentment, protest, or acceptance, (c) all rights and defenses arising out of an election of remedies by Mortgagee, (d) any defense based upon any lack of diligence by Mortgagee in collection, (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of the Mortgagee to disclose to Mortgagor any facts Mortgagee may now or hereafter know about Borrower, (g) all rights of subrogation, reimbursement, indemnity, and contribution, and (h) all rights and defenses arising out of an election of remedies by Mortgagee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, may have destroyed Mortgagor's rights of subrogation and reimbursement against Borrower.

46. **FURTHER ASSURANCES**. Mortgagor shall, from time to time, at Mortgagee's reasonable request, execute and deliver to Mortgagee, and when appropriate, acknowledge, file and/or record such instruments, documents and agreements, and take such actions as Mortgagee may deem necessary or appropriate for the preservation, continuance, and perfection of the security of this Mortgage, to evidence or confirm the lien of this Mortgage on any of the Property, or otherwise to effectuate the intent and provisions of this Mortgage.

47. **PROVISIONS OF NOTE INCORPORATED BY REFERENCE**. The provisions of the Note, including those provisions (if any) governing adjustments to the interest rate and payment amount, the accrual of interest on interest and increases in the principal balance, are incorporated by reference as though fully set forth herein.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

MORTGAGOR:

PERMA-FIX OF MICHIGAN, INC.,
a Michigan corporation

______________________________ By:______________________________

Name:______________________________

______________________________ Its:______________________________

[NOTARIAL ACKNOWLEDGMENTS ATTACHED HERETO]

Acknowledgment

State of ____________________)
)SS.
County of ___________________)

On ______________________ before me, ____________________________

____

personally appeared ____

____

____

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature______________________________

(This area for official seal)

ATTENTION NOTARY: Although the information requested below is **OPTIONAL**, it could prevent fraudulent attachment of this certificate to another documents.

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:

Title or Type of Document ____________________________________
Number of Pages _________ Date of Document ___________________
Signer(s) Other Than Named Above ____________________________
____

EXHIBIT A
TO
MORTGAGE

(Legal Description of Real Property)

EXHIBIT F

FORM OF SECURED SUBSIDIARIES GUARANTY

THIS SECURED SUBSIDIARIES GUARANTY (this "Guaranty"), entered as of December 22, 2000 is made by PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, SCHREIBER, YONLEY AND ASSOCIATES, INC., a Missouri corporation, PERMA-FIX TREATMENT SERVICES, INC., an Oklahoma corporation, PERMA-FIX, INC., an Oklahoma corporation, PERMA-FIX OF NEW MEXICO, INC., a New Mexico corporation, PERMA-FIX OF FLORIDA, INC., a Florida corporation, PERMA-FIX OF MEMPHIS, INC., a Tennessee corporation, PERMA-FIX OF DAYTON, INC., an Ohio corporation, PERMA-FIX OF FT. LAUDERDALE, INC. a Florida corporation, PERMA-FIX OF ORLANDO, INC. fka Chemical Conservation Corporation, a Florida corporation, PERMA-FIX OF SOUTH GEORGIA, INC. fka Chemical Conservation Of Georgia, Inc., a Georgia corporation, PERMA-FIX OF MICHIGAN, INC. fka Chem-Met Services, Inc., a Michigan corporation, DIVERSIFIED SCIENTIFIC SERVICES, INC., a Tennessee corporation, INDUSTRIAL WASTE MANAGEMENT, INC., a Missouri corporation, MINTECH, INC., an Oklahoma corporation, and RECLAMATION SYSTEMS, INC., an Oklahoma corporation (each a "Guarantor" and together with each Person joining this Guaranty through an agreement substantially in the form of the Subsidiary Joinder attached hereto as Annex 1, collectively the "Guarantors"), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders under the Revolving Credit, Term Loan and Security Agreement identified below (the "Agent").

WITNESSETH:

WHEREAS, pursuant to that certain Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000 among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, as Borrower (the "Borrower"); each of the financial institutions that is now or that thereafter becomes a party thereto as (collectively, "Lenders" and each, individually, a "Lender"); and Agent (as the same may hereafter be amended, modified, restated, supplemented and otherwise in effect from time to time, the "Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement), Lenders have agreed to make certain credit facilities available to Borrower; and

WHEREAS, as contemplated by Section 8.1(y) of the Agreement, it is a condition precedent to the funding of the credit facilities that each Guarantor execute and deliver this Guaranty; and

WHEREAS, Guarantor is a Subsidiary (direct or indirect) of Borrower and will receive substantial direct and indirect benefits from the financing being provided to Borrower under the Loan Documents;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guaranty. Guarantor hereby unconditionally guaranties the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all of the Liabilities (as hereinafter defined), including interest on any such Liabilities whether accruing before or after any bankruptcy or insolvency case or proceeding involving Guarantor or any other Person and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest as would have accrued on any such portion of such obligations if such case or proceeding had not

commenced, and further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Agent or any Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term "Liabilities", as used herein, shall mean any and all present and future Obligations of any type or nature of Borrower or its Subsidiaries to Agent and the Lenders arising under or related to the Loan Documents (including, without limitation, this Guaranty and any other guaranty of the Obligations) and/or any one or more of them, whether now due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, any other guarantor of the Obligations or any other Person.

Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of Guarantor, or the inability or failure of Borrower to pay debts as they become due, or an assignment by Borrower for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrower under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, Guarantor will pay to Agent forthwith the full amount which would be payable hereunder by Guarantor if all Liabilities were then due and payable.

This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of Guarantor).

2. Security Interest.

2.1 Pledge of Collateral. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, Guarantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for the benefit of the Lenders, a security interest in all of Guarantor's right, title and interest in, to and under the following, wherever located, whether now or hereafter owned, existing or acquired (collectively, the "Collateral"):

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Investment Property;

(f) all Real Property, including the Leasehold Interests;

(g) all Subsidiary Stock [and all stock of Borrower];

(h) any and all balances, credits, deposits, accounts or moneys of or in such Person's name in the possession or control of, or in transit to, Agent or any other financial institution (including, without limitation, all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

(i) all of such Person's right, title and interest in and to (i) its respective goods and other Property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person's rights as a consignor, a

consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) other Property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Person's contract rights, rights of payment that have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, and Investment Property; (vi) all real and personal Property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal Property or real Property now owned or hereafter acquired in which such Person has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and such Person;

(j) all of such Person's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software, computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i); and

(k) all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, including, without limitation, amounts due from any Person and tax refunds, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Guarantor will not (i) change its name or identity in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of the UCC, (ii) establish any other location other than the address set forth beneath its signature hereto where it expects to maintain inventory and/or equipment, unless it notifies the Agent in writing of such change within 30 days after such change, or (iii) change its principal place of business or the place where its records concerning the Collateral are kept from the address set forth beneath its signature hereto, unless Guarantor shall have given Agent at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading or to maintain perfection of Agent's security interest in the Collateral.

2.2 Agent as Attorney-in-Fact.

(a) Guarantor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Guarantor and in the name of Guarantor or in its own name, without notice to or assent by Guarantor, to do the following:

(i) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Guarantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Guarantor for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) upon the occurrence and during the continuation of an Event of Default, to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral, to

effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(iii) upon the occurrence and during the continuation of an Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Agent or as Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral; (D) to settle and adjust any claims under all policies of insurance covering the Collateral; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (F) to defend any suit, action or proceeding brought against Guarantor with respect to any Collateral; (G) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (H) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent, copyright or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; (I) to receive and open Guarantor's mail, and to appropriate therefrom any payment in respect of Accounts or otherwise constituting Collateral and apply the same to the Obligations (in furtherance of which Agent shall be entitled to direct any party, including the U.S. Postal Service, to send Guarantor's mail to Agent) and (K) generally to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option, at any time, or from time to time, all acts and things which Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Guarantor might do, provided that this subsection shall not, except to the extent otherwise provided in the Loan Documents, limit any Guarantor's rights under the UCC or similar laws; and

(iv) at any time and from time to time, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or maintain Agent's Liens against any of the Collateral.

(b) Guarantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof, except for their respective gross negligence or willful misconduct and for failure to exercise reasonable care with respect to any Collateral under their respective possession or control. The power of attorney granted pursuant to this Section 2.2 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

(c) The powers conferred on Agent hereunder are solely to protect Agent's interests in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Guarantor for any act or failure to act, except for its or their respective gross negligence or willful misconduct and for failure to exercise reasonable care with respect to any Collateral under its or their respective possession or control.

(d) Guarantor also authorizes Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, (i) in connection with a foreclosure sale as contemplated by Section 13 to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Guarantor in and under the

Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with a foreclosure sale as contemplated by Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

2.3 Delivery of Collateral.

(a) Concurrently with the execution and delivery of this Guaranty (or a Subsidiary Joinder hereto, as the case may be), Guarantor shall deliver to Agent all the stock or other certificates representing the Equity Collateral, together with stock powers or other applicable instruments of transfer duly executed by Guarantor in blank.

(b) Concurrently with the execution and delivery of this Guaranty (or a Subsidiary Joinder, as the case may be), Guarantor shall execute and deliver to Agent UCC Financing Statements covering the Collateral in proper form, for filing in all applicable jurisdictions.

(c) Concurrently with the execution and delivery of this Guaranty (or a Subsidiary Joinder, as the case may be), Guarantor shall execute and deliver to Agent the Copyright Mortgage substantially in the form of Exhibit L to the Agreement, the Trademark Security Agreement substantially in the form of Exhibit M to the Agreement and the Patent Security Agreement substantially in the form of Exhibit N to the Agreement (collectively "Intellectual Property Agreements") and comply with all of the terms of each of the Intellectual Property Agreements.

2.4 Performance of Guarantor's Obligations. If Guarantor fails to perform or comply with any of its agreements contained herein and Agent, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Guarantor to Agent on demand and shall constitute Liabilities secured hereby.

2.5 As to Equity Collateral.

(a) Voting Rights. So long as no Event of Default shall have occurred and be continuing, any Guarantor that has pledged Equity Collateral pursuant to the Agreement shall have the right to vote such Equity Collateral on all matters; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or any action taken, that would be inconsistent with or violate any provision of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default, Agent shall thereafter be entitled to exercise all voting powers pertaining to the Equity Collateral.

(b) Subsequent Changes Affecting Collateral. Each Guarantor represents to Agent and Lenders that such Guarantor has made its own arrangements for keeping itself informed of changes or potential changes affecting the Equity Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Guarantor agrees that neither Agent nor any Lender shall have any responsibility or liability for informing any Guarantor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(c) Stock Dividends and Other Non-Cash Distributions.

(i) If at any time when this Agreement is effective, any Guarantor, by reason of its ownership of any Equity Collateral, shall become entitled to receive, or shall receive, any additional Interests (including, without limitation, any Interests representing a stock dividend or a non-cash distribution in connection with any reclassification, increase or reduction of capital, or

reorganization), option, warrant, or other rights, whether as an addition to, in substitution of, or in exchange for any shares of the Equity Collateral, whether by declared dividend, stock split, or other method, each Guarantor agrees it shall accept the same as Agent's agent and hold the same in trust for Agent and deliver the same forthwith to Agent in the exact form received, with the endorsement of such Guarantor when requested by Agent and/or appropriate undated stock powers duly executed in blank, to be held by Agent as additional collateral security for the Obligations. Any sums or property paid upon or in respect of the Equity Collateral or any other securities received under this Section upon the reorganization, liquidation (whether complete or partial), or dissolution of the issuer of any of Equity Collateral or any such other securities shall immediately be paid over to Agent to be held by Agent as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of any Equity Collateral that are received by any Guarantor shall, until paid or delivered to Agent, be segregated from the other property or funds of such Guarantor and held by such Guarantor in trust as additional collateral security of the Obligations. Each Guarantor agrees to give Agent, as promptly as practicable, prior notice of any such distribution.

(ii) Unless an Event of Default shall have occurred and be continuing, each Guarantor shall be entitled to receive all cash dividends or distributions declared and paid with respect to any Equity Collateral. Upon the occurrence and during the continuation of any Event of Default, Agent shall be entitled to receive any and all such cash dividends or distributions, and each Guarantor shall immediately deliver to Agent any such cash dividends or distributions which such Guarantor receives. Agent shall hold any such cash dividends or distributions as Collateral pursuant to this Agreement or, at the election of Agent or Borrower, may apply any such cash dividends to the reduction of any Obligations.

(iii) Nothing contained in this Section 2.5 or elsewhere in this Guaranty shall be deemed to permit any stock dividends, issuance of additional stock, reclassification, readjustment, change in the capital structure of any Person, or issuance of any warrants, options or other rights by any Person which are otherwise prohibited pursuant to this Guaranty.

2.6 Further Assurances. Promptly upon request by Agent, Guarantor shall: (1) promptly upon reasonable request by Agent, correct any material defect or error that may be discovered in this Guaranty or any instrument or document executed in connection herewith or pursuant hereto or in the execution, acknowledgment or recordation thereof, and (2) promptly upon request by Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances, powers, proxies and other instruments as Agent may reasonably require from time to time in order (A) to carry out more effectively the purposes of this Guaranty, (B) to subject to the Liens and security interests created or contemplated hereby any its Properties, rights or interests covered or now or hereafter intended to be covered by any of the Loan Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Liens and security interests intended to be created hereby and (D) better to assure, convey, grant, assign, transfer, preserve, protect and confirm to Agent the rights granted or now or hereafter intended to be granted to it hereunder or under any other instrument or document executed in connection herewith or pursuant hereto.

3. Guarantor's Obligations Unconditional. The covenants and agreements of Guarantor set forth in this Guaranty shall be primary obligations of Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that Borrower or any other Person may have against Agent, any Lender or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way

affected by, any circumstance or condition whatsoever (whether or not Guarantor or Borrower shall have any knowledge or notice thereof) including, without limitation:

A. any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or the Loan Documents or any related instrument or agreement, or any other instrument or agreement applicable thereto or any of the parties to such agreements, or to any collateral, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of Agent to perfect or insure any interest in any Collateral;

B. any failure, omission or delay on the part of Borrower or Agent or any Lender to conform or comply with any term of any instrument or agreement referred to in clause (A) above;

C. any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (A) above or any obligation or liability of Borrower or Agent or any Lender, or any exercise or non-exercise by Agent or any Lender of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

D. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Borrower, Agent, any Lender or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

E. any limitation on the liability or obligations of any Person under the Loan Documents or any other related instrument or agreement, the Liabilities, any collateral security for the Liabilities or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;

F. any merger or consolidation of Borrower into or with any other Person or any sale, lease or transfer of all or substantially all of the assets of Borrower to any other Person, except as otherwise permitted under the Agreement among any of the Guarantors;

G. any change in the ownership of any shares of capital stock of Borrower or any corporate change in Borrower; or

H. any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor, enforceable against it to the full extent of all its assets and properties.

Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by Agent upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by Agent hereon; (b) notice of any of the matters referred to in the foregoing clauses A through H hereof, or any right to consent or

assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under any Loan Documents or any related instrument or agreement, and notice of default or any failure on the part of Borrower to perform and comply with any covenant, agreement, term or condition of the Loan Documents or any related instrument or agreement; (d) any right to the enforcement, assertion or exercise against Borrower of any right, power, privilege or remedy conferred in the Loan Document or any related instrument or agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of Agent or any Lender to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default under the Loan Documents or any related instrument or agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in the Loan Documents or any related instrument or agreement relating thereto or any collateral for the Liabilities; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor (including, without limitation, any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2822, 2825, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433).

Without limiting the foregoing, Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Guarantor or the right of Guarantor to proceed against any Person for reimbursement or both.

Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower is rescinded or must be otherwise restored by Agent, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and Agent or any Lender is prevented by applicable law from exercising its remedies under the Loan Documents, Agent shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Borrower had such remedies been exercised.

4. Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

5. Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

(a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

(b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

(c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under Section 4 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 5 shall not be counted as assets or liabilities of such Guarantor).

(d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 5).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 5 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty to the Lender.

6. Future Guarantors. Any other Person who may hereafter become a Guarantor under the Agreement may and shall become a Guarantor under this Agreement and become bound by the terms and conditions hereof by executing and delivering to Agent and each of the other parties hereto an Instrument of Joinder substantially in the form attached hereto as Exhibit A.

7. Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations (subject to Section 4), without regard to whether enforcement is sought or available against any other Guarantor.

8. Assignment by Agent. Agent may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Agent, as appropriate.

9. No Waiver. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair Agent's rights or Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Guarantor's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor. Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

10. Assignment of Subrogation Rights. Until such time as the Obligations are paid in full, Guarantor hereby assigns to Agent all rights which it may now have and may hereafter acquire against Borrower that may arise from the existence, payment, performance and enforcement of Guarantor's obligations under this Guaranty, including rights of subrogation, reimbursement, exoneration and indemnification, and rights to participate in claims or remedies of Agent against Borrower and any of its assets which Agent now has or hereafter acquires, including, without limitation, the right to vote any claims in any bankruptcy case or proceeding.

11. Representations and Warranties. Guarantor hereby represents and warrants to Agent that (a) each of the representations and warranties set forth in the Agreement with respect to Subsidiaries of Borrower is true and correct as to Guarantor, (b) Guarantor has duly authorized by all requisite corporate or other action the execution, delivery and performance of this Guaranty, (c) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Guaranty by Guarantor does not conflict with, or constitute a violation under, any law, regulation order, agreement or instrument to which Guarantor is a party or by which Guarantor or its Properties is bound.

12. Events of Default. An "Event of Default" shall exist under this Guaranty if at any time: (a) any representation or warranty of made by Guarantor under this Guaranty shall have been false or misleading in any material respect when made; (b) Guarantor shall fail to make any payment hereunder upon demand therefor; (c) any "Event of Default" under, and as defined in, the Agreement shall occur; or (d) Guarantor shall fail to observe and perform in any material respect any covenant or agreement made by Guarantor in this Guaranty.

13. Remedies.

(a) Upon any Event of Default, Agent shall have the right to demand immediate payment in full of the Liabilities and to exercise any and all remedies available to it at law or in equity as well as any rights or remedies specified in any the Loan Documents. In addition to the foregoing, if any Event of Default shall occur and be continuing, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement or by law, all rights and remedies of a secured party under the UCC, subject to the terms and conditions of the Agreement. Without limiting the generality of the foregoing, Guarantor expressly agrees that in any such event Agent may, without demand of performance or other demand, advertisement, legal process or notice of any kind (except as may be required by law or provided herein) to or upon Guarantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), (i) at any time or times enter Guarantor's premises and take physical possession of the Collateral and maintain such possession on Guarantor's premises, without any obligation to pay rent or other compensation to Guarantor, (ii) remove the Collateral or any part thereof, to such other places as Agent may desire, (iii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or (iv) upon notice as provied below in the last sentence of this paragraph, forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Agent's offices or elsewhere at such prices and on such terms as Agent may deem commercially reasonable (irrespective of the impact of any such sales on the market price of the Collateral), for cash or on credit or for future delivery. Any such purchaser (including, without limitation, Agent and any other Lender) of Collateral sold pursuant to this Section 13 shall purchase the same absolutely free from any claim or right on the part of Guarantor and Guarantor does hereby waive (to the maximum extent permitted by the UCC and other applicable law) all rights of redemption, stay, and appraisal which Guarantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Guarantor further agrees, at Agent's request to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at Guarantor's premises or elsewhere. To the maximum extent

permitted by applicable law, Guarantor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Collateral except such as may arise out of the gross negligence or willful misconduct of Agent or the failure of Agent to exercise reasonable care in the custody and preservation of Collateral in its possession or under its control. Guarantor agrees that, to the extent notice of sale shall be required by law, Agent need not give more than fifteen (15) calendar days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice shall constitute reasonable notification within the meaning of Section 9504(3) of the UCC.

(b) The proceeds of any disposition of any Collateral obtained pursuant to this section shall be applied as follows:

(i) first, to the payment of any and all expenses and fees (including reasonable attorney's fees) incurred by Agent in foreclosing on and disposing of the Collateral;

(ii) next, any surplus then remaining to the payment of the Liabilities (whether matured or unmatured) in such order as Agent may determine in its sole discretion; and

(iii) thereafter, if no other Liabilities are outstanding, any surplus then remaining shall be paid to Guarantor or to such other Person legally entitled to same; it being understood that Guarantor will remain liable to Agent to the extent of any deficiency between the amount of the Liabilities and the aggregate of all amount realized from Collateral.

(c) Except as provided in the other Loan Documents, Guarantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Guaranty or any Collateral.

(d) Guarantor also agrees to pay all reasonable costs of Agent and Lenders, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder, including, without limitation, reasonable fees for attorneys employed by Agent or any Lenders to collect any deficiency existing after the application of proceeds from any sale of Collateral pursuant to this Section 13.

(e) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Guarantor agrees that, upon the occurrence of an Event of Default, Agent may, from time to time, attempt to sell all or any part of the Equity Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Agent shall give reasonable notice to Guarantor and may solicit offers to buy the Equity Collateral, or any part of it, for cash, from a limited number of investors deemed by Agent, in its reasonable judgment, to be qualified parties who might be interested in purchasing the Collateral, and if Agent solicits such offers from not less than five (5) such investors, then the acceptance by Agent of the highest offer obtained therefrom or other qualified buyer procured by Guarantor or other Credit Party shall be deemed to be a commercially reasonable method of disposition of such Collateral.

14. Covenants. Guarantor covenants and agrees to keep, observe, comply with and not violate all covenants and undertakings set forth in the Agreement with respect to Subsidiaries of Borrower.

15. Indemnity. The Guarantor agrees to indemnify each of the Agent, its directors, officers, employees, agents and each legal entity, if any, who controls the Agent (the "Indemnified

Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) that any Indemnified Party may incur or that may be asserted against any Indemnified Party as a result of the execution of or performance under this Guaranty; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty. The Guarantor may participate at its expense in the defense of any such claim.

16. Subordination by Guarantor. Guarantor hereby subordinates, and makes subject to the interests of Agent, all right, title and interest (including, without limitation, liens and security interests) which Guarantor may now have or hereafter acquire in and to any of Borrower's assets, properties or interests in property, as well as all indebtedness, claim and other obligations of Borrower owing to Guarantor. Upon request of Agent at any time and from time to time, Guarantor agrees to execute and deliver to Agent such agreements, documents and instruments as may be necessary or desirable to give effect to and put of record the subordination set forth herein.

17. Right of Setoff. In addition to all liens upon and rights of setoff against the Guarantor's money, securities or other property given to the Agent by law, the Agent shall have, with respect to the Guarantor's obligations to the Agent under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby assigns, conveys, delivers, pledges and transfers to the Agent all of the Guarantor's right, title and interest in and to, all of the Guarantor's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Agent or any other direct or indirect subsidiary of PNC Bank Corp., whether held in a general or special account, or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Agent, although the Agent may enter such setoff on its books and records at a later time.

18. Cumulative Rights. Agent's rights, powers and remedies under this Guaranty shall be in addition to all rights, powers and remedies given to Agent under law or under the Loan Documents or under any other agreement between Guarantor or Borrower and Agent, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

19. Miscellaneous.

A. Successors and Assigns. This Guaranty shall be binding upon Guarantor and upon Guarantor's successors; and all references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person. Guarantor shall have no right to assign its obligations hereunder. This Guaranty shall inure to the benefit of Agent and its successors, assigns and transferees.

B. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

C. Service of Process. Guarantor agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any

substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which Agent shall have been notified in writing, and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

D. Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and deposited in the U.S. Postal Service via registered mail. The initial address for notices to Guarantor is set forth beneath its signature below.

E. Limitation of Liability. No claim may be made by any guarantor against the lender or any of its affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim (whether based upon any breach of contract, tort, breach of statutory duty or any other theory of liability) arising out of or related to the transactions contemplated by this guaranty, or any act, omission or event occurring in connection therewith, and each guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not now accrued and whether or not known or suspected to exist in its favor.

F. Conflict with Agreement. Notwithstanding anything in this Guaranty to the contrary, if this Guaranty conflicts with any of the terms and conditions of the Agreement, the Agreement shall control in all respects.

G. Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

H. Waiver of Jury Trial. GUARANTOR, BY ITS EXECUTION AND DELIVERY OF THIS GUARANTY, AND LENDER, BY ACCEPTING THIS GUARANTY, EACH EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY. THIS GUARANTY IS SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED ALTERNATIVE DISPUTE RESOLUTION AGREEMENT NOW OR HEREAFTER ENTERED INTO AMONG THE PARTIES IN THE FORM OF EXHIBIT H TO THE LOAN AGREEMENT.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the 22nd day of December 2000.

SCHREIBER, YONLEY AND ASSOCIATES, INC.,
a Missouri corporation
("Guarantor")

By: ______________________________

Print Name: ______________________

Title: ___________________________

Address: _________________________

____

Telecopier: ______________________

PERMA-FIX TREATMENT SERVICES, INC.,
a Oklahoma corporation
("Guarantor")

By: ______________________________

Print Name: ______________________

Title: ___________________________

Address: _________________________

____

Telecopier: ______________________

PERMA-FIX, INC.,
a Oklahoma corporation
("Guarantor")

By: ________________________________

Print Name: ________________________

Title: ______________________________

Address: ___________________________

____

Telecopier: _________________________

PERMA-FIX OF NEW MEXICO, INC.,
a New Mexico corporation
("Guarantor")

By: ________________________________

Print Name: ________________________

Title: ______________________________

Address: ___________________________

____

Telecopier: _________________________

PERMA-FIX OF FLORIDA, INC.,
a Florida corporation
("Guarantor")

By: ________________________________

Print Name: ________________________

Title: ______________________________

Address: ___________________________

____

Telecopier: _________________________

PERMA-FIX OF MEMPHIS, INC.,
a Tennessee corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

PERMA-FIX OF DAYTON, INC.,
a Ohio corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

PERMA-FIX OF FT. LAUDERDALE, INC.,
a Florida corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

PERMA-FIX OF ORLANDO, INC.
fka CHEMICAL CONSERVATION CORPORATION,
a Florida corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

PERMA-FIX OF SOUTH GEORGIA, INC.
fka CHEMICAL CONSERVATION OF GEORGIA, INC.,
a Georgia corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

PERMA-FIX OF MICHIGAN, INC.
fka CHEM-MET SERVICES, INC.,
a Michigan corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

DIVERSIFIED SCIENTIFIC SERVICES, INC.,
a Tennessee corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

INDUSTRIAL WASTE MANAGEMENT, INC.,
a Missouri corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

MINTECH, INC.,
a Oklahoma corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

RECLAMATION SYSTEMS, INC.,
a Oklahoma corporation
("Guarantor")

By: ______________________________

Print Name: ______________________________

Title: ______________________________

Address: ______________________________

____

Telecopier: ______________________________

AGREEMENT TO BE BOUND BY GUARANTY

This Agreement to be Bound by Guaranty (this "Agreement") is executed as of the _____ day of _________, ____, by _______________, a ___________ (the "New Subsidiary").

RECITALS

A. Pursuant to that certain Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000 among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, as Borrower (the "Borrower"); each of the financial institutions that is now or that thereafter becomes a party thereto as (collectively, "Lenders" and each, individually, a "Lender"); and Agent (as the same may hereafter be amended, modified, restated, supplemented and otherwise in effect from time to time, the "Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement), Lenders have agreed to make certain loans to Borrower.

B. As a condition to the execution of the Agreement by the Lender, certain of the Subsidiaries of Borrower executed the Subsidiary Guaranty, dated as of December 22, 2000 (the "Guaranty"), by and among the entities listed in the signature pages thereof in favor of the Lender.

C. Section 5.25 of the Agreement provides that when Borrower acquires or forms a new Subsidiary, Borrower will cause such Subsidiary to deliver an executed counterpart to the Guaranty and such Subsidiary shall become a party to the Guaranty.

D. On ____________, the New Subsidiary ______________. The New Subsidiary will benefit from the funds available to the Borrower under the Agreement, and in recognition of this benefit and in order to comply with the Agreement, the New Subsidiary is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, the New Subsidiary agrees as follows:

1. Representations and Warranties. On and as of the date of this Agreement (the "Effective Date") and for the benefit of the Lender, the New Subsidiary hereby makes each of the representations and warranties contained in the Guaranty.

2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and shall be bound by all the provisions of the Guaranty the same as if the New Subsidiary had executed the Guaranty on the Closing Date.

3. Waiver. Without limiting the generality of the waivers in the Guaranty, the New Subsidiary specifically agrees to be bound by the Guaranty and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty.

4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by the Guaranty to be executed by its duly authorized officer as of this __ day of _________, _____.

____

("New Subsidiary")

By: ___________________________

Print Name: ____________________

Title: _________________________

EXHIBIT G

FORM OF REVOLVING CREDIT FACILITY NOTE

$15,000,000.00 December 22, 2000

FOR VALUE RECEIVED, the undersigned, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Borrower"), unconditionally promises to pay to the order of PNC Bank, National Association ("Lender"), on December 22, 2000, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances under the Revolving Credit Facility shown on Lender's books and records made by Lender pursuant to that certain Revolving Credit, Term Loan and Security Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Agreement"), among Borrower; each of the financial institutions that is now or that thereafter becomes a party thereto as lender (collectively "Lenders" and each, individually, a "Lender"); and PNC Bank, National Association, as agent for the Lenders (PNC, in such capacity, "Agent"), and as Issuing Bank.

Borrower also promises to pay interest (before, as well as after, judgment) in arrears, from the date hereof in like money at said office on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum, and on the dates and terms specified in the Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by Agent pursuant to the Agreement.

This Note is one of the Revolving Notes referred to in, and evidences indebtedness incurred under, the Agreement. Reference is made to the Agreement for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Agreement.

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All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE) AND BORROWER AND EACH OF ITS SUBSIDIARIES HAVE AGREED TO A JURY TRIAL WAIVER.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
("Borrower")

By: ______________________________

Print Name: __________________________

Title: ______________________________

EXHIBIT H

FORM OF TERM NOTE

$7,000,000.00 December 22, 2000

FOR VALUE RECEIVED, the undersigned, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Borrower"), unconditionally promises to pay to the order of PNC BANK, NATIONAL BANK ("Lender"), on December 22, 2000, the principal sum of SEVEN MILLION AND NO/DOLLARS ($7,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances under the Term Loan by Lender pursuant to that certain Revolving Credit, Term Loan and Security Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Agreement"), among Borrower; each of the financial institutions that is now or that thereafter becomes a party thereto as lender (collectively "Lenders" and each, individually, a "Lender"); and PNC Bank, National Association, as agent for the Lenders (PNC, in such capacity, "Agent"), and as Issuing Bank.

Borrower also promises to pay interest (before, as well as after, judgment) in arrears, from the date hereof in like money at said office on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates and terms specified in the Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by Agent pursuant to the Agreement.

This Note is a Term Note referred to in, and evidences indebtedness incurred under, the Agreement. Reference is made to the Agreement for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Agreement.

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All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE) AND BORROWER AND EACH OF ITS SUBSIDIARIES HAVE AGREED TO A JURY TRIAL WAIVER.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
("Borrower")

By: ______________________________

Print Name: ______________________

Title: ___________________________

<u>EXHIBIT I</u>

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

<u>FORM OF FINANCIAL CONDITIONS CERTIFICATE</u>

Pursuant to that certain Revolving Credit and Security Agreement (the "<u>Agreement</u>") entered into as of December 22, 2000 among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("<u>Borrower</u>"); each of the financial institutions that is or that thereafter becomes a party thereto (collectively, the "<u>Lenders</u>" and each, individually, a "<u>Lender</u>"); and PNC Bank, National Association, as Agent. I, Richard T. Kelecy, Chief Financial Officer, of Borrower, do hereby certify as follows (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement hereinabove defined):

1. Attached hereto as <u>Schedule A</u> are certified copies of financial statements, which are true and correct in all material respects including each footnote and amendment thereto.

2. I, the undersigned, the Chief Financial Officer of Perma-Fix Environmental Services, Inc., hereby certify that I have reviewed the financial statements, and that in my review of the financial statements, nothing has come to my attention that would lead me to believe that the information sent forth therein contains any untrue statement or material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

IN WITNESS WHEREOF, I have executed this Financial Conditions Certificate this 22nd day of December, 2000.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation

By:______________________________
Richard T Kelecy
Chief Financial Officer

FORM OF SUBORDINATION AGREEMENT

THIS AGREEMENT is made and entered into this 22nd day of December, 2000, by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Borrower"), Ann L. Sullivan Living Trust dated September 8, 1978 ("Creditor"), and PNC BANK, NATIONAL ASSOCIATION, as agent (in such capacity, "Agent") for the Lenders (collectively, "Lenders" and each, individually, a "Lender"), each of the financial institutions that is now or that thereafter becomes a party thereto (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Borrower is indebted to Creditor, and Borrower proposes to obtain credit or has obtained credit from Lenders pursuant to that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000, by and among Agent, Lenders and Borrower (the "Agreement"); and

WHEREAS, Agent, on behalf of Lenders, has indicated that it will extend or continue credit to Borrower if certain conditions are met, including without limitation, the requirement that Creditor execute this Agreement.

NOW, THEREFORE, as an inducement to Agent and Lenders to extend or continue credit and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Indebtedness Subordinated. Creditor subordinates all Indebtedness now or at any time hereafter owing from Borrower to Creditor (including without limitation, interest thereon that may accrue subsequent to Borrower becoming subject to any state or federal debtor-relief statute) (collectively, "Junior Debt") to all Indebtedness now or at any time hereafter owing from Borrower to Agent or Lenders (collectively, "Senior Debt"). Creditor irrevocably consents and directs that all Senior Debt shall be paid in full prior to Borrower making any payment on any Junior Debt. Creditor will, and Agent is authorized in the name of Creditor from time to time to, execute and file such financing statements and other documents as Agent may require in order to give notice to other persons and entities of the terms and provisions of this Agreement. As long as this Agreement is in effect, Creditor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Creditor's rights or remedies with respect to any Junior Debt, including without limitation, any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Borrower or any such collateral.

2. Indebtedness Defined. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, including without limitation, obligations and liabilities that: (i) arise from notes, letters of credit issued for the account of Borrower, repurchase agreements and trust receipts; (ii) are incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto; and (iii) are secured by any pledge, mortgage, lien, security interest or similar

security arrangement; provided that Indebtedness shall not include regular salary obligations consistent with historical levels.

3. Restriction of Payment of Junior Debt; Disposition of Payments Received by Creditor. Borrower will not make, and Creditor will not accept or receive, any payment or benefit in cash, securities (other than securities, the payment of which is subordinate, at least to the extent provided in this Agreement with respect to Junior Debt, to the payment of all Senior Debt at the time outstanding and all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding) or other property, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt. If any such payment is made in violation of this Agreement, Creditor shall promptly deliver the same to Agent in the form received, with any endorsement or assignment necessary for the transfer of such payment or amounts set off from Creditor to Agent, to be either (in Agent's sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Agent shall determine, and until so delivered, Creditor shall hold such payment in trust for and on behalf of, and as the property of, Lenders.

4. Disposition of Evidence of Indebtedness. If there is any existing promissory note or other evidence of any Junior Debt, or if any promissory note or other evidence of Indebtedness is executed at any time hereafter with respect thereto, then Borrower and Creditor will mark the same with a legend stating that it is subject to this Agreement, and if asked to do so, will deliver the same to Agent. Creditor shall not, without Agent's prior written consent, assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Borrower at any time that any Senior Debt remains outstanding and/or Lenders remain committed to extend any credit to Borrower.

5. Creditor to Be Subrogated to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, Creditor and any other holders of the Junior Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Borrower applicable to the Senior Debt until the Junior Debt shall be paid in full, and for purposes of such subrogation, no payment or distribution to the holders of the Senior Debt of assets, whether in cash, securities or other property, distributable to the holders of Senior Debt under the provisions hereof to which Creditor or any other holders of Junior Debt would be entitled, except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the holders of Senior Debt by the holders of Junior Debt shall, as between Borrower, its creditors other than the holders of Senior Debt and Creditor and any other the holders of Junior Debt, be deemed to be a payment by Borrower to or on account of such Senior Debt, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of Creditor and any other holders of Junior Debt, on the one hand, and the holders of Senior Debt, on the other hand.

6. Agreement to Be Continuing; Applies to Borrower's Existing Indebtedness and any Indebtedness Hereafter Arising. This Agreement shall be a continuing agreement and shall apply to any and all Indebtedness of Borrower to Lenders or Creditor now existing or hereafter arising, including any Indebtedness arising under successive transactions, related or unrelated, and notwithstanding that from time to time all Indebtedness theretofore existing may have been paid in full.

7. Representations and Warranties; Information. Borrower and Creditor represent and warrant to Lenders that: (a) no interest in the Junior Debt has been assigned or otherwise transferred to any person or entity; (b) payment of the Junior Debt has not been heretofore subordinated to any other creditor of Borrower, and (c) Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement. Creditor further represents and warrants to Lenders that Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events or circumstances that might in any way affect

Creditor's risks hereunder, and Creditor agrees that Lenders shall have no obligation to disclose to Creditor information or material about Borrower that is acquired by Lenders in any manner. Agent may (but is not obligated to), at Agent's sole option, disclose to Creditor any information or material relating to Borrower that is acquired by Agent by any means, and Borrower hereby agrees to and authorizes any such disclosure by or on behalf of Agent.

8. Transfer of Assets or Reorganization of Borrower. If any petition is filed or any proceeding is instituted by or against Borrower under any provisions of Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any of its assets, any payment or distribution of any of Borrower's assets, whether in cash, securities or any other property, that would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Agent until all Senior Debt is paid in full. Creditor grants to Agent the right to enforce, collect and receive any such payment or distribution and to give releases or acquittances therefor, and Creditor authorizes Agent as its attorney-in-fact to vote and prove the Junior Debt in any of the above-described proceedings or in any meeting of creditors of Borrower relating thereto.

9. Other Agreements; No Third Party Beneficiaries. Agent shall have no direct or indirect obligations to Creditor of any kind with respect to the manner or time in which Agent exercises (or refrains from exercising) any of its rights or remedies with respect to the Senior Debt, Borrower or any of Borrower's assets. Creditor understands that there may be various agreements between Lenders and Borrower evidencing and governing the Senior Debt, and Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Creditor. Creditor further acknowledges that Agent may administer the Senior Debt and any of Lenders' agreements with Borrower in any way Agent deems appropriate, without regard to Creditor or the Junior Debt. Creditor waives any right Creditor might otherwise have to require a marshalling of any security held by Agent for all or any part of the Senior Debt or to direct or affect the manner or timing with which Agent enforces any of its security. Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Agent with respect to the Senior Debt, Borrower or any assets of Borrower, including without limitation, Agent's right to: (a) waive, release or subordinate any of Agent's security or rights; (b) waive or ignore any defaults by Borrower; and/or (c) restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Borrower relating to any Senior Debt. All rights, privileges, powers and remedies of Agent may be exercised from time to time by Agent without notice to or consent of Creditor.

10. Breach of Agreement by Borrower or Creditor. In the event of any breach of this Agreement by Borrower or Creditor, then, and at any time thereafter, Agent shall have the right to declare immediately due and payable all or any portion of the Senior Debt without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are hereby expressly waived by Borrower and Creditor. No delay, failure or discontinuance of Agent in exercising any right, privilege, power or remedy hereunder shall be deemed a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, privilege, power or remedy. Any waiver, permit, consent or approval of any kind by Agent with respect to this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

11. Liquidated Damages. Inasmuch as the actual damages that could result from a breach by Creditor of its duties under Section 3 hereof are uncertain and would be impractical or extremely difficult to fix, Creditor shall pay to Agent, in the event of any such breach by Creditor, as liquidated and agreed damages, and not as a penalty, all sums received by Creditor in violation of this

Agreement on account of the Junior Debt, which sums represent a reasonable endeavor to estimate a fair compensation for the foreseeable losses that might result from such a breach.

12. Costs, Expenses and Attorneys' Fees. If any party hereto institutes any arbitration or judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of such prevailing party's in-house counsel), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent or any other person) relating to Borrower, Creditor or any other person or entity.

13. Notices. All notices hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed, if to: (a) Creditor at 1021 Harvard, Gosse Pointe Park, Michigan; (b) Borrower, to it at the address for notice to Borrower originally specified in the Agreement; (c) any holder of Senior Debt, to it at its address originally specified in the Agreement; or to such other address or addresses as the party to whom such notice is directed may have designated by like notice in writing to the other parties hereto. A notice shall be deemed to have been given when personally delivered or, if mailed, on the earlier of (i) three (3) days after the date on which it deposited in the mails, or (ii) the date on which it is received.

14. Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all of the parties hereto; provided that the holders of sixty-six and two-thirds percent (66 2/3%) in principal amount of the Senior Debt is required to constitute the consent of Lenders.

15. Obligations Joint and Several; Construction. If this Agreement is executed by more than one Creditor, it shall bind them jointly and severally. All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

16. Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. VENUE; WAIVER OF JURY TRIAL. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW YORK OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER, CREDITOR AND LENDERS WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT THAT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 18. BORROWER, CREDITOR AND LENDERS HEREBY WAIVER THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED

UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER, CREDITOR AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

19. Headings. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning of this Agreement.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same document.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: ______________________________

Print Name: ______________________________

Title: ______________________________

LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By: ______________________________

Print Name: ______________________________

Title: ______________________________

CREDITOR:

ANN L. SULLIVAN LIVING TRUST
DATED SEPTEMBER 8, 1978

By: ______________________________

Print Name: ______________________________

Title: ______________________________

EXHIBIT J

FORM OF SUBORDINATION AGREEMENT

THIS AGREEMENT is made and entered into this 22nd day of December, 2000, by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Borrower"), Thomas P. Sullivan Living Trust dated September 8, 1978 ("Creditor"), and PNC BANK, NATIONAL ASSOCIATION, as agent (in such capacity, "Agent") for the Lenders (collectively, "Lenders" and each, individually, a "Lender"), each of the financial institutions that is now or that thereafter becomes a party thereto (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, Borrower is indebted to Creditor, and Borrower proposes to obtain credit or has obtained credit from Lenders pursuant to that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000, by and among Agent, Lenders and Borrower (the "Agreement"); and

WHEREAS, Agent, on behalf of Lenders, has indicated that it will extend or continue credit to Borrower if certain conditions are met, including without limitation, the requirement that Creditor execute this Agreement.

NOW, THEREFORE, as an inducement to Agent and Lenders to extend or continue credit and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Indebtedness Subordinated. Creditor subordinates all Indebtedness now or at any time hereafter owing from Borrower to Creditor (including without limitation, interest thereon that may accrue subsequent to Borrower becoming subject to any state or federal debtor-relief statute) (collectively, "Junior Debt") to all Indebtedness now or at any time hereafter owing from Borrower to Agent or Lenders (collectively, "Senior Debt"). Creditor irrevocably consents and directs that all Senior Debt shall be paid in full prior to Borrower making any payment on any Junior Debt. Creditor will, and Agent is authorized in the name of Creditor from time to time to, execute and file such financing statements and other documents as Agent may require in order to give notice to other persons and entities of the terms and provisions of this Agreement. As long as this Agreement is in effect, Creditor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Creditor's rights or remedies with respect to any Junior Debt, including without limitation, any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Borrower or any such collateral.

2. Indebtedness Defined. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, including without limitation, obligations and liabilities that: (i) arise from notes, letters of credit issued for the account of Borrower, repurchase agreements and trust receipts; (ii) are incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto; and (iii) are secured by any pledge, mortgage, lien, security interest or similar

security arrangement; provided that Indebtedness shall not include regular salary obligations consistent with historical levels.

3. Restriction of Payment of Junior Debt; Disposition of Payments Received by Creditor. Borrower will not make, and Creditor will not accept or receive, any payment or benefit in cash, securities (other than securities, the payment of which is subordinate, at least to the extent provided in this Agreement with respect to Junior Debt, to the payment of all Senior Debt at the time outstanding and all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding) or other property, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt. If any such payment is made in violation of this Agreement, Creditor shall promptly deliver the same to Agent in the form received, with any endorsement or assignment necessary for the transfer of such payment or amounts set off from Creditor to Agent, to be either (in Agent's sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Agent shall determine, and until so delivered, Creditor shall hold such payment in trust for and on behalf of, and as the property of, Lenders.

4. Disposition of Evidence of Indebtedness. If there is any existing promissory note or other evidence of any Junior Debt, or if any promissory note or other evidence of Indebtedness is executed at any time hereafter with respect thereto, then Borrower and Creditor will mark the same with a legend stating that it is subject to this Agreement, and if asked to do so, will deliver the same to Agent. Creditor shall not, without Agent's prior written consent, assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Borrower at any time that any Senior Debt remains outstanding and/or Lenders remain committed to extend any credit to Borrower.

5. Creditor to Be Subrogated to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, Creditor and any other holders of the Junior Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Borrower applicable to the Senior Debt until the Junior Debt shall be paid in full, and for purposes of such subrogation, no payment or distribution to the holders of the Senior Debt of assets, whether in cash, securities or other property, distributable to the holders of Senior Debt under the provisions hereof to which Creditor or any other holders of Junior Debt would be entitled, except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the holders of Senior Debt by the holders of Junior Debt shall, as between Borrower, its creditors other than the holders of Senior Debt and Creditor and any other the holders of Junior Debt, be deemed to be a payment by Borrower to or on account of such Senior Debt, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of Creditor and any other holders of Junior Debt, on the one hand, and the holders of Senior Debt, on the other hand.

6. Agreement to Be Continuing; Applies to Borrower's Existing Indebtedness and any Indebtedness Hereafter Arising. This Agreement shall be a continuing agreement and shall apply to any and all Indebtedness of Borrower to Lenders or Creditor now existing or hereafter arising, including any Indebtedness arising under successive transactions, related or unrelated, and notwithstanding that from time to time all Indebtedness theretofore existing may have been paid in full.

7. Representations and Warranties; Information. Borrower and Creditor represent and warrant to Lenders that: (a) no interest in the Junior Debt has been assigned or otherwise transferred to any person or entity; (b) payment of the Junior Debt has not been heretofore subordinated to any other creditor of Borrower, and (c) Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement. Creditor further represents and warrants to Lenders that Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events or circumstances that might in any way affect

Creditor's risks hereunder, and Creditor agrees that Lenders shall have no obligation to disclose to Creditor information or material about Borrower that is acquired by Lenders in any manner. Agent may (but is not obligated to), at Agent's sole option, disclose to Creditor any information or material relating to Borrower that is acquired by Agent by any means, and Borrower hereby agrees to and authorizes any such disclosure by or on behalf of Agent.

8. Transfer of Assets or Reorganization of Borrower. If any petition is filed or any proceeding is instituted by or against Borrower under any provisions of Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any of its assets, any payment or distribution of any of Borrower's assets, whether in cash, securities or any other property, that would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Agent until all Senior Debt is paid in full. Creditor grants to Agent the right to enforce, collect and receive any such payment or distribution and to give releases or acquittances therefor, and Creditor authorizes Agent as its attorney-in-fact to vote and prove the Junior Debt in any of the above-described proceedings or in any meeting of creditors of Borrower relating thereto.

9. Other Agreements; No Third Party Beneficiaries. Agent shall have no direct or indirect obligations to Creditor of any kind with respect to the manner or time in which Agent exercises (or refrains from exercising) any of its rights or remedies with respect to the Senior Debt, Borrower or any of Borrower's assets. Creditor understands that there may be various agreements between Lenders and Borrower evidencing and governing the Senior Debt, and Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Creditor. Creditor further acknowledges that Agent may administer the Senior Debt and any of Lenders' agreements with Borrower in any way Agent deems appropriate, without regard to Creditor or the Junior Debt. Creditor waives any right Creditor might otherwise have to require a marshalling of any security held by Agent for all or any part of the Senior Debt or to direct or affect the manner or timing with which Agent enforces any of its security. Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Agent with respect to the Senior Debt, Borrower or any assets of Borrower, including without limitation, Agent's right to: (a) waive, release or subordinate any of Agent's security or rights; (b) waive or ignore any defaults by Borrower; and/or (c) restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Borrower relating to any Senior Debt. All rights, privileges, powers and remedies of Agent may be exercised from time to time by Agent without notice to or consent of Creditor.

10. Breach of Agreement by Borrower or Creditor. In the event of any breach of this Agreement by Borrower or Creditor, then, and at any time thereafter, Agent shall have the right to declare immediately due and payable all or any portion of the Senior Debt without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are hereby expressly waived by Borrower and Creditor. No delay, failure or discontinuance of Agent in exercising any right, privilege, power or remedy hereunder shall be deemed a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, privilege, power or remedy. Any waiver, permit, consent or approval of any kind by Agent with respect to this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

11. Liquidated Damages. Inasmuch as the actual damages that could result from a breach by Creditor of its duties under Section 3 hereof are uncertain and would be impractical or extremely difficult to fix, Creditor shall pay to Agent, in the event of any such breach by Creditor, as liquidated and agreed damages, and not as a penalty, all sums received by Creditor in violation of this

Agreement on account of the Junior Debt, which sums represent a reasonable endeavor to estimate a fair compensation for the foreseeable losses that might result from such a breach.

12. Costs, Expenses and Attorneys' Fees. If any party hereto institutes any arbitration or judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of such prevailing party's in-house counsel), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent or any other person) relating to Borrower, Creditor or any other person or entity.

13. Notices. All notices hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed, if to: (a) Creditor at 1021 Harvard, Gosse Pointe Park, Michigan; (b) Borrower, to it at the address for notice to Borrower originally specified in the Agreement; (c) any holder of Senior Debt, to it at its address originally specified in the Agreement; or to such other address or addresses as the party to whom such notice is directed may have designated by like notice in writing to the other parties hereto. A notice shall be deemed to have been given when personally delivered or, if mailed, on the earlier of (i) three (3) days after the date on which it deposited in the mails, or (ii) the date on which it is received.

14. Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all of the parties hereto; provided that the holders of sixty-six and two-thirds percent (66 2/3%) in principal amount of the Senior Debt is required to constitute the consent of Lenders.

15. Obligations Joint and Several; Construction. If this Agreement is executed by more than one Creditor, it shall bind them jointly and severally. All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

16. Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. VENUE; WAIVER OF JURY TRIAL. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, CALIFORNIA OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER, CREDITOR AND LENDERS WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT THAT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 18. BORROWER, CREDITOR AND LENDERS HEREBY WAIVER THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER, CREDITOR AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

19. Headings. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning of this Agreement.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same document.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: ______________________________

Print Name: ______________________

Title: ___________________________

LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By: ______________________________

Print Name: ______________________

Title: ___________________________

CREDITOR:

THOMAS P. SULLIVAN LIVING TRUST
DATED SEPTEMBER 8, 1978

By: ______________________________

Print Name: ______________________

Title: ___________________________

EXHIBIT K

FORM OF INTEREST RATE HEDGING AGREEMENT

(Multicurrency-Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of December 18, 2000

PNC Bank, National Association and Perma-Fix Environmental Services, Inc.
have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1. Interpretation

(a) ***Definitions.*** The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) ***Inconsistency.*** In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) ***Single Agreement.*** All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) ***General Conditions.***

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) *Change of Account.* Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) *Netting.* If on any date amounts would otherwise be payable:--

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) ***Deduction or Withholding for Tax.***

(i) *Gross-Up.* All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

(1) promptly notify the other party ("Y") of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that

the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount which Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) ***Liability***. If: --

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) ***Default Interest; Other Amounts.*** Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) ***Basic Representations.***

(i) ***Status.*** It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) ***Powers.*** It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii) ***No Violation or Conflict.*** Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) ***Consents.*** All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) ***Obligations Binding.*** Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ***Absence of Certain Events.*** No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ***Absence of Litigation.*** There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ***Accuracy of Specified Information.*** All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) ***Payer Tax Representation.*** Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) ***Payee Tax Representations.*** Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) ***Furnish Specified Information.*** It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification,

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) ***Maintain Authorisations.*** It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) ***Comply with Laws.*** It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) ***Tax Agreement.*** It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) ***Payment of Stamp Tax.*** Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) ***Events of Default.*** The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default') with respect to such party:--

(i) ***Failure to Pay or Deliver.*** Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) ***Breach of Agreement.*** Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this

Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) *Credit Support Default.*

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirm, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) ***Misrepresentation.*** A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) ***Default under Specified Transaction.*** The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or to act on its behalf;

(vi) ***Cross Default.*** If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) ***Bankruptcy.*** The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) ***Merger Without Assumption.*** The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) ***Termination Events.*** The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

(i) ***Illegality.*** Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) ***Tax Event.*** Due to (x) any action taken by a taxing authority, or brought in account of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) ***Tax Event Upon Merger.*** The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all of its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) ***Credit Event Upon Merger.*** If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the credit worthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) ***Additional Termination Event.*** If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) ***Event of Default and Illegality.*** If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) ***Right to Terminate Following Event of Default.*** If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the

occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) ***Right to Terminate Following Termination Event.***

(i) *Notice.* If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) ***Transfer to Avoid Termination Event.*** If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) ***Two Affected Parties.*** If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) ***Right to Terminate.*** If--

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affi
the relevant Termination Event is then
effective as an Early Termination

(c) ***Effect of Designation.***

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) *Calculations.*

(i) ***Statement.*** On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) ***Payment Date.*** An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in The case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) ***Payments on Early Termination.*** If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) ***Events of Default.*** If the Early Termination Date results from an Event of Default:--

(1) ***First Method and Market Quotation.*** If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) ***First Method and Loss.*** If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) ***Second Method and Market Quotation.*** If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) ***Second Method and Loss.*** If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) ***Termination Events.*** If the Early Termination Date results from a Termination Event:--

(1) ***One Affected Party.*** If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) ***Two Affected Parties.*** If there are two Affected Parties:-

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amount, owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) ***Adjustment for Bankruptcy.*** In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during The period from the relevant Early Termination Date to The date for payment determined under Section 6(d)(ii).

(iv) *Pre-Estimate.* The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) *Payment in the Contractual Currency.* Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) *Judgments.* To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) *Separate Indemnities.* To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being inside for any other sums payable in respect of this Agreement.

(d) *Evidence of Loss.* For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) *Entire Agreement.* This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) *Amendments.* No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) *Survival of Obligations.* Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) *Remedies Cumulative.* Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) *Counterparts and Confirmations.*

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) *No Waiver of Rights.* A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) *Headings.* The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place

of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) *Effectiveness.* Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following a day that is a Local Business Day.

(b) *Change of Addresses.* Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) *Governing Law.* This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) ***Jurisdiction.*** With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) ***Service of Process.*** Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) ***Waiver of Immunities.*** Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means :--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law"means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 % per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and ***"lawful"*** and ***"unlawful"*** will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if

different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant Confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

PNC BANK, NATIONAL ASSOCIATION	PERMA-FIX ENVIRONMENTAL SERVICES, INC.
By: ______________________	By: ______________________
Name: Charlotte B. McLaughlin	Name:
Title: Senior Vice President	Title:

SCHEDULE

to the

Master Agreement

dated as of December 18, 2000

between

PERMA-FIX ENVIRONMENTAL SERVICES, INC. ("**OBLIGOR**")

and

PNC BANK, NATIONAL ASSOCIATION ("**PNC**")

Part 1. **Termination Provisions.**

(a) ***"Specified Entity"*** means in relation to PNC for the purpose of:--

Section 5(a)(v), Not Applicable
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable

and in relation to OBLIGOR for the purpose of:--

Section 5(a)(v), Affiliates
Section 5(a)(vi), Affiliates
Section 5(a)(vii), Affiliates
Section 5(b)(iv), Affiliates

(b) ***"Specified Transaction"*** will have the meaning specified in Section 14 of this Agreement and, in addition, in relation to OBLIGOR only, shall include any other contract or agreement now existing or hereafter entered into between OBLIGOR, or any of its Affiliates or any Credit Support Provider, and PNC or any Affiliate of PNC.

(c) The ***"Cross Default"*** provisions of Section 5(a)(vi) will apply to OBLIGOR and PNC.

If such provisions apply:--

"Specified Indebtedness" will have the meaning specified in Section 14 of this Agreement, except that, with respect to PNC, such term shall not include obligations in respect of deposits or letters of credit issued to the extent they are not paid when due solely as a result of inadvertence, administrative error or legal prohibition. In addition, with respect to OBLIGOR, "Specified Indebtedness" shall include, without limitation, the obligations of OBLIGOR under a Credit Agreement (as defined in Section(h)(i) of Part 5 of this Schedule).

"Threshold Amount" shall mean:

In the case of PNC, an amount (or its equivalent in other currencies) at any time equal to the greater of (a) 3% of the consolidated stockholders' equity of PNC Bank Corp., a Pennsylvania corporation, as shown in its most recent annual or quarterly financial statements prepared in accordance with generally accepted accounting principles in the United States, or (b) $25,000,000.

In the case of OBLIGOR, an amount (or its equivalent in other currencies) at any time equal to $0.00.

(d) The *"Credit Event Upon Merger"* provisions of Section 5(b)(iv) will apply to both parties.

(e) The *"Automatic Early Termination"* provision of Section 6(a) will not apply to either party.

(f) ***Payments on Early Termination.*** For the purpose of Section 6(e) of this Agreement:--

(i) Market Quotation will apply.
(ii) The Second Method will apply.

(g) *"Termination Currency"* means United States Dollars.

(h) ***Additional Termination Event*** will not apply.

Part 2. **Tax Representations.** Not applicable to either party.

Part 3. **Agreement to Deliver Documents.**

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:--

(a) Tax forms, documents or certificates to be delivered are:-- Each party shall, as soon as reasonably practicable after receiving written request for same, deliver to the other party any form or document reasonably requested by the other party which is required to enable such other party to make payments hereunder without deduction or withholding for or on account of Taxes or with such withholding or deduction at a reduced rate.

(b) Other documents to be delivered by PNC to OBLIGOR are as follows:--

(i) Concurrently with the execution and delivery of this Agreement, PNC shall deliver to OBLIGOR the following items, each of which shall be in form and substance reasonably satisfactory to OBLIGOR, and which is covered by the Section 3(d) representation: Evidence of the authority and incumbency of, and a specimen signature of, each person executing this Agreement or any other document in connection with this Agreement on behalf of PNC (at least one of whom shall be an officer with the rank of Vice President or higher) and of each person authorized to execute Confirmations on behalf of PNC.

(ii) With respect to any Transaction, PNC shall furnish to OBLIGOR the following items (each of which shall be in form and substance reasonably satisfactory to OBLIGOR, and which are covered by the Section 3(d) representation) from time to time at the written request of OBLIGOR, as soon as reasonably practical after receipt of such request: Evidence of the authority and incumbency of, and a specimen signature of, each person executing the Confirmation with respect to such Transaction on behalf of PNC (at least one of whom shall be an officer with the rank of Vice President or higher).

(iii) Promptly following request in writing from time to time by OBLIGOR, PNC shall furnish to OBLIGOR the following items (which are covered by the Section 3(d) representation): the most recent annual and quarterly consolidated financial statements of PNC Bank Corp.

(c) Other documents to be delivered by OBLIGOR to PNC are as follows:--

(i) Concurrently with the execution and delivery of this Agreement, OBLIGOR shall deliver to PNC the following items, each of which shall be in form and substance reasonably satisfactory to PNC,

and which is covered by the Section 3(d) representation: Evidence of the authority and incumbency of, and a specimen signature of, each person executing this Agreement or any other document in connection with this Agreement on behalf of OBLIGOR and of each person authorized to execute Confirmations on behalf of OBLIGOR.

(ii) With respect to any Transaction, OBLIGOR shall furnish to PNC the following items (each of which shall be in form and substance reasonably satisfactory to PNC, and which are covered by the Section 3(d) representation) from time to time at the written request of PNC, as soon as reasonably practical after receipt of such request: Evidence of the authority and incumbency of, and a specimen signature of, each person executing the Confirmation with respect to such Transaction on behalf of OBLIGOR.

(iii) Promptly following request in writing from time to time by PNC, OBLIGOR shall furnish to PNC the following items (which are covered by the Section 3(d) representation): the most recent annual and quarterly consolidated financial statements of OBLIGOR.

Part 4. **Miscellaneous.**

(a) ***Addresses for Notices.*** For the purpose of Section 12 (a) of this Agreement:--

Address for notices or communications to PNC:

Address:	One PNC Plaza, 9th Floor 249 Fifth Avenue Pittsburgh, PA 15222-2707
Attention:	Swap Operations
Facsimile No.:	412-762-8667
Telephone No.:	412-762-1375

Address for notices or communications to OBLIGOR:

Address:	1940 N.W. 67th Place Gainesville, FL 32653
Attention:	Richard Kelecy
Facsimile No.:	352-373-0040
Telephone No.:	352-395-1351

(b) ***Process Agent***. For the purpose of Section 13 (c) of this Agreement:--

PNC appoints as its Process Agent: Not Applicable.
OBLIGOR appoints as its Process Agent: Not Applicable.

(c) ***Offices***. The provisions of Section 10(a) will not apply to this Agreement.

(d) ***Multibranch Party***. For the purpose of Section 10(c) of this Agreement:--

PNC is not a Multibranch Party.
OBLIGOR is not a Multibranch Party.

(e) ***Calculation Agent.*** Unless otherwise specified in a Confirmation in relation to the relevant Transaction, the Calculation Agent is PNC.

(f) ***Credit Support Document.*** Details of any Credit Support Document:--

"Credit Support Document" means in relation to PNC, none.

"Credit Support Document" means in relation to OBLIGOR, each agreement and instrument, now or hereafter existing, of any kind or nature which secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of OBLIGOR under this Agreement, made by or on behalf of any person or entity (including, without limiting the generality of the foregoing, any agreement or instrument granting any lien, security interest, assignment, charge or encumbrance to secure any such obligation, any guaranty, suretyship, letter of credit, put option or subordination agreement relating to any such obligation and any "keep well" or other financial support agreement relating to OBLIGOR), and in any event, "Credit Support Document" in relation to OBLIGOR shall include without limitation that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000 (the "Credit Agreement"), made by and among OBLIGOR, the Lenders as defined therein; and PNC; that certain Secured Subsidiaries Guaranty to be entered into as of December 22, 2000 made by OBLIGOR, Schreiber, Yonley and Associates, Inc., Perma-Fix Treatment Services, Inc, Perma-Fix, Inc., Perma-Fix of New Mexico, Inc., Perma-Fix of Florida, Inc., Perma-Fix of Memphis, Inc., Perma-Fix of Dayton, Inc., Perma-Fix of Ft. Lauderdale, Inc., Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation Of Georgia, Inc, Perma-Fix of Michigan, Inc, fka Chem-Met Services, Inc., Diversified Scientific Services, Inc., Industrial Waste Management, Inc., Mintach, Inc., and Reclamation Systems, Inc. (each a "Guarantor" as defined therein), in favor of PNC; each certain Form of Mortgage of Copyright made by OBLIGOR, Schreiber, Yonley and Associates, Inc., Perma-Fix Treatment Services, Inc, Perma-Fix, Inc., Perma-Fix of New Mexico, Inc., Perma-Fix of Florida, Inc., Perma-Fix of Memphis, Inc., Perma-Fix of Dayton, Inc., Perma-Fix of Ft. Lauderdale, Inc., Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation Of Georgia, Inc, Perma-Fix of Michigan, Inc, fka Chem-Met Services, Inc., Diversified Scientific Services, Inc., Industrial Waste Management, Inc., Mintach, Inc., and Reclamation Systems, Inc. (collectively, the Grantors, as defined therein) in favor of PNC; each certain Form of Trademark Security Agreement (Trademarks, Trademark Registrations, Trademark Applications and Trademark Licenses) made by OBLIGOR, Schreiber, Yonley and Associates, Inc., Perma-Fix Treatment Services, Inc, Perma-Fix, Inc., Perma-Fix of New Mexico, Inc., Perma-Fix of Florida, Inc., Perma-Fix of Memphis, Inc., Perma-Fix of Dayton, Inc., Perma-Fix of Ft. Lauderdale, Inc., Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation Of Georgia, Inc, Perma-Fix of Michigan, Inc, fka Chem-Met Services, Inc., Diversified Scientific Services, Inc., Industrial Waste Management, Inc., Mintach, Inc., and Reclamation Systems, Inc. (collectively the "Pledgors" as defined therein) in favor of PNC; each certain Form of Patent Security Agreement (Letters Patent, Patent Registrations, Patent Applications and Patent Licenses) made by OBLIGOR, Schreiber, Yonley and Associates, Inc., Perma-Fix Treatment Services, Inc, Perma-Fix, Inc., Perma-Fix of New Mexico, Inc., Perma-Fix of Florida, Inc., Perma-Fix of Memphis, Inc., Perma-Fix of Dayton, Inc., Perma-Fix of Ft. Lauderdale, Inc., Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation Of Georgia, Inc, Perma-Fix of Michigan, Inc, fka Chem-Met Services, Inc., Diversified Scientific Services, Inc., Industrial Waste Management, Inc., Mintach, Inc., and Reclamation Systems, Inc. (collectively the "Pledgors" as defined therein) in favor of PNC; that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made as of the 1st day of January, 2001, by OBLIGOR in favor of the Trustee (as defined therein), for the benefit of PNC; and any and all Loan Documents (including the Mortgages) made by any Person which secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of OBLIGOR. Any capitalized terms used in this paragraph without definition will have the meanings given such terms in the Credit Agreement.

(g) ***Credit Support Provider.***

"Credit Support Provider" means in relation to PNC, none.

"Credit Support Provider" means in relation to OBLIGOR, any person or entity (other than OBLIGOR), that now or hereafter secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of OBLIGOR under this Agreement, and in any event,

"Credit Support Provider" in relation to OBLIGOR shall include without limitation, Schreiber, Yonley and Associates, Inc., Perma-Fix Treatment Services, Inc, Perma-Fix, Inc., Perma-Fix of New Mexico, Inc., Perma-Fix of Florida, Inc., Perma-Fix of Memphis, Inc., Perma-Fix of Dayton, Inc., Perma-Fix of Ft. Lauderdale, Inc., Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation Of Georgia, Inc, Perma-Fix of Michigan, Inc, fka Chem-Met Services, Inc., Diversified Scientific Services, Inc., Industrial Waste Management, Inc., Mintach, Inc., and Reclamation Systems, Inc.; and each Person executing the Loan Documents and any and all other documents and/or instruments evidencing the liens and security interests of any Collateral granted under the Credit Agreement. Any capitalized terms used in this paragraph without definition will have the meanings given such terms in the Credit Agreement.

(h) ***Governing Law.*** This Agreement will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).

(i) ***Netting of Payments.*** Subparagraph (ii) of Section 2(c) of this Agreement will not apply to the following Transactions or groups of Transactions (in each case starting from the date of this Agreement): all Transactions.

(j) ***"Affiliate"*** will have the meaning specified in Section 14 of this Agreement.

Part 5. **Other Provisions.**

(a) ***Conditions Precedent.*** The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) of this Agreement and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

(b) ***Consent to Recording.*** Each party (i) consents to the recording, by the other party or its agents, of telephone conversations between officers, employees or agents of the consenting party or its Affiliates and officers, employees or agents of the other party or its Affiliates who quote on, agree to or otherwise discuss terms of Transactions or potential Transactions, or other matters relating to this Agreement or any Credit Support Document, and (ii) agrees to give notice of such recording to such officers, employees and agents of it and its Affiliates.

(c) ***Confirmations.*** As provided in Section 9(e)(ii) of this Agreement, the parties intend that they shall be legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). The terms of a Transaction subject to this Agreement orally agreed to shall be deemed to constitute a "Confirmation" as referred to in this Agreement, even if not so specified by the parties. As promptly as practicable after any such oral agreement, the parties shall enter into a definitive Confirmation with respect to such Transaction in accordance with the Section 9(e)(ii) of this Agreement, whereupon such definitive Confirmation shall supersede and replace such oral agreement and such oral agreement shall have no further legal force or effect.

(d) ***Additional Representations and Warranties.*** The specified party represents and warrants to the other party (which representations and warranties will be deemed to be repeated on each date on which a Transaction is entered into) as follows:

(i) In the case of PNC, PNC is a national banking association duly organized under the federal laws of the United States of America.

(ii) In the case of OBLIGOR, OBLIGOR is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(iii) In the case of each party, such party is entering into this Agreement and each Transaction for its own account as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(iv) In the case of each party:

(A) Such party intends and acknowledges that this Agreement, including all Transactions hereunder, shall qualify for the exemption from the provisions of the Commodity Exchange Act, as amended, provided by 17 C.F.R. Part 35 as in effect on the date of this Agreement (or any successor provision of similar import) (the "CFTC Swap Regulations"). Without limiting the generality of the foregoing: (1) such party is an "eligible swap participant" as defined in the CFTC Swap Regulations, (2) this Agreement, including all Transactions hereunder, constitutes a "swap agreement" as defined in the CFTC Swap Regulations, (3) neither this Agreement nor any Transaction hereunder is one of a fungible class of agreements that are standardized as to their material economic terms, and (4) the creditworthiness of the other party is a material consideration in entering into or determining the terms of this Agreement and each Transaction hereunder, including pricing, cost or credit enhancement terms.

(B) Such party is entering into this Agreement, including all Transactions hereunder, in connection with a line of its business.

(C) With respect to any Transaction that constitutes, or that has the economic effect of, a commodity option, the party which is the offeree of such option represents and warrants as to itself that it is a producer, processor or commercial user of, or a merchant handling, the commodity which is the subject of such Transaction (or by-products of such commodity), and that it is entering into such Transaction solely for purposes related to its business as such.

(v)

(A) In the case of OBLIGOR: it intends and acknowledges that this Agreement, including all Transactions hereunder, shall constitute a "swap agreement" as defined in `11 U.S.C. §101(53B) as in effect on the date of this Agreement (or any successor provision of similar import).

(B) In the case of PNC: (1) it intends and acknowledges that this Agreement, including all Transactions hereunder, shall constitute a "qualified financial contract" and a "swap agreement," as those terms are defined in 12 U.S.C. §1821(c)(8)(D) as in effect on the date of this Agreement (or any successor provision of similar import), (2) without limiting the generality of Section 3(a)(i), PNC, by corporate action, is authorized under applicable non-insolvency law to enter into and perform its obligations under this Agreement, each Credit Support Document (if any) to which it is party and each Transaction hereunder, (3) it will, at all times during the term of this Agreement, maintain as part of its official books and records a copy of this Agreement (including all Confirmations from time to time and all other supplements hereto and documents incorporated by reference herein) and each Credit Support Document (if any) to which it is party, and evidence of its authorization of the foregoing, and (4) this Agreement, each Confirmation, each Credit Support Document (if any) to which it is party, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver will be executed and delivered by an officer of PNC of the level of Vice President or higher.

(vi) In the case of each party:

(A) It is acting for its own account, and it has made its own independent decisions to enter into this Agreement and each Transaction and as to whether this Agreement and each Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction; it being understood that information and explanations related to the terms and conditions of this Agreement or any Transaction shall not be considered investment advice or a recommendation to enter into this Agreement or such Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement or any Transaction.

(B) It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction. It is also capable of assuming, and assumes, the risks of this Agreement and each Transaction.

(C) The other party is not acting as a fiduciary for or an adviser to it in respect of this Agreement or any Transaction.

(vii) In the case of each party, such party intends and acknowledges that this Agreement, including all Transactions hereunder, shall be commercial transactions and shall not be transactions in "securities" for purposes of any securities law (including without limitation the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended).

(viii) In the case of OBLIGOR, OBLIGOR and it Affiliates have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by OBLIGOR or its Affiliates (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of OBLIGOR or any Affiliate, or the ability of OBLIGOR or any Affiliate, as applicable, to duly and punctually pay or perform its obligations hereunder and under any Credit Support Document or Credit Agreement.

(e) ***Accuracy of Specified Information.*** Section 3(d) is modified by deleting the period at the end thereof and appending thereto the following: "or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition, results of operations or cash flows (as applicable) of the relevant person for the dates and periods specified therein in conformity with generally accepted accounting principles in the United States."

(f) ***Set-off.*** Section 6 is modified by adding the following Section 6(f) thereto:

> (f) ***Set-off.*** Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer or any Affiliate of the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or any Affiliate of the Payer or

instrument(s) or undertaking(s) issued or executed by one party (or if applicable to the context hereto, any Affiliate thereof) to, or in favor of, the other party (or if applicable to the context hereto, any Affiliate thereof) (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(g) ***Jurisdiction.*** Section 13(b)(i) is modified by deleting the words "non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City," and replacing them with the words "non-exclusive jurisdiction of the courts of the State of New York and the Commonwealth of Pennsylvania and the United States District Courts located in the Borough of Manhattan in New York City and in Allegheny County, Pennsylvania,".

(h) ***Existing and Future Credit Agreements.***

(i) As used in this Agreement, the following terms shall have the following meanings:

"Financing" shall mean any loan, extension of credit or financial accommodation (including, without limiting the generality of the foregoing, any commitment relating to any of the foregoing).

"Credit Agreement" means each agreement, including any security agreement, to which OBLIGOR and PNC or any Affiliate thereof now or hereafter may become party (and to which other lenders, borrowers or other persons may be or become party), and any note or other instrument made by OBLIGOR (alone or together with other persons or entities) payable to or held by PNC or any Affiliate thereof, involving any Financing to OBLIGOR, in the form existing on the date when such agreement or instrument has been initially executed and without regard to (A) any termination or cancellation thereof, whether by reason of payment of all obligations of OBLIGOR thereunder or otherwise, or (B) unless consented to in writing by PNC or any Affiliate thereof, any amendment, modification, supplement, waiver or consent thereto or thereof.

(ii) Until all obligations of OBLIGOR under this Agreement, now existing or hereafter arising, have been paid in cash and performed in full and all Transactions under the Master Agreement have terminated, OBLIGOR will at all times perform, comply with and observe all covenants and agreements of each Credit Agreement applicable to it, which covenants and agreements, together with related definitions and ancillary provisions, are incorporated (and upon execution of any future Credit Agreement shall automatically be deemed incorporated) by reference herein and, for the avoidance of doubt, shall be construed to apply hereunder for the benefit of PNC as though (A) all references therein to any party (or parties) extending Financing were to PNC and (B) for any such covenants and agreements that are conditioned on or relate to either the existence of such Financing or OBLIGOR having any obligations arising out of or in connection therewith,

all references to such Financing or obligations were to OBLIGOR's obligations under this Agreement.

(iii) Section 5(a)(vi) is amended by deleting the semicolon at the end thereof and replacing it with the following: "or (3) in respect of OBLIGOR only, any default, event of default or similar condition or event (however described) under any Credit Agreement;"

(i) ***Service of Process.*** OBLIGOR hereby irrevocably consents to service of any summons, complaint or other legal process on it in any suit, action or proceedings relating to this Agreement, any Credit Support Document or any Transaction by registered or certified U.S. mail, postage prepaid, to it at its address for notices described herein, and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

(j) ***Facsimiles.*** For purposes of this Agreement, any Credit Support Document or any Transaction, any execution counterparts delivered by facsimile transmission shall be effective as delivery of an original counterpart thereto and shall be deemed to be an original signature thereto.

(k) ***WAIVER OF JURY TRIAL.*** **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION.**

(l) ***Limitation of Liability.*** To the fullest extent permitted by law, no claim may be made by OBLIGOR against PNC or any affiliate, director, officer, employee, attorney or agent of PNC for any special, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement, any Credit Support Document or any Transaction or any statement, course of conduct, act, omission or event in connection with any of the foregoing (whether based on breach of contract, tort or any other theory of liability); and OBLIGOR hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist.

(m) ***Incorporation of Protocol Terms.*** The parties agree that the definitions and provisions contained in Annexes 1 to 5 and Section 6 of the EMU Protocol published by the International Swaps and Derivatives Association, Inc. on 6th May, 1998 are incorporated into and apply to this Agreement. References in those definitions and provisions to any "ISDA Master Agreement" will be deemed to be references to this Agreement.

The parties hereto have executed the Master Agreement referred to in the caption of this Schedule and have agreed to the contents of this Schedule.

PNC BANK, NATIONAL ASSOCIATION	PERMA-FIX ENVIRONMENTAL SERVICES, INC.
By: ______________________________	By: ______________________________
Name: Charlotte B. McLaughlin	Name:
Title: Senior Vice President	Title:

EXHIBIT L

FORM OF MORTGAGE OF COPYRIGHT

BE IT KNOWN BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, SCHREIBER, YONLEY AND ASSOCIATES, INC., a Missouri corporation, PERMA-FIX TREATMENT SERVICES, INC., an Oklahoma corporation, PERMA-FIX, INC., an Oklahoma corporation, PERMA-FIX OF NEW MEXICO, INC., a New Mexico corporation, PERMA-FIX OF FLORIDA, INC., a Florida corporation, PERMA-FIX OF MEMPHIS, INC., a Tennessee corporation, PERMA-FIX OF DAYTON, INC., an Ohio corporation, PERMA-FIX OF FT. LAUDERDALE, INC. a Florida corporation, PERMA-FIX OF ORLANDO, INC. fka Chemical Conservation Corporation, a Florida corporation, PERMA-FIX OF SOUTH GEORGIA, INC. fka Chemical Conservation Of Georgia, Inc., a Georgia corporation, PERMA-FIX OF MICHIGAN, INC. fka Chem-Met Services, Inc., a Michigan corporation, DIVERSIFIED SCIENTIFIC SERVICES, INC., a Tennessee corporation, INDUSTRIAL WASTE MANAGEMENT, INC., a Missouri corporation, MINTECH, INC., an Oklahoma corporation, and RECLAMATION SYSTEMS, INC., an Oklahoma corporation (collectively, "Grantors" and each, individually, a "Grantor"), does hereby grant and assign to PNC BANK, NATIONAL ASSOCIATION ("Secured Party"), a security interest in, and mortgage on, all, whether divided prior to the date of this agreement or undivided at the date of this Copyright Mortgage, right, title and interest of Grantor in and to the works listed by title, author and date on Schedule A (the "Works"), which Grantor hereby undertakes to update on a quarterly basis until the Maturity Date, including, without limitation, (a) all rights of Grantor in and to any and all copyrights, rights in copyright, interests in copyrights and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained upon any Work, or underlying work upon which any Work is based, or derivative work of any Work, and the right (but not the obligation) to make publication thereof for copyright purposes, to register claim under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of Grantor or in the name of Secured Party for past, present and future infringements of copyright; (b) all royalties, rents, revenues, income, compensation, products, increases, proceeds and profits or other property obtained or to be obtained by Grantor with respect to the Works from the production, release, sale, distribution, subdistribution, lease, sublease, marketing, licensing, sublicensing, performance, broadcast, transmission, reproduction, publication, ownership, exploitation or other uses or disposition of the Works, or underlying work upon which any Work is based, or derivative work of any Work, or any rights therein or part thereof, in any and all media (now known or hereafter devised), and of any collateral, allied, ancillary, merchandising and subsidiary rights therein and thereto, and amounts recovered as damages by reason of unfair competition, the infringement of copyright, breach of any contract or infringement of any rights, or derived therefrom in any manner whatever; and (c) to the extent that such agreement does not prohibit the licensee from assigning or granting a security interest in such rights thereunder, all of Grantor's right, title and interest in and to any agreement concerning the Works, whether entered into on or before the date hereof or after the date hereof, and all proceeds thereof, whether fixed or contingent, all as more particularly described in the Agreement (as defined below).

Grantor hereby acknowledges that it has entered into a Revolving Credit, Term Loan and Security Agreement (the "Agreement") in favor of each of the financial institutions that is now or that thereafter becomes a party thereto as lender (collectively, "Lenders" and each, individually, a "Lender"); and PNC BANK, NATIONAL ASSOCIATION as agent for Lenders and as Issuing Bank, to secure the prompt and complete payment and performance of the Obligations (as defined in the Agreement). Grantor hereby affirms that the rights and remedies of Secured Party pursuant to the Agreement are fully applicable with respect to the security interests granted pursuant hereto, and that the terms and provisions of the Agreement are hereby incorporated by this reference as if fully set forth herein. Any

term defined in the Agreement and not otherwise defined in this Agreement shall have the meaning ascribed to it in the Agreement.

So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Agreement and the other Loan Documents to which Grantor is a party, Grantor may use, license, and exploit the Copyright Collateral in any manner.

[remainder of page intentionally left blank; signatures follow]

THIS MORTGAGE OF COPYRIGHT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Grantor has caused this Mortgage of Copyright to be duly executed by its duly authorized representative as of the 22nd day of December 2000.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
("Obligor")

By:________________________________

Print Name:____________________________

Title:_______________________________

SCHREIBER, YONLEY AND ASSOCIATES, INC.,
a Missouri corporation
("Obligor")

By:________________________________

Print Name:____________________________

Title:_______________________________

PERMA-FIX TREATMENT SERVICES, INC.,
an Oklahoma corporation
("Obligor")

By:________________________________

Print Name:____________________________

Title:_______________________________

PERMA-FIX, INC.,
an Oklahoma corporation
("Obligor")

By:________________________________

Print Name:____________________________

Title:_______________________________

PERMA-FIX OF NEW MEXICO, INC.,
a New Mexico corporation
("Obligor")

By:______________________________

Print Name:____________________________

Title:______________________________

PERMA-FIX OF FLORIDA, INC.,
a Florida corporation
("Obligor")

By:______________________________

Print Name:____________________________

Title:______________________________

PERMA-FIX OF MEMPHIS, INC.,
a Tennessee corporation
("Obligor")

By:______________________________

Print Name:____________________________

Title:______________________________

PERMA-FIX OF DAYTON, INC.,
an Ohio corporation
("Obligor")

By:______________________________

Print Name:____________________________

Title:______________________________

PERMA-FIX OF FT. LAUDERDALE, INC.
a Florida corporation
("Obligor")

By:______________________________

Print Name:____________________________

Title:______________________________

PERMA-FIX OF ORLANDO, INC.
fka CHEMICAL CONSERVATION CORPORATION,
a Florida corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF SOUTH GEORGIA, INC.
fka CHEMICAL CONSERVATION OF GEORGIA, INC.,
a Georgia corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF MICHIGAN, INC.
fka CHEM-MET SERVICES, INC.,
a Michigan corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

DIVERSIFIED SCIENTIFIC SERVICES, INC.,
a Tennessee corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

INDUSTRIAL WASTE MANAGEMENT, INC.,
a Missouri corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

MINTECH, INC.,
an Oklahoma corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

RECLAMATION SYSTEMS, INC.,
an Oklahoma corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
("Obligor")

By:______________________________

Print Name:______________________________

Title:______________________________

STATE OF)
) ss.
COUNTY OF)

On the ____ day of _______________, in the year 2000, before me personally came _______________________, to me known, who, being by me sworn, did say that s/he is an Authorized Signatory of Perma-Fix Environmental Services, Inc., which entity is described in, and which entity executed, the above instrument, and that such person signed the above instrument by order of the Board of Directors of Perma-Fix Environmental Services, Inc.

Witness my hand and official seal.

____
Notary Public

WORKS

EXHIBIT M

FORM OF TRADEMARK SECURITY AGREEMENT

(TRADEMARKS, TRADEMARK REGISTRATIONS, TRADEMARK APPLICATIONS AND TRADEMARK LICENSES)

WHEREAS, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, SCHREIBER, YONLEY AND ASSOCIATES, INC., a Missouri corporation, PERMA-FIX TREATMENT SERVICES, INC., an Oklahoma corporation, PERMA-FIX, INC., an Oklahoma corporation, PERMA-FIX OF NEW MEXICO, INC., a New Mexico corporation, PERMA-FIX OF FLORIDA, INC., a Florida corporation, PERMA-FIX OF MEMPHIS, INC., a Tennessee corporation, PERMA-FIX OF DAYTON, INC., an Ohio corporation, PERMA-FIX OF FT. LAUDERDALE, INC. a Florida corporation, CHEMICAL CONSERVATION CORPORATION, a Florida corporation, CHEMICAL CONSERVATION OF GEORGIA, INC., a Georgia corporation, CHEM-MET SERVICES, INC., a Michigan corporation, DIVERSIFIED SCIENTIFIC SERVICES, INC., a Tennessee corporation, INDUSTRIAL WASTE MANAGEMENT, INC., a Missouri corporation, MINTECH, INC., an Oklahoma corporation, and RECLAMATION SYSTEMS, INC., an Oklahoma corporation (collectively, "Pledgors" and each, individually, a "Pledgor"), now owns or holds and may hereafter acquire or hold Trademarks (defined as all of the following: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, domain names, other source of business identifiers and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof or similar property rights, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or in any other country or any political subdivision thereof (subject, in the case of non United States Trademarks, to limitations that may be imposed under non United States law), and all reissues, revivals, extensions or renewals thereof) including, without limitation, the U.S. federally applied for and registered Trademarks listed on Schedule A, as such Schedule may be amended from time to time by the addition of Trademarks subsequently registered or otherwise adopted or acquired;

WHEREAS, Pledgor has entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of even date herewith (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Agreement") with each of the financial institutions that is now or that thereafter becomes a party thereto as lender (collectively, "Lenders" and each, individually, a "Lender"); and PNC BANK, NATIONAL ASSOCIATION, as agent for Lenders and as Issuing Bank (any capitalized term used herein without definition herein shall have the meaning ascribed to it in the Agreement).

WHEREAS, in connection with the Agreement, Pledgor has granted to Agent a security interest in certain personal property of Pledgor including, without limitation, all right, title and interest of Pledgor in, to and under all of Pledgor's Trademarks and Trademark licenses (including, without limitation, those Trademark licenses listed on Schedule B), whether presently existing or hereafter arising, adopted or acquired, together with the goodwill of the business connected with, and symbolized by, the Trademarks and all products, services, and proceeds thereof and all income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment and performance of the Obligations (such term being used herein as defined in the Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor does, as security for the Obligations, hereby grant to Agent a

continuing security interest in all of Pledgor's right, title and interest in, to and under the following (all of the following items or types of property being collectively referred to herein as the "Trademark Collateral"), whether presently existing or hereafter arising or acquired:

(a) each Trademark and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, including, without limitation, each Trademark referred to in Schedule A;

(b) each Trademark license, including, without limitation, each Trademark license referred to in Schedule B, to the extent such Trademark license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

(c) all products, services, and proceeds of, and income from, any of the foregoing, including, without limitation, any claim by Pledgor against third parties for the past, present or future infringement or dilution of any Trademark or any Trademark licensed under any Trademark license, or for injury to the goodwill associated with any Trademark, or for the sale of any Trademark.

Pledgor agrees to deliver updated copies of Schedule A and Schedule B to Agent at the end of any quarter in which Pledgor registers or applies for registration any Trademark not listed on Schedule A or enters into any Trademark license not listed on Schedule B, and, at Agent's request, to duly and promptly execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of Pledgor and Borrower, such further instruments or documents (in form and substance satisfactory to Agent), and promptly perform, or cause to be promptly performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of Agent, to carry out the provisions and purposes of the Agreement and this Trademark Security Agreement, and to provide, perfect and preserve the Liens of Agent under the Agreement, this Trademark Security Agreement and the other Loan Documents, in the Trademark Collateral or any portion thereof.

Pledgor agrees that if any Person shall do or perform any acts which Agent reasonably believes constitute an infringement or dilution of any Trademark or unfair competition, or violate or infringe any right of Pledgor or Agent therein or if any Person shall do or perform any acts which Agent reasonably believes constitute an unauthorized or unlawful use thereof, then and in any such event, Agent may and shall have the right, while an Event of Default is continuing, to take such steps and institute such suits or proceedings as Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. Agent may take such steps or institute such suits or proceedings in its own name or in the name of Pledgor or in the names of the parties jointly. Agent hereby agrees to give Pledgor notice of any steps taken, or any suits or proceedings instituted, by Agent pursuant to this paragraph.

So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Agreement and the other Loan Documents to which it is a party, Pledgor may use, license and exploit the Trademark Collateral in any lawful manner.

[remainder of page intentionally left blank; signatures follow]

THIS TRADEMARK SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Pledgor has caused this Trademark Security Agreement to be duly executed as of December 22, 2000, by its officer thereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
("Pledgor")

By:____________________________

Print Name:________________________

Title:____________________________

SCHREIBER, YONLEY AND ASSOCIATES, INC.,
a Missouri corporation
("Pledgor")

By:____________________________

Print Name:________________________

Title:____________________________

PERMA-FIX TREATMENT SERVICES, INC.,
an Oklahoma corporation
("Pledgor")

By:____________________________

Print Name:________________________

Title:____________________________

PERMA-FIX, INC.,
an Oklahoma corporation
("Pledgor")

By:____________________________

Print Name:________________________

Title:____________________________

PERMA-FIX OF NEW MEXICO, INC.,
a New Mexico corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF FLORIDA, INC.,
a Florida corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF MEMPHIS, INC.,
a Tennessee corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF DAYTON, INC.,
an Ohio corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF FT. LAUDERDALE, INC.
a Florida corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF ORLANDO, INC.
fka CHEMICAL CONSERVATION CORPORATION,
a Florida corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

PERMA-FIX OF SOUTH GEORGIA, INC.
fka CHEMICAL CONSERVATION OF GEORGIA, INC.,
a Georgia corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

PERMA-FIX OF MICHIGAN, INC.
fka CHEM-MET SERVICES, INC.,
a Michigan corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

DIVERSIFIED SCIENTIFIC SERVICES, INC.,
a Tennessee corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

INDUSTRIAL WASTE MANAGEMENT, INC.,
a Missouri corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:______________________________

MINTECH, INC.,
an Oklahoma corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:______________________________

RECLAMATION SYSTEMS, INC.,
an Oklahoma corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:______________________________

Perma-Fix Environmental Services, Inc.,
a Delaware corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:______________________________

STATE OF)
) ss.
COUNTY OF)

On the ____ day of ______________, in the year 2000, before me personally came ______________________, to me known, who, being by me sworn, did say that s/he is an Authorized Signatory of Perma-Fix Environmental Services, Inc., which entity is described in, and which entity executed, the above instrument, and that such person signed the above instrument by order of the Board of Directors of Perma-Fix Environmental Services, Inc.

Witness my hand and official seal.

____
Notary Public

Schedule A to Trademark
Security Agreement

TRADEMARKS

Schedule B to Trademark
Security Agreement

TRADEMARK LICENSES

EXHIBIT N

FORM OF PATENT SECURITY AGREEMENT

(LETTERS PATENT, PATENT REGISTRATIONS, PATENT APPLICATIONS AND PATENT LICENSES)

WHEREAS, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, SCHREIBER, YONLEY AND ASSOCIATES, INC., a Missouri corporation, PERMA-FIX TREATMENT SERVICES, INC., an Oklahoma corporation, PERMA-FIX, INC., an Oklahoma corporation, PERMA-FIX OF NEW MEXICO, INC., a New Mexico corporation, PERMA-FIX OF FLORIDA, INC., a Florida corporation, PERMA-FIX OF MEMPHIS, INC., a Tennessee corporation, PERMA-FIX OF DAYTON, INC., an Ohio corporation, PERMA-FIX OF FT. LAUDERDALE, INC. a Florida corporation, PERMA-FIX OF ORLANDO, INC. fka Chemical Conservation Corporation, a Florida corporation, PERMA-FIX OF SOUTH GEORGIA, INC. fka Chemical Conservation Of Georgia, Inc., a Georgia corporation, PERMA-FIX OF MICHIGAN, INC. fka Chem-Met Services, Inc., a Michigan corporation, DIVERSIFIED SCIENTIFIC SERVICES, INC., a Tennessee corporation, INDUSTRIAL WASTE MANAGEMENT, INC., a Missouri corporation, MINTECH, INC., an Oklahoma corporation, and RECLAMATION SYSTEMS, INC., an Oklahoma corporation (collectively, "Pledgors" and each, individually, a "Pledgor"), now owns or holds and may hereafter acquire or hold Patents (defined as all of the following: all letters patent, all registrations and recordings thereof or similar property rights, all trade secret information contained in such applications and all applications in connection therewith, including, without limitation, registrations, reissues, continuation in part applications, re-examination applications and patents, provisional patent applications, divisional applications, continuation applications, recordings and applications of any kind in the United States Patent and Trademark Office or in any similar office or agency of the United States, or in any other country or any political subdivision thereof, and all reissues, continuation in part patents) including, without limitation, the U.S. issued and applied for Patents listed on Schedule A, as such Schedule may be amended from time to time by the addition of Patents subsequently issued or applied for, otherwise adopted or acquired;

WHEREAS, Pledgor has entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of even date herewith (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Agreement") with each of the financial institutions that is now or that thereafter becomes a party thereto as lender (collectively, "Lenders" and each, individually, a "Lender"); and PNC BANK, NATIONAL ASSOCIATION, as agent for Lenders (in such capacity, "Agent"), and as Issuing Bank (any capitalized term used herein without definition herein shall have the meaning ascribed to it in the Agreement).

WHEREAS, in connection with the Agreement, Pledgor has granted to Agent a security interest in certain personal property of Pledgor including, without limitation, all right, title and interest of Pledgor in, to and under all of Pledgor's Patents and Patent licenses (including, without limitation, those Patent licenses listed on Schedule B), whether presently existing or hereafter arising, adopted or acquired, all products, services, and proceeds thereof and all income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of infringement or dilution royalties earned from the manufacture, sale or distribution, or license of such products or services thereof, to secure the payment and performance of the Obligations (such term being used herein as defined in the Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor does, as security for the Obligations, hereby grant to Agent a continuing security interest in all of Pledgor's right, title and interest in, to and under the following (all of

the following items or types of property being collectively referred to herein as the "Patent Collateral"), whether presently existing or hereafter arising or acquired:

(a) each Patent and patent applications, including, without limitation, those Patents and patent applications identifies on Schedule A;

(b) each Patent license, including, without limitation, each Patent license referred to in Schedule B, to the extent such Patent license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

(c) all products, services, and proceeds of, and income in any form from, any of the foregoing, including, without limitation, all royalties earned from the manufacture, sale, distributions, or license of such products or services any claim by Pledgor against third parties for the past, present or future infringement or violation of any Patent or any Patent licensed under any Patent license.

Pledgor agrees to deliver updated copies of Schedule A and Schedule B to Agent at the end of any quarter in which Pledgor registers or otherwise adopts or acquires any Patent not listed on Schedule A hereto or enters into any Patent license not listed on Schedule B, and to duly and promptly execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of Pledgor and Borrower, such further instruments or documents (in form and substance satisfactory to Agent), and promptly perform, or cause to be promptly performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of Agent, to carry out the provisions and purposes of the Agreement and this Patent Security Agreement, and to provide, perfect and preserve the Liens of Agent under the Agreement, this Patent Security Agreement and the other Loan Documents, in the Patent Collateral or any portion thereof.

Pledgor agrees that if any Person shall do or perform any acts which Agent believes constitute an infringement of any Patent, or violate or infringe any right of Pledgor or Agent therein or if any Person shall do or perform any acts which Agent believes constitute an unauthorized or unlawful use thereof, then and in any such event, Agent may and shall have the right, while an Event of Default is continuing, to take such steps and institute such suits or proceedings as Agent may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. Agent may take such steps or institute such suits or proceedings in its own name or in the name of Pledgor or in the names of the parties jointly. Agent hereby agrees to give Pledgor notice of any steps taken, or any suits or proceedings instituted, by Agent pursuant to this paragraph.

So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of the Agreement and the other Loan Documents to which it is a party, Pledgor may use, license and exploit the Patent Collateral in any lawful manner.

[remainder of page intentionally left blank; signatures follow]

THIS PATENT SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Pledgor has caused this Patent Security Agreement to be duly executed as of December 22, 2000, by its officer thereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:_____________________________

SCHREIBER, YONLEY AND ASSOCIATES, INC.,
a Missouri corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:_____________________________

PERMA-FIX TREATMENT SERVICES, INC.,
an Oklahoma corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:_____________________________

PERMA-FIX, INC.,
an Oklahoma corporation
("Pledgor")

By:______________________________

Print Name:__________________________

Title:_____________________________

PERMA-FIX OF NEW MEXICO, INC.,
a New Mexico corporation
("Pledgor")

By:________________________________

Print Name:__________________________

Title:______________________________

PERMA-FIX OF FLORIDA, INC.,
a Florida corporation
("Pledgor")

By:________________________________

Print Name:__________________________

Title:______________________________

PERMA-FIX OF MEMPHIS, INC.,
a Tennessee corporation
("Pledgor")

By:________________________________

Print Name:__________________________

Title:______________________________

PERMA-FIX OF DAYTON, INC.,
an Ohio corporation
("Pledgor")

By:________________________________

Print Name:__________________________

Title:______________________________

PERMA-FIX OF FT. LAUDERDALE, INC.
a Florida corporation
("Pledgor")

By:________________________________

Print Name:__________________________

Title:______________________________

PERMA-FIX OF ORLANDO, INC.
fka CHEMICAL CONSERVATION CORPORATION,
a Florida corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF SOUTH GEORGIA, INC.
fka CHEMICAL CONSERVATION OF GEORGIA, INC.,
a Georgia corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

PERMA-FIX OF MICHIGAN, INC.
fka CHEM-MET SERVICES, INC.,
a Michigan corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

DIVERSIFIED SCIENTIFIC SERVICES, INC.,
a Tennessee corporation
("Pledgor")

By:______________________________

Print Name:______________________________

Title:______________________________

INDUSTRIAL WASTE MANAGEMENT, INC.,
a Missouri corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

MINTECH, INC.,
an Oklahoma corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

RECLAMATION SYSTEMS, INC.,
an Oklahoma corporation
("Pledgor")

By:________________________________

Print Name:____________________________

Title:_______________________________

STATE OF)
) ss.
COUNTY OF)

On the ____ day of ______________, in the year 2000, before me personally came ______________________, to me known, who, being by me sworn, did say that s/he is an Authorized Signatory of Perma-Fix Environmental Services, Inc., which entity is described in, and which entity executed, the above instrument, and that such person signed the above instrument by order of the Board of Directors of Perma-Fix Environmental Services, Inc.

Witness my hand and official seal.

____
Notary Public

M:\LosAngeles\ClientMatter\22096\033\SH.9qlypvf.0000c.doc

Schedule A to Patent
Security Agreement

PATENTS

Schedule B to Patent
Security Agreement

PATENT LICENSES

FORM OF GOVERNMENTAL CONTRACT ASSIGNMENT
GOVERNMENT RECEIVABLES INSTRUMENT OF ASSIGNMENT

For Value received and in accordance with the Assignment of Claims Act of 1940, as amended (31 USC 3727, 41 USC 15), the undersigned, ________________________________, as Assignor, hereby assigns to PNC Bank, National Association all monies due and to become due from the United States of America or any subdivision, agency or department thereof under Contract No. ____________ dated ____________ ___, _____, between Assignor and the United States of America and under any and all amendments and supplements thereto. The Assignor hereby authorizes and directs the United States of America to make all payments due and to become due under the foregoing directly to PNC Bank, National Association by checks or other orders payable to the Agent.

In Witness Whereof, the Assignor has caused this Instrument to be signed and delivered on ____________.

ASSIGNOR

____
____
____

STATE OF CALIFORNIA
COUNTY OF____________________

On ______________________ before me, ________________________ personally appeared ________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they execute the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)

____
(Notary Public's Signature)

____
(Type or Print Name)

FORM OF GOVERNMENTAL CONTRACT NOTICE
GOVERNMENT RECEIVABLE – NOTICE OF ASSIGNMENT

Date:____________________

TO: RE: CONTRACT NO.____
MADE BY THE UNITED STATES OF AMERICA
__________________Department [________________Division]
____
____
WITH____
____
____
DATED:______________________________________

PLEASE TAKE NOTICE that moneys due or to become due under the contract described above have been assigned to the undersigned pursuant to the provisions of the Assignment of Claims Act of 1940, as amended (31 USC 3727 and 41 USC 15).

A true copy of the instrument of assignment is attached to the original hereof.

Payments due or to become due under such contract should be made to________________________ or, if hereafter directed in writing by the assignee, payments should be made to the undersigned assignee.

Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and duly signed by the person acknowledging receipt of behalf of the addressee.

Very truly yours,
PNC Bank National Association,
a national banking association
By:____________________________________
Its:____________________________________

Two Tower Center
East Brunswick, New Jersey 08816

Receipt is hereby acknowledged if the above notice a copy mentioned instrument of assignment. These were received at ________________________a.m./p.m. on ____________________.

____
signature of

ON BEHALF OF:

____
____
____
(Name and title of addressee of notice)

EXHIBIT Q

FORM OF INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this "Agreement") is made as of this 22nd day of December, 2000, by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC") and Waste Management Holdings, Inc. ("WM"), a Delaware corporation.

RECITALS

A. PNC intends to extend revolving loans and other credit to Perma-Fix Environmental Services, Inc. (the "Obligor"), pursuant to the terms and conditions of, inter alia, that certain Revolving Credit, Term Loan and Security Agreement, dated as of December 22, 2000, as amended from time to time, (the "PNC Loan Agreement"), by and among PNC, as agent for Lenders and as Issuing Bank, each of the financial institutions that is now or that thereafter becomes a party thereto (collectively, "Lenders" and each, individually, a "Lender") and the Obligor, and the other Financing Agreements (as defined in the PNC Loan Agreement; the PNC Loan Agreement and all other Financing Agreements are referred to herein as the "PNC Loan Documents"). The present and future obligations of the Obligors (or any of them) to PNC are referred to herein as the "PNC Obligations."

B. WM sold all of the issued and outstanding stock of Diversified Scientific Services, Inc. ("DSSI") to Perma-Fix Environmental Services, Inc. ("Perma-Fix"). As consideration for the purchase of the DSSI stock Perma-Fix, inter alia executed a promissory note in favor of WM in the principal amount of $2,500,000 (the "WM Note"), which WM Note is guaranteed by DSSI pursuant to a Non-Recourse Guaranty of Payment of Promissory Note (the "Guaranty/Security Agreement" dated of even date herewith, by and between DSSI and WM, and secured by certain assets of DSSI as more fully set forth below." The WM Note and the Guaranty/Security Agreement are referred to herein as the "WM Loan Documents"). The present and future obligations of Perma-Fix and DSSI (or either of them) to WM under the WM Loan Documents are referred to herein as the "WM Obligations." The WM Loan Documents and the PNC Loan Documents are referred to herein, collectively, as the "Loan Instruments").

C. PNC and WM (collectively, the "Lenders") wish to set forth (1) their respective rights and obligations with regard to the existing and future collateral securing both the PNC Obligations and the WM Obligations (the "Joint Collateral"), (2) the relative priorities of each Lender's rights and security and other interests in, to and upon the joint Collateral (including, without limitation, all Proceeds (as defined below)), in the event of any liquidation, sale, seizure or other disposition of or action taken against or with respect to the Joint Collateral upon the occurrence of a default under the Loan Instruments, whether in a foreclosure, bankruptcy, insolvency, receivership, dissolution, proceeding or arrangement for the marshaling of the Joint Collateral, or any other proceeding (any of the foregoing, a "Liquidation Proceeding"), or in the event of a casualty to, or condemnation of any of the Joint Collateral, whether in accordance with the rights and remedies provided to WM pursuant to the WM Loan Documents or to PNC pursuant to the PNC Loan Documents, applicable law, any order of a court of competent jurisdiction, or otherwise, and (3) the exclusive right of PNC to have a security interest in and to the PNC Collateral including all Proceeds thereof (as defined below). As used herein, the term "Proceeds" means, as the context requires, all cash and other proceeds, howsoever evidenced, received from the sale, exchange, collection or other disposition of the Joint Collateral or the PNC Collateral, or any of it, including, without limitation, all insurance proceeds payable with respect to the Joint Collateral or the PNC Collateral.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, PNC and WM agree as follows:

1. Recitals/Definitions. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Priority of Security Interests; Rights in the Joint Collateral. (a) Notwithstanding the time of creation or time or order of attachment or perfection of the security interests or liens referred to herein, the time of filing of financing statements, mortgages, and other recording documents, the acquisition of purchase money or other security interests, or the time of giving or the failure to give notice of the acquisition or expected acquisition of purchase money or other liens or security interests, PNC and WM hereby agree, acknowledge and confirm that, as to each other, PNC has (i) an exclusive first priority security interest in and lien on the property described in Exhibit A to this Agreement (the "PNC Collateral") to the full extent of the PNC Obligations, and, to this effect, WM hereby disclaims any and all right, title, or interest in and to the PNC Collateral or any other assets or interests of the Obligors, other than the WM Collateral (defined below) and its Proceeds, and (ii) a second priority security interest in and lien on the property described in Exhibit B to this Agreement (the "WM Collateral"), and WM has (i) a first priority security interest in and lien on the WM Collateral to the full extent of the WM Obligations. Notwithstanding any provision in the PNC Loan Documents or WM Loan Documents to the contrary, the lenders' respective rights in the PNC Collateral and in the WM Collateral and any Proceeds realized from the disposition thereof, any insurance payments or condemnation awards with respect thereto, and any remedies in connection therewith shall be governed solely by the terms and conditions of, and subject to the limitations set forth in, this Agreement. In the event of any conflict between the descriptions of the Joint Collateral and the description of the PNC Collateral respectively contained in Exhibits A and B, the description of the PNC Collateral shall govern and control. Nothing contained in this Agreement will, or is intended to, affect or limit, in any way whatsoever the security interests that each of the parties hereto has in the Joint Collateral and in any and all other assets of Obligors, or either of them, whether tangible or intangible, insofar as the rights and obligations of the Obligors or other affiliated and unaffiliated third parties are concerned. The parties hereto specifically reserve any and all of their respective rights, security interests, and rights to assert security interests as against the Obligors and any third parties. The priorities of the security interests and liens specified in this Agreement shall continue during the term of this Agreement and not be affected or altered as a result of the filing by or against the Obligors, or any of them, of a petition under the United States Bankruptcy Code or the commencement by or against the Obligors, or any of them, of any other state or federal bankruptcy or insolvency proceeding.

(a) The priorities of the security interests and liens established herein are only as between PNC and WM; provided however, that the subordinations and priorities are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated and, if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority agreements provided for herein shall not be effective as to the particular Collateral which is the subject of the unperfected or avoidable security interest.

3. Notices of Default: Remedies: Right to Cure. (a) Each of WM and PNC shall provide the other with any and all notices of default sent to the Obligors, or any other affiliate, pursuant to the terms of the PNC Loan Documents or the WM Loan Documents, as applicable. The failure of either WM or PNC to provide any notice required, hereby shall neither (i) constitute any waiver or be a condition precedent to the effectiveness of a notice to the Obligors, or any other affiliate thereof under the applicable Loan Instruments nor (ii) result in any liability of PNC or WM to the Obligors, or any other affiliate, or to each other.

(b) Each of the Lenders agrees to give the other Lender at least five (5) days notice prior to taking action to enforce any rights and remedies it may have against the Joint Collateral, or any of it.

(c) Notwithstanding the provisions contained in subsections (a) aid (b) of this Section, a Lender may, upon simultaneous notice to the other Lender, proceed immediately to declare a default, accelerate its respective Obligations, or exercise any remedies against the Joint Collateral (to the extent permitted pursuant to Section 3 hereof), if it determines in its reasonable discretion that the time necessary for such cure period or prior notice would diminish the prospect of any realization on the Joint Collateral.

4. Modification. PNC may, without affecting the validity of this Agreement, extend the time of payment of any indebtedness of the Obligors amend or modify any of the terms and conditions of any Loan Instrument or other agreement between the Obligors or any other affiliate of the Obligors and such party, without the consent of WM, including without limitation, any increases or decreases in the amounts of the PNC. WM shall not amend, modify, or supplement the WM Documents from those executed and delivered concurrently herewith so long as the PNC Obligations remain unpaid and/or the PNC Loan Documents remain in force and effect.

5. Payments Received by Lenders after Default. Subsequent to a notice of default (the "Notice of Default") given by either Lender to Obligors each Lender shall, on a monthly basis, deliver a monthly report to the other Lender setting forth the unpaid principal balance and accrued interest owing on its respective Loan.

6. Dealing with Joint Collateral. Each Lender shall enforce its rights and remedies against and otherwise deal with any Joint Collateral and any Proceeds realized therefrom in accordance with its usual practices in the ordinary course of its business and with the same standard of care that it ordinarily exercises with respect to its own property, and shall be liable to the other Lender only for damages resulting from its gross negligence or willful misconduct in dealing with the Joint Collateral or such Proceeds.

7. Representations and Warranties. To induce one another to enter into this Agreement, each Lender hereby represents and warrants to the other Lender as follows:

(i) Each Lender has all requisite power and authority to enter into and perform its obligations under this Agreement and the Loan Documents to which it is a party and to consummate the transactions contemplated hereby.

(ii) The execution, delivery and performance of this Agreement by each Lender, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of each Lender, do not and will not contravene such Lender's respective charter or any agreement, law, governmental rule, regulation or order binding on such Lender (including, without limitation, legal lending limits applicable to each Lender), and do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority.

(iii) This Agreement constitutes the legal, valid and binding obligation of each Lender and is enforceable against such Lender in accordance with its terms (subject as to the enforcement thereof to the limitation of remedies that may be imposed by reason of the application of the laws relating to bankruptcy, reorganization, insolvency and similar laws, and to moratorium laws and to other laws affecting creditors' rights generally from time to time in effect, and general principles of equity).

(iv) Each Lender has independently evaluated the terms of the transactions contemplated by this Agreement and by the Loan instruments and has not relied upon the other Lender in connection with such evaluation. Further, each Lender has and will continue to make such independent investigation of the financial information and other data relating to the

Obligors, their affiliates and the Joint Collateral as each Lender deems necessary and prudent, and neither Lender has relied nor will rely on the other Lender with respect to any of the foregoing matters.

(v) Each Lender is concurrently delivering to the other Lender a true and complete copy of each of its Loan Instruments, including exhibits and schedules thereto, whether existing prior to, or entered into on, the date hereof.

8. Covenants. Each Lender covenants with the other Lender as follows:

(i) Each Lender shall promptly respond in writing to any written inquiry made by the other Lender with regard to the performance of the responding Lender's Obligations and the other obligations by the Obligors, or any of their affiliates to the responding Lender.

(ii) Neither Lender shall sell, assign, pledge, hypothecate or otherwise transfer all or any part of its Obligations or any interest therein or any interest in the Joint Collateral without having first supplied to the assignee of receipt of a copy of this Agreement, accompanied by the written consent of such assignee to be bound by the terms of this Agreement.

(iii) Except as otherwise expressly provided in this Agreement, neither Lender shall have any obligation to the other Lender with respect to the Obligations or the other obligations of the Obligors, or any of their affiliates to a Lender, the Loan Instruments or the Joint Collateral. Notwithstanding anything to the contrary herein contained, neither Lender by this Agreement nor by any action pursuant hereto, shall be deemed a partner of or a joint venturer of or with the other Lender.

9. Access to Information. Each Lender agrees to provide the other Lender with such loan documents or other information pertaining to the PNC Obligations or the WM Obligations, as the case may be, including, without limitation, in respect of the Joint Collateral, as may reasonably be requested from time to time.

10. Perfection. Each Lender shall use its best efforts to perfect and maintain the perfection of its respective security interests and liens on the Joint Collateral until such time as all the respective Obligations in favor of such Lender are fully paid or otherwise terminated; provided, however, that the failure of either to do so shall not create a cause of action against either party hereto or create any claim or right on behalf of any third party.

11. Agency for Perfection. To the extent that either Lender now has possession of, or hereafter obtains possession of; any Joint Collateral or the PNC Collateral, including Proceeds, including, without limitation, by operation of any lockbox, blocked account, reserve account, or other collection method, (i) on which -the other Lender has a prior or exclusive security interest or lien pursuant hereto, as the case may be, the Lender having possession thereof shall forthwith deliver such Joint Collateral or Proceeds to the other Lender with the priority claim and, pending such delivery, such Lender shall hold such Joint Collateral or Proceeds in trust as trustee and agent for the benefit of such other Lender, or (ii) on which such Lender has a prior security interest or lien pursuant hereto, such Lender shall hold such Collateral or Proceeds as bailee and agent of the other Lender for the purposes of facilitating the perfection of such Lender's security interest therein.

12. No Contest of Liens or Security Interests. Neither Lender shall contest the validity, perfection, priority or enforceability of any lien or security interest of the other Lender.

13. Proceeds of Collateral. All Proceeds of the Joint Collateral, including insurance and condemnation proceeds, shall be distributed in the following order:

(a) All Proceeds of the PNC Collateral shall be paid to PNC for application to the PNC Obligations pursuant to the terms of the PNC Documents.

(b) All Proceeds of the WM Collateral shall be paid to WM for application to the WM Obligations. After the WM Obligations are paid in full, the Proceeds of the WM Collateral shall be paid to PNC for application to the PNC Obligations.

14. Insurance. The Lender with the senior security interest in any insured Joint Collateral as contemplated under this Agreement shall, subject to such Lender's rights under its agreements with the applicable Obligors, have the sole and exclusive right, as against the other Lender, to receive the insurance proceeds of and adjust settlement of insurance claims in the event of any loss, theft or destruction of the Joint Collateral in question. All Proceeds of the insurance shall be paid over to or retained by the appropriate Lender in accordance with the provisions hereof.

15. No Marshalling. Each party to this Agreement hereby waives any right it may have to require the other party to marshal any security or collateral or otherwise to compel the other party to seek recourse against or satisfaction of any obligation due the Lender in question from one source before seeking recourse or satisfaction from another source.

16. Termination, Rescission, or Modification. This Agreement, including, without limitation, the subordinations, agreements, and priorities set forth in this Agreement, shall remain in full force and effect regardless of whether any patty hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, this Agreement or its respective agreements with the Obligors or any of their affiliates.

17. Governmental Regulation. Each Lender is subject to regulation by various governmental authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that a Lender's power and authority to perform its obligations under this Agreement, now or hereafter, may be limited or prohibited thereby, each Lender is hereby excused from such performance.

18. Further Assurances. Each Lender shall execute and deliver any and all further agreements, documents, instruments or certificates necessary to effectuate or implement the provisions of this Agreement or reasonably requested by the other Lender.

19. Interpretation. The use of any gender shall include all other genders; words in the singular include the plural, and the plural includes the singular.

20. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York, without giving effect to principles of conflict of laws.

21. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three (3) days after deposit in the United States mails, with postage prepaid, and addressed to the party to be notified as follows:

If to PNC:

PNC Bank, National Association
Two Center Tower
East Brunswick, New Jersey 08816
Attn: Mr. Wing Louie,
Facsimile No. (732) 220-3810

with a copy to:	Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, California 90064 Attn: Harold P. Reichwald, Esq. Facsimile No. (310) 312-4224
If to WM:	Waste Management Holdings, Inc. 1001 Fannin, Suite 4000 Houston, Texas 77002 Facsimile No. (713) 209-9711

or to such other address as each party may designate for itself by like notice, or on the date of delivery to such party at such address, if notice is given or delivered by hand, telex, telegram or facsimile transmittal.

22. Amendment. No agreement, unless in writing and signed by the Lenders, and no course of dealings between the Lenders shall be effective to change, waive, terminate, modify, discharge, or release in whole or in part any provision of this Agreement. No waiver of any right of or consent by a Lender hereunder shall be valid unless in writing and signed by an authorized officer of such Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

23. Severability. To the extent any provision of this agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24. Entire Agreement. This Agreement constitutes the entire agreement between the parties and there are no promises, agreements, conditions, undertakings, representations or warranties, whether written or oral, expressed or implied, between the Lenders other than as set forth in this Agreement.

25. Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

26. Successors and Assigns. All of the terms of this Agreement, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of WM and PNC.

27. No Third Party Beneficiaries. The terms of this Agreement are intended solely for the Lenders and their successors and assigns and no third party, including, without limitation, the Obligors, or any of their affiliates, shall have any rights or benefits hereunder or by virtue hereof, whether as a third party beneficiary or otherwise.

28. Counterparts. This Agreement may be signed in counterparts and each of which shall constitute an original but all of which, when taken together, shall constitute but one agreement.

29. Jury Trial Waiver. EACH LENDER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH LENDER ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed in their corporate names by their duly authorized corporate officers, as of the date first above written.

WASTE MANAGEMENT HOLDINGS, INC.

By: ______________________________

Print Name: ______________________________

Title: ______________________________

PNC BANK, NATIONAL ASSOCIATION,
a national banking association

By: ______________________________

Print Name: ______________________________

Title: ______________________________

The Obligor hereby acknowledges the foregoing and agrees not to take any action inconsistent herewith.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation
By: ______________________________
Richard T. Kelecy
Chief Financial Officer

EXHIBIT A

PNC COLLATERAL

All of the following property and interests in property of Debtor, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Investment Property;

(f) all Real Property, including the Leasehold Interests;

(g) all Subsidiary Stock;

(h) any and all balances, credits, deposits, accounts or moneys of or in such Person's name in the possession or control of, or in transit to, PNC or any other financial institution (including, without limitation, all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

(i) all of such Person's right, title and interest in and to (i) its respective goods and other Property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) other Property, including warranty claims, relating to any goods securing this Agreement; (v) all of such Person's contract rights, rights of payment that have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, and Investment Property; (vi) all real and personal Property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal Property or real Property now owned or hereafter acquired in which such Person has expressly granted a security interest or may in the future grant a security interest to PNC hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between PNC and such Person;

(j) all of such Person's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software, computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i); and

(k) all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, including, without limitation, amounts due from any Person and tax refunds, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Capitalized terms shall have the following definitions:

"Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

"General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade names, domain names, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, permits, consents, customer lists, tax refunds, tax refund claims, computer programs, source code, object code, all other intellectual property or proprietary rights, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible Property of every kind and nature (other than Receivables).

"Inventory" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal Property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description that are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal Property, and all documents of title or other documents representing them.

"Investment Property" shall mean and include all of Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Real Property" shall mean all of Borrower's and each Guarantor's right, title and interest in and to the Mortgaged Property and any other owned and leased premises identified on Schedule 4.19 hereto and shall include the Leasehold Interests.

"Receivables" shall mean and include, as to any Credit Party, all of such Credit Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Credit Party by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Credit Party arising out of or in connection with the sale or lease of Inventory or the rendition of services pursuant to term contracts or otherwise, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to PNC hereunder.

"Subsidiary Stock" shall mean all of the issued and outstanding shares of stock owned by Perma-Fix Environmental Services, Inc. a Delaware corporation, Schreiber, Yonley and Associates, Inc., a Missouri corporation, Perma-Fix Treatment Services, Inc., an Oklahoma corporation, Perma-Fix, Inc., an Oklahoma corporation, Perma-Fix of New Mexico, Inc., a New Mexico corporation, Perma-Fix of Florida, Inc., a Florida corporation Perma-Fix of Memphis, Inc., a Tennessee corporation, Perma-Fix of Dayton, Inc., an Ohio corporation, Perma-Fix of Ft. Lauderdale, Inc., a Florida corporation, Perma-Fix of Orlando,

Inc. fka Chemical Conservation Corporation, Inc., a Florida corporation, Perma-Fix of South Georgia, Inc. fka Chemical Conservation of Georgia, Inc., a Georgia corporation, Perma-Fix of Michigan, Inc. fka Chem-Met Services, Inc., a Michigan corporation, Diversified Scientific Services, Inc., a Tennessee corporation, Industrial Waste Management, Inc., a Missouri corporation, Mintech, Inc., an Oklahoma corporation, and Reclamation Systems, Inc., an Oklahoma corporation.

EXHIBIT B

WM COLLATERAL

All of the following property and interests in property of Debtor, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

1. Inventory. All of DSSI's Inventory whether now owned or hereafter acquired, together with the products therefrom and all packing, manuals and instructions related thereto. As used herein the term "Inventory" means all goods, merchandise and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in DSSI's business, wherever located and whether in the possession of DSSI, a warehouseman, a bailee or any other person.

2. Equipment. All of DSSI's Equipment now owned or hereafter acquired, together with the products therefrom, and all substitutes and replacements therefore. As used herein the term "Equipment" includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in DSSI's business, all accessions, attachments and other additions thereto, all parts used in connection therewith, all packaging, manuals and instructions related thereto, and all leasehold or equitable interests therein.

3. Fixtures. All of DSSI's interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products therefrom, all substitutes and replacements therefore, all accessories, attachments and other additions thereto, all tools, parts and supplies used in connection therewith, and all packaging, manuals and instructions related thereto, located on or attached to DSSI's business premised located at 657 Gallagher Road, Kingston, Tennessee 37763.

4. Chattel Paper and Documents. All of DSSI's right, title and interest in any chattel paper or documents, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control or custody of either DSSI or Secured Parry. The terms "chattel paper" and "documents" shall have those meanings ascribed to them in the Tennessee Code Annotated Title 47 Commercial Instruments and Transactions.

EXHIBIT R

FORM OF STAND-STILL AGREEMENT

This STAND-STILL AGREEMENT (this "Agreement"), dated as of December 22, 2000, is made and entered into by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (together with its permitted successors and assigns, "Borrower"), CHEM-MET SERVICES, INC. a Michigan corporation ("Chem-Met"), the various financial institutions named as lenders (the "Lenders") in the Loan Agreement (as defined below), PNC BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as arranging agent (in such capacity, the "Agent" and, together with the Lenders, and their respective successors, assigns and transferees, the "Senior Lenders") and RBB Aftiengesellschaft (collectively, together with their respective successors, assigns and transferees, the "Junior Investors").

WITNESSETH:

Reference is hereby made to the Revolving Credit, Term Loan and Security Agreement, dated as of the date hereof, between Borrower and each of the Senior Lenders (as hereafter from time to time amended, modified or supplemented, the "Loan Agreement"), and to the related documents and agreements, dated as of the date hereof, pursuant to which Borrower, on the date hereof, is incurring certain obligations (the "Obligations"), which Obligations are guaranteed by each of Borrower's Subsidiaries pursuant to that certain Secured Subsidiary Guaranty, of even date herewith, in favor of the Agent for the benefit of the Senior Lenders. Any capitalized term used herein without having otherwise provided for its definition shall be accorded its definition in the Loan Agreement. Reference is also made to the $3,000,000 promissory note, dated August 29, 2000, payable to Junior Investor by the Borrower ("$3 million Note") and the $750,000 promissory note dated July 14, 2000, payable by Chem-Met the Junior Investor to (the "$750,000 Note") (as hereinafter from time to time amended, modified or supplemented in accordance with the provisions of Section 4, ("Junior Obligations").

To induce the Senior Lenders to enter into the Loan Agreement and to extend the credit facilities referred to therein, Borrower and the Junior Investors hereby agree with the Senior Lenders that, so long as any of the Senior Indebtedness (as defined below) is outstanding, Borrower and the Junior Investors each will comply with such of the following provisions as are applicable to it:

1. Acknowledgement of Stand-Still. Borrower and Chem-Met, on behalf of each Credit Party, and the Junior Investors hereby acknowledges and agrees that: neither Borrower nor Chem-Met shall make, and Junior Investors will not accept or receive any payment in cash, either in the form of payment of principal or interest, owing on any Junior Obligations until July 1, 2001. If any such payment is made in violation of this Agreement, Junior Investors shall promptly deliver such amount to Agent in the form received, with any endorsement or assignment necessary to transfer same to be either held as cash collateral securing the Senior Indebtedness or applied in reduction of the interest due under the Loan Agreement in the discretion of Agent, and until such payment to Agent is made, Junior Investor shall hold such payment in that form and on behalf of, as the property of, the Senior Lenders. Prior to July 1, 2001, Junior Investors will not take any action of initiate any proceedings, judicial or otherwise, to enforce Junior Investors' rights or remedies with respect to any of the Junior Obligations or to obtain any judgment or prejudgment remedy against the Borrower or Chem-Met.

2. Amendments. This Agreement may only be amended or modified in a writing signed by each of the parties hereto.

3. Successors; Continuing Effect; etc. This Agreement is being entered into for the benefit of, and shall be binding upon, the holders of Senior Indebtedness and the holders of the Junior Obligations and their respective successors and assigns. This Agreement shall be binding upon

Borrower, Chem-Met and each of the other Credit Parties and their successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect as long as there is both Senior Indebtedness and Junior Obligations outstanding, but shall terminate upon the payment in full in cash of all outstanding Senior Indebtedness.

4. Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State or Federal courts located in New York, New York or at the reasonable discretion of the Senior Lenders, in any other venue in which it shall initiate legal or equitable proceedings.

5. Counterparts. This may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same document.

6. Headings. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HOLDINGS:

PERMA-FIX ENVIRONMENTAL SERVICES
a Delaware corporation
("Borrower")

By: ______________________________
Print Name:_________________________
Title:_____________________________

CHEM-MET SERVICES, INC.
a Michigan corporation

By: ______________________________
Print Name:_________________________
Title:_____________________________

SENIOR LENDERS:

PNC BANK a National Association

("Agent and "Senior Lenders")

By: ______________________________
Print Name:_________________________
Title:_____________________________

JUNIOR INVESTORS:

RBB AFTIENGESELLSCHAFT

By: ______________________________
Print Name:_________________________
Title:_____________________________

Schedule 1.2

Financing Statements

See attached UCC Schedule.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
& SUBSIDIARIES

UCC SCHEDULE – UCC-1 FINANCING STATEMENTS

UCC Jurisdictions:

Alabama
California
Florida
Georgia
Hawaii
Michigan
Missouri
New Mexico
Ohio
Oklahoma
Tennessee

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
& SUBSIDIARIES

UCC SCHEDULE – UCC-1 FINANCING STATEMENTS

Secured Party: PNC Bank, National Association, As Agent

	File No.	File Date	Preparation Date	State	Debtor
1.			11/29/00	TN	Diversified Scientific Services, Inc.
2.			11/29/00	MO	Industrial Waste Management, Inc.
3.			11/29/00	OK	Mintech, Inc.
4.			12/18/00	DE	Perma-Fix Environmental Services, Inc.
5.			11/29/00	FL	Perma-Fix Environmental Services, Inc.
6.			11/29/00	GA	Perma-Fix Environmental Services, Inc.
7.			11/29/00	OH	Perma-Fix of Dayton, Inc.
8.			11/29/00	FL	Perma-Fix of Florida, Inc.
9.			11/29/00	FL	Perma-Fix of Ft. Lauderdale, Inc.
10.			11/29/00	TN	Perma-Fix of Memphis, Inc.
11.			11/29/00	AL	Perma-Fix of Michigan, Inc. fka Chem-Met Services, Inc.
12.			11/29/00	MI	Perma-Fix of Michigan, Inc. fka Chem-Met Services, Inc.
13.			11/29/00	OK	Perma-Fix of Michigan, Inc. fka Chem-Met Services, Inc.
14.			11/29/00	NM	Perma-Fix of New Mexico, Inc.
15.			11/29/00	FL	Perma-Fix of Orlando, Inc. fka Chemical Conservation Corporation
16.			11/29/00	GA	Perma-Fix of South Georgia, Inc. fka Chemical Conservation of Georgia, Inc.
17.			11/29/00	MO	Perma-Fix Treatment Services, Inc.
18.			11/29/00	OK	Perma-Fix Treatment Services, Inc.

N-P\PESI\PNC\Loan Docs\Schedules\UCC.Schedule.doc
12/21/00 @ 11:00 AM

	File No.	File Date	Preparation Date	State	Debtor
19.			11/29/00	FL	Perma-Fix, Inc.
20.			11/29/00	OK	Perma-Fix, Inc.
21.			11/29/00	OK	Reclamation Systems, Inc.
22.			11/29/00	MO	Schreiber, Yonley & Associates

N-P\PESI\PNC\Loan Docs\Schedules\UCC.Schedule.doc
12/21/00 @ 11:00 AM

Schedule 1.2(a)
Acceptable Unbilled Amounts

To follow.

Schedule 1.2(b)

Subsidiary Stock

Borrower owns all of the issued and outstanding capital stock of the following subsidiaries:

1. Diversified Scientific Services, Inc.
2. Industrial Waste Management, Inc. (which owns all of the issued and outstanding capital stock of Schreiber, Yonley & Associates, Inc.)
3. Perma-Fix, Inc. (which owns all of the issued and outstanding capital stock of Mintech, Inc., Perma-Fix of New Mexico, Inc., and Reclamation Systems, Inc.)
4. Perma-Fix of Dayton, Inc.
5. Perma-Fix of Florida, Inc.
6. Perma-Fix of Fort Lauderdale, Inc.
7. Perma-Fix of Memphis, Inc.
8. Perma-Fix of Michigan, Inc.
9. Perma-Fix of Orlando, Inc.
10. Perma-Fix of South Georgia, Inc.
11. Perma-Fix Treatment Services, Inc.

Schedule 1.2(c)

Commercial Broker Receivables

See attached Broker Lists.

PERMA-FIX OF FLORIDA, INC.
BROKERS

	BROKER
ADC800	Adco Services
ADV800	Advantage Environmental
ALL801	All Environmental Services
ALL804	Allied Ecology
BIO801	Bionomics
BOC801	Bock Environmental Services
ECO800	Ecology Services
ENV800	Environmental Remediation Svcs
ENV802	Environmental Recovery Group
ENV805	Environmental Maintenance
ENV807	Environmental Accessories
GTS800	GTS Duratek
HOW800	Howco Environmental
KNH800	KN Hazardous Wastes
NDL800	NDL Organization
NEW802	New World Technology
OME800	Omega Environmental Services
ONT800	On Time Environmental
PAQ800	Paquette & Co.
PHI800	Philotechnics
PHO800	Photographic Waste Control
RAD800	Radiac Research
RSO800	RSO, Inc.
TAK800	Tak Environmental Service
TEL800	Teledyne Environmental
THO800	Thomas Gray & Assoc.
USE800	US Ecology

Perma-Fix of Dayton, Inc.
List of Broker Accounts
(with open balances at 11-30-00)

AAAE40	AAA Environmental Industries
AALI40	A & A Contracting
ACEC40	Ace Cleaning Experts
ALLI46	Allied Waste Services
ALTW40	Alt & Witzig
AMBE01	Amber Environmental
AMER62	American Environmental Control
BEEE40	Bee Environmental Management
CAPI42	Capitol Environmental
CENT55	Central Ohio Oil, Inc.
CKIN41	C & K Industrial Services
DAAD01	Dayton Area Auto Dealer Assn.
DEMA40	Demaximis
ECOF40	Eco-first, Inc.
ECOL40	Ecological Systems, Inc.
ECOT40	Eco-Tron, Inc.
ENVI_D	Environmental Quality Management
ENVI43	Enviro-Serve
ESI/SER	ESI/SER
FLUI40	Fluid Control Systems
FOUR41	Four Aces Sanitation Service
GLOB42	Global Environmental.
INDU41	Industrial Waste Services
INNO40	Innovative Waste Management
KDGR01	K & D Grand Rapids
LAID45	Safety Kleen Corp.
LAWH01	Lawhon & Associates, Inc.
LIQU_A	Liquid Waste Removal, inc.
LMCO40	L & M Contracting Services
MDSE40	M & D Services, Inc.
MIDW45	Midwest Environmental Control, Inc.
MPWI01	MPW Industrial Service, Inc.
NATI42	National Sorbents, Inc.
NORT53	North American Environmental
PARK42	Parke Environmental
PETR41	Petro Environmental
POTO40	Potomac Environmental
RADE40	Rader Environmental Services
RCTI40	RCT, Inc.
RITE40	Rite-Way Industrial Service
ROTO40	Roto Rooter
RUST03	Onyx Industrial Services, Inc.
RUST04	Onyx Industrial Services, Inc.
SAFE40	High Tec Industrial Services
SAFE42	Safety Kleen Corp.

Perma-Fix of Dayton - Page 2

SELE43	Select Transportation
SENT40	Sentinel Technologies, inc.
SPAD01	Spade Corporation
STRA44	Strata Environmental
SUPE46	Superior Environmental Solutions, Inc.
TRAN_B	Trans-Vac Div. Interdyne
TRIS42	Tri-S Environmental
VISI40	Vision Technologies, inc.
WAST42	Waste-Tron, Inc.
WAST45	Waste Management

Perma-Fix Of Fort Lauderdale Brokers	
Aqua Clean Ships	AQUA802
Chem Klean Corp	CHEM801
Chemical Pollution Control	CHEM803
Cliff Berry Inc.	CLIF800
Keith & Schnars	KEIT800
Metcalf & Eddy	METC802
Recycling Right	RECY800
SWS Environmental	SWSE801

PERMA-FIX OF MICHIGAN, INC.
LIST OF BROKERS AS OF 12-1-00

AAAENV	AAA ENVIRONMENTAL INDUSTRIES	
ABENV	A.B. ENVIRONMENTAL	
AKEN	AKENAMESE SERVICES, INC.	
ALICON	ALICON ENVIRONMENTAL INC.	
AMERIWAS	AMERICAN ENVIRONMENTAL SERICE	
ARR	ADVANCED RESOURCE RECOVERY LLC	
ASSREM	ASSOCIATED REMEDIAL TECH.	
AWS	ALLED WASTE SERVICES INC.	
AWSOH	AMERICAN WASTE MGMT. SERV. INC.	
BAY	BAY ASSOCIATES ENVIRONMENTAL	
BENTLEY	BENTLEY ENV SERVICES & TRANS	
BISHOP	BISHOP & ASSOCIATES	
CAPITO	CAPITOL ENVIRONMENTAL SERVICES	
CASTLE	CASTLE ENVIRONMENTAL	
CLEAN	CLEAN MANAGEMENT ENVIRONMENTAL	
COLEMA	COLEMAN CHEMICAL INC.	
COUSIN	COUSINS WASTE CONTROL CORP.	
DIAOIL	DIAMOND OIL DISTRIBUTORS	
DIVTEC	FORTRESS INDUSTRIAL	
DOETSCH	DOETSCH INDUSTRIAL SERVICES	
ECA	ECA INC.	
ECOLSY	ECOLOGICAL SYSTEMS, INC.	1
ECOLSY2	ECOLOGICAL SYSTEMS, INC.	1
ECOTNJ	ECO-TRON NEW JERSEY	
ECONTRO	ECO-TRON OHIO	
EESI	EFFECTIVE ENV SOLUTIONS, INC.	
EGELER	EGELER INDUSTRIES	
ELKTRA	ELK ENV & TRANSPORTATION SERVICE	
ENMGSV	ENVIRONMENTAL MANAGEMENT-OHIO	
ENNET	ENV NETWORK	
ENSERV	ENVIROSERV J.V.	
ENVINN	ENVIRONMENTAL INNOVATIONS	
ENVMAN	ENVIRONMENTAL MANAGEMENT-ENMANCO	
ENVOP	ENVIRONMENTAL OPTIONS, INC.	
ENVSER	ENVIRONMENTAL SERVICE GROUP	
ENVSER2	ENVIRONMENTAL SERVICES	
ENVWAS	ENVIRO WASTE SOLUTIONS	
EQ	EQ-ENVIRONMENTAL QUALITY CO.	
ESI2	ECOLOGICAL SYSTEMS, INC.	1
ESIIL	ECOLOGICAL SYSTEMS, INC.	1
ESPCHE	ESP CHEMICAL SERVICES & SALES	

ETI	EARTH TECH	
EXCEL	EXCEL ENVIRONMENTAL SERVICES	
FIRST	FIRST SOURCE INC.	
FOXENV	FOX ENVIRONMENTAL MGMT LLC	
FRONTI	FRONTIER TECH OF ST LOUIS	
GEODYN	GEO DYNAMIC INDUSTRIES	
GLOBE	GLOBE MANUFACTURING	
HMENV	HM ENVIRONMENTAL SERVICES, INC.	
IMCCORP	INDUSTRIAL MAINTENANCE CORP.	
INLAND	INLAND WATERS POLLUTION CONTROL	
INLAWI	INLAND WATER, INC.	
INNOVA	INNOVATIVE WASTE MANAGEMENT	
INNRWS	INNOVATIVE RECYCLE & WASTE	
INWTEC	INDUSTRIAL WASTE TECHNOLOGIES	
IVSHYDRO	IVS HYDRO, INC.	
KD	K & D SERVICE-ROMULUS	2
KDGR	K & D SERVICE-GRAND RAPIDS	2
KDKALA	K & D SERVICE-KALAMAZOO	2
KDOHIO	K & D SERVICE-OHIO	2
KEMARK	KEMARK	
KSKASS	KSK & ASSOCIATES	
LAIDTN	SAFETY KLEEN OF TENNESEE	
LIQWAST	LIQUID WASTE REMOVAL	
MARINE	MARINE POLUTION	
MCF	MCF ENVIRONMENTAL/US ENVIRO	
METENV	METROPOLITAN ENVIRONMENTAL	
MIDMAT	MEDWEST ENVIRONMENTAL	
MIPUMP	MICHIGAN PUMPING SERVICE	
MPCENV	MPC ENVIRONMENTAL	
MPSGRO	MPS GROUP	
NAMSC	NORTH AMERICAN ENV-S CAROLINA	
NEDT	NEW ENGLAND DISPOSAL TECH INC.	
HNHDINC	NHD INC.	
NORAM	NORTH AMERICAN ENVIRONMENTAL	
NORAME	NORTH AMERICAN ENVIRONMENTAL	
NORTHA	NORTHERN A-1	
ONLINE	ONLINE ENVIRONMENTAL INC.	
PETRO	PETROCLEAN INC.	
PETROC	PETROCHEM RECOVERY SERVICES	
POLAR	POLAR ENVIRONMENTAL	
POSEID	POSEIDON ENV SERVICES, INC.	
POTOMA	POTOMAC ENVIRONMENTAL INC.	
POWER	POWER VAC	
PRIME	PRIME ENVIRONMENTAL	

QUASMI	SMITH INDUSDTRIES
RADER	RADER ENVIRONMENTAL SERVICES
RECOVE	RECOVERY EXPRESS
REDLINE	REDLINE ENVIRONMENTAL INC.
REPENV	REPUBLIC ENVIRONMENTAL
RGBENV	RGB ENVIRONMENTAL
SABRE	SABRE ENV SERVICES
SAFENV	SAFETY & ENVIRONMENTAL RESOURCE
SET	SET ENVIRONMENTAL INC.
SMQUAN	SQS INC.
SOLIDW	SOLID WASTE TECHNOLOGIES
SOUTHEA	SOUTHEASTERN CHEM-METRO ENV.
SPECTR	SPECTRUM ENV SERVICES, INC.
STEN	STENBERG BROS. INC./UP ENVIR
SUPENV	SUPERIOR ENVIR SOLUTIONS
TIDE	TIDEWATER ENVIRONMENTAL ASSOC.
TIER	TIER DE INC.
TONA	TONAWANDA ENVIRONMENTAL CORP.
TRANS	TRANS ENVIRO INC.
TRIS	TRI-S INCORPORATED
TRISTA	TRI STATE GOVERNMENT SERVICES
TSD	UNIVERSAL MICROBORE/TOOLING DIV
UNITED	UNITED ENVIRONMENTAL GROUP
WASMAN	WASTE MANAGEMENT INC.
WASMAN2	WASTE MANAGEMENT INC.(SAGINAW)
WASMAT	WMMC INC.
WASTER	RICH COAST INC. (WRS)
WEST	WEST CENTRAL ENVIRONMENTAL CO.
WLBLA	W L BLACK & ASSOCIATES
YOUNG	YOUNGS ENVIRONMENTAL CLEANUP

Caldwell Environmental
Clean Management Environmental Group
Environmental Remediation Specialist
Haz-Mert
Haz-Mat Response
Innovative Waste Management
Kingston Environmental
North American Waste Association
Northstar Environmental
Philip Services
R. Carter & Associates
Wastewater Treatment
L.L. Zinn & Associates

CHEMICAL CONSERVATION CORP.
LIST OF BROKERS

Customer ID	Customer Name
ABENVIR	AB Environmental Services
ACTIONEN	Action Environmental
ADVANTAG	Advantage Environmental Serv.
ADVRESPO	Advanced Response Corp.
ADVWASTE	Advanced Waste Services
AIRSTRON	Airstron, Inc.
AKENAMES	Akenamese Services
ALLENVIR	All Environmental
ALLPHASE	All Phase Environmental
ALT461	Alternate Energy Resource
AMB501	Amber Environmental
AME620	American Technology & Research
AME852	American Environmental
AMERBACK	American Backhaulers
AMERICAN	American Waste Mgmt. Services
AMERICAW	American Waste Mgmt.
AMERIENV	Clean Mgmt. Env. Group
AMERIWAS	Ameriwaste Environmental
AMERIWAT	American Waste Mgmt.
APPLIEDT	Applied Technology
APT105	Aptek Technology
AQUATECH	Aqua-Tech Environmental
ARD600	Ardaman & Assoc.
ARP103	A.R. Paquette & Co.
ARPAQUET	A.R. Paquetta & Co.
ASI436	ASI
ASSET	Asset Recovery Group
BIS200	Bishop & Assoc.
BISCAENV	Biscayne Environmental
BISCAYNE	Biscayne Environmental
BISHOP	Bishop & Assoc.
CAPITOL	Capitol Environmental
CH2MHILA	CH2M Hill Inc.
CH2MHILL	CH2M Hill Inc.
CHE263	Chemical Waste Disposal
CHE819	Chemical Waste Mgmt.
CHEMICAL	Chemical Pollution Control
CHEMSERV	CSI Environmental
CHEMSTST	Chem-Stat Inc.
CHEMWOR	Advanced Waste Services
CLE500	Clean Fuels

LIST OF BROKERS

Customer ID	Customer Name
CLEANHAR	Clean Harbors
CLEANMAN	Clean Mgmt. Env. Group
CLIFFBER	Cliff Berry Inc.
CMC,INC.	CMC, Inc.
CYNENVSE	CYN Environmental Services
DAMESTAM	Dames & Moore
DANGOODS	Dangerous Goods of America
DEC714	Decon Env. Engineering
EAGLEENV	Eagle Environmental
EARTHMAR	Earth Tech
ECOSYSTE	Ecosystem Inc.
ECOTRON	Eco-Tron NJ, Inc.
ECTEC	Environmental Consulting Tech.
ELKTRANS	Elk Environmental Services
EMCOIL	EMC Waste Oil
EMI	Environemental Mgmt. Inc
EMI/CLEA	EMI/Clear Horizons Env.
EMRASINC	Environmental Mgmt. Remedial
EMSI	Environmental Mgmt. Services Inc.
ENCONSER	Environmental Conservation Svcs.
ENCONSUL	Environmental Consulting Svcs.
ENCONSYS	Encon Systems
ENERGY	Energy & Environmental Tech.
ENMANCO	Environmental Mgmt.
ENSERVGR	Envirowaste Services Group
ENVCHEMI	Environmental Chemical Assoc.
ENVCONGR	Environmental Consulting Group
ENVINNOV	Environmental Innovations
ENVIOPER	EOG Environmental
ENVIRNET	Environmental Network
ENVIROCO	Envirocon Services
ENVIROCY	Envirocycle Inc.
ENVIROPT	Environmental Options
ENVIRSER	Environmental Services
ENVIRTEC	Environmental Technologies Group
ENVIRVAC	Enviro Vac Services
ENVLIABI	Environmental Liability Mgmt.
ENVMANAG	Environmental Mgmt. Alt.
ENVMANGE	Environmental Mgmt. & Eng. Solutions
ENVMANSE	Environmental Mgmt. Services
ENVMANSO	Environmental Mgmt. Solutions

CHEMICAL CONSERVATION CORP. - Page 3
LIST OF BROKERS

Customer ID	Customer Name
ENVRECOV	Environmental Recovery Inc.
ENCREMED	Environmental Remediation
ENVSERVC	Environmental Services Co.
ENVSERVI	Environmental Service Group
ENVSVCES	Env. Services/Waylon Burks
ENVTECH	Earth Tech
EPAI	EPAC Environmental Serv. Inc.
EPICENVI	Epic Enviromental Group
ESI,INC.	E.S.I. Of Illinois
ESIINC	Ecological Systems
ESPCHEM	ESP Chemical
ETSSINC	ETSS Inc.
EWTINC	EWT, Inc.
EXCELENV	Excel Environmental Services
EXCELINC	Excel, TSD Inc.
FEDENVIR	North American Environmental
FEDERAL	North American Environmental
FOXENV	Fox Environmental Mgmt.
FRONTIER	Meier Environmental Services
GLAMOUR	Environmental Research & Rest.
GLOBAL	Global Environmental Assurance
GNB737	GNB Technologies
GZAGEOEN	GZA Environmental
HAR280	Harbor Branch Oceanographic
HAZ-MERT	Haz-M.E.R.T. Inc.
HAZ-PACK	Haz-Pack Services
HAZCHEM	Hazchem Environmental
HERNANDE	Hernandez Enterprises
HOWCOEN	Howca Environmental
HSAENVIR	HSA Environmental
HYDROVAC	Hydro Vac Services
INDWSTTE	Industrial Waste Technologies
INLAND	Inland Waters Pollution Control
INLANDWA	Inland Waters Env. Contractors
INNOVWAS	Innovative Waste Mgmt.
K&SENVIR	Prime Environmantal
KEMARK	Kemark Environmantal
KEMARKCO	Kemark Co.
KEMARKO	Kemark Co.
LEGGETTE	Leggette, Brashears & Graham
LEGGMINN	Leggette, Brashears & Graham

CHEMICAL CONSERVATION CORP. - Page 4
LIST OF BROKERS

Customer ID	Customer Name
LUBENVIR	Lubrichem Environmental
MANTECH	Mantech Environmental
NALTYENV	Nalty Environmental
NEW CENT	New Century Environmental
NEWENGLA	New England Disposal Tech.
NHDINC	NHD, Inc.
NORAMERE	North American Environmental
OMNINORI	Omni Northeast Chemical
ONESTEPE	One Step Environmental
ONLINEEN	On-Line Environmental
PALMETTO	Palmetto Environmental
PENSACOL	Pensacola Pollution
PENSENVI	Pensacola Environmental Serv.
PET115	Petrotech Southeast
PET298	Petro-Chem Processing
PETCHEMI	Petro-Chem Recovery Serv.
PETROCHE	Petrochemical
PETROCLE	Petroclean, Inc.
PETROMAN	Petroleum Mgmt.
PHILIP	Philip Services
POLARENV	Polar Environmental
POSEIDON	Poseidon Environmental
POTOMAC	Potomac Environmental
R.S.ENV	Atlantic Industrial Service
RADERENV	Rader Environmental
RADIACRE	Radiac Research Corp.
REM199	Remediation Resources
RESMGMT	Resource Mgmt.
RRE300	RREEF Mgmt. Co.
SALDOT	Saldot Corp.
SHAMROCK	Shamrock Environmental
SOILREME	Soil Remediation
SOURCE	Source
SOUTCHEM	Solheastern Chemical (Omni)
SOUTHEA	Eltex Environmental
SPECIAL	Specialty Waste Services
SPECTRAS	Spectra Services
SPECTRUM	Spectrum Environmental
TANKTEK	Tanktek, Inc.

CHEMICAL CONSERVATION CORP.
LIST OF BROKERS

Pg 5

Customer ID	Customer Name
TIDEWATE	Tidewater Environmental
TONAWAND	Tonawanda Environmental
TRIGOV	Tri-State Government Serv.
TRISENVI	Tri-S Environmental
TRISTATE	Tri State Environmental Serv.
TRIUMVIR	Triumvirate Environmental
USWASLOG	U.S. Waste Logistics
VONROLL	Von Roll America
W.L.BLAC	W.L. Black & Assoc.
WASTECON	Waste Concepts
WASTEDYN	Waste Dynamics
WASTERES	Waste Research & Recovery
WASTETRO	Waste-Tron of Maryland
WASTRANS	Waste Transportation & Disposal
WASTRES	Waste Research & Recovery
WATECH	Watech, Inc.
WAYLONBU	Waylon Burks Environmental
WESTCENT	West Central Environmental
WLBLAC	W.L. Black & Assoc.
WMMCINC	WMMC, Inc.

DSSI
BROKERS

ADC800	ADCO SERVICES, INC.
BIO800	BIONOMICS, INC.
CLY8NN	CLYM ENVIRONMENTAL SERVICES
ECO800	ECOLOGY SERVICES
GTS800	GTS DURATEK BEAR CREEK
INT800	INTERNATIONAL WASTE REMOVAL
ONY800	ONYX ENVIRONMENTAL SERVICES
URI800	URIBE & ASSOCIATES

Schedule 1.2(d)

Leasehold Interests

	Entity	Business/Location Comments
1.	Perma-Fix Environmental Services, Inc. 6075 Roswell Road, Suite 602 Atlanta, GA 30328	Chairman's Office
2.	Schreiber, Yonley & Associates, Inc. 267, 269 & 271 Wolfner Drive Fenton, MO 63026	Consulting Engineering Office
3.	Perma-Fix of New Mexico, Inc. 7928 Ranchitos Loop NE Albuquerque, NM 87113	Service Center Operation (administrative office and warehouse)
4.	Perma-Fix of Ft. Lauderdale, Inc. 3701 S.W. 47th Avenue, Suite 109 Davie, FL 33314	Administrative Office
5.	Perma-Fix Treatment Services, Inc. 5951 Manchester Trafficway Kansas City, MO 64130	Sales and Satellite Engineering Office
6.	Perma-Fix Treatment Services, Inc. 2801 South 25th West Avenue Tulsa, OK 74107	Idle facility adjacent to plant, purchased 12/6/96.
7.	Perma-Fix of Dayton, Inc. Mansfield Center 375 N. Main Street Mansfield, OH 44902	Tanker Site / Rented tank storage space
8.	Perma-Fix of Dayton, Inc. Dayton Center G-1 1407 Gettysburg Road Dayton, OH 45427	Tank Site / Rented tank storage space
9.	Perma-Fix Government Services 1326 E. 43rd Court, Suite 200 Tulsa, OK 74105	Administrative Office

	Entity	Business/Location Comments
10.	Perma-Fix Government Services 1855 Wells Road, Suite 7B Orange Park, FL 32073	Government Field Office
11.	Perma-Fix Government Services 1525 Leighton Avenue, Suite C Anniston, AL 36207	Government Field Office
12.	Perma-Fix Government Services 1546 S.E. 25th Street Oklahoma City, OK 73129	Government Field Office
13.	Perma-Fix Government Services 100 Seventh Street, Suite 101 Portsmouth, VA 23704	Government Field Office
14.	Perma-Fix Government Services 2712 Transportation Ave. #F & G National City, CA 91950	Government Field Office
15.	Perma-Fix Government Services Sand Island Access Rd. #133 Honolulu, HI 96819	Government Field Office
16.	Perma-Fix Government Services 250 Storke Rd., #5 Goleta, CA 93117	Government Field Office

Schedule 1.2(e)

Permitted Encumbrances

1. See Capital Lease and Debt Obligation Schedule as of 10/31/00 attached hereto.

2. See Operating Lease Disclosure Summary and Supporting Detail by Location as of 12/31/99, attached hereto.

3. The Operating Lease Disclosure Summary and Supporting Detail by Location for the year ended 2000 will be completed in January 2001, and is hereby incorporated by reference into this Schedule 1.2(d).

4. We have been advised orally by Agent's counsel that a lien exists to "Ray Pau" (or a similar name) with respect to an obligation of approximately $750,000.

5. The information set forth in Schedule 5.7 "Environmental" is hereby incorporated by reference.

FINAL
PERMA-FIX ENVIRONMENTAL SERVICES, INC.
DEBT SCHEDULE
AS OF 10/31/00

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
CORPORATE												
CONGRESS REVOLVER												
BORROWINGS	9,971,337.80			14,147,295.23	15,900,651.82	14,908,393.23	5,179,842.34	0.00	0.00	0.00	0.00	54,217,201.27
REPAYMENTS				(13,332,809.64)	(14,543,490.15)	(14,431,801.57)	(8,148,947.50)	0.00	0.00	0.00	0.00	(47,908,932.01)
REVOLVER NOTE BALANCE												6,310,368.71
CONGRESS TERM NOTE												
CURRENT (226001)	937,500.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00		937,500.00
L/T (250071)	2,295,833.00			(234,375.00)	(234,375.00)	(234,375.00)	(78,125.00)	0.00	0.00	0.00	0.00	1,484,375.00
TERM NOTE BALANCE												2,421,875.00
ICON FUNDING CORP. #2												
CURRENT (228002)	37,560.16			(8,033.90)	(8,145.78)	(12,574.84)	0.00	10,022.09	10,218.44	10,461.87	3,182.93	44,317.87
L/T (246002)	130,543.09			0.00	0.00	0.00	0.00	(10,022.09)	(10,218.44)	(10,361.87)	(3,182.93)	96,288.37
												140,306.24
RBB BANK												
CURRENT (221001)		750,000.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	750,000.00
				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												750,000.00
RBB BANK												
CURRENT (221001)		3,000,000.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3,000,000.00
				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												3,000,000.00
TOTAL	9,287,328.54	3,750,000.00	0.00	580,994.79	(643,366.11)	229,281.87	(957,130.46)	0.00	0.00	0.00	0.00	12,582,537.45
								CORP. TOTAL CURRENT:				4,731,717.87
								CORP. TOTAL L/T:				7,850,819.78
								CORP GRAND TOTAL:				12,582,537.65
PERMA-FIX OF FLORIDA												
CITICORP/DEMING ART												
CURRENT (227100)	2,277.41			(957.45)	(848.23)	(234.73)	0.00	0.00	0.00	0.00	0.00	(0.00)
L/T (231100)	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												(0.00)
ICON FUNDING CORP. #1												
CURRENT (227101)	58,873.17			(14,112.38)	(14,524.00)	(14,949.49)	(5,078.84)	15,836.10	18,294.58	18,778.51	5,700.10	64,817.80
L/T (237101)	180,101.91			0.00	0.00	0.00	0.00	(15,836.10)	(18,293.58)	(18,778.51)	(5,700.10)	126,231.02
												191,204.31
TOTAL	242,152.49	0.00	0.00	(15,069.83)	(15,310.17)	(15,184.19)	(5,078.84)	0.00	0.00	0.00	0.00	191,204.31
								PERMA-FIX OF FLORIDA CURRENT:				64,917.49
								PERMA-FIX OF FLORIDA L/T:				126,291.02
								PERMA-FIX OF FLORIDA GRAND TOTAL:				191,208.51

C:\Hist00.123

12/13/00 11:12:11 AM

FINAL
PERMA-FIX ENVIRONMENTAL SERVICES, INC.
DEBT SCHEDULE
AS OF 10/31/00

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
PERMA-FIX OF DAYTON												
FIFTH THIRD BANK												
CURRENT (227000)	23,312.48			(5,781.28)	(5,847.47)	(6,071.14)	0.00	8,230.54	6,054.21	6,474.09	2,185.06	25,155.89
L/T (257000)	96,011.67			0.00	0.00	0.00	0.00	(8,230.54)	(6,054.21)	(6,474.09)	(2,185.06)	74,184.77
												(90,170.66)
ASSOCIATES COMM.												
CURRENT (227001)	10,155.87			(2,549.89)	(2,524.09)	(1,701.81)	0.00	2,460.85	2,844.14	3,020.07	1,029.55	13,553.49
L/T (257001)	11,852.00			0.00	0.00	0.00	0.00	(2,460.85)	(2,844.14)	(3,039.07)	(1,079.55)	2,087.04
												16,640.44
FIFTH THIRD BANK												
CURRENT (227002)	41,087.05	57,720.58		(9,850.28)	(10,182.21)	(8,490.02)	(13,036.97)	10,929.74	11,061.55	12,560.55	8,095.89	97,429.10
L/T (257002)	109,104.88	81,772.58		0.00	0.00	0.00	0.00	(10,929.74)	(11,061.55)	(12,560.55)	(8,095.89)	234,301.37
												331,730.78
FIFTH THIRD BANK												
CURRENT (227003)	47,420.46			(10,367.35)	(10,599.41)	(10,618.02)	(7,336.98)	11,245.05	11,338.41	11,712.07	3,970.74	43,268.87
L/T (237003)	190,870.83			0.00	0.00	0.00	0.00	(11,245.05)	(11,338.41)	(11,712.07)	(3,970.74)	154,409.48
												200,818.15
CROWN CREDIT												
CURRENT (227004)		4,994.17		(801.99)	(1,225.32)	(1,252.87)	(122.15)	619.44	1,538.25	1,298.25	403.26	5,338.83
L/T (257004)		25,073.75		0.00	0.00	0.00	0.00	(878.44)	(1,538.25)	(1,298.25)	(403.26)	21,025.45
												26,364.30
PREFERRED CAPITAL												
CURRENT (227006)		8,485.12		0.00	0.00	(654.01)	(643.09)	0.00	0.00	1,547.10	789.14	9,482.78
L/T (257006)		21,564.88		0.00	0.00	0.00	0.00	0.00	0.00	(1,547.10)	(789.14)	19,248.64
												28,731.40
TOTAL	617,429.16	200,577.48	0.00	(29,450.87)	(30,218.50)	(29,163.38)	(21,341.47)	0.00	0.00	0.00	0.00	703,250.71

PERMA-FIX OF DAYTON CURRENT:	193,433.46
PERMA-FIX OF DAYTON L/T:	546,012.15
PERMA-FIX OF DAYTON GRAND TOTAL:	703,250.71

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
PERMA-FIX OF FT LAUDERDALE												
CATERPILLAR												
CURRENT (227201)	14,304.17			(3,911.80)	(3,915.11)	(4,112.70)	(1,348.90)	0.00	0.00	0.00	0.00	1,400.61
L/T	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												1,400.61
ASSOCIATE COMMERCIAL												
CURRENT (227207)	11,102.30			(2,907.92)	(2,896.41)	(3,287.34)	(1,019.83)	0.00	0.00	0.00	0.00	1,060.16
L/T	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												1,060.16
ASSOCIATES COMMERCIAL												
CURRENT (221207)	2,342.40			(878.34)	(694.01)	(731.82)	(238.77)	0.00	0.00	0.00	0.00	0.00
L/T	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												0.00
TOTAL	28,232.87	0.00	0.00	(7,498.23)	(7,600.15)	(7,931.20)	(2,404.81)	0.00	0.00	0.00	0.00	2,460.47

FT. LAUDERDALE CURRENT:	2,460.47
FT. LAUDERDALE L/T:	0.00
FT. LAUDERDALE GRAND TOTAL:	2,460.47

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
SYA												
FORD MOTOR CREDIT												
CURRENT (226107)				0.00	(585.96)	(1,470.23)	(495.62)	0.00	7,004.48	1,574.85	331.77	6,181.05
L/T (256100)		34,181.00		0.00	0.00	0.00	0.00	0.00	(7,004.48)	(1,574.85)	(331.77)	25,261.94
												31,442.99
TOTAL	0.00	34,181.00	0.00	0.00	(585.95)	(1,470.23)	(495.62)	0.00	0.00	0.00	0.00	31,442.99

SYA TOTAL CURRENT:	6,181.05
SYA TOTAL L/T:	25,261.94
SYA GRAND TOTAL:	31,442.99

2

C:\DEBT00.123

12/12/00 11:12:16 AM

FINAL
PERMA-FIX ENVIRONMENTAL SERVICES, INC.
DEBT SCHEDULE
AS OF 10/31/00

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
PERMA-FIX OF MEMPHIS												
ASSOCIATES COMMERCIAL												
CURRENT (229901)	3,846.97			(3,847.39)	(950.64)	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L/T	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												0.00
TOTAL	3,846.97	0.00	0.00	(2,847.39)	(950.64)	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MEMPHIS/CS TOTAL CURRENT:												0.00
MEMPHIS/CS TOTAL L/T:												0.00
MEMPHIS/CS GRAND TOTAL:												0.00
PERMA-FIX OF TREATMENT												
HEYACOURT FINANCIAL												
CURRENT (229701)	13,947.18			(3,793.19)	(3,846.24)	(3,164.45)	(1,357.30)	4,149.70	4,250.10	4,345.32	1,479.40	19,908.51
L/T (254701)	81,148.73			0.00	0.00	0.00	0.00	(4,149.70)	(4,250.10)	(4,345.32)	(1,479.40)	49,958.93
												63,985.44
BANK IV												
CURRENT (229702)	9,011.29			(3,787.76)	(3,083.88)	(1,219.51)	0.00	0.00	0.00	0.00	0.00	(0.00)
L/T	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												(0.00)
SUN CHEMICAL CORP.												
CURRENT (229703)	85,741.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	85,741.00
L/T	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												85,741.00
NATIONS BANK												
CURRENT (229704)	38,552.77			(8,934.84)	(9,136.71)	(9,337.78)	(3,154.82)	9,754.26	9,878.29	10,323.15	3,174.54	38,770.87
L/T (254704)	58,247.97			0.00	0.00	0.00	0.00	(9,754.71)	(9,878.29)	(10,323.90)	(3,424.31)	26,664.41
												64,835.28
ORIX CREDIT (BRENNER)												
CURRENT (229705)	10,287.53			(7,235.32)	(7,542.33)	(2,800.17)	0.00	2,718.65	2,781.44	2,851.83	955.52	15,867.46
L/T (254705)	49,717.78			0.00	0.00	0.00	0.00	(7,219.85)	(2,761.44)	(7,851.83)	(955.52)	37,409.53
												18,276.99
ORIX CREDIT (ACRO)												
CURRENT (229706)	9,335.17			(2,332.20)	(2,363.81)	(2,334.41)	(768.04)	3,443.37	2,487.79	2,561.03	857.91	8,836.95
L/T (254706)	63,079.22			0.00	0.00	0.00	0.00	(2,443.77)	(2,487.79)	(2,561.03)	(857.91)	54,720.10
												64,877.16
CATERPILLAR FINANCIAL												
CURRENT (229724)				(495.11)	(1,350.63)	(1,392.18)	(411.87)	8,093.12	1,481.61	1,554.48	514.10	8,057.01
L/T (256708)		14,100.00		0.00	0.00	0.00	0.00	(8,093.17)	(1,481.61)	(1,554.48)	(514.10)	8,873.93
												14,930.94
ORIX CREDIT ALLIANCE												
CURRENT (229709)				0.00	(1,515.11)	(7,320.47)	(795.48)	0.00	11,134.80	2,521.40	861.18	9,508.21
L/T (256709)		54,403.30		0.00	0.00	0.50	0.00	0.00	(11,134.89)	(2,571.40)	(861.18)	43,874.05
												53,441.18
TOTAL	358,047.41	78,963.30	0.00	(21,481.02)	(23,374.17)	(23,218.83)	(6,545.15)	0.00	0.00	0.00	0.00	356,917.44
PERMA-FIX TREATMENT CURRENT:												160,319.01
PERMA-FIX TREATMENT L/T:												196,078.43
PERMA-FIX TREATMENT GRAND TOTAL:												356,397.44
PERMA-FIX OF NEW MEXICO												
NAVISTAR												
CURRENT (229600)	10,841.45			(7,365.00)	(2,924.02)	(2,494.87)	(814.54)	2,947.23	2,918.98	2,387.74	1,017.11	11,919.28
L/T (234600)	9,778.04			0.00	0.00	0.07	0.00	(2,942.33)	(2,918.96)	(2,987.74)	(1,017.11)	(0.00)
												11,876.28
ASSOCIATES LEASING												
CURRENT (229031)	4,818.41			(1,168.48)	(1,191.97)	(1,317.00)	(411.38)	1,288.27	461.12	0.00	0.00	2,961.87
L/T (264301)	2,120.40			0.00	0.00	0.00	0.00	(1,288.77)	(461.12)	0.00	0.00	0.00
												3,061.87
FORD MOTOR CREDIT COMPANY												
CURRENT (229801)	8,208.19			(1,194.57)	(1,533.29)	(1,570.85)	(512.38)	1,851.08	1,882.70	1,735.38	888.12	8,745.38
L/T (234802)	13,774.05			0.00	0.00	0.00	0.00	(1,851.08)	(1,882.70)	(1,735.38)	(888.12)	6,108.79
												14,853.13
TOTAL	47,548.59	0.00	0.00	(5,110.50)	(5,541.45)	(5,282.70)	(1,835.11)	0.00	0.00	0.00	0.00	[illegible]
PERMA-FIX OF NEW MEXICO TOTAL CURRENT:												21,520.41
PERMA-FIX OF NEW MEXICO TOTAL L/T:												8,108.73
PERMA-FIX OF NEW MEXICO GRAND TOTAL:												29,[illegible]

C:\ENDO.123

12/13/00 11:12:14 AM

FINAL
FERMA-FCI ENVIRONMENTAL SERVICES, INC.
DEBT SCHEDULE
AS OF 10/31/00

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
CHEMICAL CONSERVATION												
SULLIVAN NOTE												
CURRENT (227409)	364,436.78			(89,243.00)	(95,476.13)	(91,725.48)	(20,635.86)	94,277.02	95,578.35	96,689.53	32,596.37	281,488.83
L/T (257400)	1,430,104.57			0.00	0.00	0.00	0.00	(94,277.02)	(95,578.35)	(96,689.53)	(32,596.37)	1,111,356.32
												1,392,845.15
SULLIVAN REAL ESTATE												
CURRENT (227401)	227,541.18			(55,730.25)	(56,440.72)	(57,275.72)	(19,285.33)	58,663.52	59,670.38	60,500.18	20,312.03	235,108.43
L/T (257401)	603,205.01			0.00	0.00	0.00	0.00	(58,663.52)	(59,670.38)	(60,500.18)	(20,312.03)	493,497.55
												728,605.98
ASSOCIATES COM.												
CURRENT (227402)	8,674.34			(1,884.87)	(1,718.73)	(1,761.95)	(305.55)	1,637.86	1,477.18	834.80	0.00	9,557.44
L/T (257402)	4,348.85			0.00	0.00	0.00	0.00	(1,837.86)	(1,377.19)	(834.80)	0.00	(7.00)
												9,550.44
SUNTRUST #1												
CURRENT (227403)	12,457.74			(3,020.01)	(3,000.74)	(3,149.40)	(1,061.12)	3,184.90	3,227.43	3,391.14	1,144.35	13,270.72
L/T (257403)	40,349.98			0.00	0.00	0.00	0.00	(3,254.90)	(3,227.43)	(3,301.14)	(1,144.35)	29,761.61
												43,032.33
SUNTRUST #2												
CURRENT (227404)	18,133.02			(3,668.14)	(3,751.99)	(3,615.94)	(1,214.15)	3,983.42	4,039.20	4,110.62	1,288.65	18,109.82
L/T (257404)	33,915.23			0.00	0.00	0.00	0.00	(3,983.42)	(4,039.20)	(4,110.62)	(1,288.65)	20,409.25
												38,519.07
SUNTRUST MORTGAGE												
CURRENT (227405)	38,729.01			(9,361.06)	(9,572.76)	(9,871.22)	(3,348.97)	10,202.37	10,428.33	10,658.20	3,604.73	41,062.11
L/T (257405)	155,230.66			0.00	0.00	0.00	0.00	(10,202.37)	(10,428.33)	(10,658.20)	(3,604.73)	130,344.87
												172,007.08
FORD MOTOR CREDIT #1												
CURRENT (227406)	5,815.06			(1,368.84)	(1,402.13)	(1,405.34)	(409.17)	1,411.33	1,415.07	1,476.31	473.10	5,608.15
L/T (257406)	10,907.31			0.00	0.00	0.00	0.00	(1,411.33)	(1,415.07)	(1,476.31)	(473.10)	6,138.80
												11,846.88
FORD MOTOR CREDIT #2												
CURRENT (227407)	8,850.12			(1,457.55)	(1,451.41)	(1,465.87)	(491.78)	1,484.64	1,509.25	1,524.61	511.51	8,077.58
L/T (257407)	11,368.18			0.00	0.00	0.00	0.00	(1,484.64)	(1,509.25)	(1,524.61)	(511.51)	4,286.87
												12,294.85
FORD MOTOR CREDIT #3												
CURRENT (227408)	2,358.81			(1,410.43)	(948.08)	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L/T (257408)	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												0.00
FORD MOTOR CREDIT #5												
CURRENT (227410)	4,431.40			(1,300.81)	(1,330.10)	(1,870.96)	0.00	0.00	0.00	0.00	0.00	0.00
L/T (257410)	0.00			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												0.00
FORD MOTOR CREDIT #6												
CURRENT (227411)	8,418.77			(1,302.36)	(1,003.28)	(1,606.07)	(517.76)	1,622.72	1,611.81	545.63	0.00	4,870.09
L/T (257411)	3,100.96			0.00	0.00	0.00	0.00	(1,622.72)	(1,611.81)	(545.63)	0.00	0.00
												4,870.09
TOYOTA CREDIT #1												
CURRENT (227412)	7,542.38			(1,334.07)	(1,348.16)	(1,772.87)	(590.57)	1,622.80	1,648.10	1,673.96	630.46	7,376.14
L/T (257412)	8,776.54			0.00	0.00	0.00	0.00	(1,622.80)	(1,648.10)	(1,673.96)	(630.46)	2,551.27
												9,927.40
TOYOTA CREDIT #2												
CURRENT (227413)		8,646.53		(2,364.86)	(2,398.07)	(2,431.82)	(816.09)	2,500.18	2,535.13	2,570.80	864.64	10,116.89
L/T (257413)		21,048.87		0.00	0.00	0.00	0.00	(2,500.18)	(2,535.13)	(2,570.80)	(864.64)	12,337.94
												22,454.24
TOTAL	2,250,105.31	29,695.40	0.00	(123,502.20)	(113,896.34)	(177,222.40)	(58,255.17)	0.00	0.00	0.00	0.00	2,743,629.36

CHEMICAL CONSERVATION TOTAL CURRENT:	730,333.53
CHEMICAL CONSERVATION TOTAL L/T:	2,013,308.33
CHEMICAL CONSERVATION GRAND TOTAL:	2,743,439.86

CAM005.123

12/12/00 11:12:14 AM

FINAL
PERMA-FIX ENVIRONMENTAL SERVICES, INC.
DEBT SCHEDULE
AS OF 12/31/00

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 12/31/00
CHEM-MET, INC.												
SULLIVAN NOTE												
CURRENT (227630)	277,424.87			(87,851.55)	(84,450.17)	(88,641.79)	(23,474.32)	71,184.84	72,778.12	73,181.31	24,818.58	192,472.41
LT (231800)	1,059,371.82			0.00	0.07	0.00	0.00	(71,184.84)	(72,778.12)	(73,181.31)	(24,818.58)	946,210.16
												1,138,682.57
FINANCIAL FED CU												
CURRENT (227931)		10,663.31		(7,518.11)	(1,715.27)	(2,076.25)	(908.21)	2,348.99	1,842.04	2,076.73	1,010.76	11,554.17
LT (237931)		18,284.42		0.00	0.00	0.00	0.00	(2,348.99)	(1,842.04)	(2,076.73)	(1,010.76)	9,513.97
												21,068.14
MONROE BANK												
CURRENT (221602)	17,557.00			(4,215.50)	(4,329.27)	(4,406.11)	(1,108.56)	4,668.34	4,815.90	4,777.60	1,848.19	19,196.20 *
LT (237695)	24,718.96			0.00	0.00	0.00	0.00	(4,668.34)	(4,815.90)	(4,777.60)	(1,848.19)	3,617.72 *
												22,804.32
MICHIGAN HERITAGE												
CURRENT (227602)	21,063.90			(5,201.49)	(5,341.97)	(5,448.04)	(1,061.18)	5,796.17	5,942.52	6,102.75	2,010.62	29,874.53
LT (257602)	21,000.81			0.00	0.00	0.00	0.00	(5,796.17)	(5,942.52)	(6,102.79)	(2,010.62)	2,088.10
												31,962.63
HEWLETT PACKARD												
CURRENT (227604)		16,111.22		(3,401.93)	(3,484.46)	(3,546.11)	(1,296.87)	3,364.02	3,855.55	3,928.78	1,330.88	11,286.59
LT (257604)		32,170.78		0.00	0.00	0.00	0.00	(3,364.02)	(3,855.55)	(3,928.78)	(1,330.88)	59,331.16
												71,617.75
CHARTER BANK												
CURRENT (227655)		6,803.56		0.00	(1,854.02)	(1,936.97)	(378.52)	0.00	1,441.24	1,881.36	841.37	7,209.41
LT (257655)		14,209.56		0.00	0.00	0.00	0.00	0.00	(1,441.24)	(1,881.28)	(841.37)	11,836.08
												19,170.49
TOTAL	1,452,620.15	78,330.70	0.00	(85,250.21)	(85,442.81)	(81,718.54)	(23,351.87)	0.00	0.00	0.00	0.00	1,285,118.49

PERMA-FIX OF CHEM-MET CURRENT:	347,914.31
PERMA-FIX OF CHEM-MET L/T:	937,097.18
PERMA-FIX OF CHEM-MET GRAND TOTAL:	1,285,103.20

*CORRECTION OF $150.05 FROM SEPTEMBER 00 REPORT

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 12/31/00
CHEM-MET GOVERNMENT SERVICES												
SECURITY LEASING SERVICE												
CURRENT (227700)				0.00	(443.85)	(2,958.78)	(807.77)	0.00	17,110.56	3,043.07	1,253.45	11,914.80
LT (257700)		38,907.18		0.00	0.00	0.00	0.00	0.00	(17,110.56)	(3,043.07)	(1,263.45)	22,110.60
												34,329.39
FEDERATED CAPITAL												
CURRENT (227701)				0.00	0.00	0.00	(734.27)	0.00	0.00	9,930.11	862.02	10,054.21
LT (237701)		54,374.58		0.00	0.00	0.00	0.00	0.00	0.00	(9,930.11)	(862.07)	23,181.54
												33,136.33
FORD MOTOR CREDIT #1												
CURRENT (227702)				0.00	0.00	0.00	0.00	0.00	0.00	0.00	9,267.30	9,667.30
LT (257702)		30,436.06		0.00	0.00	0.00	0.00	0.00	0.00	0.00	(9,637.30)	21,396.88
												30,436.06
FORD MOTOR CREDIT #2												
CURRENT (227703)				0.00	0.00	0.00	0.00	0.00	0.00	0.00	9,345.12	9,345.12
LT (257703)		31,424.23		0.00	0.00	0.00	0.00	0.00	0.00	0.00	(9,345.12)	22,079.11
												31,424.23
TOTAL	0.00	155,212.48	0.00	0.00	(443.85)	(2,958.78)	(1,541.99)	0.00	0.00	0.00	0.00	130,045.87

CHEM-MET GOVERNMENT SERVICES CURRENT:	40,325.71
CHEM-MET GOVERNMENT SERVICES L/T:	89,720.09
CHEM-MET GOVERNMENT SERVICES GRAND TOTA	130,045.87

FINAL
PERMA-FIX ENVIRONMENTAL SERVICES, INC.
DEBT SCHEDULE
AS OF 10/31/00

	BALANCE 12/31/99	ISSUANCES PROCEEDS	CAP LEASE	1ST QTR PAYMENTS	2ND QTR PAYMENTS	3RD QTR PAYMENTS	4TH QTR PAYMENTS	1ST QTR RECLASS	2ND QTR RECLASS	3RD QTR RECLASS	4TH QTR RECLASS	BALANCE 10/31/00
DSSI												
ACQUISITION FINANCING/AMSO1												
CURRENT (227100)				0.00	0.05	0.00	0.00	0.00	0.03	0.00	0.00	0.00
L/T (237200)		3,500,000.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3,500,000.00
												3,500,000.00
ACQUISITION FINANCING/AMSO2												
CURRENT (227101)		2,500,000.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2,500,000.00
L/T (253201)				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
												2,500,000.00
TOTAL	0.00	6,000,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	6,000,000.00
								DSSI CURRENT:				2,500,000.00
								DSSI L/T:				3,500,000.00
								DSSI GRAND TOTAL:				6,000,000.00
								CORPORATE TOTAL CURRENT:				8,410,479.14
								CORPORATE TOTAL L/T:				16,337,779.08
								CORPORATE GRAND TOTAL:				24,688,258.22
CORP GRAND TOT	9,416,550.70	19,318,256.07	0.00	(582,487.57)	(148,256.31)	(591,199.37)	(207,688.51)	0.00	0.00	0.00	0.00	17,403,389.00

DIFFERENCE IN ABOVE [illegible]
(CONGRESS REVOLVER) : 8,250,369.22

12/12/00 11:12:14 AM

C:\debt00.123

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
OPERATING LEASE DISCLOSURE
DECEMBER 31, 1999

COMPANY	1999	FUTURE LEASE PAYMENTS 2000	2001	2002	2003	2004+	FUTURE TOTAL
PERMA-FIX ENVIRONMENTAL SERVICES, INC.	56,212.12	46,536.36	28,780.30	0.00	0.00	0.00	75,316.66
PERMA-FIX OF FLORIDA, INC.	160,033.13	51,701.38	21,027.00	15,770.70	13,187.28	3,241.88	104,928.24
PERMA-FIX OF DAYTON, INC.	624,141.78	297,888.31	285,798.01	281,780.88	181,925.30	2,755.61	1,050,148.11
PERMA-FIX OF FT LAUDERDALE, INC.	227,337.60	177,433.32	133,791.55	132,137.91	131,808.00	234,202.00	809,372.78
SYA	259,469.72	139,174.65	32,433.40	9,137.98	923.08	0.00	181,669.11
PERMA-FIX OF MEMPHIS, INC.	28,955.51	23,451.65	11,122.08	8,079.72	673.31	0.00	43,326.76
PERMA-FIX TREATMENT SERVICES, INC.	203,773.71	109,931.00	86,840.29	82,128.96	80,688.00	47,068.00	406,656.25
PERMA-FIX, INC.	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PERMA-FIX OF NEW MEXICO, INC.	111,483.29	48,207.96	69,807.96	18,284.76	9,336.03	0.00	145,636.71
CHEM CON OF FLORIDA	70,480.91	19,862.72	17,607.56	6,620.70	3,136.18	0.00	47,227.14
CHEM MET SERVICES	16,243.26	1,664.58	0.00	0.00	0.00	0.00	1,664.58
CHEM MET GOVERNMENT	199,431.26	263,404.86	229,262.38	122,068.08	64,336.70	23,100.00	702,172.02
TOTAL CURRENT/FUTURE PAYMENTS	1,957,562.29	1,179,254.79	916,470.53	676,009.69	486,013.86	310,367.49	3,568,116.36

SEE ATTACHED FOR INDIVIDUAL COMPANY SCHEDULES

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
OPERATING LEASE DISCLOSURE
DECEMBER 31, 1999

LESSOR	PROPERTY DESCRIPTION	START DATE	LEASE TERM	ACCT CODE	ONTHLY PAYMENT	YTD PAYMENT	FUTURE LEASE PAYMENTS 2000	2001	2002	2003	2004+
AMERICAN BUSINESS CREDIT	MINOLTA 8010	10/97	48 MOS	782500	1,378.03	18,944.12	16,536.36	13,780.30	0.00	0.00	0.00
VENTURE CAPITAL PROPERTIES	ATLANTA OFFICE RENTAL	10/01/96	14 MOS	780000 (1)	560.00	6,698.00	0.00	0.00	0.00	0.00	0.00
LENZ INVESTMENT	KANSAS CITY SALES OFFICE	9/98	34 MOS	780000	2,500.00	30,570.00	30,000.00	15,000.00	0.00	0.00	0.00
TOTALS					4,438.03	56,212.12	46,536.36	28,780.30	0.00	0.00	0.00

(1)EXCLUDED INTER-CO OFFICE RENT OF $4,000/MO FROM PERMA-FIX OF FLORIDA
NO NEW CONTRACT HAS BEEN SIGNED-ASSUMING ON A MONTH TO MONTH BASIS

General Ledger Reconciliation

Office Rent	780000	37,268.00
Equipment Rental	782500	18,944.12
		56,212.12

Perma-Fix of Florida, Inc.
Operating Lease Disclosure
December 31, 1999

Lessor	Property Description	Location	Start Date	Lease Term	Account Code	Monthly Payment	YTD Payment	2000	2001	2002	2003	2004 +
US Fleet Leasing	1998 Rodeo (Grey)	Gainesville	06/01/98	24 mos	5066	672.73	10,115.61	4,036.38	0.00	0.00	0.00	0.00
US Fleet Leasing	1998 Rodeo (Green)	Gainesville	06/01/98	24 mos	5066	670.50	8,046.00	4,023.00	0.00	0.00	0.00	0.00
US Fleet Leasing	1997 Taurus	Burbank, CA	09/01/97	24 mos	5066	469.51	4,114.15	0.00	0.00	0.00	0.00	0.00
Miscellaneous	Rental Car	Gainesville			5066	0.00	172.53	0.00	0.00	0.00	0.00	0.00
Pitney Bowes Credit	Mail machine/scale	Gainesville	10/30/98	48 mos	7123	159.60	1,915.16	1,915.20	1,915.20	1,596.00	0.00	0.00
Berry Wohl	Oak Ridge Office Space	Oak Ridge, TN	1/25/99	12 mos	7122	1,150.00	12,600.00	1,150.00	0.00	0.00	0.00	0.00
Siemens Credit	Rolm Phone System	Gainesville	03/08/99	60 mos	7123	750.94	10,811.25	9,011.28	9,011.28	9,011.28	9,011.28	1,501.88
Caterpillar Lease	T50E Lift Truck	Gainesville	10/31/93	60 mos	4230	277.72	1,388.60	0.00	0.00	0.00	0.00	0.00
Ryder Truck Rental	Box Truck/Trailer	Gainesville	09/01/96	48 mos	4227	2,385.00	34,068.06	21,465.00	0.00	0.00	0.00	0.00
Scientific Equipment	Nitrogen Generator	Gainesville	04/01/95	60 mos	4230	825.00	9,075.00	0.00	0.00	0.00	0.00	0.00
Smart Lease	1998 Chevy 3500 PU	Gainesville	12/01/98	48 mos	4227	523.33	6,158.02	5,924.52	5,924.52	987.42	0.00	0.00
Hyster Credit	Lift Truck	Gainesville	06/09/99	60 mos	4230	348.00	2,582.16	4,176.00	4,176.00	4,176.00	4,176.00	1,740.00
AR Paquette	Trailer Rental (6)	Gainesville	01/02/95		4230	4,500.00	52,741.28	0.00	0.00	0.00	0.00	0.00
Brungard Equip	Forklift Rental	Gainesville			4230	0.00	1,876.68	0.00	0.00	0.00	0.00	0.00
Holiday Tent	Tent Rental	Gainesville	04/21/99		4230	0.00	1,027.20	0.00	0.00	0.00	0.00	0.00
Acilon Welding	Lab Equip. Rental	Gainesville	02/25/99		4230	0.00	746.24	0.00	0.00	0.00	0.00	0.00
Miscellaneous	See Note 1	Gainesville			4230	0.00	2,595.19	0.00	0.00	0.00	0.00	0.00
				TOTALS		13,132.33	160,033.13	51,701.38	21,027.00	15,770.70	13,187.28	3,241.88

Note: 1) Miscellaneous Short-term rentals includes meter rentals, rolloff rentals, etc.

General Ledger Reconciliation:

Truck Leases	4227/422700	28,051.11
Trailer Leases	4228/422800	0.00
Equipment Rental	4230/402000	84,207.32
Vehicle Lease	5066/543200	22,448.29
Office Rent	7122/780000	12,600.00
Equipment Rental	7123/782500	12,726.41
		160,033.13

USERS\94OPLSE.WK4

Perma-Fix of Ft. Lauderdale, Inc.
Operating Lease Disclosure
December 31, 1999

Lessor	Property Description	Start Date	Lease Terms	Account Code	Monthly Payment	YTD Payment	2000	2001	2002	2003	2004	2005	2006
GMAC	95 Box Truck	09/01/96	48 mos	422700	933.97	7,536.42	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Gator Leasing	Truck Rental	03/15/98		422700	0.00	120.10	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ryder Truck	99 Freightliner	04/01/99	78 mos	422700	1642.00	16,564.99	19,704.00	19,704.00	19,704.00	19,704.00	19,704.00	16,420.00	0.00
Ryder Truck	99 Freightliner	02/09/99	78 mos	422700	1642.00	15,668.73	19,704.00	19,704.00	19,704.00	19,704.00	19,704.00	13,136.00	0.00
Ryder Truck	99 Freightliner	04/01/99	78 mos	422700	1642.00	17,143.49	19,704.00	19,704.00	19,704.00	19,704.00	19,704.00	16,420.00	0.00
Ryder Truck	99 Box Truck	02/03/99	78 mos	422700	1190.00	12,467.10	14,280.00	14,280.00	14,280.00	14,280.00	14,280.00	9,520.00	0.00
Ryder Truck	99 Isuzu	02/16/99	78 mos	422700	1075.00	11,687.74	12,900.00	12,900.00	12,900.00	12,900.00	12,900.00	8,600.00	0.00
Ryder Truck	99 Isuzu	02/03/99	78 mos	422700	1075.00	12,582.87	12,900.00	12,900.00	12,900.00	12,900.00	12,900.00	8,600.00	0.00
Ryder Truck	Truck Rental Various			422700	0.00	12,243.59	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Kenworth	99 Kenworth Vac Truck	12/08/98	84 mos	422700	2718.00	36,496.35	32,616.00	32,616.00	32,616.00	32,616.00	32,616.00	29,898.00	0.00
Sam Jack	Admin Office Rent	12/01/95	60 mos	780000	3028.23	35,368.56	36,338.76	0.00	0.00	0.00	0.00	0.00	0.00
Pitney Bowes	Mail Machine	01/05/97	60 mos	782500	109.97	1,309.24	1,319.64	1,319.64	329.91	0.00	0.00	0.00	0.00
Misc. Equipment		02/15/99		782500	0.00	106.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ressm	Plant Office Rent	02/01/96	60 mos	480000	663.91	7,966.92	7,966.92	663.91	0.00	0.00	0.00	0.00	0.00
Texoma Tank	Frac Tank	11/01/96		402000	1,335.60	18,126.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Texoma Tank	Frac Tank	01/27/99		402000	1,335.60	16,014.80	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Texoma Tank	Frac Tank	05/01/99		402000	1,335.60	3,417.20	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Military Trail	Self Storage	06/01/96		402000	63.60	755.78	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Broward Rental	Misc Equipment	11/30/99		402000	0.00	1,761.72	0.00	0.00	0.00	0.00	0.00	0.00	0.00
					19,790.48	227,337.60	177,433.32	133,791.55	132,137.91	131,808.00	131,808.00	102,394.00	0.00

Schreiber, Yonley & Associates
Lead Schedules
Operating Lease Disclosure
December 31, 1999

Lessor	Property Description	Location	Start Date	Lease Term	Account Code	Monthly Pymt	YTD Pymt	2000	2001	2002	2003
Textron	Probe truck	St Louis	Jun-99	12	402000	$1,703.00	$18,991.00	6515	0	0	0
Miscellaneous	See Note #1	St Louis			402000		$3,436.41	0	0	0	0
Ford Motor Credit	98 pickup truck	St Louis	Jul-98	24	402000	$424.07	$4,964.77	2544.42	0	0	0
Ford	99 Pickup truck	St Louis	May-99	24	402000	$455.29	$3,842.32	5461.48	1871.18	0	0
Copelco	Drafting equipment	Tulsa, OK	Nov-99	24	402000	$248.32	$498.64	2979.84	2483.2	0	0
J.D. Young	Copier	Tulsa, OK	Aug-97	36	402000	$284.03	$2,724.61	1985.21	0	0	0
Pitney Bowes Cr Corp	Postage Meter	Tulsa, OK	Jun-96	51	402000	varied	$1,071.72	0	0	0	0
Limestone	Misc limestone	Tulsa, OK			402000		$4,479.68	0	0	0	0
G.W. Van Keppel		Tulsa, OK			402000		$7,860.00	0	0	0	0
Hertz	Rental Equip	Tulsa, OK			402000		$12,638.00	0	0	0	0
Copelco	Drafting equipment	Tulsa, OK	old lease		402000	$227.75	$1,822.00	0	0	0	0
Phone	misc	Tulsa, OK			402000		-$310.47	0	0	0	0
						$3,342.46	$81,514.60				
GMAC	Truck	Tulsa, OK	Mar-94	48	422700	$461.54	$5,530.45	5538.49	5538.48	5550.48	923.08
GMAC	Truck	Tulsa, OK			422700	$1,608.68	$3,213.78	0	0	0	0
Caterpillar	Forklifts	Tulsa, OK	Jan-96	48	422700	$830.68	$11,677.51	0	0	0	0
Ford	99 Pickup truck	St Louis	May-99	24	422700	$455.29	$455.29	5463.48	1821.16	0	0
Ford Motor Credit	98 pickup truck	St Louis	Jul-98	24	422700	$424.07	$424.07	2544.42	0	0	0
						$3,898.67	$21,309.13				
Future 44	Office rent	St Louis	Jun-95	60	480000	$9,208.30	$110,499.00	65249.96	0	0	0
Coury	Office rent	Tulsa, OK	Aug-99	24	480000	$7,350.00	$7,350.00	38200	16450	0	0
777	Office rent	Tulsa, OK			480000		$42,173.00	0	0	0	0
IVM	Office rent	St Louis			480000	$345.00	$4,140.00	0	0	0	0
						$11,903.33	$159,162.00				
Datamax Leasing	Copier	St Louis	Nov-98	51	782500	$789.89	$8,261.29	11058.46	0	0	0
Ikon	Fax machine	St Louis	Sep-98	12	782500	$104.23	$1,250.58	833.64	0	0	0
Minolta	Copier	St Louis	Feb-94	60	781500	$366.60	$3,092.80	0	0	0	0
Pitney Bowes Cr Corp	Postage Meter	Tulsa, OK	Jun-96	51	782500	$387.71	$387.71	1034.18	0	0	0
Ameritech Credit Corp	Voice Mail	St Louis	Aug-99	12	782500	$207.61	$653.20	1453.27	0	0	0
Datamax Leasing	Copier	St Louis	Nov-99	36	782500	$359.95	$719.92	4318.4	4319.4	3599.5	0
Fleet	Laptop computers	Tulsa, OK	Jan-98	24	782500	$341.42	$1,963.63	0	0	0	0
Miscellaneous	See Note #2	St Louis			782500		$293.89	0	0	0	0
J.D. Young	Copier	Tulsa, OK	Aug-97	36	782500	$284.03	$852.09	1968.21	0	0	0
						$2,681.44	$17,483.91				
					Totals	$21,093.90	$258,469.72	$139,174.65	$32,433.40	$9,137.98	$923.08

Note #1 - Miscellaneous short term rentals include cylinders, gases, ladder rental, etc

Note #2 - Miscellaneous items-water cooler, cartridge

General Ledger reconciliation

Truck Leases	4227/422700	$21,309.13
Trailer Leases	4228/422800	$0.00
Equipment Rental	4230/402000	$81,514.68
Vehicle Lease	5086/543700	$0.00
Office Rent	7122/480000	$159,162.00
Equipment Rental	7123/782500	$17,483.91
		$279,469.72

Perm... Man! ... ic
Operating Lease Disclosure
As of 12/31/99

Lessor	Property Description	Location	Start Date	Lease Term	Account Code	Monthly Payment	YTD Payment	Future Lease Payments 2000	2001	2002	2003+
ASSOCIATES COMMERCIAL DELTA MATERIALS	DAEWOO FORKLIFT	MEMPHIS	00-Nov-96	48 MOS	4230	444.94	5,336.07	4,894.01			
ADVANTA LEASING TENNESSEE REAGANTS	KARL FISCHER MACHINE	MEMPHIS	01-Jul-99	22 MOS	4210	325.93	1,555.78	3,911.16	1,029.65		
ASSOCIATES COMMERCIAL HERTZ	BACKHOE	MEMPHIS	10-Apr-97	36 MOS	20722	1,006.42	11,048.21	4,003.88			
COPELCO CAPITAL MEMPHIS COMM.	FAX MACHINE	MEMPHIS	01-Nov-98	36 MOS	5045	97.43	1,168.10	1,169.16	1,071.73		
WALNUT LEASING MIDDLE STATES	SLUDGE MASTER PUMP SENT TO TULSA	MEMPHIS	08-Jan-97	60 MOS	4230	673.31	8,079.72	8,079.72	8,079.72	8,079.72	673.31
PITNEY BOWES	POSTAGE MACHINE	MEMPHIS	19-Dec-96	61 MOS	7173	113.80	1,263.07	1,365.92	340.58		
						2,653.88	28,156.81	13,451.86	11,122.68	8,079.72	673.31

PERMA-FIX TREATMENT SERVICES, INC.
OPERATING LEASE DISCLOSURE AS OF 12/31/99

PROPERTY DESCRIPTION	LESSOR	LOCATION	START DATE	LEASE TERM	ACCT CODE	MONTHLY PAYMENT	AMOUNT	FUTURE LEASE PAYMENTS 2000	2001	2002	2003	2004+
CATERPILLAR BACKHOE	DARR EQUIP.	TULSA	06/98	MONTHLY	402000	1,079.17	12,950.04					
CATERPILLAR FORKLIFT	CATERPILLAR FINAN.	TULSA	01/96	48 MON.	402000	469.44	5,633.28					
GAS CYLINDER RENTALS	(SEE NOTE 1 BELOW)	TULSA	VARIOUS	MONTHLY	402000	VARIES	2,240.38					
TRUCK #537019	ROLLINS TRUCK L.	TULSA	10/95	60 MON.	422700	1,868.91	13,082.37	(LEASE TERMINATED AUG 99 - REPLACED BY #540699)				
TRUCK #537020	ROLLINS TRUCK L.	TULSA	10/95	60 MON.	422700	1,868.93	13,082.51	(LEASE TERMINATED AUG 99 - REPLACED BY #540700)				
TRUCK #537021	ROLLINS TRUCK L.	TULSA	10/95	60 MON.	422700	1,868.93	13,082.51	(LEASE TERMINATED AUG 99 - REPLACED BY #540701)				
TRUCK #537022	ROLLINS TRUCK L.	TULSA	10/95	60 MON.	422700	1,868.93	13,082.51	(LEASE TERMINATED AUG 99 - REPLACED BY #540702)				
TRUCK #533189	ROLLINS TRUCK L.	TULSA	10/98	MONTHLY	422700	1,611.40	19,336.80					
TRUCK #541699	ROLLINS TRUCK L.	TULSA	08/99	60 MON.	422700	1,681.00	8,405.00	20,172.00	20,172.00	20,172.00	20,172.00	11,767.00
TRUCK #541700	ROLLINS TRUCK L.	TULSA	08/99	60 MON.	422700	1,681.00	8,405.00	20,172.00	20,172.00	20,172.00	20,172.00	11,767.00
TRUCK #541701	ROLLINS TRUCK L.	TULSA	08/99	60 MON.	422700	1,681.00	8,405.00	20,172.00	20,172.00	20,172.00	20,172.00	11,767.00
TRUCK #541702	ROLLINS TRUCK L.	TULSA	08/99	60 MON.	422700	1,681.00	8,405.00	20,172.00	20,172.00	20,172.00	20,172.00	11,767.00
MILEAGE CHRGS,EXTRA RENTALS	ROLLINS TRUCK L.	TULSA	10/95	MONTHLY	422700		17,463.77					
KENWORTH - UNIT #730156	LEASE MIDWEST	TULSA	02/98	24 MON.	422700	1,936.00	3,872.00	(LEASE TERMINATED FEB 99 - REPLACED BY #730191)				
KENWORTH - UNIT #730191	LEASE MIDWEST	TULSA	02/98	24 MON.	422700	1,947.98	19,479.80	23,375.76	3,895.96			
MILEAGE CHRGS,EXTRA RENTALS	LEASE MIDWEST	TULSA	01/98	MONTHLY	422700		9,893.25					
COPIER	XEROX	TULSA	05/96	36 MON.	582500	193.74	968.70	(LEASE TERMINATED MAY 99)				
POSTAGE METER	PITNEY BOWES	TULSA	06/98	51 MON.	582500	93.12	1,117.44	931.20				
RICOH COPIER	IKON CAPITAL	KANSAS CITY	12/96	48 MON.	582500	148.72	1,784.64	1,635.92				
STORAGE SPACE - UNIT #300	STORAGE USA	TULSA		MONTHLY	780000	74.00	888.00					
STORAGE SPACE - UNIT #415	STORAGE USA-	TULSA		MONTHLY	780000	86.00	774.00	(LEASE TERMINATED SEP 99)				
OFFICE TRAILER #568736	GE CAPITAL	TULSA	06/97	MONTHLY	780000	944.28	11,331.36					
OFFICE TRAILER #462348	GE CAPITAL	TULSA	04/94	MONTHLY	780000	426.27	5,115.24					
CANON LC 8500 FAX	IKON CAPITAL	TULSA	02/98	36 MON.	782500	94.89	1,138.68	1,138.68	94.89			
TOSHIBA 2060 COPIER	WESTERN BUSINESS	TULSA	09/99	36 MON.	782500	180.12	720.48	2,161.44	2,161.44	1440.96		
OTHER MISC. RENTALS - (SEE NOTE 2)		TULSA					3,115.97					
						23,484.83	203,773.71	109,931.00	88,840.29	81,128.96	80,688.00	47,068.00

NOTE: 1) AIRLIQUIDE, AIRGAS, WELSCO, VICTOR, BURNIDGE
NOTE: 2) MISCELLANEOUS SHORT-TERM RENTALS INCLUDES METERS, COMPRESSORS, HEATERS, OTHER SMALL EQUIPMENT

GENERAL LEDGER RECONCILIATION:

TRUCK LEASES	422700	157,162.50
EQUIPMENT RENTAL	402000	21,583.00
EQUIPMENT RENTAL	582500	4,302.04
OFFICE RENT	780000	18,698.87
EQUIPMENT RENTAL	782500	1,927.30
		203,773.71

Perma-Fix of New Mexico, Inc.
1999 Operating Lease Disclosure
December 31, 1999

Lessor	Property	Start Date	Terms	Monthly Payment	YTD Payments 422700	YTD Payments 402000	YTD Payments 460000	Future Payments 2000	Future Payments 2001	Future Payments 2002	Future Payments 2003	Future Payments 2004
Ronald Oldfield	Albuquerque Office	08/01/96-2/98	32 month	2,000.00								
		03/98-03/99	12 month	2,050.00			6,150.00					
		04/99-03/02	12 month	2,700.00			24,300.00	10,800.00	32,400.00	8,100.00		
GMAC Leasing	98 Chevy Vacuum Truck	01/12/98-11/98	Trf from RSI	716.83								
		12/98	37 months	716.83	2,867.32							
		pymt now includes taxes		752.87	8,021.35			9,032.04	9,032.04			
GMAC Leasing	98 Chevy Flatbed	03/17/98-03/99	Trf from Mintech	1,515.93								
	pymt included taxes	04/99-05/99	2 months	1,606.89	3,213.78							
		06/99-03/01	34 months	1,515.93	10,611.51			18,191.16	18,191.16			
Citicorp Leasing	2000 Isuzu Truck	12/99-11/03	48 months	848.73	848.73			10,184.76	10,184.76	10,184.76	9,336.03	
William Scotsman	Mobile trailer for extended jobs		As Needed	0.00			1,438.08					
William Scotsman	Mobile trailer		Month to Month	178.80			707.20					
Budget	Truck for KAFB & Misc Projects		Month to Month	0.00		7,871.28						
US Rentals	Misc Equipment		As Needed	0.00		9,666.68						
Fehrmann	Misc Equipment		As Needed	0.00		214.79						
Rental Service Corp	Misc Equipment		As Needed	0.00		11,357.16						
Sunstate Equipment	Misc Equipment		As Needed	0.00		2,551.71						
Acme Environmental	Misc Equipment		As Needed	0.00		925.66						
ACM Equipment	Misc Equipment		As Needed	0.00		1,083.10						
Pitney Bowes	Meter Rental		Quarterly	0.00		260.54						
EEC Rentals	Misc Equipment		As Needed	0.00		5,664.61						
HOT	Misc Equipment		As Needed	0.00		576.00						
Ryder	Trucks for various jobs		As Needed	0.00		5,121.15						
Sunset Trucking	Trucks for various jobs		As Needed	0.00		1,766.07						
Atlas Pumping	Misc Equipment		As Needed	0.00		1,500.00						
Ruben's Septic Svc	Porta-potti		As Needed	0.00		127.65						
Hertz	Misc Equipment		As Needed	0.00		570.00						
Am Pumping Svc	Misc Equipment		As Needed	0.00		1,296.01						
Frank's Supply	Misc Equipment		As Needed	0.00		2,307.47						
AMK Enviro	Pump		As Needed	0.00		2,017.05						
Dawn Trucking	Truck for a job		As Needed	0.00		200.00						
Action Safety	Misc Equipment		As Needed	0.00		155.97						
					23,562.70	55,325.31	32,595.28	48,207.96	69,807.96	18,284.76	9,336.03	0.00
			G/L Balance @ 12/31/99		23,562.70	55,325.31	32,595.28					

CHEM-MET SERVICES, INC.
OPERATING LEASE DISCLOSURE
31-Dec-99

LESSOR	PROPERTY DESC	LOCATION	ACCT CODE	MONTHLY PAYMENTS	YTD PAYMENTS	2000	2001	2002	2003	2004+
TOYOTA	FORKLIFT	✗*BROWNSTOWN, MI	402000	366.73	3350.78	0	0	0	0	0
ACEE-DUCEE	PORTA-POTTY	BROWNSTOWN, MI	402000	140.00	980.00	0	0	0	0	0
MCDONALD MOBILE	TRAILER	BROWNSTOWN, MI	402000	318.00	954.00	0	0	0	0	0
SMITH INDUSTRIES	?	BROWNSTOWN, MI	402000		5540.25	0	0	0	0	0
DOWNRIVER LIFT	FORKLIFT	BROWNSTOWN, MI	402000		1113.00	0	0	0	0	0
DART TRUCKING	TRAILERS	BROWNSTOWN, MI	402000	265.00	1590.00	0	0	0	0	0
REPUBLIC LEASING	AUGER*	*BROWNSTOWN, MI	402000		1764.46	1664.58	0	0	0	0
MISCELLANEOUS		BROWNSTOWN, MI	402000		950.77	0	0	0	0	0
				1089.73	16243.26	1664.58	0	0	0	0

*THIS WAS MOVED TO CIP

✗* Made Last/Final Payment Dec 99

All other leases were temporary Rentals

DEC 22 '00 10:13

MAR-08-2000 17:22 FROM CHEM MET SERVICES 405 232 2695 PAGE.34

TOTAL P.02

Chemical Conservation Corp
Operating Lease Disclosure
December 31, 1999

Lessor	Property Description	Location	Start Date	Lease Term	Account Code	Monthly Payment	YTD Payment	2000	2001	2002	2003	2004+
Chrysler Financial	1999 Chrysler LMS	Orlando	10/20/98	24 mos	54/743200	559.77	3,699.03	5,127.84	0.00	0.00	0.00	0.00
Credential Leasing	Telephone Equip	Orlando	3/15/98	36 mos	782500	468.22	3,277.54	5,618.64	1,404.56	0.00	0.00	0.00
Bearcom	Radios	Orlando	4/24/98	48 mos	402000	164.00	1,148.00	656.00	7,742.76	1,290.46	0.00	0.00
PBCC	Postal Machine	Valdosta	12/10/97	51 mos	782500	313.00	2,191.00	3,756.00	3,756.00	626.00	0.00	0.00
PBCC	Postal Machine	Orlando	6/1/99	51 mos	782500	392.02	3,946.18	4,704.24	4,704.24	4,704.24	3,136.16	0.00
LMW Lease	Truck Rental	Memphis	09/01/99		422700	1,654.19	4,443.02	0.00	0.00	0.00	0.00	0.00
XTRA Lease	Trailer Rental	Orlando	10/01/1999		422800	0.00	5,118.94	0.00	0.00	0.00	0.00	0.00
Nappi Trucking	Roll Off Boxes	Orlando	09/01/99		402000	0.00	2,160.00	0.00	0.00	0.00	0.00	0.00
Robbie D Wood	Roll Off Boxes	Orlando	09/01/99		402000	0.00	11,493.00	0.00	0.00	0.00	0.00	0.00
United Rentals	Misc Equipment	Orlando	09/01/99		402000	0.00	5,734.05	0.00	0.00	0.00	0.00	0.00
XTRA Lease	Trailer Rental	Orlando	09/01/99		402000	0.00	2,971.00	0.00	0.00	0.00	0.00	0.00
Transport Clearings	Roll Off Boxes	Orlando	09/01/99		402000	0.00	17,341.65	0.00	0.00	0.00	0.00	0.00
LMW Lease	Truck Rental	Memphis	09/01/99		443200	1,654.19	1,654.19	0.00	0.00	0.00	0.00	0.00
A&M Self Storage	File Storage	Orlando	06/01/99		480000	90.00	475.84	0.00	0.00	0.00	0.00	0.00
Uncle Bob's	Self Storage	Orlando	09/01/99		782500	0.00	1,861.44	0.00	0.00	0.00	0.00	0.00
Miscellaneous	See Note 1	Orlando	09/01/99		4230	0.00	2,966.03	0.00	0.00	0.00	0.00	0.00
				TOTALS		5,295.39	70,480.91	19,862.72	17,607.56	6,620.70	3,136.16	0.00

Note: 1) Miscellaneous Short-term rentals includes meter rentals, rolloff rentals, etc.

General Ledger Reconciliation:

Truck Leases	4227/422700	4,443.02
Trailer Leases	4228/422800	5,118.94
Equipment Rental	4230/402000	44,546.73
Vehicle Lease	443200	1,654.19
Rent	480000	475.84
Vehicle Lease	5066/543200	1,904.28
Vehicle Lease	743200	1,794.75
Office Rent	7122/780000	372.92
Equipment Rental	7123/782500	10,170.24
		70,480.91

USERS\94OPLSE.WK4

Schedule 1.2(f)

Subordinated Loans

The following Promissory Notes were given as partial consideration for the purchase of Perma-Fix of Michigan, Inc., Perma-Fix of Orlando, Inc., and Perma-Fix of South Georgia, Inc.:

- Promissory Note, dated May 28, 1999, for $1,230,000 issued to the Ann L. Sullivan Living Trust dated September 6, 1978;
- Promissory Note, dated May 28, 1999, for $1,970,000 issued to the Ann L. Sullivan Living Trust dated September 6, 1978; and
- Promissory Note, dated May 28,1999, for $1,500,000 issued to the Thomas P. Sullivan Living Trust dated September 6, 1978.

The Promissory Notes are payable in equal monthly installments of principal and interest over 60 months, ending in June 2004.

Schedule 2.12

Indebtedness To Be Discharged

Loan and Security Agreement ("Agreement"), with **Congress Financial Corporation** as lender. The Agreement dated January 15, 1998, provided for a three-year term loan in the amount of $2,500,000 and a revolving loan facility in the amount of $4,500,000. On May 27, 1999, in connection with the acquisition of Chemical Conservation Corporation, Chemical Conservation of Georgia Inc. and Chem-Met Services, Inc. (now known as Perma-Fix of Orlando, Inc., Perma-Fix of South Georgia, Inc., and Perma-Fix of Michigan, Inc., respectively), an Amendment and Joinder to Loan and Security Agreement ("Loan Amendment") was entered. The Loan Amendment provided for among other things, a line of credit up to $11,000,000 and an increase in term loan due date to July 1, 2002. In connection with the acquisition of Diversified Scientific Services, Inc. ("DSSI") a Second Amendment and Joinder to Loan and Security Agreement ("Second Amendment") was entered on August 31, 2000. The Second Amendment provided for, among other things, an increase in the credit line to $12,000,000.

Guaranteed Promissory Note ("Guaranteed Note") in favor of **Waste Management Holdings**. The Guaranteed Note was for partial consideration for the acquisition of DSSI and guaranteed by DSSI with certain DSSI assets as security. The Guaranteed Note is in the aggregate principal amount of $2,500,000 with principal and interest due by the maturity date of December 29, 2000.

Schedule 4.5

Equipment and Inventory Locations

	Entity	Business/Location Comments	Premises Owned/Leased
1.	Perma-Fix Environmental Services, Inc. 1940 N.W. 67th Place, Suite A Gainesville, FL 32653	Corporate/Administrative Office (same building as Perma-Fix of Florida)	Owned
2.	Perma-Fix Environmental Services, Inc. 6075 Roswell Road, Suite 602 Atlanta, GA 30328	Chairman's Office	Leased
3.	Perma-Fix of Florida, Inc. 1940 N.W. 67th Place Gainesville, FL 32653	TSD Facility,(1) including Administrative Offices	Owned
4.	Perma-Fix of Florida, Inc. 2010 N.W. 67th Place Gainesville, FL 32653	Lab/Warehouse Location	Owned
5.	Schreiber, Yonley & Associates, Inc. 267,269 & 271 Wolfner Drive Fenton, MO 63026	Consulting Engineering Office	Leased
6.	Perma-Fix of New Mexico, Inc. 7928 Ranchitos Loop NE Albuquerque, NM 87113	Service Center Operation (administrative office and warehouse)	Leased
7.	Perma-Fix Treatment Services, Inc. 2700 South 25th West Avenue Tulsa, OK 74107	TSD Facility(1)	Owned
8.	Perma-Fix of Memphis, Inc. 901 East Bodley Memphis, TN 38106	TSD Facility(1)(2)	Owned
9.	Perma-Fix of Dayton, Inc. 300 S. West End Avenue Dayton, OH 45427	TSD Facility(1)	Owned

	Entity	Business/Location Comments	Premises Owned/Leased
10.	Perma-Fix of Dayton, Inc. 416 Leo Street Dayton, OH 45427	(Prior EPS site--remediation activity)	
11.	Perma-Fix of Ft. Lauderdale, Inc. 3701 S.W. 47th Avenue, Suite 109 Davie, FL 33314	Administrative Office	Leased
12.	Perma-Fix of Ft. Lauderdale, Inc. 3670 S.W. 47th Avenue Davie, FL 33314	TSD Facility(1)	Owned
13.	Perma-Fix Treatment Services, Inc. 5951 Manchester Trafficway Kansas City, MO 64130	Sales and Satellite Engineering Office	Leased
14.	Perma-Fix, Inc. 1940 N.W. 67th Place, Suite B Gainesville, FL 32653	Administrative Group, included with Corporate Office	Owned
15.	Perma-Fix, Inc. c/o FERMCO 7400 Willey Road, T510 MS58 Fernald, OH 45030	Field Operations for Long-Term FERMCO Contract, includes Leased Trailer and Production Equipment	Property Only (Equipment Storage Only-no contracts or employees)
16.	Perma-Fix Treatment Services, Inc. 2801 South 25th West Avenue Tulsa, OK 74107	Idle facility adjacent to plant, purchased 12/6/96.	Leased
17.	Perma-Fix of Dayton, Inc. (Dwelling) 300 Cherokee Drive Dayton, Ohio 45427	Torn Down, no building on property however, retained possession of land	Owned
18.	Perma-Fix of Dayton,Inc. Mansfield Center 375 N. Main Street Mansfield, Ohio 44902	Tanker Site	Leased

	Entity	Business/Location Comments	Premises Owned/Leased
19.	Perma-Fix of Dayton, Inc. Dayton Center G-1 1407 Gettysburg Road Dayton, Ohio 45427	Tank Site	Leased
20.	Perma-Fix of Michigan, Inc. 18550 Allen Road Brownstown, Michigan 48192	TSD Facility,[(1)] including Administrative Offices	Owned
21.	Perma-Fix of Orlando, Inc. 10100 Rocket Blvd. Orlando, Florida 32824	TSD Facility,[(1)] including Administrative Offices	Owned
22.	Perma-Fix of Orlando, Inc. 10225 General Drive Orlando, Florida 32824	TSD Facility	Owned
23.	Perma-Fix of South Georgia, Inc. 1612 James Rogers Circle Valdosta, Georgia 31601	TSD Facility,[(1)] including Administrative Offices	Owned
24.	Perma-Fix Government Services 1326 E. 43rd Court, Suite 200 Tulsa, OK 74105	Administrative Office	Leased
25.	Perma-Fix Government Services 1855 Wells Road, Suite 7B Orange Park, Florida 32073	Government Field Office	Leased
26.	Perma-Fix Government Services 1525 Leighton Avenue, Suite C Anniston, AL 36207	Government Field Office	Leased
27.	Perma-Fix Government Services 1546 S.E. 25th Street Oklahoma City, OK 73129	Government Field Office	Leased

	Entity	Business/Location Comments	Premises Owned/Leased
28.	Perma-Fix Government Services 100 Seventh Street, Suite 101 Portsmouth, VA 23704	Government Field Office	Leased
29.	Perma-Fix Government Services 2712 Transportation Ave. #F & G National City, CA 91950	Government Field Office	Leased
30.	Perma-Fix Government Services Sand Island Access Rd. #133 Honolulu, HI 96819	Government Field Office	Leased
31.	Perma-Fix Government Services 250 Storke Rd., #5 Goleta, CA 93117	Government Field Office	Leased
32.	Diversified Scientific Services, Inc. 657 Gallaher Road Kingston, TN 37763	TSD Facility [1]	Owned

(1) A "TSD Facility" is a treatment, storage, and/or disposal facility for hazardous and non-hazardous radioactive waste.

(2) Perma-Fix of Memphis, Inc. discontinued certain operations effective December 31, 1997, and is now operating as a 10 day transfer facility and not a fully operational TSD.

Schedule 4.19

Mortgaged Property and Real Property

Mortgaged Property:

	Entity	Business/Location Comments	Premises Owned/Leased
1.	Perma-Fix Environmental Services, Inc. 1940 N.W. 67th Place Gainesville, FL 32653	Corporate/Administrative Office (same building as Perma-Fix of Florida)	Owned
2.	Perma-Fix of Florida, Inc. 2010 N.W. 67th Place Gainesville, FL 32653	Lab/Warehouse Location	Owned
3.	Perma-Fix of Dayton, Inc. 300 S. West End Avenue Dayton, OH 45427	TSD Facility(2)	Owned
4.	Perma-Fix of Michigan, Inc. 18550 Allen Road Brownstown, MI 48192	TSD Facility, including(2) Administrative Offices	Owned
5.	Perma-Fix of Orlando, Inc. 10100 Rocket Blvd. Orlando, FL 32824	TSD Facility, including(2) Administrative Offices	Owned
6.	Perma-Fix of Orlando, Inc. 10225 General Drive Orlando, FL 32824	TSD Facility(2)	Owned
7.	Diversified Scientific Services, Inc. 657 Gallaher Road Kingston, TN 37763	TSD Facility(2)	Owned

Real Property:

The real property listed under "Mortgaged Property," above is hereby incorporated by reference.

	Entity	Business/Location Comments	Premises Owned/Leased
1.	Perma-Fix Environmental Services, Inc. 6075 Roswell Road, Suite 602 Atlanta, GA 30328	Chairman's Office	Leased
2.	Schreiber, Yonley & Associates, Inc. 267,269 & 271 Wolfner Drive Fenton, MO 63026	Consulting Engineering Office	Leased
3.	Perma-Fix of New Mexico, Inc. 7928 Ranchitos Loop NE Albuquerque, NM 87113	Service Center Operation (administrative office and warehouse)	Leased
4.	Perma-Fix of Dayton, Inc. 416 Leo Street Dayton, OH 45427	(Prior EPS site--remediation activity)	
5.	Perma-Fix of Ft. Lauderdale, Inc. 3701 S.W. 47th Avenue, Suite 109 Davie, FL 33314	Administrative Office	Leased
6.	Perma-Fix Treatment Services, Inc. 5951 Manchester Trafficway Kansas City, MO 64130	Sales and Satellite Engineering Office	Leased
7.	Perma-Fix, Inc. c/o FERMCO 7400 Willey Road, T510 MS58 Fernald, OH 45030	Field Operations for Long-Term FERMCO Contract, includes Leased Trailer and Production Equipment	Property Only (Equipment Storage Only-no contracts or employees)
8.	Perma-Fix Treatment Services, Inc. 2801 South 25th West Avenue Tulsa, OK 74107	Idle facility adjacent to plant, purchased 12/6/96.	Leased (1)

	Entity	Business/Location Comments	Premises Owned/Leased
9.	Perma-Fix of Dayton,Inc. Mansfield Center 375 N. Main Street Mansfield, Ohio 44902	Tanker Site	Leased
10.	Perma-Fix of Dayton, Inc. Dayton Center G-1 1407 Gettysburg Road Dayton, Ohio 45427	Tank Site	Leased
11.	Perma-Fix Government Services 1326 E. 43rd Court, Suite 200 Tulsa, OK 74105	Administrative Office	Leased
12.	Perma-Fix Government Services 1855 Wells Road, Suite 7B Orange Park, Florida 32073	Government Field Office	Leased
13.	Perma-Fix Government Services 1525 Leighton Avenue, Suite C Anniston, AL 36207	Government Field Office	Leased
14.	Perma-Fix Government Services 1546 S.E. 25th Street Oklahoma City, OK 73129	Government Field Office	Leased
15.	Perma-Fix Government Services 100 Seventh Street, Suite 101 Portsmouth, VA 23704	Government Field Office	Leased
16.	Perma-Fix Government Services 2712 Transportation Ave. #F & G National City, CA 91950	Government Field Office	Leased
17.	Perma-Fix Government Services Sand Island Access Rd. #133 Honolulu, HI 96819	Government Field Office	Leased
18.	Perma-Fix Government Services 250 Storke Rd., #5 Goleta, CA 93117	Government Field Office	Leased

Note: Congress Financial currently holds mortgages on the Gainesville Florida and Dayton Ohio facilities to be released at closing of PNC transaction.

(1) Final lease/debt payment of approximately $71,000 due in December.

(2) A "TSD Facility" is a treatment, storage, and/or disposal facility for hazardous and non-hazardous radioactive waste.

Schedule 5.2 (a)

States of Qualification and Good Standing

1. See the attached list noting the Credit Parties' states of incorporation.

2. The following Credit Parties are qualified to do business and are in good standing in the following states:

Perma-Fix Environmental Services, Inc.	-	Delaware (domestic) Florida Georgia
Diversified Scientific Services, Inc.	-	Tennessee (domestic)
Industrial Waste Management, Inc.	-	Missouri (domestic)
Mintech, Inc.	-	Oklahoma (domestic)
Perma-Fix, Inc.	-	Oklahoma (domestic)
Perma-Fix of Dayton, Inc.	-	Ohio (domestic)
Perma-Fix of Florida, Inc.	- -	Florida (domestic) California
Perma-Fix of Fort Lauderdale, Inc.	-	Florida (domestic)
Perma-Fix of Memphis, Inc.	- -	Tennessee (domestic) Arkansas
Perma-Fix of Michigan, Inc.	- -	Michigan (domestic) Oklahoma
Perma-Fix of New Mexico, Inc.	-	New Mexico (domestic)
Perma-Fix of Orlando, Inc.	- -	Florida (domestic) Georgia
Perma-Fix of South Georgia, Inc.	-	Georgia (domestic)
Perma-Fix Treatment Services, Inc.	- - -	Oklahoma (domestic) Arkansas Missouri
Schreiber, Yonley & Associates, Inc.	-	Missouri

PERMA-FIX ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

PERMA-FIX ENVIRONMENTAL SERVICES, INC. — I.D. NO. 58-1954497
A Delaware Corporation — Incorporated: December 1990
DUNS #79-211-7681

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	Chairman, President & Chief Executive Officer	Dr. Louis F. Centofanti
Richard T. Kelecy	Vice President & Chief Financial Officer	Mark A. Zwecker (4)
Roger Randall	President/Industrial Services	Tom Sullivan (3)
Larry McNamara	President/Nuclear Services	Jon Colin (4)
Bernhardt Warren	Vice President/Nuclear Services	Secretary -- Richard T. Kelecy
Timothy Kimball	Vice President/Technical Services	

SCHREIBER, YONLEY AND ASSOCIATES — I.D. No. 43-1408282
A Missouri Corporation (subsidiary of Industrial Waste Managemen — Incorporated: March 24, 1986
(formerly Lafser and Schreiber and Schreiber, Grana & Yonley) — (1) Acquired: February 10, 1992
DUNS #14-788-9976

Officers	Title	Board of Directors
Robert Schreiber	President	Dr. Louis F. Centofanti
Dr. Louis F. Centofanti	Vice President	Richard T. Kelecy
Carolyn Yonley	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX TREATMENT SERVICES, INC. — I.D. No. 73-1411512
An Oklahoma Corporation — Incorporated: August 26, 1992
(formerly Residual Technologies, Inc.) — Acquired: September 28, 1993

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Bruce Trubee	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX, INC. (6) — I.D. No. 73-1356384
An Oklahoma Corporation — Incorporated: January 17, 1990
DUNS #61-293-0398

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Timothy L. Kimball	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF NEW MEXICO, INC. (5) — I.D. No. 85-0385869
A New Mexico Corporation (subsidiary of Perma-Fix, Inc.) — Incorporated: July 17, 1990
DUNS # SEE PFI

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Timothy L. Kimball	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF FLORIDA, INC. — I.D. No. 59-3241888
A Florida Corporation — Incorporated: March 3, 1994
(formerly a division of Quadrex Environmental Company) — (2) Acquired: June 17, 1994
DUNS #08-927-8451

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Bernhardt (Ben) C. Warren	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

	I.D. No. 62-0844806
PERMA-FIX OF MEMPHIS, INC.	Incorporated: August 17, 1970
A Tennessee Corporation	Acquired: December 31, 1993
(formerly American Resource Recovery, Inc.)	

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

	I.D. No. 31-0449452
PERMA-FIX OF DAYTON, INC.	Incorporated: October 7, 1941
An Ohio Corporation	(2) Acquired: June 17, 1994
(formerly Clark Processing, Inc.)	
DUNS #00-427-4031	

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Jeff Posick	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

	I.D. No. 59-2480377
PERMA-FIX OF FT. LAUDERDALE, INC.	Incorporated: January 15, 1985
A Florida Corporation	(2) Acquired: June 17, 1994
(formerly Integrated Resource Recovery, Inc.)	
DUNS #18-214-5912	

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Chris Blanton	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

	I.D. No. 31-1017466
PERMA-FIX OF ORLANDO, INC.	Incorporated: September 4, 1981
A Florida Corporation	Acquired: June 1, 1999
(formerly Chemical Conservation Corporation)	

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

	I.D. No. 31-1201302
PERMA-FIX OF SOUTH GEORGIA, INC.	Incorporated: March 13, 1987
A Georgia Corporation	Acquired: June 1, 1999
(formerly Chemical Conservation of Georgia, Inc.)	

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

	I.D. No. 38-1738258
PERMA-FIX OF MICHIGAN, INC.	Incorporated: June 17, 1965
A Michigan Corporation	Acquired: June 1, 1999
(formerly Chem-Met Services, Inc.)	

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

	I.D. No. 62-1321957
DIVERSIFIED SCIENTIFIC SERVICES, INC.	Incorporated: June 25, 1987
A Tennessee Corporation	

Acquired: August 31, 2000

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Larry McNamara	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

IDLE CORPORATIONS:

INDUSTRIAL WASTE MANAGEMENT, INC. — I.D. No. 43-1598802
A Missouri Corporation — Incorporated: December 9, 1986
(formerly Perma-Fix Corporation) — (1) Acquired: February 10, 1992

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

MINTECH, INC. (5) — I.D. No. 73-1122199
An Oklahoma Corporation (subsidiary of Perma-Fix, Inc.) — Incorporated: May 14, 1981
DUNS # SEE PFI

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

RECLAMATION SYSTEMS, INC. (5) — I.D. No. 73-1217178
An Oklahoma Corporation (subsidiary of Perma-Fix, Inc.) — Incorporated: March 8, 1984
DUNS # SEE PFI

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

(1) Purchased from Riedel Environmental Technologies, Inc.
(2) Purchased from Quadrex Corporation
(3) Member of the Compensation Committee
(4) Member of the Audit Committee
(5) A wholly-owned subsidiary of Perma-Fix, Inc.
(6) Note that Perma-Fix Sludge Treatment Services was merged into Perma-Fix, Inc.

Schedule 5.2(b)

Subsidiaries

As described in the attached legal entity list, the direct and indirect subsidiaries of the Borrower are the following:

1. Diversified Scientific Services, Inc.
2. Industrial Waste Management, Inc.
3. Mintech, Inc.
4. Perma-Fix, Inc.
5. Perma-Fix of Dayton, Inc.
6. Perma-Fix of Florida, Inc.
7. Perma-Fix of Fort Lauderdale, Inc.
8. Perma-Fix of Memphis, Inc.
9. Perma-Fix of Michigan, Inc.
10. Perma-Fix of New Mexico, Inc.
11. Perma-Fix of Orlando, Inc.
12. Perma-Fix of South Georgia, Inc.
13. Perma-Fix Treatment Services, Inc.
14. Reclamation Systems, Inc.
15. Schreiber, Yonley & Associates, Inc.

PERMA-FIX ENVIRONMENTAL SERVICES, INC. AND SUBSIDIARIES

PERMA-FIX ENVIRONMENTAL SERVICES, INC. — I.D. NO. 58-1954497
A Delaware Corporation — Incorporated: December 1990
DUNS #79-211-7681

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	Chairman, President & Chief Executive Officer	Dr. Louis F. Centofanti
Richard T. Kelecy	Vice President & Chief Financial Officer	Mark A. Zwecker (4)
Roger Randall	President/Industrial Services	Tom Sullivan (3)
Larry McNamara	President/Nuclear Services	Jon Colin (4)
Bernhardt Warren	Vice President/Nuclear Services	Secretary -- Richard T. Kelecy
Timothy Kimball	Vice President/Technical Services	

SCHREIBER, YONLEY AND ASSOCIATES — I.D. No. 43-1408282
A Missouri Corporation (subsidiary of Industrial Waste Managemen — Incorporated: March 24, 1986
(formerly Lafser and Schreiber and Schreiber, Grana & Yonley) — (1) Acquired: February 10, 1992
DUNS #14-788-9976

Officers	Title	Board of Directors
Robert Schreiber	President	Dr. Louis F. Centofanti
Dr. Louis F. Centofanti	Vice President	Richard T. Kelecy
Carolyn Yonley	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX TREATMENT SERVICES, INC. — I.D. No. 73-1411512
An Oklahoma Corporation — Incorporated: August 26, 1992
(formerly Residual Technologies, Inc.) — Acquired: September 28, 1993

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Bruce Trubee	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX, INC. (6) — I.D. No. 73-1356384
An Oklahoma Corporation — Incorporated: January 17, 1990
DUNS #61-293-0396

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Timothy L. Kimball	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF NEW MEXICO, INC. (5) — I.D. No. 85-0385869
A New Mexico Corporation (subsidiary of Perma-Fix, Inc.) — Incorporated: July 17, 1990
DUNS # SEE PFI

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Timothy L. Kimball	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF FLORIDA, INC. — I.D. No. 59-3241888
A Florida Corporation — Incorporated: March 3, 1994
(formerly a division of Quadrex Environmental Company) — (2) Acquired: June 17, 1994
DUNS #08-927-8451

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Bernhardt (Ben) C. Warren	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF MEMPHIS, INC. — I.D. No. 62-0844806
A Tennessee Corporation — Incorporated: August 17, 1970
(formerly American Resource Recovery, Inc.) — Acquired: December 31, 1993

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF DAYTON, INC. — I.D. No. 31-0449452
An Ohio Corporation — Incorporated: October 7, 1941
(formerly Clark Processing, Inc.) — (2) Acquired: June 17, 1994
DUNS #00-427-4031

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Jeff Posick	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF FT. LAUDERDALE, INC. — I.D. No. 59-2480377
A Florida Corporation — Incorporated: January 15, 1985
(formerly Integrated Resource Recovery, Inc.) — (2) Acquired: June 17, 1994
DUNS #18-214-5912

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Chris Blanton	Vice President	
Richard T. Kelecy	Secretary/Treasurer/Vice President	

PERMA-FIX OF ORLANDO, INC. — I.D. No. 31-1017466
A Florida Corporation — Incorporated: September 4, 1981
(formerly Chemical Conservation Corporation) — Acquired: June 1, 1999

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

PERMA-FIX OF SOUTH GEORGIA, INC. — I.D. No. 31-1201302
A Georgia Corporation — Incorporated: March 13, 1987
(formerly Chemical Conservation of Georgia, Inc.) — Acquired: June 1, 1999

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

PERMA-FIX OF MICHIGAN, INC. — I.D. No. 38-1738258
A Michigan Corporation — Incorporated: June 17, 1965
(formerly Chem-Met Services, Inc.) — Acquired: June 1, 1999

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

DIVERSIFIED SCIENTIFIC SERVICES, INC. — I.D. No. 62-1321957
A Tennessee Corporation

Acquired: August 31, 2000

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Larry McNamara	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

IDLE CORPORATIONS:

INDUSTRIAL WASTE MANAGEMENT, INC. — I.D. No. 43-1598802
A Missouri Corporation — Incorporated: December 9, 1986
(formerly Perma-Fix Corporation) — (1) Acquired: February 10, 1992

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Richard T. Kelecy	Secretary/Treasurer/Vice President	Richard T. Kelecy

MINTECH, INC. (5) — I.D. No. 73-1122199
An Oklahoma Corporation (subsidiary of Perma-Fix, Inc.) — Incorporated: May 14, 1981
DUNS # SEE PFI

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

RECLAMATION SYSTEMS, INC. (5) — I.D. No. 73-1217178
An Oklahoma Corporation (subsidiary of Perma-Fix, Inc.) — Incorporated: March 8, 1984
DUNS # SEE PFI

Officers	Title	Board of Directors
Dr. Louis F. Centofanti	President	Dr. Louis F. Centofanti
Roger Randall	Vice President	Richard T. Kelecy
Richard T. Kelecy	Secretary/Treasurer/Vice President	

(1) Purchased from Riedel Environmental Technologies, Inc.
(2) Purchased from Quadrex Corporation
(3) Member of the Compensation Committee
(4) Member of the Audit Committee
(5) A wholly-owned subsidiary of Perma-Fix, Inc.
(6) Note that Perma-Fix Sludge Treatment Services was merged into Perma-Fix, Inc.

Schedule 5.5(b)

Projections

Borrower's projections are included in the "PESJ Financial Model" previously delivered to the Agent. See the attached Table of Contents.

PESI Financial Model

BOOK ONE - ASSUMPTIONS

PESI Financial Model

BOOK TWO – 5 YEAR SUMMARY

Section1:	Annual Assumptions and Drivers
Section 2:	Five-Year Annual Model
Section 3:	Five-Year Annual Model Excluding M&EC
Section 4:	Monthly Model For the Year Ending Dec-31- 2000
Section 5:	Monthly Model of PESI Core Facilities For the Year Ending Dec-31-2000
Section 6:	Monthly Model of DSSI Stand-Alone For the Year Ending Dec-31-2000
Section 7:	Reconciliation of Base Case Model to Model in May 2000 PPM
Section 8:	Monthly Model For the Year Ending Dec-31- 2001
Section 9:	Monthly Model of M&EC Stand-Alone For the Year Ending Dec-31- 2001

PESI Financial Model

BOOK THREE – YEAR 2000E

Privileged and Confidential

PESI Financial Model

BOOK FOUR – YEAR 2001E

Schedule 5.6

Prior Names

Corporation	Prior Name
Schreiber, Yonley & Associates	Lafser and Schreiber Schreiber, Grana & Yonley
Perma-Fix Treatment Services, Inc.	Residual Technologies, Inc.
Perma-Fix of Memphis, Inc.	American Resource Recovery, Inc.
Perma-Fix of Dayton, Inc.	Clark Processing, Inc.
Perma-Fix of Fort Lauderdale, Inc.	Integrated Resource Recovery, Inc. Action Environmental Corporation*
Perma-Fix of Orlando, Inc.	Chemical Consersation Corporation
Perma-Fix of South Georgia, Inc.	Chemical Conservation of Georgia, Inc.
Perma-Fix of Michigan, Inc.	Chem-Met Services, Inc.

*In 1998, Perma-Fix of Fort Lauderdale, Inc. acquired substantially all of the assets of Action Environmental Corporation.

Schedule 5.7

Environmental

References to "we," "us," and "our" are to the Borrower and its subsidiaries.

1. Certain Environmental Expenditures. During 1999, we spent approximately $2,660,000 in capital expenditures, which was principally for the expansion and improvements to our continuing operations. This 1999 capital spending total includes $826,000 of which was financed. For 2000, we budgeted approximately $4,000,000 for capital expenditures to improve our operations, reduce the cost of waste processing and handling, expand the range of wastes that can be accepted for treatment and processing and to maintain permit compliance requirements, and approximately $1,656,000 to comply with federal, state and local regulations in connection with remediation activities at four locations. The four locations where these expenditures will be made are a parcel of property leased by a predecessor to PFD in Dayton, Ohio (EPS), a former RCRA storage facility as operated by the former owners of PFD, PFM's facility in Memphis, Tennessee, PFSG's facility in Valdosta, Georgia and PFMI's facility in Detroit, Michigan. We have estimated the expenditures for 2000 to be approximately $254,000 at the EPS site, $265,000 at the PFM location, $499,000 at the PFSG site and $638,000 at the PFMI site, of which $137,000, $192,000, $45,000 and $369,000 were spent during the first nine months of 2000, respectively. Additional funds will be required for the next five to ten years to properly investigate and remediate these sites. We do not anticipate the ongoing environmental expenditures to be significant, with the exception of remedial activities at the four locations discussed below.

2. Dayton, Ohio. In June 1994, we acquired from Quadrex Corporation and/or a subsidiary of Quadrex Corporation (collectively, "Quadrex") three TSD companies, including the Perma-Fix of Dayton, Inc. ("PFD") Dayton, Ohio, facility. The former owners of PFD had merged Environmental Processing Services, Inc. ("EPS") with PFD, which was subsequently sold to Quadrex. Through our acquisition of PFD in 1994 from Quadrex, we were indemnified by Quadrex for costs associated with remediating certain property leased by EPS from an affiliate of EPS on which EPS operated a RCRA storage and processing facility ("Leased Property"). Such remediation involves soil and/or groundwater restoration. The Leased Property used by EPS to operate its facility is separate and apart from the property on which PFD's facility is located. During 1995, in conjunction with the bankruptcy filing by Quadrex, we were required to advance $250,000 into a trust fund to support remedial activities at the Leased Property used by EPS, which was subsequently increased to $401,000. We have accrued approximately $347,000 for the estimated costs of remediating the Leased Property used by EPS, which will extend for a period of three (3) to four (4) years.

3. Memphis, Tennessee. Due to the acquisition of Perma-Fix of Memphis, Inc. ("PFM"), we assumed and recorded certain liabilities to remediate gasoline contaminated groundwater and investigate, under the hazardous and solid waste amendments, potential areas of soil contamination on PFM's property. Prior to our ownership of PFM, the owners installed monitoring and treatment equipment to restore the groundwater to acceptable standards in accordance with federal, state and

local authorities. We have accrued approximately $696,000 for the estimated cost of remediating the groundwater contamination.

On January 27, 1997, an explosion and resulting tank fire occurred at the PFM facility, a hazardous waste storage, processing and blending facility, which resulted in damage to certain hazardous waste storage tanks located on the facility and caused certain limited contamination at the facility. As a result of the significant disruption and the cost to rebuild and operate this segment, the Company made a strategic decision, in February 1998, to discontinue its fuel blending operations at PFM. The fuel blending operations represented the principal line of business for PFM prior to this event, which included a separate class of customers, and its discontinuance has required PFM to attempt to develop new markets and customers, through the utilization of the facility as a storage facility under its RCRA permit and as a transfer facility.

During January 1998, PFM was notified by the EPA that it believed that PFM was a PRP regarding the remediation of a site owned and operated by W.R. Drum, Inc. ("WR Drum") in Memphis, Tennessee (the "Drum Site"). During the third quarter of 1998, the government agreed to PFM's offer to pay $225,000 ($150,000 payable at closing and the balance payable over a twelve-month period) to settle any potential liability regarding this Drum Site. During January 1999, the Company executed a "Partial Consent Decree" pursuant to this settlement, and paid the initial settlement payment amount of $150,000 in October 1999 and an installment of $37,000 in March 2000. The remaining amount of $38,000 is to be paid on September 15, 2000.

4. Memphis Defense Facility. The PFM facility is situated in the vicinity of the Memphis Military Defense Depot (the "Defense Facility"), which Defense Facility is listed as a Superfund Site and is adjacent to the Allen Well Field utilized by Memphis Light, Gas & Water, a public water supply utilized in Memphis, Tennessee. Chlorinated compounds have previously been detected in the groundwater beneath the Defense Facility, as well as in very limited amounts in certain production wells in the adjacent Allen Well Field. Very low concentrations of certain chlorinated compounds have also been detected in the groundwater beneath the PFM facility and the possible presence of these compounds are currently being investigated. Based upon a study performed by our environmental engineering group, we do not believe the PFM facility is the source of the chlorinated compounds in a limited number of production wells in the Allen Well Field and, as a result, do not believe that the presence of the low concentrations of chlorinated compounds at the PFM facility will have a material adverse effect upon the Company. We were also notified in January 1998 by the EPA that it is believed that PFM is a potentially responsible party ("PRP") regarding the remediation of a drum reconditioning facility located in Memphis.

5. Detroit, Michigan and Valdosta, Georgia. In conjunction with the acquisition of Perma-Fix of Michigan, Inc. ("PFMI") and Perma-Fix of South Georgia, Inc. ("PFSG") during 1999, we recognized long-term environmental accruals of $4,319,000. This amount represented the Company's estimate of the long-term costs to remove contaminated soil and to undergo groundwater remediation activities at the PFMI acquired facility in Detroit, Michigan, and at the PFSG acquired facility in Valdosta, Georgia. Both facilities have pursued remedial activities over the past five years with additional studies forthcoming and potential groundwater restoration activities could extend for

a period of ten years. The accrued balance at December 31, 1999, for the PFMI remediation was $2,103,000, of which we anticipated spending $638,000 during 2000, with the remaining $1,465,000 reflected in a long-term environmental accrual. The accrued balance at December 31, 1999, for the PFSG remediation was $2,133,000, of which we anticipated spending $499,000 during 2000, with the remaining $1,634,000 reflected in a long-term environmental accrual. No insurance or third party recovery was taken into account in determining our cost estimates or reserves, nor do our cost estimates or reserves reflect any discount for present value purposes. We also recognized certain other long-term potential liabilities related to the 1999 acquisition of PFMI, Perma-Fix of Orlando, Inc. ("PFO") and PFSG, the largest of which is the reserve of possible PRP liabilities, related to disposal activities prior to the acquisition, for which we have reserved approximately $403,000. See Note 5 and Note 9 to Notes to Consolidated Financial Statements.

6. Environmental Contingencies. We are engaged in the Waste Management Services segment of the pollution control industry. The nature of our business exposes us to significant risk of liability for damages. Such potential liability could involve, for example, claims for clean-up costs, personal injury or damage to the environment in cases where we are held responsible for the release of hazardous materials; claims of employees, customers or third parties for personal injury or property damage occurring in the course of our operations; and claims alleging negligence or professional errors or omissions in the planning or performance of our services or in the providing of our products. In addition, we could be deemed a responsible party for the costs of required clean-up of any property which may be contaminated by hazardous substances generated or transported by us to a site we selected, including properties owned or leased by us. We could also be subject to fines and civil penalties in connection with violations of regulatory requirements.

As a participant in the on-site treatment, storage and disposal market and the off-site treatment and services market, we are subject to rigorous federal, state and local regulations. These regulations mandate strict compliance and therefore are a cost and concern to us. We make every reasonable attempt to maintain complete compliance with these regulations; however, even with a diligent commitment, we, as with many of our competitors, may be required to pay fines for violations or investigate and potentially remediate its waste management facilities.

We routinely use third party disposal companies, who ultimately destroy or secure landfill residual materials generated at its facilities or at a client's site. We, compared to our competitors, dispose of significantly less hazardous or industrial by-products from its operations due to rendering material non-hazardous, discharging treated wastewaters to publicly-owned treatment works and/or processing wastes into saleable products. In the past, numerous third party disposal sites have improperly managed wastes and consequently require remedial action; consequently, any party utilizing these sites may be liable for some or all of the remedial costs. Despite our aggressive compliance and auditing procedures for disposal of wastes, we could, in the future, be notified that we are a PRP at a remedial action site, which could have a material adverse effect on us.

7. Environmental Reports. All information contained in each environmental study or report with respect to the real estate owned or leased by any Credit Party prepared for, or provided to,

Agent or any Affiliate of Agent or which Agent otherwise has knowledge, is hereby incorporated by reference.

8. Real Property. All of the Credit Parties' real properties contain Hazardous Substances, and, as set forth in Schedule 4.19 "Mortgaged Property and Real Property," the Real Property is comprised of numerous treatment, storage, or disposal facilities for Hazardous Waste and Non-hazardous Waste.

9. The information set forth in Schedule 5.8(b) "Litigation" is hereby incorporated by reference.

10. Borrower has accrued liabilities of $5,079,441 for potential closure costs and has reserved $4,075,435 for current ($907,561) and long-term ($3,167,875) liability relating to environmental remediation costs.

Schedule 5.8(b)

Litigation

1. Perma-Fix of Michigan, Inc. Perma-Fix of Michigan, Inc. ("PFMI"), which was purchased by the Borrower effective June 1, 1999, is a PRP regarding three Superfund sites, two of which had no relationship with PFMI according to PFMI records. The relationship of PFMI to the third site, if any, is currently being investigated by the Company. Perma-Fix of Orlando, Inc. ("PFO"), which was also purchased by the Borrower effective June 1, 1999, is a PRP regarding two Superfund sites. The Borrower is currently investigating the relationship of PFO to the two sites.

In addition to the above matters and in the normal course of conducting our business, we are involved in various other litigation. We are not a party to any litigation or governmental proceeding which our management believes could result in any judgments or fines against us that would have a material adverse affect on our financial position, liquidity or results of operations.

2. Perma-Fix of Memphis, Inc. During January 1998, Perma-Fix of Memphis, Inc. ("PFM") was notified by the EPA that the EPA had conducted remediation operations at a site owned and operated by W.R. Drum in Memphis, Tennessee (the "Drum Site"). By correspondence dated January 15, 1998 ("PRP Letter"), the EPA informed PFM that it believed that PFM was a PRP regarding the remediation of the Drum Site, primarily as a result of acts by PFM prior to the time PFM was acquired by the Company. The PRP Letter estimated the remediation costs incurred by the EPA for the Drum Site to be approximately $1,400,000 as of November 30, 1997, and the EPA has orally informed the Registrant that such remediation has been substantially complete as of such date. During the second quarter of 1998, PFM and certain other PRP's began negotiating with the EPA regarding a potential settlement of the EPA's claims regarding the Drum Site and such negotiations have been completed. During the third quarter of 1998, the government agreed to the PFM's offer to pay $225,000 ($150,000 payable at closing and the balance payable over a twelve month period) to settle any potential liability regarding the Drum Site. During January 1999, the Company executed a "Partial Consent Decree" pursuant to this settlement and paid the initial settlement payment amount of $150,000 in October 1999. The remaining amount of $75,000 is to be paid in quarterly installments of approximately $37,000 each, with the first such payment made on March 16, 2000.

3. *Benjamin Moore and Denise Moore vs. Chemical Conservation Corporation* (Perma-Fix of Orlando, Inc. f/k/a Chemical Conservation Corporation ("PFO"), filed July 16, 1999. PFO had an environmental release (Bromine Gas) about 50 people had scratchy throats and burning eyes. An employee of Consolidated Freightways (Benjamin Moore) stated he contracted RADS (Restricted Airway Disorder Syndrome) claiming damages of $540,000. Pollution Legal Liability Insurance Policy picks up after $250,000. Reliance is the insurance carrier who is participating in the defense.

4. *Maria Danielle vs Perma-Fix of Ft. Lauderdale, Inc.* ("PFFL"), filed November 14, 2000. The plaintiff claims contaminants from PFFL leaked onto plaintiff's property and caused pollution. The Company does not believe the claims are founded and has filed for a dismissal.

5. Liabilities and Indebtedness for Borrowed Money. The information contained in Schedule 1.2(d) "Permitted Encumbrances" is hereby incorporated by reference.

6. Environmental Issues. The information contained in Schedule 5.7 "Environmental" is hereby incorporated by reference.

Schedule 5.8(c)

Violations

The information set forth in Schedule 5.7 "Environmental" and Schedule 5.8(b) "Litigation" is hereby incorporated by reference into this Schedule 5.8(c).

Schedule 5.8(d)

Plans

References to "we," "us," and "our" are to the Borrower and its subsidiaries.

1. Perma-Fix Environmental Services, Inc. 401(k) Plan.

We adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the "401(k) Plan") in 1992, which is intended to comply under Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Participating employees may make annual pretax contributions to their accounts up to 18% of their compensation, up to a maximum amount as limited by law. We, at our discretion, may make matching contributions based on the employee's elective contributions. Company contributions vest over a period of five years. We elected not to provide any matching contributions for the years ended December 31, 1998 and 1997. However, beginning January 1, 1999, we agreed to match up to 25% of our employee's contributions, not to exceed 3% of a participant's compensation. In conjunction with the Perma-Fix of Michigan, Inc. ("PFMI"), Perma Fix of Orlando, Inc. ("PFO"), and Perma-Fix of South Georgia, Inc. ("PFSG") acquisition in 1999, a similar 401(k) Plan was assumed and maintained for such acquired companies, until such time as the plan's assets were merged in August 2000. The 401(k) Plans were similar in nature except that the PFMI, PFO, and PFSG Plan provided for a match of up to 25% of their employee's contributions, not to exceed $250 per year per participant. We contributed $100,111 in matching funds to both Plans during 1999.

2. Perma-Fix Environmental Services, Inc. 1991 Performance Equity Plan.

We have adopted the Perma-Fix Environmental Services, Inc. 1991 Performance Equity Plan (the "1991 Plan"), under which 500,000 shares of the Company's Common Stock are reserved for issuance, pursuant to which officers, directors and key employees are eligible to receive incentive or nonqualified stock options. Incentive awards consist of stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards. Incentive stock options granted under the Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the market price of the Common Stock on the date of grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the then-outstanding shares of Common Stock may not exceed five years and the exercise price may not be less than 110% of the market price of the Common Stock on the date of grant. To date, all grants of options under the 1991 Plan have been made at an exercise price not less than the market price of the Common Stock at the date of grant.

3. Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan.

We have adopted the 1992 Outside Directors Stock Option Plan (the "1992 Plan"), pursuant to which options to purchase an aggregate of 100,000 shares of Common Stock had been authorized.

This Plan provides for the grant of options on an annual basis to each outside director of the Company to purchase up to 5,000 shares of Common Stock. The options have an exercise price equal to the closing trading price, or, if not available, the fair market value of the Common Stock on the date of grant. The Plan also provides for the grant of additional options to purchase up to 10,000 shares of Common Stock on the foregoing terms to each outside director upon election to the Board. During our annual meeting held on December 12, 1994, the stockholders approved the Second Amendment to our 1992 Plan which, among other things, (a) increased from 100,000 to 250,000 the number of shares reserved for issuance under the Plan, and (b) provides for automatic issuance to each director of the Company, who is not an employee of the Company, a certain number of shares of Common Stock in lieu of 65% of the cash payment of the fee payable to each director for his services as director. The Third Amendment to the 1992 Plan, as approved at the December 1996 Annual Meeting, provided that each eligible director shall receive, at such eligible director's option, either 65% or 100% of the fee payable to such director for services rendered to the Company as a member of the Board in Common Stock. In either case, the number of shares of Common Stock of the Company issuable to the eligible director shall be determined by valuing the Common Stock of the Company at 75% of its fair market value as defined by the 1992 Plan. The Fourth Amendment to the 1992 Plan, was approved at the May 1998 Annual Meeting and increased the number of authorized shares from 250,000 to 500,000 reserved for issuance under the Plan.

4. Perma-Fix Environmental Services, Inc. 1993 Nonqualified Stock Option Plan.

We have adopted a Non-Qualified Stock Option Plan (the "1993 Plan") pursuant to which officers and key employees can receive long-term performance-based equity interests in the Company. The maximum number of shares of Common Stock as to which stock options may be granted in any year shall not exceed 12% of the number of common shares outstanding on December 31 of the preceding year, less the number of shares covered by the outstanding stock options issued under the Company's 1991 Plan as of December 31 of such preceding year. The option grants under the plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the market price of the Common Stock at date of grant.

5. Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan.

We have adopted the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") which is intended to comply under Section 423 of the Code. All full-time employees who have completed at least six months of continuous service, other than those that are deemed, for the purpose of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, are eligible to participate in the 1996 Plan. Participating employees ("Participants") may authorize for payroll periods beginning on or after January 1, 1997, payroll deductions from compensation for the purpose of funding the Participant's stock purchase account ("Stock Purchase Account"). This deduction shall be not less than 1% nor more than 5% of the Participant's gross amount of compensation. The purchase price per share of the Common Stock to be sold to Participants pursuant to the 1996 Plan is the sum of (a) 85% of the fair market value of each share on the Offering Date on which such Offering commences or on the Exercise Date (as defined in the 1996 Plan) on which such Offering

expires, whichever is the lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which shares of Common Stock are purchased. The "Offering Date" means the first day of each January and July during which the 1996 Plan is in effect, commencing with January 1, 1997. There is no holding period regarding Common Stock purchased under the 1996 Plan, however, in order for a participant to be entitled to the tax treatment described in Section 423 of the Code with respect to the Participant's sale of Common Stock purchased under the 1996 Plan, such Stock must not be sold for at least one year after acquisition under the 1996 Plan, except in the case of death. Any Participant may voluntarily withdraw from the 1996 Plan by filing a notice of withdrawal with the Board of Directors prior to the 15th day of the last month in a Purchase Period (as defined in the 1996 Plan). Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account. If a Participant ceases to be an eligible employee, the entire amount standing to the Participant's credit in the Participant's Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant. The first purchase period commenced July 1, 1997.

6. Perma-Fix Environmental Services, Inc. Health and Welfare Plan.

Perma-Fix Environmental Services, Inc. provides a comprehensive health and welfare benefits package to all full-time employees. This includes medical, prescription drug, dental and vision benefits; group term life and dependent life insurance; short and long term disability insurance; and optional life insurance.

Schedule 5.9

Patents, Trademarks, Copyrights, and Licenses

Patents
(See attached Patent Summary)

Trademarks
Registration #: 1,627,652
Holder: Perma-Fix Environmental Services, Inc.
Description: Register PERMA-FIX
(ATTY DKT NO. T-478.0)

Trade Names
(See attached Lockbox Information)

Perma-Fix Environmental Services, Inc.
Patent Summary

Patent No.	Holder's Name	Description
4921538	Industrial Waste Management, Inc.	Method for Recycle and Use of Contaminated Soil and Sludge
5078593	Industrial Waste Management, Inc.	Method for Recovery of Energy Values of Oily Refinery Sludges
5086716	Industrial Waste Management, Inc.	System, Apparatus and Method for Disposal of Solid Waste
Pending	Perma-Fix Environmental Services, Inc. (SY&A)	System for Continuous Sampling of Dioxin/Furan
Pending	Perma-Fix Environmental Services, Inc.	PCT: Method and Apparatus for Removing Contaminates from Soil (File #16715-0101)
Pending	Perma-Fix Environmental Services, Inc.	PCT: Method and Apparatus for Removing Contaminates from Soil (File #16715-0101WP)
Pending	Perma-Fix Environmental Services, Inc.	PCT: Method and Apparatus for Removing Contaminates from Soil (File #16715-0100P)
Pending	Perma-Fix Environmental Services, Inc.	Method for Preventing Radon Release for Contaminated Materials (File #16715-0120)
Pending	Perma-Fix Environmental Services, Inc.	Method for Preventing Radon Release for Contaminated Materials (File #16715-0120P)
Pending	Perma-Fix Environmental Services, Inc.	Methods for Removing Selenium from a Waste Stream (File #16715-1001)
Pending	Perma-Fix Environmental Services, Inc.	Methods for Removing Selenium from a Waste Stream (File #16715-0130)
Pending	Perma-Fix Environmental Services, Inc.	Oil/Water Separation Process (File #16715-0140)
Pending	Perma-Fix Environmental Services, Inc.	PROV: Continuous Emissions Monitor for Measuring Organic Constituents (File #16715-0150P)
Pending	Perma-Fix Environmental Services, Inc.	Nuclear Magnetic Resonance System and Method of Using Same (File #16715-0160P)

BANK ONE/SUNTRUST
LOCKBOX INFORMATION

	SUBSIDIARY/ LOCATION	LOCKBOX NUMBER	CUSTOMER CONTACT NAME*	ACCEPTABLE PAYEE
01)	PERMA-FIX OF FLORIDA, INC 1940 NW 67TH PLACE GAINESVILLE, FL 32653	P O BOX 905131 CHARLOTTE, NC 28290-5131	PRINCESS JONES PHONE(904)395-1340 FAX (904)372-8963	PERMA-FIX OF FLORIDA, INC. PERMA-FIX PERMA-FIX ENVIRONMENTAL SERVICES, INC.
02)	PERMA-FIX OF DAYTON, INC. 300 S. WEST END AVENUE DAYTON, OH 45427	PO BOX 93157 CHICAGO, IL 60673-3157	VALERIE FIDDER PHONE(513)268-6501 FAX (513268-9059	PERMA-FIX OF DAYTON, INC. PERMA-FIX PERMA-FIX ENVIRONMENTAL SERVICES, INC. PERMA-FIX OF DAYTON OHIO CLARK PROCESSING INC.
03)	PERMA-FIX OF FT. LAUDERDALE, INC. 3701 SW 47TH AVENUE, SUITE 109 DAVIE, FL 33314	P O BOX 905192 CHARLOTTE, NC 28290-5192	KATHRYN THIBERT PHONE(954)583-3795 FAX (954)583-8017	PERMA-FIX OF FT LAUDERDALE, INC. PERMA-FIX PERMA-FIX ENVIRONMENTAL SERVICES, INC. INTEGRATED RESOURCE RECOVERY I.R.R. ACTION ENVIRONMENTAL ACTION
04)	SCHREIBER, YONLEY & ASSOCIATES, INC. 271 WOLFNER DRIVE FENTON, MO 63026	P O BOX 93128 CHICAGO, IL 60673-3128	SHEILA JUHNKE PHONE(636)349-8399 FAX (636)349-8384	SCHREIBER, GRANA & YONLEY, INC. SCHREIBER, GRANA & YONLEY OHIO INC. SG&Y LAFSER & SCHREIBER, INC. PERMA-FIX SCHREIBER & YONLEY ASSOCIATES SCHREIBER, YONLEY & ASSOCIATES SYA PERMA-FIX ENVIRONMENTAL SERVICES, INC.
05)	PERMA-FIX OF MEMPHIS, INC. %PERMA-FIX ENVIRONMENTAL SERVICES, INC. 1940 NW 67TH PLACE, SUITE A GAINESVILLE, FL 32653	P O BOX 905180 CHARLOTTE, NC 28290-5180	JEANIE BOOHER PHONE(352)395-1346 FAX (352)373-0040	PERMA-FIX OF MEMPHIS, INC. PERMA-FIX OF MEMPHIS PERMA-FIX ENVIRONMENTAL SERVICES MEMPHIS PERMA-FIX PERMA-FIX ENVIRONMENTAL SERVICES, INC.
06)	PERMA-FIX ENVIRONMENTAL ENGINEERING 271 WOLFNER DRIVE FENTON, MO 63026	P O BOX 730084 DALLAS, TX 75373-0084	SHEILA JUHNKE PHONE(636)349-8399 FAX (636)349-8384	MINTECH, INC. PERMA-FIX ENVIRONMENTAL SERVICES PERMA-FIX, INC. PERMA-FIX PERMA-FIX ENVIRONMENTAL ENGINEERING
07)	RECLAMATION SYSTEMS, INC. 271 WOLFNER DRIVE FENTON, MO 63026	P O BOX 730090 DALLAS, TX 75373-0090	SHEILA JUHNKE PHONE(636)349-8399 FAX (636)349-8384	RECLAMATION SYSTEMS, INC. RECLAMATION SERVICES, INC. RSI PERMA-FIX ENVIRONMENTAL SERVICES PERMA-FIX, INC. PERMA-FIX MINTECH, INC. MINTECH INDUSTRIAL SERVICES DIVISION RECLAMATION SYSTEMS INCORPORATED PERMA-FIX TREATMENT SERVICES PERMA-FIX ENVIRONMENTAL ENGINEERING
08)	PERMA-FIX TREATMENT SERVICES, INC. 2700 SOUTH 25TH WEST AVENUE TULSA, OK 74107	P O BOX 730039 DALLAS, TX 75373-0039	CHRIS HUGHES PHONE(918)582-9595 FAX (918)582-6618	PERMA-FIX TREATMENT SERVICES, INC. PERMA-FIX TREATMENT PERMA-FIX RECYCLING PERMA-FIX RECYCLERS RESIDUAL TECHNOLOGIES, INC. RESIDUAL TECHNOLOGIES PERMA-FIX ENVIRONMENTAL SERVICES PERMA-FIX, INC. PERMA-FIX

BANK ONE/SUNTRUST
LOCKBOX INFORMATION

	SUBSIDIARY/ LOCATION	LOCKBOX NUMBER	CUSTOMER CONTACT NAME*	ACCEPTABLE PAYEE
09)	PERMA-FIX INC. 1940 NW 67TH PLACE, SUITE B GAINESVILLE, FL 32653	P O BOX 730064 DALLAS, TX 75373-0064	DAVID HANSEN PHONE(352)395-1344 FAX (352)373-0040	PERMA-FIX INC. PERMA-FIX SLUDGE PERMA-FIX SLUDGE INC. PERMA-FIX ENVIRONMENTAL SERVICES PERMA-FIX TREATMENT SERVICES INDUSTRIAL COMPLIANCE & SAFETY, INC. ICS ICS, INC. PERMA-FIX OF NEW MEXICO, INC. PERMA-FIX OF NEW MEXICO
10)	PERMA-FIX OF ORLANDO, INC. 10100 ROCKET BOULEVARD ORLANDO, FL 32824	P O BOX 116760 ATLANTA, GA 30368-6760	MARK DINGEE PHONE(407)859-4441 FAX (407)855-2812	PERMA-FIX OF ORLANDO, INC. CHEMICAL CONSERVATION CHEMICAL CONSERVATION CORP. CHEMICAL CONSERVATION OF GEORGIA CHEM-CON CHEM-CON GA. CHEM-MET CHEM MET SERVICES PERMA-FIX ENVIRONMENTAL SERVICES, INC.
11)	PERMA-FIX OF MICHIGAN, INC. 18550 ALLEN ROAD BROWNSTOWN, MI 48182	P O BOX 116267 ATLANTA, GA 30368-6267	DARLEEN EREAUX PHONE(734)282-9250 FAX (734)282-1655	PERMA-FIX OF MICHIGAN, INC. PERMA-FIX CHEM-MET SERVICES CHEM MET SVCS INC. CHEM-MET CHEM MET SERVICES, INC. PERMA-FIX ENVIRONMENTAL SERVICES, INC.
12)	PERMA-FIX GOVERNMENT SERVICES 1326 E. 43RD COURT TULSA, OK 74105	P O BOX 116398 ATLANTA, GA 30368-6398	KAREN WALKER PHONE(918)748-9901 FAX (918)748-9921	PERMA-FIX GOVERNMENT SERVICES, INC. CHEM-MET GOVERNMENT SERVICES CHEM-MET SERVICES, INC. PERMA-FIX ENVIRONMENTAL SERVICES, INC.
13)	DSSI 657 GALLAHER ROAD KINGSTON, TN 37763	P O BOX 116231 ATLANTA, GA 30368-6231	MARILYN COBB PHONE(865)376-0084 FAX (865)376-0087	DSSI DIVERSIFIED SCIENTIFIC SERVICES, INC. DIVERSIFIED SCIENTIFIC SERVICES DIVERSIFIED SCIENTIFIC INC. DIVERSIFIED SCIENTIFIC SVCS DIVERSIFIED SCIENTIFIC SVCS INC. DIVERSIFIED SCIENTIFIC SERV. DIVERSIFIED SCIENTIFIC PERMA-FIX ENVIRONMENTAL SERVICES, INC.

USED FOR FED EXPRESS OR UPS OVERNITE

(1) FIRST NATIONAL BANK OF CHICAGO
CHARLOTTE PROCESSING CENTER
809 TYVOLA ROAD, SUITE 108
CHARLOTTE, NC 28217

(2) FIRST NATIONAL BANK OF CHICAGO
DALLAS PROCESSING CENTER
1801 ROYAL LANE, SUITE 600
DALLAS, TX 75229

(3) FIRST NATIONAL BANK OF CHICAGO
525 WEST MONROE, 8TH FLOOR
CHICAGO, IL 60661

Schedule 5.10

Licenses and Permits

None

Schedule 5.11

Default on Indebtedness

The Credit Parties customarily do not pay their trade payables on the proscribed due dates, but delay such payments for a substantial period of time following such due dates.

Schedule 5.14

Labor Disputes

None

Schedule 5.23

Bank Accounts

See attached banking references.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

BANKING REFERENCES

ORPORATE OFFICE

ANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310
CCOUNT NAME:	OPERATING
CCOUNT NUMBER:	50000117164
ANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS
HONE NUMBER:	(352)368-6433 OR 374-5528

BANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310
ACCOUNT NAME:	PAYROLL
ACCOUNT NUMBER:	50000117175
BANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS
PHONE NUMBER:	(352)368-6433 OR 374-5528

ANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310
CCOUNT NAME:	BLOCKED
CCOUNT NUMBER:	50000124613
ANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS
HONE NUMBER:	(352)368-6433 OR 374-5528

BANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310
ACCOUNT NAME:	INSURANCE/MEDICAL
ACCOUNT NUMBER:	50000124400
BANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS
PHONE NUMBER:	(352)368-6433 OR 374-5528

ANK NAME:	BANK ONE 525 WEST MONROE 6TH FLOOR, SUITE 0239 CHICAGO, IL 60661
CCOUNT NAME:	BLOCKED
CCOUNT NUMBER:	5109531
ANK CONTACT:	RAFEL ALVAREZ
HONE NUMBER:	(312)732-1600

ERMA-FIX OF FLORIDA, INC.

ANK NAME:	COMPASS BANK P O BOX 147002 GAINESVILLE, FL 32614
CCOUNT NAME:	OPERATING
CCOUNT NUMBER:	0300497901
ANK CONTACT:	DEBY SCHENCK
HONE NUMBER:	(352)367-5164

BANK NAME:	COMPASS BANK P O BOX 147002 GAINESVILLE, FL 32614
ACCOUNT NAME:	PAYROLL
ACCOUNT NUMBER:	0300514201
BANK CONTACT:	DEBY SCHENCK
PHONE NUMBER:	(352)367-5164

ERMA-FIX OF DAYTON, INC.

ANK NAME:	FIFTH THIRD BANK 110 NORTH MAIN STREET DAYTON, OH 45402
CCOUNT NAME:	OPERATING/PAYROLL
CCOUNT NUMBER:	72745175
ANK CONTACT:	KATHY NUCKLES
HONE NUMBER:	(937)854-3030

NKING REFERENCE LIST
GE TWO

RMA-FIX OF FT. LAUDERDALE, INC.

NK NAME:	1ST UNION NAT'L BANK OF FLORIDA 4150 SW 64TH AVENUE DAVIE, FL 33314	BANK NAME:	1ST UNION NAT'L BANK OF FLORIDA 4150 SW 64TH AVENUE DAVIE, FL 33314
COUNT NAME:	OPERATING	ACCOUNT NAME:	PAYROLL
COUNT NUMBER:	2090001343224	ACCOUNT NUMBER:	2090000059674
NK CONTACT:	KEITH BRADLEY	BANK CONTACT:	KEITH BRADLEY
ONE NUMBER:	(954)467-5575	PHONE NUMBER:	(954)467-5575

HREIBER, YONLEY & ASSOCIATES

NK NAME:	SOUTHWEST BANK 9206 WATSON ROAD ST LOUIS, MO 63126	BANK NAME:	SOUTHWEST BANK 9206 WATSON ROAD ST LOUIS, MO 63126
COUNT NAME:	OPERATING	ACCOUNT NAME:	PAYROLL
COUNT NUMBER:	061883	ACCOUNT NUMBER:	061921
NK CONTACT:	LIZ HOUSEMAN	BANK CONTACT:	LIZ HOUSEMAN
IONE NUMBER:	(314)842-5455	PHONE NUMBER:	(314)842-5455

RMA-FIX OF MEMPHIS, INC.

NK NAME:	FIRST TENNESSEE BANK 165 MADISON AVENUE MEMPHIS, TN 38103
COUNT NAME:	OPERATING
COUNT NUMBER:	000293210
NK CONTACT:	DERRICK WILLIAMS
IONE NUMBER:	(901)523-4258

RMA-FIX TREATMENT SERVICES

NK NAME:	BANK OF AMERICA UTICA PLAZA 2100 SOUTH UTICA TULSA OK 74114
COUNT NAME:	OPERATING
COUNT NUMBER:	338000024394
NK CONTACT:	REBECCA HAUCK
IONE NUMBER:	(918)591-8050

ERMA-FIX, INC.

ANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310	BANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310
CCOUNT NAME:	OPERATING	ACCOUNT NAME:	PAYROLL
CCOUNT NUMBER:	50000117329	ACCOUNT NUMBER:	50000117340
ANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS	BANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS
HONE NUMBER:	(352)368-6433 OR 374-5528	PHONE NUMBER:	(352)368-6433 OR 374-5528

NKING REFERENCE LIST
GE THREE

RMA-FIX OF NEW MEXICO, INC.

ÑK NAME:	BANK OF AMERICA P O BOX 27705 ALBUQUERQUE, NM 87125-7705
CCOUNT NAME:	OPERATING
CCOUNT NUMBER:	000109433557
IONE NUMBER:	(505)765-2600

PERMA-FIX, INC. (PERMA-FIX OF NEW MEXICO, INC.)

BANK NAME:	SUNTRUST/NORTH CENTRAL FLORIDA P O BOX 310 OCALA, FL 34478-0310
ACCOUNT NAME:	OPERATING
ACCOUNT NUMBER:	50000120774
BANK CONTACT:	CAROL STEWART OR MARTHA DREIFUS
PHONE NUMBER:	(352)368-8433 OR 374-5528

HEMICAL CONSERVATION CORP.

ANK NAME:	SUNTRUST, N.A. 13950 JOHN YOUNG PARKWAY ORLANDO, FL 32837
CCOUNT NAME:	OPERATING
CCOUNT NUMBER:	0735735050260
ANK CONTACT:	JOLENE TULER OR BOSCO SLAUGHTER
HONE NUMBER:	(407)858-1270

BANK NAME:	SUNTRUST, N.A. 13950 JOHN YOUNG PARKWAY ORLANDO, FL 32837
ACCOUNT NAME:	PAYROLL
ACCOUNT NUMBER:	0735735050251
BANK CONTACT:	JOLENE TULER OR BOSCO SLAUGHTER
PHONE NUMBER:	(407)858-1270

HEM-MET SERVICES, INC.

ANK NAME:	CHARTER BANK P O BOX 400 TAYLOR, MI 48180
CCOUNT NAME:	OPERATING
CCOUNT NUMBER:	1113907
ANK CONTACT:	ROSEMARY
HONE NUMBER:	(734)285-1900

HEM-MET GOVERNMENT SERVICES, INC.

ANK NAME:	BANK OF AMERICA 515 SOUTH BOULDER AVENUE TULSA OK 74103
CCOUNT NAME:	OPERATING
CCOUNT NUMBER:	002862892755
ANK CONTACT:	STEPHANIE REGAN
HONE NUMBER:	(918)591-8050

SSI

BANK NAME:	FIRST CENTRAL BANK 223 NORTH THIRD STREET KINGSTON, TN 37763
ACCOUNT NAME:	OPERATING
ACCOUNT NUMBER:	064203979
BANK CONTACT:	ANGIE THOMAS FRITZ
PHONE NUMBER:	(865)717-1400

Schedule 6.12
Environmental Covenants

Perma-Fix of Dayton
Dayton, Ohio

1. The borrower shall provide the bank with their plans for dealing with SVOCs detected in on-site soils during sampling activities conducted in 1996.

2. The borrower shall provide the bank with their plans for dealing with indicated metals above regulatory levels identified during sampling of the three monitoring wells in 1992.

3. The borrower shall provide the nature, status and resolution of recent RCRA violations along with the steps taken to avoid future violations.

4. The borrower shall provide the nature, status and resolution of the ERNS listing.

5. The borrower shall provide the nature and status of being listed as an Ohio EPA Hazardous Substance Site.

Perma-Fix Environmental Services
Gainesville, Florida

1. The borrower shall provide the results of soil sampling in the area of the former paint booth operations and if found to exceed regulatory limits their plan for resolution of the issue.

Perma-Fix of Michigan, Inc.
Brownstown Township, Michigan

1. The borrower shall confirm that they comply with the 1991 Consent Judgement with the Michigan Attorney General.

2. The borrower shall confirm compliance with underground storage tank regulations.

3. The borrower shall confirm and provide documentation that the three underground storage tanks containing diesel fuel and used oil were properly removed in accordance with applicable regulations from the 18550 Allen Road property.

4. The borrower shall confirm that they have established operational changes that will prevent onsite fires from occurring in the curing building and provide a brief description of these changes.

5. The borrower shall confirm the adequacy of the environmental reserve established for the remediation of the stabilized spent pickle liquor areas. A status report of the progress of the remediation shall be provided to the bank on an annual basis. Estimates of remaining costs and time necessary to complete the remediation shall be included in the report.

6. The borrower shall conduct an investigation of the former tote cleaning operation at the 18530 Allen Road property to determine if the soil or groundwater has been impacted.

Perma-Fix of South Georgia, Inc.
Valdosta, Georgia

1. The borrower shall confirm the adequacy of the environmental reserve established for the remediation of the contaminated soils and groundwater both on and offsite. A status report of the progress of the remediation shall be provided to the bank on an annual basis. Estimates of remaining costs and time necessary to complete the remediation shall be included in the report.

2. The borrower shall provide the nature of recent violations relating to improper paperwork and indicate what changes have been made to prevent these violations from occurring in the future.

Unless otherwise specified, the borrower shall address the above items within 90 days of closing.

Schedule 7.3

Guarantees

None

Schedule 7.4

Investments

1. See the attached East Tennessee Materials & Energy Corporation ("M&EC") Funding Schedule which lists all advances to M&EC. The related Secured Revolving Credit Promissory Note, dated June 27, 2000, in the original principal amount of $1,500,000 from M&EC to the Borrower and the Security Agreement, dated June 27, 2000, from M&EC to the Borrower are also attached hereto.

2. The Lenders and the Borrower agree that, during the period beginning on the Closing Date and ending at 8:00 p.m. Eastern Standard Time on the 60th day following the Closing Date, the Borrower may provide additional equity or loans and/or make additional expenditures to, or for the benefit of, M&EC in an aggregate amount of up to $300,000.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
M&EC FUNDING

DATE	NEEDS	WIRE/ CHECK	AMOUNT	YEAR-TO-DATE TOTALS	
28-Jun-00	PAYROLL/MISC ITEMS	WIRE	(50,000.00)	(50,000.00)	JUN 00
14-Jul-00	WILLIS CORROON CORP. OF TENNESSE(RAD/HW CLOSURE INSURANCE/FINANCE DEPOSIT	CHK#5329	(67,442.13)		
18-Jul-00	PAYROLL/BLUECROSS/DEPT OF ENVIRONMENTAL CONSERVATION/DEPT OF UNEMPLOYMENT/MISC	WIRE	(175,000.00)		
28-Jul-00	PAYROLL, UNUM LIFE INS AND ETC.	WIRE	(30,000.00)	(322,442.13)	JUL 00
10-Aug-00	08/04 & 08/11 PAYROLL & INSURANCE	WIRE	(100,000.00)		
24-Aug-00	AI CREDIT CORP/BECHTEL JACOBS	WIRE	(20,000.00)		
28-Aug-00	GROSS PAYROLL/MISC PAYABLES	WIRE	(20,000.00)	(462,442.13)	AUG00
08-Sep-00	PAYROLL/CROET/BLUECROSS/HSDB PROFESSIONAL	WIRE	(120,000.00)		
21-Sep-00	PAYROLL, AI CREDIT & MISC	WIRE	(39,000.00)		
21-Sep-00	TOM PRICE(INTEREST ON DEFAULT JUDGEMENT)	CHK#5515	(1,822.30)		
29-Sep-00	WILLIS CORROON/SOUTHTRUST	WIRE	(25,000.00)	(648,264.43)	SEP 00
05-Oct-00	PAYROLL/WILLIS COROON/GTE WIRELESS	WIRE	(122,000.00)		
12-Oct-00	PAYROLL/BLUE CROSS/DELTA DENTAL/HOME FEDERAL	WIRE	(10,000.00)		
16-Oct-00	TOM PRICE(INTEREST ON DEFAULT JUDGEMENT)	CHK#5589	(911.15)		
19-Oct-00	GROSS PAYROLL/BJC	WIRE	(13,000.00)	(794,175.58)	OCT 00
02-Nov-00	GROSS PAYROLL/BJC/DELTA DENTAL	WIRE	(101,000.00)		
09-Nov-00	BLUE CROSS/UNUM LIFE/PARTIAL PAYROLL	WIRE	(15,000.00)		
16-Nov-00	GROSS PAYROLL/FAYE PORTABLE BLDGS	WIRE	(15,000.00)		
17-Nov-00	TOM PRICE(INTEREST ON DEFAULT JUDGEMENT)	CHK#5694	(1,366.50)		
22-Nov-00	GROSS PAYROLL/AL CREDLT/BJC	WIRE	(21,000.00)	(947,542.08)	NOV 00
07-Dec-00	GROSS PAYROLL/AL CREDIT/DELTA DENTAL	WIRE	(116,000.00)		
14-Dec-00	GROSS PAYROLL/BLUE CROSS/BECHTEL JACOBS	WIRE	(23,000.00)	(1,086,542.08)	DEC 00
			(1,086,542.08)		

Secured Revolving Credit Promissory Note
East Tennessee Materials and Energy Corporation
Oak Ridge, Tennessee

$1,500,000

June 27, 2000
Oak Ridge, Tennessee

East Tennessee Materials and Energy Corporation, a Tennessee corporation ("M&EC"), for value received, promises to pay to Perma-Fix Environmental Services, Inc. ("Perma-Fix"), a Delaware corporation, the principal sum of $1,500,000, or as much thereof as shall be advanced hereunder, together with interest at the rate of one and three-quarters percent (1/3/4%) per annum in excess of the prime rate with principal and interest due and payable as follows: until June 30, 2001, interest shall accrue; and thereafter for the 36 months July 1, 2001 through August 31, 2004, M&EC shall pay 36 level monthly principal installments and accrued interest on the outstanding balance payable on the first day of each month beginning with August 1, 2001, such that the final payment on August 31, 2004, shall reduce the outstanding principal and interest hereunder to zero. Payment shall be made in lawful money of the United States of America, and shall be paid to Perma-Fix at 1940 NW 67th Place, Gainesville, Florida 32653, or such other place as Perma-Fix may specify in writing.

1. *Security Agreement.* This Secured Revolving Credit Promissory Note ("Note") is issued under the terms of that certain letter of intent dated June 27, 2000, by and between M&EC and Perma-Fix and that certain Security Agreement dated as of June 27, 2000, by and between M&EC and Perma-Fix (the "Security Agreement"). It is agreed and acknowledged by M&EC and Perma-Fix that Perma-Fix is not obligated to loan or advance any funds to M&EC under this Note or the Security Agreement.

2. *Security.* This Note is secured by the assets and certain other property of M&EC under the terms of a Security Agreement between M&EC and Perma-Fix.

3. *Grace Period and Late Fee.* M&EC shall have a grace period of 10 days before any monthly installment of interest or principal is late. M&EC shall pay a late payment fee of 5% on all payments received after the grace period and accepted by Perma-Fix. Perma-Fix is under no obligation to accept payments tendered after the applicable grace period.

4. *Default.* If (i) M&EC fails to make payment of the principal or interest when due hereunder, or (ii) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), M&EC shall (a) commence a voluntary case or proceeding; (b) consent to the entry of an order for relief against it in an involuntary case; (c) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (d) make an assignment for the benefit of its creditors; or (e) admit in writing its inability to pay its debts as they become due; or (iii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against M&EC in an involuntary case, (b) appoints a trustee, receiver, assignee, liquidator or similar official for M&EC or for substantially all of M&EC's properties, or (c) orders the liquidation of M&EC, and in each case the order or decree is not dismissed within 90

days; or if an event of default occurs under the Security Agreement or Subcontract, then all of the principal indebtedness evidenced by this Note, together with accrued interest, may be declared due and payable by Perma-Fix and become immediately due and payable (as provided in the Security Agreement) without notice, presentment or demand regardless of any prior forbearance.

5. *Attorney Fees*. Should this Note be placed in the hands of an attorney for collection, or should the services of an attorney become necessary in connection with enforcing its provisions, M&EC agrees to pay a reasonable attorney's fee together with all costs and expenses incident to the collection of this Note or the enforcement of its provisions, the amount thereof to be added to the principal indebtedness evidenced by this Note.

6. *Prepayment*. This Note may be repaid at any time, in whole or in part, without penalty provided that each prepayment is accomplished by accrued interest on the amount of principal prepaid calculated to the date of prepayment.

7. *Governing Law*. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Tennessee without regard to choice of law principles thereof.

8. *Waiver*. The rights and remedies of Perma-Fix under this Note shall be cumulative and not alternative. No waiver by Perma-Fix of any right or remedy under this Note shall be effective unless in writing signed by Perma-Fix. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Perma-Fix will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Perma-Fix arising out of this Note can be discharged by Perma-Fix, in whole or in part, by a waiver or renunciation of the claim or right unless in writing, signed by Perma-Fix; (b) no waiver that may be given by Perma-Fix will be applicable except in the specific instance for which is given; and (c) no notice to or demand on M&EC will be deemed to be a waiver of any obligation of M&EC or of the right of Perma-Fix to take further action without notice or demand as provided in this Note. M&EC hereby waives presentment, demand, protest and notice of dishonor and protest.

In Witness Whereof, M&EC has executed and delivered this Note this 17th day of November, 2000.

East Tennessee Materials and Energy Corporation,
A Tennessee corporation

By: Joe Cox

Its: Secretary - Treasurer

SECURITY AGREEMENT

This SECURITY AGREEMENT ("Agreement") is made as of June 27, 2000, by East Tennessee Materials and Energy Corporation, a Tennessee corporation, ("Grantor"), in favor of Perma-Fix Environmental Services, Inc. a Delaware Corporation ("Perma-Fix").

RECITALS

A. The Grantor has requested extensions of credit from Perma-Fix pursuant to the terms of that certain Letter of Intent dated June 27, 2000, between Grantor and Perma-Fix;

B. As a condition to such extensions of credit, Perma-Fix requires that Grantor execute a Secured Revolving Credit Promissory Note ("Note") and grant a security interest in its assets in accordance with this Agreement;

C. Grantor has determined that the execution, delivery and performance of this Agreement is in its best business and pecuniary interests.

D. The parties agree and acknowledge that Perma-Fix is under no obligation to loan any funds to Grantor under this Agreement or the Note.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall the meaning set forth this Section:

"Accounts" shall mean any right to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

"Chattel Paper" shall mean any writing or writings that evidence both a monetary obligation and a security interest in or a lease of specific Goods.

"Collateral" shall mean all property in which a security interest is granted hereunder.

"Controlled Property" shall mean property of every kind and description in which Grantor has or may acquire any interest, now or hereafter at any time in the possession or control of Perma-Fix for any reason, and all dividends and distributions on or other rights in connection with such property.

"Default" shall mean any event, which if it continued uncured, would, with notice or lapse of time or both, constitute an Event of Default.

"Document" shall mean any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods or any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers or any receipt issued for Goods which are stored under a statute requiring a bond against withdrawal or under a license for the issuance of receipts in the nature of warehouse receipts.

"Equipment" shall mean any Goods, other than Inventory, used or brought for use primarily in business.

"Event of Default" shall have the meaning specified in Article VI hereof.

"Financing Statements" shall mean the financing statement executed by Grantor as debtor, substantially in the form of Exhibit A hereto.

"Fixtures" shall mean any Goods that have become so affixed to particular real estate that an interest in them arises under real estate law.

"General Intangibles" shall mean any personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Instruments and money, and includes, but is not limited to business records, deposit accounts, intellectual property, goodwill and trade secret information.

"Goods" shall mean any tangible personal property, including all things that are moveable, but not including money, Documents, Instruments, Accounts, Chattel Paper, General Intangibles or minerals or the like before extraction.

"Grantor" shall have the meaning set forth in the preamble hereto.

"Instruments" shall mean any negotiable instrument or certificated or non-certificated security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

"Insurance Proceeds" shall mean all proceeds of any and all insurance policies payable to Grantor with respect to any Collateral, or on behalf of any Collateral, whether or not such policies are issued to or owned by Grantor.

"Inventory" shall mean any Goods held for sale or lease, furnished, or to be furnished under contracts of service, or raw materials, work in process or materials used or consumed in a business.

"Obligations" shall mean all amounts owed to Perma-Fix (including amounts evidenced by the Notes), advances, debts, liabilities, obligations, covenants and duties owing by Grantor to Perma-Fix of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Notes or any one of them, or the Subcontract, or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, guaranty, indemnification or in any other matter, whether joint, several or joint and several, due or to become due, and however acquired. The term includes, but is not limited to, all principal, interest, fees, charges, expenses, reasonable attorney's fees, and any other sum owed by Grantor under the Subcontract.

"Perma-Fix" shall the meaning set forth in the preamble hereto.

"Proceeds" shall mean whatever is received upon the sale, exchange, collection or other disposition of Collateral or Proceeds, including, but not limited to, Insurance Proceeds.

"Products" shall mean any Goods now or hereafter manufactured, processed or assembled with any of the Collateral.

"Subcontract" shall have the meaning set forth in recitals hereto.

Other terms defined herein shall have the meanings ascribed to them herein. All capitalized terms used herein not specifically defined herein shall have the meanings ascribed to them in the Subcontract.

ARTICLE II

SECURITY INTERESTS

As security for the payment of all Obligations, Grantor hereby grants to Perma-Fix a security interest in all of Grantor's now owned or hereafter acquired or arising: Accounts; Chattel Paper; Equipment and Fixtures; General Intangibles; Inventory; Proceeds (whether cash or non-cash Proceeds, including insurance proceeds and non-cash Proceeds of all types); and Products of all the foregoing.

ARTICLE III

REPRESENTATIONS AND COVENANTS OF GRANTOR

Grantor represents, warrants and covenants that:

3.1 AUTHORIZATION. The execution and performance of this Agreement and the Financing Statements have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of the stockholders, members or partners of any entity, or the consent of any governmental entity; or (b) violate any provision of any indenture, contract, agreement or instrument to which it is a party or by which it is bound.

3.2 TITLE TO COLLATERAL. Grantor has good and marketable title to all of the Collateral free and clear of all liens, claims and encumbrances of whatever kind or nature, except as disclosed in the due diligence provided to Perma-Fix by Grantor. Grantor will not execute or file a financing statement or security agreement covering the collateral regarding anyone, other than Perma-Fix.

3.3 DISPOSITION OR ENCUMBRANCE OF COLLATERAL. Grantor will not encumber, sell, otherwise transfer, or dispose of the Collateral without the prior written consent of Perma-Fix except as provided in this paragraph. Until a Default or Event of Default has occurred and is continuing, Grantor may sell Collateral consisting of: (a) Inventory in the ordinary course of business, provided that Grantor receives as consideration for such sale an amount not less than the fair market value of the Inventory at the time of such sale; and (b) Equipment and Fixtures which in the judgment of Grantor have become obsolete or unusable in the ordinary course of business, provided that all Proceeds of such sales of Equipment and Fixtures are used to replace such Equipment and Fixtures.

3.4 MAINTENANCE OF TANGIBLE COLLATERAL. Grantor will maintain the tangible Collateral in good condition and repair.

3.5 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling and shipping of the collateral, all costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Grantor and if Grantor fails to promptly pay any thereof when due, Perma-Fix may, at its option, but shall not be required to, pay the same whereupon the same shall constitute Obligations and shall bear interest at the rate specified in the Notes and shall be secured by the security interest granted hereunder.

3.6 INSURANCE. Grantor will procure and maintain, or cause to be procured and maintained, insurance issued by responsible insurance companies insuring the Collateral against damage and loss by theft, fire, collision (in the case of motor vehicles), and such other risks as are usually carried by owners of similar properties or as may be requested by Perma-Fix in an amount equal to the replacement value thereof, and, in any event, in an amount sufficient to avoid the application of any co-insurance provisions and payable, in the case of any loss in excess of Ten Thousand Dollars ($10,000), to Grantor and Perma-Fix jointly. All such insurance shall contain an agreement by the insurer to provide Perma-Fix with 30 days' prior notice of cancellation and an agreement that the interest of Perma-Fix shall not be impaired or invalidated by any act or neglect of Grantor nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy. Grantor will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types (which may include, without limitation, public and product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as may from time to time be required by Perma-Fix. Grantor will deliver evidence of such insurance and the policies of insurance or copies thereof to Perma-Fix upon request.

3.7 COMPLIANCE WITH LAW. Grantor will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

3.8 BOOKS AND RECORDS; ACCESS; CONFIDENTIALITY. Grantor will permit Perma-Fix and its representatives to examine Grantor's books and records with respect to the Collateral and make extracts therefrom and copies thereof at any time and from time to time, and Grantor will furnish such information and reports to Perma-Fix and its representatives regarding the Collateral as Perma-Fix and its representatives may from time to time request. Grantor will also permit Perma-Fix and its representatives to inspect the Collateral at any time and from time to time as Perma-Fix and its representatives may reasonably request. Perma-Fix shall hold in confidence all such information of Grantor designated as confidential, which is held as confidential information by Grantor and which is not available in the public domain.

3.9 NOTICE OF DEFAULT. Immediately upon any officer, manager or director of Grantor becoming aware of the existence of any Default or Event of Default, Grantor will give notice to Perma-Fix that such Default or Event of Default exists, stating the nature thereof, the period of existence thereof, and what action Grantor proposes to take with respect thereto.

3.10 ADDITIONAL DOCUMENTATION. Grantor will execute, from time to time, amendments to the Financing Statements, other financing statements, assignments, and other documents covering the Collateral, including Proceeds, as Perma-Fix may

reasonably request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral (including additional Collateral acquired by Grantor after the date hereof), and Grantor will notify Perma-Fix promptly upon acquiring any additional Collateral. Upon request, Grantor will deliver to Perma-Fix all Grantor's Documents and Chattel Paper constituting part of the Collateral.

3.11 POWER OF ATTORNEY. Grantor appoints Perma-Fix or any other person whom Perma-Fix may from time to time designate, as Grantor's attorney-in-fact with power to: (a) endorse Grantor's name on any checks, notes, acceptances, drafts or other forms of payment or security evidencing or relating to any Collateral that may come into Perma-Fix's possession; (b) sign Grantor's name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and confirmatory assignments of Accounts, Chattel Paper, Documents or other Collateral, on notices of assignment, financing statements under the Uniform Commercial Code and other public records, on verifications of accounts and on notices to customers; (c) to notify the post office authorities to change the address for delivery of Grantor's mail to an address designated by Perma-Fix; (d) to receive and open all mail addressed to Grantor; (e) to send requests for verification of Accounts, Chattel Paper, Instruments or other Collateral to customers; and (f) to do all things necessary to carry out this Agreement. Grantor ratifies and approves all acts of the attorney taken within the scope of the authority granted. Neither Perma-Fix nor the attorney will be liable for any acts of commission or omission, or for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Obligation remains unpaid. Grantor waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Grantor may otherwise by entitled.

ARTICLE IV

COLLECTIONS

Except as otherwise provided in this Article IV, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts constituting part of the Collateral and all other Collateral. In connection with such collections, Grantor may take (and, at Perma-Fix's direction, shall take) such action as Grantor or Perma-Fix may deem necessary or advisable to enforce collection of the Accounts and such other collateral; provided, however, that Perma-Fix shall have the right at any time, to notify the account debtors under any Accounts or obligors with respect to such other Collateral of the assignment of such Accounts and such other Collateral to Perma-Fix and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Perma-Fix and, upon such notification and at the expense of Grantor, to enforce the Collection of any such Account or other Collateral, and to adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as Grantor might have done.

ARTICLE V

ASSIGNMENT OF INSURANCE

Grantor hereby assigns to Perma-Fix, as additional security for payment of the Obligations, any and all monies due or to become due under, and any and all other rights of Grantor with respect to, any and all policies of insurance covering the Collateral. So long as no Default or Event of Default has occurred and is continuing, Grantor may itself adjust and collect for any losses and Grantor may use the resulting insurance Proceeds for the replacement, restoration or repair of the Collateral. After the occurrence and during the continuance of a Default or an Event Default, Perma-Fix may (but need not) in its own name or in Grantor's name execute and deliver proofs of claim, receive such monies, and settle or litigate any claim against the issuer of any such policy and Grantor directs the issuer to pay any such monies directly to Perma-Fix and Perma-Fix, at its sole discretion and regardless of whether Perma-Fix exercises its right to collect Insurance Proceeds under this sentence, may apply any Insurance Proceeds to the payment of the Obligations, whether due or not, in such order and manner as Perma-Fix may elect or may permit Grantor to use such Insurance Proceeds for the replacement, restoration or repair of the Collateral.

ARTICLE VI

EVENTS OF DEFAULT

Failure of Grantor to perform any of its duties and obligations under this Agreement shall constitute a default hereunder ("Default"). The occurrence of Default under this Agreement, or a default or event of default under the Subcontract or under any of the Notes shall also constitute an Event of Default hereunder ("Event of Default").

ARTICLE VII

RIGHTS AND REMEDIES ON DEFAULT

Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Perma-Fix, and in addition to the rights granted to Perma-Fix under Articles VII and V hereof, Perma-Fix may exercise any one or more of the following rights and remedies:

7.1 <u>ACCELERATION OF OBLIGATIONS</u>: Declare any and all Obligations, including those evidenced by the Notes, to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.

7.2 <u>DEALT WITH COLLATERAL</u>. In the name of Grantor or otherwise, demand, collect, receive and give receipt for, compound, compromise, settle and give

acquittance for and prosecute and discontinue any suits or proceedings in respect of, any or all of the Collateral.

7.3 REALIZE ON COLLATERAL. Take any action that Perma-Fix may deem reasonably necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Grantor any checks, drafts, notes, or other instruments or documents received in payment of or on account or the Collateral.

7.4 ACCESS TO PROPERTY. Enter upon and into and take possession of all of such part or parts of the properties of Grantor, including, lands, plants, buildings, machinery, equipment, and other property as may be necessary or appropriate in the reasonable judgment of Perma-Fix, in accordance with any applicable rules or regulations on access to Grantor's facilities, to permit or enable Perma-Fix to store, lease, sell or otherwise dispose of or collect all or any part of the collateral, and use and operate said properties for such purposes and for such length of times as Perma-Fix may reasonably deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor. Grantor shall provide Perma-Fix with all information and assistance requested by Perma-Fix to facilitate the storage, leasing, sale or other disposition or collection of the Collateral after an Event of Default has occurred and is continuing.

7.5 OTHER RIGHTS. Exercise any and all other rights and remedies available to it by law or by agreement, including rights and remedies under the Uniform Commercial Code as adopted in the relevant jurisdiction or any other applicable law, or under the Subcontract or Notes, and, in connection therewith, Perma-Fix may require Grantor to assemble the Collateral and make it available to Perma-Fix at a place to be designated by Perma-Fix, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to Grantor at its address as shown on Perma-Fix's records at least 10 days before the date of such disposition.

7.6 APPLICATION OF PROCEEDS. All proceeds of Collateral shall be applied in accordance with Tennessee law, and such proceeds applied toward the Obligations shall be applied in such order as Perma-Fix may elect.

ARTICLE VIII

MISCELLANEOUS

8.1 NO LIABILITY ON COLLATERAL. It is understood that Perma-Fix does not in any way assume any of Grantor's obligations under any of the Collateral. Grantor hereby agrees to indemnify Perma-Fix against all liability arising in connection

with or on account of any of the Collateral, except for any such liabilities arising on account of Perma-Fix's negligence or willful misconduct.

8.2 NO WAIVER. Perma-Fix shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Grantor unless such waiver be in writing and signed by Perma-Fix. No delay or omission on the part of Perma-Fix in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

8.3 REMEDIES CUMULATIVE. All rights and remedies of Perma-Fix shall be cumulative and may be exercised singularly or concurrently, at its option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

8.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Tennessee, except to the extent that the perfection of the security interest hereunder, or the enforcement of any remedies hereunder, with respect to any particular Collateral shall be governed by the laws of a jurisdiction other than the State of Tennessee.

8.5 EXPENSES. Grantor agrees to pay the reasonable attorneys' fees and legal expenses incurred by Perma-Fix in the exercise of any right or remedy available to it under this Agreement, whether or not suit is commenced, including, without limitation, attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's order or judgment.

8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Grantor and Perma-Fix.

8.7 RECITALS. The above Recitals are true and correct as of the date hereof and constitute a part of this Agreement.

8.8 GRANT OF LICENSE TO USE COLLATERAL. For the purpose of enabling Perma-Fix to exercise rights and remedies under this Agreement, Grantor hereby grants to Perma-Fix an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any property, including any patent or trademark now owned or hereafter acquired by Grantor and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery, software and programs used for the compilation or printout thereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

EAST TENNESSEE MATERIALS AND ENERGY CORPORATION

By: [signature]
Its: Secretary - Treasury

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: [signature]
Its: V.P. - CFO

Schedule 7.5

Loans

1. Set forth below are loans by one or more Credit Parties to certain employees:

Borrower	Amount	Due Date
John Casey	$11,263.27	2/8/01
Rich Devin	$18,900.20	2/8/01
Richard Franco	$14,479.95	2/8/01
Littleton Zeigler	$13,496.00	2/8/01

2. The information contained in Schedule 7.4 "Investments" is hereby incorporated by reference.

3. Loans between the various Credit Parties.

Schedule 7.7

Preferred Stock

1. The Borrower intends to pay the scheduled dividends on its outstanding preferred stock in cash or shares of its Common Stock. The following is a description of the Borrower's outstanding preferred stock. References to "we," "us," and "our" are to the Borrower.

As of January 1, 1999, 9,850 shares of the Borrower's preferred stock were issued and outstanding. During 1999, 4,563 of such shares were converted into 6,119,135 shares of Common Stock and 750 shares of preferred stock were redeemed by the Borrower, leaving 4,537 shares of preferred stock issued and outstanding as of December 31, 1999.

The Preferred Stock issuances and activity for the year ended December 31, 1999, are as follows:

Preferred Stock Description	Preferred Stock Holder	Dividend Rate	Preferred Shares	Converted Common Shares
Series 14 (Exchanged for Series 3 and 11)	RBB Bank	6%		
Balance at December 31, 1998			4,000	
Conversion - April 1999			(2,231)	3,090,563
Balance at December 31, 1999			1,769	
Series 15 (Exchanged for Series 4,6,8, and 12)	RBB Bank	4%		
Balance at December 31, 1998			2,500	
Conversion - April 1999			(1,584)	2,057,143
Redemption - July 1999			(300)	
Balance at December 31, 1999			616	
Series 16 (Exchanged for Series 10 and 13)	RBB Bank	4%		
Balance at December 31, 1998			3,000	
Conversion - April 1999			(748)	971,429
Redemption - July 1999			(450)	
Balance at December 31, 1999			1,802	
Series 9 (Exchanged for Series 5 and 7)	Infinity Fund	4%		
Balance at December 31, 1999 and 1998			350	

Series 3 Preferred/Series 11 Preferred/Series 14 Preferred

On July 17, 1996, we issued to RBB Bank 5,500 shares of newly-created Series 3 Class C Convertible Preferred Stock ("Series 3 Preferred") at a price of $1,000 per share in a private placement under Sections 4(2) and/or 3(b) and/or Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Series 3 Preferred had a liquidation preference over the Common Stock equal to $1,000 consideration per outstanding share of Series 3 Preferred, plus an amount equal to all unpaid dividends accrued thereon. As of January 1, 1999, 4,000 shares of Series 3 Preferred remained issued and outstanding as a result of prior conversions of the Series 3 Preferred. On April 20, 1999, the holder of

the Series 3 Preferred converted 2,231 shares of the Series 3 Preferred into 3,090,563 shares of Common Stock of the Borrower, leaving 1,769 shares of Series 3 Preferred issued and outstanding.

On July 15, 1999, the Borrower exchanged the 1,769 outstanding shares of Series 3 Preferred, all of which were held by RBB Bank, for an equal number of shares of newly created Series 11 Class K Convertible Preferred Stock par value $.001 per share ("Series 11 Preferred"). On August 3, 1999, the Borrower exchanged the 1,769 outstanding shares of Series 11 Preferred, all of which were held by RBB Bank, for an equal number of shares of newly created Series 14 Class N Convertible Preferred Stock par value $.001 per share ("Series 14 Preferred"). The exchanges were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of the Series 11 Preferred and Series 14 Preferred are substantially the same as the terms of the Series 3 Preferred.

The Series 3 Preferred, Series 11 Preferred and Series 14 Preferred each accrue dividends on a cumulative basis at a rate of six percent (6%) per annum, which dividends are payable semi-annually when and as declared by the Board of Directors. Dividends are paid, at the Borrower's option, in the form of cash or Common Stock. During 1999, accrued dividends on the Series 3 Preferred, Series 11 Preferred and Series 14 Preferred in the combined total of approximately $106,000 were paid in the form of 79,422 shares of Common Stock of the Borrower, of which 46,781 shares were issued in February 2000. Dividends on converted shares of approximately $40,000 were paid in cash.

The 1,769 shares of Series 14 Preferred which were issued and outstanding as of December 31, 1999, are convertible from April 20, 2000 until April 20, 2001, into 1,179,333 shares of Common Stock of the Borrower based upon a fixed conversion price of $1.50 per share. After April 20, 2001, the conversion price is based on the product of (i) the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by (ii) seventy-five percent (75%). The minimum conversion price is $.50 per share and the maximum conversion price is $1.50 per share, with the minimum conversion price to be reduced by $.25 per share each time, if any, the Borrower sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters. The Series 14 Preferred are redeemable by the Borrower from April 20, 2000 until April 20, 2001 for $1,100 per share.

Series 8 Preferred/Series 12 Preferred/Series 15 Preferred

On or about February 28, 1998, the Borrower issued to RBB Bank 2,500 shares of newly-created Series 8 Class H Preferred Stock, par value $.001 per share ("Series 8 Preferred") in exchange for 2,500 shares of Series 6 Class F Preferred Stock, par value $.001 per share ("Series 6 Preferred") which had been issued to RBB Bank in 1997. The Series 6 Preferred, along with certain warrants allowing the purchase of 375,000 shares of Common Stock at an exercise price of $1.8125 per share and the purchase of 281,250 shares of Common Stock at the exercise price of $2.125 per share had been issued to RBB Bank in exchange for an equal number of shares of Series 4 Class D Preferred Stock, par value $.001 per share ("Series 4 Preferred") and warrants allowing the purchase of 187,500 shares of Common Stock at an exercise price of $2.10 per share and the purchase of 187,500 shares of Common Stock at the exercise price of $2.50 per share.

The Series 8 Preferred had a liquidation preference over the Common Stock equal to $1,000 consideration per outstanding share of Series 8 Preferred, plus an amount equal to all unpaid dividends accrued thereon. As of January 1, 1999, 2,500 shares of Series 8 Preferred remained issued and outstanding. On April 20, 1999, the holder of the Series 8 Preferred converted 1,584 shares of the Series 8 Preferred into 2,057,143 shares of Common Stock of the Borrower, leaving 616 shares of Series 8 Preferred issued and outstanding.

On July 15, 1999, (i) the outstanding shares of Series 8 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 12 Class L Convertible Preferred Stock, par value $.001 per share ("Series 12 Preferred"), and (ii) 300 shares of Series 12 Preferred were redeemed by the Borrower for $1,000 per share, leaving 616 shares of Series 12 Preferred issued and outstanding. On August 3, 1999, the 616 outstanding shares of Series 12 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 15 Class O Convertible Preferred Stock, par value $.001 per share ("Series 15 Preferred"). The exchanges were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of the Series 12 Preferred and Series 15 Preferred are substantially the same as the terms of the Series 8 Preferred.

The Series 8 Preferred, Series 12 Preferred and Series 15 Preferred each accrue dividends on a cumulative basis at a rate of four percent (4%) per annum which dividends are payable semi-annually when and as declared by the Board of Directors. During 1999, accrued dividends on the Series 8 Preferred, Series 12 Preferred and Series 15 Preferred, in the combined total of approximately $25,000 were paid in the form of 18,438 shares of Common Stock of the Borrower, of which 10,860 shares were issued in February 2000. Dividends on converted shares and redeemed shares in the combined total of approximately $25,000 were paid in cash.

The 616 shares of Series 15 Preferred which were issued and outstanding as of December 31, 1999, are convertible at a conversion price of the lesser of (a) the product of the average closing bid quotation of the Common Stock for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (b) $1.6875. However, from April 20, 2000 until April 20, 2001, there is a minimum conversion price of $1.50 per share for the Series 15 Preferred. Conversion at such minimum conversion price would result in the issuance of approximately 410,667 shares of Common Stock. After April 20, 2001, the Series 15 Preferred has no minimum conversion price. The Series 15 Preferred are redeemable by the Borrower from April 20, 2000 until April 20, 2001 for $1,100 per share.

The Securities and Exchange Commission Staff (the "Staff") announced its position on accounting for Preferred Stock which is convertible into Common Stock at a discount from the market rate at the date of issuance of the Preferred Stock. The Staff's position pursuant to EITF D-60 relating to beneficial conversion features is that a preferred stock dividend should be recorded for the difference between the conversion price and the quoted market price of common stock as determined at the date of issuance. To comply with this position, we recognized a dividend in 1997 of approximately $798,000 as related to the issuance of the Series 4 Preferred, and Series 6 Preferred and the related warrants.

Series 10 Preferred/Series 13 Preferred/Series 16 Preferred

On or about June 30, 1998, the Borrower issued to RBB Bank 3,000 shares of newly-created Series 10 Class J Preferred Stock, par value $.001 per share ("Series 10 Preferred") at a price of $1,000 per share in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Series 10 Preferred has a liquidation preference over the Common Stock equal to $1,000 consideration per outstanding share of Series 10 Preferred, plus an amount equal to all unpaid dividends accrued thereon. As of January 1, 1999, there were 3,000 shares of Series 10 Preferred which were issued and outstanding. On April 20, 1999, the holder of the Series 10 Preferred converted 748 shares of Series 10 Preferred into 971,429 shares of Common Stock, leaving 2,252 shares of Series 10 Preferred issued and outstanding.

On July 15, 1999, (i) the outstanding shares of Series 10 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 13 Class M Convertible Preferred Stock, par value $.001 per share ("Series 13 Preferred"), and (ii) 450 shares of Series 13 Preferred were redeemed by the Borrower for $1,000 per share, leaving 1,802 shares of Series 13 Preferred issued and outstanding. On August 3, 1999, the 1,802 outstanding shares of Series 13 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 16 Class P Convertible Preferred Stock, par value $.001 per share ("Series 16 Preferred"). The exchanges were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of the Series 13 Preferred and Series 16 Preferred are substantially the same as the terms of the Series 10 Preferred.

The Series 10 Preferred, Series 13 Preferred and Series 16 Preferred each accrue dividends on a cumulative basis at a rate of four percent (4%) per annum which dividends are payable semi-annually when and as declared by the Board of Directors. During 1999, accrued dividends on the Series 10 Preferred, Series 13 Preferred and Series 16 Preferred, in the combined total of approximately $72,000 were paid in the form of 53,936 shares of Common Stock of the Borrower, of which 31,769 shares were issued in February 2000. Dividends on converted shares and redeemed shares in the combined total of approximately $19,000 were paid in cash.

The 1,802 shares of Series 16 Preferred which were issued and outstanding as of December 31, 1999, are convertible at a conversion price of $1.875; except that if the average of the closing bid price per share of Common Stock quoted on the NASDAQ (or the closing bid price of the Common Stock as quoted on the national securities exchange if the Common Stock is not listed for trading on the NASDAQ but was listed for trading on a national securities exchange) for the five (5) trading days immediately prior to the particular date on which the holder notified the Borrower of a conversion is less than $2.34, then the conversion price for that particular conversion is to be eighty percent (80%) of the average of the closing bid price of the Common Stock on the NASDAQ. However, from April 20, 2000 until April 20, 2001, there is a minimum conversion price of $1.50 per share for the Series 16 Preferred. Conversion at such minimum conversion price would result in the issuance of approximately 1,201,333 shares of Common Stock. After April 20, 2001, the Series 16 Preferred has no minimum conversion price. The Series 16 Preferred are redeemable by the Borrower from April 20, 2000 until April 20, 2001 for $1,100 per share.

The Securities and Exchange Commission Staff (the "Staff") announced its position on accounting for Preferred Stock which is convertible into Common Stock at a discount from the market rate at the date of issuance of the Preferred Stock. The Staff's position pursuant to EITF D-60 relating to beneficial conversion features is that a preferred stock dividend should be recorded for the difference between the conversion price and the quoted market price of common stock as determined at the date of issuance. To comply with this position, we recognized a dividend of approximately $750,000 as related to the issuance of the Series 10 Preferred, with approximately $383,000 recorded in the third quarter of 1998 and $367,000 recorded in the fourth quarter of 1998.

Series 5 Preferred/Series 7 Preferred/Series 9 Preferred

On or about April 30, 1998, the Borrower issued to The Infinity Fund, L.P. ("Infinity") 350 shares of newly-created Series 9 Class I Preferred Stock, par value $.001 per share ("Series 9 Preferred") in exchange for 350 shares of Series 7 Class G Preferred Stock, par value $.001 per share ("Series 7 Preferred") which had been issued to Infinity in 1997. The Series 7 Preferred, along with certain warrants allowing the purchase of 35,000 shares of Common Stock at an exercise price of $1.8125 per share were issued to RBB Bank in exchange for an equal number of shares of Series 5 Class E Preferred Stock, par

value $.001 per share ("Series 5 Preferred") and warrants allowing the purchase of 187,500 shares of Common Stock at an exercise price of $2.10 per share and the purchase of 187,500 shares of Common Stock at the exercise price of $2.50 per share. The exchanges were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of the Series 9 Preferred are substantially the same as the terms of the Series 7 Preferred. As of January 1, 1999 and December 31, 1999, there were 350 shares of Series 9 Preferred which were issued and outstanding.

The Series 9 Preferred has a liquidation preference over the Common Stock equal to $1,000 consideration per outstanding share of Series 9 Preferred, plus an amount equal to all unpaid dividends accrued thereon. The Series 9 Preferred accrues dividends on a cumulative basis at a rate of four percent (4%) per annum. Which dividends are payable semi-annually when and as declared by the Board of Directors. Dividends are paid, at the Borrower's option, in the form of cash or Common Stock. During 1999, accrued dividends on the Series 9 Preferred, in the combined total of approximately $13,400 were paid in the form of 10,477 shares of Common Stock of the Borrower, of which 6,171 shares were issued in February 2000.

The 350 shares of Series 9 Preferred which were issued and outstanding as of December 31, 1999, are convertible at the lesser of $1.8125 per share, except that, in the event the average closing bid price of the Common Stock as reported in the over the counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days prior to a particular date of conversion, shall be less than $2.265, the conversion price for only such particular conversion shall be the average of the closing bid quotations of the Common Stock as reported on the over the counter market, or the closing sale price if listed on a national securities exchange for the five (5) trading days immediately proceeding the date of such particular conversion notice provided by the holder to the Borrower multiplied by 80%. As of the date of this report all 350 shares of the Series 9 Preferred have been converted into 324,610 shares of Common Stock, including shares issued in payment of accrued dividends on the Series 9 Preferred from January 1, 2000 until the dates of conversion.

The Securities and Exchange Commission Staff (the "Staff") announced its position on accounting for Preferred Stock which is convertible into Common Stock at a discount from the market rate at the date of issuance, in March of 1997. The Staff's position pursuant to EITF D-60 relating to beneficial conversion features is that a preferred stock dividend should be recorded for the difference between the conversion price and the quoted market price of common stock as determined at the date of issuance. To comply with this position, we recognized a dividend in 1997 of approximately $110,000 as related to the issuance of the Series 5 Preferred, Series 7 Preferred and the related warrants.

In summary, we recorded the following dividends related to Preferred Stock issuances:

	1999	1998	1997
Paid Dividends	$ 308,000	$ 410,000	$ 352,000
Beneficial Conversion Feature	—	750,000(2)	908,000(1)
Total Dividends Reported	$ 308,000	$ 1,160,000	$ 1,260,000

(1) Amounts for 1997 reflect beneficial conversion feature on Series 4 Class C, Series 6 Class F, Series 5 Class E and Series 7 Class G Preferred Stock and related warrants.

(2) Amounts for 1998 reflect beneficial conversion feature on Series 10 Class J Preferred Stock.

2. On October 14, 1998, the Board of Directors authorized the repurchase of up to 500,000 shares of the Borrower's Common Stock from time to time in open market or privately negotiated transactions, in accordance with SEC Rule 10b-18. The repurchases will be at prevailing market prices. The Borrower will utilize its current working capital and available borrowings to acquire such shares. On November 18, 1998, we purchased 7,000 shares of our stock at the market price of $1.856 per share for an aggregate of approximately $13,000. On November 19, 1998, we purchased 16,000 shares of our stock at the market price of $1.8425 per share for an aggregate of approximately $29,000. During April of 1999, we purchased an aggregate of 45,000 shares of our stock at the market prices ranging from $1.04 through $1.14, for the aggregate amount of $49,000.

Schedule 7.8

Indebtedness

1. Unsecured Promissory Note, dated July 14, 2000, for $750,000 to RBB Bank Aktiengesellschaft.

2. Unsecured Promissory Note, dated August 29, 2000, for $3,000,000 to RBB Bank Aktiengesellschaft.

3. Guaranteed Promissory Note, dated August 31, 2000, for $2,500,000 issued to Waste Management Holdings, Inc.

4. Promissory Note, dated August 31, 2000, for $3,500,000 issued to Waste Management Holdings, Inc.

5. The information set forth in Schedule 1.2(d) "Permitted Encumbrances" is hereby incorporated by reference.

6. The information set forth in Schedule 1.2(c) "Subordinated Loans" is hereby incorporated by reference.

7. The information set forth in Schedule 5.7 "Environmental" is hereby incorporated by reference.